SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 April 30, 1998

                          Triangle Imaging Group, Inc.,
             (Exact name of registrant as specified in its charter)


  Florida                         2-96392-A                       59-2493183
 (State or other                 (Commission                  (IRS Employer
 jurisdiction  of                File  Number)                Identification
   formation)                                                       No.)




               4400 West Sample Road, Coconut Creek, Florida 33073 (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (954) 968-2080


         _____________________________________________________________
         (Former name or former address, if changes since last report)

         _____________________________________________________________

Item 2.  Acquisition or Disposition of Assets.

Acquisition of Credit Bureau Services

         On April 30, 1998, an Agreement and Plan of Merger (the "Merger Agreement") was executed by and among Triangle Imaging Group, Inc. ("Triangle"), QuickCredit Corp., a wholly owned subsidiary of Triangle ("QuickCredit"), CBS
Acquisition Corp, an indirect wholly owned subsidiary of Triangle ("CAC"), Credit Bureau Services, Inc. ("CBS") and Kim A. Naimoli and Steven P. Naimoli (collectively, the "Shareholders"), pursuant to which CBS was merged with and into CAC (the "Merger"). CBS compiles, organizes and sells comprehensive credit reports to its customers.

         As consideration for the surrender and exchange of all outstanding shares of capital stock of CBS by the Shareholders, QuickCredit (i) paid $50,000 in immediately available funds, (ii) agreed to pay $25,000 on the date which is 180 days following the date of closing (the "Closing Date"), (iii) agreed to pay $25,000 on the date which is 270 days following the Closing Date, (iv) delivered 245,000 shares of Triangle's Common Stock (the "Triangle Shares"), 50,000 shares of which were delivered to an escrow agent to be held for the benefit of and to be released to QuickCredit, subject to certain conditions, in the event of a breach of any representation or warranty of the Shareholders contained in the Merger Agreement, and (v) agreed to pay an amount in immediately available funds equal to the net receivables of CBS (amounts actually collected during the 90 day period following the Closing Date less trade payables and other expenses of CBS as of the Closing Date). In addition, in the event that the closing bid price for the shares of Common Stock of Triangle is less than $3.00 for not less than five consecutive trading days during the one year period following the Closing Date, the Shareholders have the right to require Triangle to repurchase the Triangle Shares at a purchase price of $3.00 per share, subject, in certain cases, to adjustment. The Merger Agreement contains other customary terms and provisions, including representations, warranties, covenants and conditions. The Merger will be accounted for under the purchase method of accounting.

          In connection with the Merger, CAC entered into employment agreements (the "Employment Agreements") with the Shareholders. Under the terms of the Employment Agreements, the Shareholders shall for a period of two years manage the business of CAC and report to the President of Quickcredit. Each of the Shareholders shall earn a base salary of $60,000 and $36,000, respectively, plus increases and bonuses based upon performance. The Employment Agreements contain other customary terms and conditions.

Acquisition of Florida Credit Bureau, Inc.

         On May 22, 1998, an Agreement and Plan of Merger (the "Merger Agreement") was executed by and among Triangle Imaging Group, Inc. ("Triangle"), QuickCredit Corp., a wholly owned subsidiary of Triangle ("QuickCredit"), FCB
Acquisition Corp, an indirect wholly owned subsidiary of Triangle ("FAC"), Florida Credit Bureau, Inc. ("FCB") and Howard M. Watch (the "Shareholder"), pursuant to which FCB was merged with and into FAC (the "Merger"). FCB compiles, organizes and sells comprehensive credit reports to its customers.

As consideration for the surrender and exchange of all outstanding shares of capital stock of FCB by the Shareholder, QuickCredit (i) paid $150,000 in immediately available funds, (ii) delivered 50,000 shares of Triangle's Common Stock (the "Triangle Shares"), 20,000 shares of which were delivered to an escrow agent to be held for the benefit of and to be released to QuickCredit, subject to certain conditions, in the event of a breach of any representation or warranty of the Shareholder contained in the Merger Agreement, and (iii) agreed to pay an amount in immediately available funds equal to the net receivables of FCB (amounts actually collected during the 90 day period following the Closing Date less trade payables and other expenses of FCB as of the Closing Date) In addition, in the event that the closing bid price for the shares of Common Stock of Triangle is less than $3.00 for not less than five consecutive trading days during the one year period following the Closing Date, the Shareholders have the right to require Triangle to repurchase the Triangle Shares at a purchase price of $3.00 per share, subject, in certain cases, to adjustment. The Merger Agreement contains other customary terms and provisions, including representations, warranties, covenants and conditions. The Merger will be accounted for under the purchase method of accounting.

          In connection with the Merger, FAC entered into an employment agreement (the "Employment Agreement") with the Shareholder. Under the terms of the Employment Agreement, the Shareholder shall for a period of one year manage the business of FAC and report to the President of QuickCredit. The Shareholder shall earn a base salary of $60,000. The Employment Agreement contains other customary terms and conditions.

Acquisition of EJG Services, Inc.

         On  May  22,1998,   an  Agreement  and  Plan  of  Merger  (the  "Merger
Agreement") was executed by and among Triangle Imaging Group, Inc. (the "Triangle"), QuickCredit Corp., a wholly owned subsidiary of Triangle ("QuickCredit"), EJG Acquisition Corp, an indirect wholly owned subsidiary of Triangle ("EAC"), EJG Services, Inc. ("EJG") and Keith Giordano (the
"Shareholder"), pursuant to which EJG was merged with and into EAC (the "Merger"). EAC compiles, organizes and sells comprehensive credit reports to its customers.

         As consideration for the surrender and exchange of all outstanding shares of capital stock of EJG by the Shareholder, QuickCredit (i) paid $50,000 in immediately available funds, (ii) agreed to pay $25,000 on the date which is 180 days following the date of closing (the "Closing Date"), (iii) agreed to pay $25,000 on the date which is 270 days following the Closing Date, (iv) delivered 200,000 shares of Triangle's Common Stock (the "Triangle Shares"), 50,000 shares of which were delivered to an escrow agent to be held for the benefit of and to be released to QuickCredit, subject to certain conditions, in the event of a breach of any representation or warranty of the Shareholder contained in the Merger Agreement, and (v) agreed to pay an amount in immediately available funds equal to the net receivables of EJG (amounts actually collected during the 90 day period following the Closing Date less trade payables and other expenses of CBS as of the Closing Date). In addition, in the event that the closing bid price for the shares of Common Stock of Triangle is less than $3.00 for not less than five consecutive trading days during the one year period following the Closing Date, the Shareholders have the right to require Triangle to repurchase the Triangle Shares at a purchase price of $3.00 per share, subject, in certain cases, to adjustment. The Merger Agreement contains other customary terms and provisions, including representations, warranties, covenants and conditions. The Merger will be accounted for under the purchase method of accounting.

          In connection with the Merger, EAC entered into an employment agreement (the "Employment Agreement") with the Shareholder. Under the terms of the Employment Agreement, the Shareholder shall for a period of two years manage the business of EAC and report to the President of QuickCredit. The Shareholder shall earn a base salary of $60,000 plus increases and bonuses based upon performance. The Employment Agreement contains other customary terms and conditions.

Acquisition of Tri-Max Systems, Inc.

         On May 29,1998, a Stock Purchase Agreement (the "Stock Purchase Agreement") was executed by and among Triangle Imaging Group, Inc. ("Triangle"), Thomas Secreto ("Secreto") and Arthur Marino ("Marino"), pursuant to which Triangle acquired all of the outstanding capital stock of Tri-Max Systems, Inc. ("Tri-Max"). Tri-Max provides computer integration consulting services to companies in various industries.

         In exchange for all of the outstanding capital stock of Tri-Max, Triangle paid an aggregate of 260,000 shares of Triangle's Common Stock (the "Triangle Shares"). The Stock Purchase Agreement contains customary terms and provisions, including representations, warranties, covenants and conditions.

          In connection with the acquisition, Tri-Max entered into employment agreements (the "Employment Agreements") with each of Secreto and Marino. Under the terms of the Employment Agreements, Secreto and Marino shall for a period of two years serve as the President and Vice President, respectively of Tri-Max and report to the President of Triangle. Each of Secreto and Marino shall (i) earn a base salary of $97,000 plus increases and bonuses based upon performance and
(ii) receive options to purchase 100,000 shares of Triangle's Common Stock at an exercise price of $4.00, one half of which shall vest on each of the first two annual anniversaries following date of grant. The Employment Agreements contain other customary terms and conditions.

Acquisition of Multitask Computer Systems, Inc.

         On May  29,1998,  a  Stock  Purchase  Agreement  (the  "Stock  Purchase
Agreement") was executed by and between Triangle Imaging Group, Inc. ("Triangle") and Marios Roussos ("Roussos"), pursuant to which Triangle acquired all of the outstanding capital stock of Multitask Computer Systems, Inc. ("Multitask"). Multiask provides computer integration consulting services to companies in various industries.

         In exchange for all of the outstanding capital stock of Multitask, Triangle paid an aggregate of 130,000 shares of Triangle's Common Stock (the "Triangle Shares"). The Stock Purchase Agreement contains customary terms and provisions, including representations, warranties, covenants and conditions.

In connection with the acquisition, Tri-Max entered into an employment agreement (the "Employment Agreement") with Roussos. Under the terms of the Employment Agreement, Roussos shall for a period of two years serve as the Vice President of Tri-Max? and report to the President and Chief Executive Officer of Tri-Max. Roussos shall (i) earn a base salary of $97,000 plus increases and bonuses based upon performance and (ii) receive options to purchase 100,000 shares of Triangle's Common Stock at an exercise price of $4.00, one half of which shall vest on each of the first two annual anniversaries following date of grant. The Employment Agreement contain other customary terms and conditions.


Item 7.   Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         The Registrant intends to file required financial statement disclosure within 60 days following the date on which this Report on Form 8-K is required to be filed.

(c)      Exhibits.

     (i) Agreement and Plan of Merger and Reorganization dated as of April 30, 1998 by and among Triangle Imaging Group, Inc., QuickCREDIT Corp., CBS Acquisition Corp., Credit Bureau Services, Inc., and the Shareholders of Credit Bureau Services, Inc.

     (ii) Agreement and Plan of Merger and Reorganization dated as of May 22, 1998 by and among Triangle Imaging Group, Inc., QuickCREDIT Corp., EJG Acquisition Corp., EJG Services, Inc. d/b/a Universal Mortgage Reporting, a Missouri corporation, and the Shareholders of EJG Services, Inc. d/b/a Universal Mortgage Reporting.

     (iii) Agreement and Plan of Merger and Reorganization dated as of May 22, 1998 by and among Triangle Imaging Group, Inc., QuickCREDIT Corp., FCB Acquisition Corp., and the Shareholders of Florida Credit Bureau, Inc.

     (iv) Stock Purchase Agreement dated as of May 29, 1998 by and among Thomas Secreto, Arthur Marino and Triangle Imaging Group, Inc.

     (v) Stock Purchase Agreement dated as of May 29, 1998 by and between Marios Roussos and Triangle Imaging Group, Inc.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                    TRIANGLE IMAGING GROUP, INC.




                                 By:____________________________________________
                                    Vito A. Bellezza
                                    Chief Executive Officer and
                                    Chief Financial Officer


Dated:    June ____, 1998

                                                                     EXHIBIT 2.1



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among:


              TRIANGLE IMAGING GROUP, INC., a Florida corporation,

                    QUICKCREDIT CORP., a Florida corporation,

                  CBS ACQUISITION CORP., a Florida corporation,

               CREDIT BUREAU SERVICES, INC., a Florida corporation

                                       and

                THE SHAREHOLDERS of CREDIT BUREAU SERVICES, INC.


                           __________________________

                           Dated as of April 30, 1998
                           __________________________

                  Table of Contents                                         Page

Section 1.        DESCRIPTION OF TRANSACTION...................................1
         1.1      Merger of CBS with CAC.......................................1
         1.2      Effect of Merger.............................................1
         1.3      Closing; Effective Time......................................2
         1.4      Articles of Incorporation and Bylaws;
                  Directors and Officers.......................................2
         1.5      Conversion of Shares.........................................2
         1.6      Closing of Transfer Books of CBS.............................2
         1.7      Exchange of Certificates.....................................3
         1.8      Merger Consideration.........................................4
         1.9      Right to Obligate Triangle to
                  Repurchase Merger Shares.....................................5
         1.10     Tax Consequences.............................................6
         1.11     Further Action...............................................6

Section 2.        REPRESENTATIONS AND WARRANTIES OF CBS
                  AND THE SHAREHOLDERS.........................................6
         2.1      Due Organization and Qualification6
         2.2      Capitalization...............................................6
         2.3      Options or Other Rights......................................7
         2.4      Subsidiaries and Investments.................................7
         2.5      Charter and Bylaws...........................................7
         2.6      Books and Records............................................7
         2.7      Authority; Binding Nature of Agreement.......................7
         2.8      Financial Statements.........................................8
         2.9      Absence of Undisclosed Liabilities...........................9
         2.10     Absence of Changes...........................................9
         2.11     Legal Proceedings; Orders...................................11
         2.12     Tax Matters.................................................11
         2.13     Title to Assets.............................................12
         2.14     Compliance with Legal Requirements..........................13
         2.15     Contracts...................................................13
         2.16     Leases......................................................15
         2.17     Accounts and Notes Receivable...............................15
         2.18     Fixed Assets................................................15
         2.19     Trade Names and Other Intangibles...........................16
         2.20     Suppliers and Customers.....................................16
         2.21     Payment of Wages and Salary.................................16
         2.22     Employee Benefit Plans......................................17
         2.23     Insurance...................................................18
         2.24     Environmental Matters.......................................18
         2.25     Officers, Directors and Key Employees.......................19
         2.26     Restrictive Documents.......................................20
         2.27     Licenses....................................................20
         2.28     Transactions with Affiliated Parties........................20
         2.29     Bank Accounts and Powers of Attorney........................20
         2.30     Warranties..................................................20
         2.31     Assets Complete.............................................20
         2.32     No Changes Prior to Closing Date............................20
         2.33     Disclosure..................................................21
         2.34     Broker's or Finder's Fees...................................21
         2.35     Copies of Documents.........................................21

Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND CAC.........................................22
         3.1      Due Organization and Qualification..........................22
         3.2      Charter and By-Laws.........................................22
         3.3      Authority; Binding Nature of Agreement......................22
         3.4      Legal Proceedings; Orders...................................23
         3.5      SEC Filings; Financial Statements...........................23
         3.6      Valid Issuance..............................................24
         3.7      Broker's or Finder's Fees...................................24
         3.8      Broker's or Finder's Fees...................................24

Section 4.        CERTAIN COVENANTS OF CBS AND THE SHAREHOLDERS...............24
         4.1      Access and Investigation....................................24
         4.2      Operation of the Business of CBS............................25
         4.3      Notification; Updates to Schedules..........................26
         4.4      Pooling of Interests........................................27
         4.5      No Negotiation..............................................27

Section 5.        ADDITIONAL COVENANTS OF THE PARTIES.........................27
         5.1      Filings and Consents........................................27
         5.2      Public Announcements........................................28
         5.3      Best Efforts................................................28
         5.4      Employment Agreements.......................................28
         5.5      Restrictive Covenants Agreements............................28
         5.6      Release.....................................................28
         5.7      Share Subscription Agreement................................28
         5.8      Termination of Employee Plans...............................28
         5.9      Lease Agreement.............................................28
         5.10     Payment of Notes; Guaranty..................................29

Section 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  TRIANGLE, QUICKCREDIT AND CAC...............................29
         6.1      Accuracy of Representations.................................29
         6.2      Performance of Covenants....................................29
         6.3      Consents....................................................29
         6.4      Agreements and Documents....................................29
         6.5      No Material Adverse Change..................................30
         6.6      Termination of Employee Plans...............................30
         6.7      Pooling Letter..............................................30
         6.8      Rule 506....................................................30
         6.9      No Restraints...............................................30
         6.10     No Legal Proceedings........................................31
         6.11     Completion of Due Diligence.................................31
         6.12     Certificates of Merger......................................31

Section 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CBS
                  AND THE SHAREHOLDERS........................................31
         7.1      Accuracy of Representations.................................31
         7.2      Performance of Covenants....................................31
         7.3      Consents....................................................31
         7.4      Agreements and Documents....................................31
         7.5      Cash Consideration..........................................32
         7.6      No Restraints...............................................32
         7.7      Certificates of Merger......................................32

Section 8.        TERMINATION.................................................32
         8.1      Termination Events..........................................32
         8.2      Termination Procedures......................................33
         8.3      Effect of Termination.......................................33

Section 9.        INDEMNIFICATION, ETC........................................33
         9.1      Survival of Representations and Warranties..................33
         9.2      Shareholders' Indemnity Agreement...........................33
         9.3      Indemnity Agreement of QuickCREDIT
                  and the Surviving Corporation...............................34
         9.4      Indemnification Procedure...................................35
         9.5      Pledge of Stock as Security.................................36
         9.6      Set-off.....................................................36

Section 10.       MISCELLANEOUS PROVISIONS....................................36
         10.1     Further Assurances..........................................36
         10.2     Fees and Expenses...........................................36
         10.3     Attorneys' Fees.............................................37
         10.4     Notices.....................................................37
         10.5     Time of the Essence.........................................38
         10.6     Headings....................................................38
         10.7     Counterparts................................................38
         10.8     Governing Law...............................................38
         10.9     Successors and Assigns......................................38
         10.10    Remedies Cumulative; Specific Performance...................38
         10.11    Waiver......................................................39
         10.12    Amendments..................................................39
         10.13    Severability................................................39
         10.14    Parties in Interest.........................................39
         10.15    Entire Agreement............................................39
         10.16    Construction................................................40


                                LIST OF EXHIBITS

Exhibit A         --   Shareholders of CBS
Exhibit B         --   Certain Definitions Used in this Agreement
Exhibit C         --   Directors and Officers of the Surviving Corporation
Exhibit D         --   Form of Employment Agreements
Exhibit E         --   Form of Restrictive Covenants Agreement
Exhibit F         --   Form of Release
Exhibit G         --   Form of Share Subscription Agreement
Exhibit H         --   Form of Lease Agreement
Exhibit I         --   Form of Guaranty
Exhibit J         --   Form of Opinion of Counsel to CBS and the Shareholders
Exhibit K         --   Form of Opinion of Counsel to Triangle,
                       QuickCREDIT and CAC
Exhibit L         --   Form of Escrow Agreement


                                LIST OF SCHEDULES

Schedule 2.1         --   Due Organization and Qualification
Schedule 2.2         --   Capitalization
Schedule 2.3         --   Options or Other Rights
Schedule 2.5         --   Charter and Bylaws
Schedule 2.7         --   Authority; Binding Nature of Agreement
Schedule 2.8         --   Financial Statements
Schedule 2.10        --   Absence of Changes
Schedule 2.11        --   Legal Proceedings; Orders
Schedule 2.12        --   Tax Matters
Schedule 2.13        --   Title to Assets
Schedule 2.14        --   Compliance with Legal Requirements
Schedule 2.15        --   Contracts
Schedule 2.16        --   Leases
Schedule 2.18        --   Fixed Assets
Schedule 2.19        --   Trade Names and Other Intangibles
Schedule 2.20        --   Suppliers and Customers
Schedule 2.22        --   Employee Benefit Plans
Schedule 2.23        --   Insurance
Schedule 2.24        --   Environmental Matters
Schedule 2.25        --   Officers, Directors and Key Employees
Schedule 2.27        --   Licenses
Schedule 2.28        --   Transactions with Affiliated Parties
Schedule 2.29        --   Bank Accounts and Powers of Attorney
Schedule 2.30        --   Warranties

Schedule 3.2         --   Charter and Bylaws
Schedule 3.4         --   Legal Proceedings; Orders

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of this 30th day of April, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"); QUICKCREDIT CORP., a Florida corporation and a wholly-owned subsidiary of Triangle ("QuickCREDIT"); CBS
Acquisition Corp., a Florida corporation and wholly-owned subsidiary of QuickCREDIT ("CAC"); CREDIT BUREAU SERVICES, INC., a Florida corporation ("CBS"), Steven P. Naimoli and Kim A. Naimoli, individual residents of the State of Florida (the "Shareholders"). Each of the Shareholders and their respective ownership interests in CBS are set forth in Exhibit A. Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS:

         A. The parties intend to effect a merger of CBS with and into CAC (the "Merger") in accordance with this Agreement and the Florida Business Corporation Act (the "FBCA"). Upon consummation of the Merger, CBS will cease to exist, and CAC will continue to exist as the surviving corporation of the Merger.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         C. This Agreement has been adopted and approved by the respective boards of directors of Triangle, QuickCREDIT and CAC and the board of directors of CBS and the Shareholders.

         D. The capitalization of CBS consists of 1,000 shares of voting common stock, $5.00 par value per share, of which 1,000 shares are issued and outstanding (the "CBS Common Stock").

         E. It is intended that the Merger be treated as a "pooling of interests" under generally accepted accounting principles and SEC rules.

                                   AGREEMENT:

         The parties to this Agreement agree as follows:

Section 1.         DESCRIPTION OF TRANSACTION

Section 1.1 Merger of CBS with CAC. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, CBS shall be merged with and into CAC, and the separate existence of CAC shall cease. CAC will continue as the surviving corporation in the Merger (the "Surviving Corporation").

Section 1.2 Effect of Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

Section 1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of QuickCREDIT, 4400 West Sample Road, Suite 228, Coconut Creek, Florida 33073, at 1:00 p.m. local time on April 30, 1998, or at such other time and date during the period from May 1, 1998 through May 31, 1998 as the parties shall designate (the "Scheduled Closing Time"; the date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger (the "Certificate of Merger") for the merger of CBS with CAC, conforming to the requirements of the FBCA, shall be filed with the Secretary of State of the State of Florida (the "Secretary of State"). The Merger shall take effect at the time such Certificate of Merger is filed with the Secretary of State (the "Effective Time").

Section 1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless the parties agree otherwise prior to the Effective Time:

(a) the Articles of Incorporation of CAC shall continue as the Articles of Incorporation of the Surviving Corporation;

(b) the Bylaws of CAC shall continue as the Bylaws of the Surviving Corporation;

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C; and

(d) the Surviving Corporation shall change its name to Credit Bureau Services, Inc. promptly after the Closing.

Section 1.5       Conversion of Shares.

         Subject to Section 1.7 of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Triangle, QuickCREDIT, CBS or any Shareholder, each share of CBS Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8 of this Agreement.

Section 1.6 Closing of Transfer Books of CBS. At the Effective Time, the holders of certificates representing shares of CBS Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of CBS, and the stock transfer books of CBS shall be closed with respect to all shares of such CBS Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of CBS shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of CBS Common Stock (a "CBS Stock Certificate") is presented to QuickCREDIT, such CBS Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7 of this Agreement.

Section 1.7       Exchange of Certificates.

(a) Each Shareholder, at the Closing or as soon thereafter as is practicable, shall surrender his or her respective CBS Stock Certificate(s) to QuickCREDIT, together with such transmittal documents as QuickCREDIT may reasonably require, and QuickCREDIT shall deliver or cause Triangle to deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration, to be paid at Closing pursuant to, and as provided in, Section 1.8 of this Agreement.

(b) No fractional shares of common stock of Triangle, $.0001 par value ("Triangle Common Stock") shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Triangle Common Stock (after aggregating all fractional shares of Triangle Common Stock issuable to such holder) shall receive shares of Triangle Common Stock rounded upward or downward to the nearest whole number of shares.

(c) Until surrendered as contemplated by this Section 1.7, each CBS Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any CBS Stock Certificate shall have been lost, stolen or destroyed, Triangle may, in its discretion and as a condition precedent to the issuance of any certificate representing Triangle Common Stock, require the owner of such lost, stolen or destroyed CBS Stock Certificate, to provide an appropriate affidavit and to deliver a bond (in such sum as Triangle may reasonably direct) as indemnity against any claim that may be made against Triangle with respect to such CBS Stock Certificate.

(d) The shares of Triangle Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, (THE "FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IF, IN THE OPINION OF COUNSEL TO TRIANGLE, SUCH SALE OR TRANSFER WOULD BE (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE STATE LAWS OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE LAWS.

(e) QuickCREDIT shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of CBS Common Stock pursuant to this Agreement such amounts as QuickCREDIT is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Neither QuickCREDIT nor Triangle shall be liable to any holder or former holder of CBS Common Stock for any shares of Triangle Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

Section 1.8 Merger Consideration. The aggregate consideration to be delivered by QuickCREDIT to the Shareholders in full consideration for the Merger (the "Merger Consideration") shall be:

(i) a cash payment of Fifty Thousand and no/100s Dollars ($50,000) to be delivered at Closing or, if later, upon the surrender of the applicable CBS Common Stock;

(ii) a cash payment of Twenty-Five Thousand and no/100s Dollars ($25,000) to be delivered on or before the date which is the later of the 180th day immediately following the Closing Date or upon the surrender of the applicable CBS Common Stock;

(iii) a cash payment of Twenty-Five Thousand and no/100s Dollars ($25,000) to be delivered on or before the date which is the later of the 270th day immediately following the Closing Date or upon the surrender of the applicable CBS Common Stock;

(iv) Two Hundred Forty-Five Thousand (245,000) shares of Triangle Common Stock (the "Merger Shares") to be delivered by Triangle (or its transfer agent) as soon as is practicable following the date of the surrender of the applicable CBS Common Stock, 50,000 shares of which shall be delivered by Triangle (or its transfer agent) to Louis C. Anderson, Esquire, as escrow agent, to be held in escrow pursuant to Section 9.5 of this Agreement (the "Escrow Shares"); and

(v) a cash payment to be made as soon as practicable following the date which is the 90th day immediately following the Closing Date, in an amount which is equal to (1) the aggregate of the accounts receivable of CBS that are (a) in existence on the Closing Date and (b) actually collected by CAC during the period beginning on the day immediately following the Closing Date and ending on the date which is the 90th day immediately following the Closing Date, less (2) all trade payable accounts and other overhead expenses of CBS existing on the Closing Date.

Section 1.9 Right to Obligate Triangle to Repurchase Merger Shares. From the Closing Date and for a period ending on the 365th day immediately thereafter (the "Put Option Period"), the Shareholders shall have the right to require Triangle to purchase all or any portion of the Merger Shares (the "Put Option") at a purchase price of $3.00 per share (the "Repurchase Price") if, at any time during the Put Option Period, the bid price of Triangle Common Stock is less than $3.00 per share for five (5) or more consecutive trading days (the "Triggering Event"); provided, however, that the Repurchase Price shall be reduced by the amount of any cash dividends paid to the Shareholders during the Put Option Period and shall be proportionately adjusted in the event of a change in the number of shares of Triangle Common Stock issued and outstanding during the Put Option Period as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to such Triangle Common Stock. The Shareholders may exercise the Put Option by giving written notice of such intention of exercise to Triangle indicating the number of shares to be repurchased by Triangle (the "Exercise Notice"), at any time following the occurrence of the Triggering Event up to and including the fifth business day following the last day of the Put Option Period. Within fifteen
(15) business days following receipt by Triangle of the Exercise Notice, subject to confirmation by Triangle of the occurrence of a Triggering Event, (i) the Shareholders exercising their Put Option shall deliver to Triangle certificates representing the number of shares of Triangle Common Stock to be repurchased by Triangle, as indicated in the Exercise Notice, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, with all necessary transfer tax and other revenue stamps acquired at the Shareholders' expense, affixed and canceled, and (ii) Triangle shall deliver to each exercising Shareholder a cash payment in the amount determined by multiplying the number of shares of Triangle Common Stock to be repurchased by Triangle from such Shareholder by the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 (the "Repurchase Payment"); provided, however, that Triangle shall not be required to deliver that portion of any Repurchase Payment attributable to the exercise of the Put Option with respect to any Escrow Shares, unless and until the release of such Escrow Shares from escrow in accordance with the terms of the Escrow Agreement referenced in Section 9.5 of this Agreement, at which time, upon the tender of share certificates duly endorsed in blank, or accompanied by a stock power duly endorsed in blank, with all necessary revenue stamps acquired at the exercising shareholders' expense, affixed and canceled, evidencing the Escrowed Shares to be repurchased, Triangle shall be required to deliver to each exercising Shareholder a cash payment determined by multiplying the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 at the time of such payment, by the lesser of (x) the number of shares of Triangle Common Stock requested by each such Shareholder to be repurchased pursuant to the applicable Exercise Notice or (y) the number of Escrow Shares to be released to such Shareholder from escrow, as determined in accordance to the terms of the Escrow Agreement referenced in Section 9.5 of this Agreement. The Put Option rights granted to each Shareholder pursuant to this Section 1.9 shall be exercisable by each respective Shareholder during his or her lifetime and shall not be transferrable or assignable except by will, or the laws of descent and distribution.

Section 1.10 Tax Consequences.For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

Section 1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Triangle, QuickCREDIT or CAC to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest CAC with full right, title and possession of and to all rights and property of CBS, the officers and directors of Triangle, QuickCREDIT and CAC shall be fully authorized (in the name of CBS and otherwise) to take such action.



Section 2.        REPRESENTATIONS AND WARRANTIES OF CBS AND THE SHAREHOLDERS

         As an inducement to Triangle, QuickCREDIT and CAC to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Triangle, QuickCREDIT and CAC shall rely thereon, CBS and each of the Shareholders, jointly and severally, represents and warrants to Triangle, QuickCREDIT And CAC the following (both as of the Closing Date and as of the date hereof):


2.1 Due Organization and Qualification. CBS is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under applicable filing and annual registration provisions of the FBCA and has paid all filing fees due and payable thereunder. CBS has all necessary corporate power and lawful authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its assets in the manner in which it now owns, leases or uses its assets. CBS is not qualified or otherwise authorized to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Schedule 2.1 annexed hereto, which jurisdictions are the only jurisdictions in which such qualification  or  authorization  is  required  by law.  Except  as set forth on
Schedule 2.1 annexed hereto, CBS does not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. CBS does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule
2.1 annexed hereto.

2.2 Capitalization. The title, par value, number of authorized shares and number of issued and outstanding shares of capital stock of CBS are described on
Schedule 2.2 annexed hereto. No other class of capital stock of CBS is issued and outstanding and there are no shares of capital stock held in CBS's treasury. All of the issued and outstanding shares of CBS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Shares of capital stock of CBS owned of record and beneficially by each CBS shareholder and the residence address of each such shareholder is set forth on Schedule 2.2 annexed hereto. Except as set forth on Schedule 2.2 no person or entity has, or ever has had, any ownership interest in the property, capital stock, assets or business of CBS.

2.3 Options or Other Rights. Except as described on Schedule 2.3 annexed hereto, there is no (i) outstanding subscription, option, call, warrant, unsatisfied preemptive right, commitment, conversion right or other agreement or right of any kind pursuant to which any Person has the right or option (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or any other security of CBS; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or any other security of CBS; (iii) contract under which CBS is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of CBS. Except as set forth in
Schedule 2.3 annexed hereto, CBS has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

2.4 Subsidiaries and Investments. CBS has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

2.5 Charter and Bylaws. Schedule 2.5 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of CBS, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of CBS, including all amendments thereto (certified by the secretary or other executive officer of CBS).

2.6 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of CBS are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of CBS contain true and complete records of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors of CBS, any committee of the board of directors of CBS and the shareholders of CBS since the date of incorporation of CBS. All actions reflected in said books and records were duly and validly taken in compliance with all Legal Requirements applicable to such matters and the provisions of CBS's articles of incorporation or bylaws or of any resolution adopted by CBS's shareholders, CBS's board of directors or any committee of CBS's board of directors. None of CBS's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person, entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control (including all means of access) of CBS.

2.7               Authority; Binding Nature of Agreement.

(a) Each of the Shareholders has the full power and legal capacity to execute and deliver the Shareholder Documents and to perform their respective obligations under this Agreement. Each of the Shareholder Documents, when executed, will constitute a valid and binding agreement of the Shareholder which is a party thereto, enforceable against such Shareholder in accordance with its terms.

(b) The execution, delivery and performance by CBS of the CBS Documents has been duly authorized by all necessary action on the part of CBS and its board of directors and shareholders. Each of the CBS Documents, when executed, will constitute the legal, valid and binding obligation of CBS, enforceable against CBS in accordance with its terms.

(c) Except as described in Schedule 2.7 annexed hereto, no consent, authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any Consent of any other Person, is necessary in order to enable the Shareholders or CBS to enter into and perform their respective obligations under the Shareholder Documents or CBS Documents, and neither the execution and delivery of the Shareholder Documents or CBS Documents nor the consummation of the transactions contemplated thereby will:

(i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles of incorporation or bylaws of CBS;

(ii) conflict with, require any Consent under, result in the violation of, constitute a breach of or a default under, or accelerate the performance required on the part of the Shareholders or CBS by the terms of, any evidence of indebtedness or Contract to which the Shareholders or CBS is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of CBS or CBS Common Stock is subject, or permit the termination of any such Contract by another Person;

(iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of CBS or CBS Common Stock under any Contract to which either CBS or the Shareholders are bound;

(iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of CBS or the Shareholders to accelerate the maturity of any such indebtedness;

(v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either CBS or the Shareholders; or

(vi) violate or cause any revocation of or limitation on any Permit of CBS.

2.8               Financial Statements.

(a) CBS has delivered to QuickCREDIT copies of the following financial statements (collectively, the "CBS Financial Statements"):

(i) the profit and loss statement of CBS for the fiscal years ended on December 31, 1994, 1995, 1996 and 1997 and for the quarter ended March 31, 1998; and

(ii) the unaudited balance sheet of CBS (the "Unaudited Balance Sheet") as of March 31, 1998 (the "Balance Sheet Date").

(b) Copies of the CBS Financial Statements are annexed hereto as Schedule 2.8. The CBS Financial Statements have been prepared from the books and records of CBS in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered. The CBS Financial Statements present fairly the financial condition of CBS as of the respective dates thereof and the results of operations of CBS for the periods covered thereby, and, except as indicated therein, reflect all claims against and all debts and liabilities of CBS, whether fixed or contingent, as of the dates thereof.

2.9 Absence of Undisclosed Liabilities. All liabilities, commitments or obligations of CBS with respect to CBS's business (whether secured or unsecured and whether accrued, absolute, contingent, direct or indirect or otherwise and whether due or to become due) are set forth or adequately reserved against in the CBS Financial Statements, except for commercial liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of CBS's business. The total of all liabilities in respect of accounts payable incurred in the ordinary course of business (i.e., invoices received, approved and authorized for payment) of CBS as set forth on Schedule 2.9. Except as and to the extent described in the CBS Financial Statements, CBS has no knowledge of any basis for the assertion against CBS's business or the business of any predecessor to CBS of any liability, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may likely give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

2.10 Absence of Changes. Except as set forth in Schedule 2.10 annexed hereto and since the Balance Sheet Date:

(a) there has not been any material adverse change in CBS's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on CBS;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of CBS's assets (whether or not covered by insurance);

(c) CBS has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) CBS has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) there has been no amendment to CBS's articles of incorporation or bylaws, and CBS has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) CBS has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

(g) CBS has not made any capital expenditure which, when added to all other capital expenditures made by CBS, exceeds $5,000 in the aggregate;

(h) CBS has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Contract to which it is or was party or under which it has or has had any rights or obligations;

(i) CBS has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with CBS's past practices;

(j) CBS has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(k) CBS has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with CBS's past practices;

(l) CBS has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m) CBS has not (i) established, adopted or amended any Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

(n) CBS has not changed any of its methods of accounting or accounting practices in any respect;

(o)               CBS has not made any Tax election;

(p) CBS has not commenced or settled, whether or not commenced by it, any Legal Proceeding;

(q) CBS has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(r) CBS has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

2.11              Legal Proceedings; Orders.

(a) Except as set forth in Schedule 2.11 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of CBS and the Shareholders, no Person has threatened to commence any Legal Proceeding, (i) that involves CBS or any of the assets owned or used by CBS; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of CBS and the Shareholders, except as set forth in Schedule 2.11 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which CBS, or any of the assets owned or used by CBS, are subject. Neither the Shareholders nor CBS is subject to any order, writ, injunction, judgment or decree that relates to CBS's business or to any of the assets owned or used by CBS. To the knowledge of CBS and the Shareholders, no officer or other employee of CBS is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to CBS's business.

2.12              Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of CBS with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (i) have been or will be filed when due and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All Taxes owed by CBS (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 2.12 annexed hereto, CBS is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where CBS does not file Tax Returns that CBS is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of CBS that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) CBS has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

(c) None of the Shareholders or any Representative of CBS (or any employee of CBS responsible for Tax matters) has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of CBS either
(i) claimed or raised by any authority in writing or (ii) as to which any Shareholder (or any employee of CBS responsible for Tax matters) has knowledge.
Schedule 2.12 annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to CBS for taxable periods ended on or after December 31, 1994 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. CBS has delivered to QuickCREDIT correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CBS since December 31, 1994.

(d) CBS has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) CBS has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (iv) been a party to any tax allocation or tax sharing agreement. CBS has no liability for the Taxes of any Person or Entity (other than CBS) under Reg. ss.1.1502-6 (or any similar Legal Requirement), as a transferee or successor, by contract, or otherwise.

(f) The unpaid Taxes of CBS (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CBS in filing its Tax Returns.

2.13 Title to Assets. CBS has good and valid title to all of its material properties and assets (both tangible and intangible), including without limitation, all properties and assets shown on the Unaudited Balance Sheet and all properties and assets purchased or acquired by CBS since the Balance Sheet Date; in each case subject to no Encumbrances, except for (i) Encumbrances reflected on the Unaudited Balance Sheet, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Encumbrances described on Schedule 2.13 annexed hereto ("Permitted Liens"). Except for software licenses described in Schedule 2.15 annexed hereto, or leases or real and personal property described in Schedule 2.16, CBS owns outright and is in exclusive possession of all assets, properties or rights currently used in its business.

2.14 Compliance with Legal Requirements. Except as described on Schedule 2.14 annexed hereto, CBS is not in violation of any Legal Requirement applicable to the business of CBS. Without limiting the generality of the foregoing, except as described on Schedule 2.14 annexed hereto, (i) there is not pending, or to the knowledge of CBS or the Shareholders threatened, any notification of any Governmental Body that CBS is not in compliance with applicable Legal Requirements respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment, and neither CBS nor the Shareholders know of any basis therefor, and (ii) CBS has not received any such notification of past violations of such Legal Requirements as can reasonably be expected to result in future claims against CBS, and neither CBS nor the Shareholders know of any basis therefor.

2.15              Contracts.

     (a) Schedule 2.15 annexed hereto contains a complete and accurate list of all of the following Contracts to which CBS is a party or by or to which it or its assets or properties are bound or subject or which are necessary for CBS to conduct its business as presently conducted:

     (i) Contracts with any current or former officer, director, employee, consultant, agent or other representative or with any Person in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such Person, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

     (ii) Contracts with any labor union or association representing any employee;

     (iii) Contracts for the sale of any of CBS's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

     (iv) Contracts under which CBS agrees to indemnify any party or to share the tax liability of any Person;

     (v) Contracts of guaranty or relating to matters of suretyship;

     (vi) Contracts that cannot be canceled without liability, premium or penalty upon thirty (30) days' notice or less;

     (vii)  Contracts  containing  obligations  or  liabilities  of any  kind to
holders  of  CBS's  securities  as  such  (including,   without  limitation,  an
obligation to register any of such securities under any Legal Requirement);

     (viii) Contracts containing covenants of CBS not to compete in any line of business or with any person in any geographical area or covenants of any other Person not to compete with CBS in any line of business or in any geographical area;

     (ix) Contracts relating to the acquisition by CBS of any operating business or the capital stock of any other Person;

     (x) Contracts relating to Intellectual Property owned, licensed or used by CBS in the course of its business;

     (xi) Contracts requiring the payment to any Person of a royalty, override or similar commission or fee;

     (xii) Contracts relating to the borrowing of money by CBS or subjecting any assets or properties of CBS to any Encumbrance;

     (xiii) any Contract which might reasonably be expected to have a potential adverse impact on the business or operations of CBS;

     (xiv) any Contract not made in the ordinary course of business; or

     (xv) any other material Contract whether or not made in the ordinary course of business.

(b) CBS has delivered or made available to QuickCREDIT true and complete copies of all of the Contracts described on Schedule 2.15. All of such Contracts are valid and binding upon CBS in accordance with their terms, and CBS has performed all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such Contracts. To the knowledge of CBS and the Shareholders, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.15 annexed hereto, no approval or consent of any Person is needed in order that the contracts and other agreements set forth on Schedule
2.15 annexed hereto or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

(c) The Contracts identified on Schedule 2.15 annexed hereto collectively constitute all of the Contracts necessary to enable CBS to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

(d) Schedule 2.15 annexed hereto identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by CBS.

2.16 Leases. Schedule 2.16 annexed hereto contains a complete and accurate list of any real property lease binding CBS or to which CBS is a party ("Leases"). Each such Lease is in full force and effect, and CBS has fully performed all of its obligations to be performed to date under said Leases. CBS is current with respect to the payment of all rents and other charges due thereunder, and their use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such Leases, is in conformity with all applicable Legal Requirements and is not violative of the conditions of CBS's respective policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and CBS has adequate rights of ingress and egress and utility services for the operation of their respective businesses in the ordinary course. No lessor or landlord under any Lease is in default in the performance of its obligations thereunder, and CBS has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate CBS's use or occupancy of the demised premises under such Lease. Except as specifically disclosed in Schedule 2.16, all of the Leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. CBS does not own, and has never owned, any real property.

2.17 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Unaudited Balance Sheet, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of CBS, represent valid obligations due to CBS and, subject only to the reserve for bad debts shown on CBS's books and records and computed in a manner consistent with generally accepted accounting principals and CBS's past practice, are collectible in the ordinary course of business of CBS in the aggregate recorded amounts thereof in accordance with their terms and in any event not later than 90 days from the Closing Date. None of such notes and accounts receivable or other debts is (or as of the Closing Date will be) subject to any counterclaim or set-off except to the extent of the aforementioned reserve, or is (or as of the Closing Date will be) subject to any Encumbrance whatsoever. For purposes of this Section 2.17, the collectibility of accounts and notes receivable shall be determined by applying customers' remittances based upon the specific invoices to which such remittances relate, or in the absence of any indication of same, on a first-in, first-out basis. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due CBS or the reserves for bad debts relating thereto from that reflected in the Unaudited Balance Sheet.

2.18 Fixed Assets. Schedule 2.18 annexed hereto contains a complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures or any related capitalized items and other tangible property material to the operation of the business of CBS (the "Fixed Assets") all of which Fixed Assets are reflected in the Unaudited Balance Sheet (except any such tangible property acquired since the Balance Sheet Date by CBS). Since the Balance Sheet Date, CBS has not disposed of any Fixed Asset except in the ordinary course of CBS's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and CBS has not received notice that any of the Fixed Assets or CBS's use thereof is in violation of any existing law or any applicable Legal Requirement.




2.19 Trade Names and Other Intangibles. Schedule 2.19 annexed hereto contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") which are either (a) wholly or partly owned or licensed by CBS or (b) used in the conduct of the business of CBS. Except as described on Schedule 2.19 annexed hereto, no Person or Entity, other than CBS, has any rights under or in respect of, and to the knowledge of CBS and the Shareholders, no Person is infringing or otherwise acting adversely with respect to, CBS's respective rights under or in respect of the Intellectual Property, and CBS is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or, to the knowledge of CBS or the Shareholders, threatened with respect thereto. CBS is not infringing or otherwise acting adversely to the right of any Person or Entity under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of CBS or the Shareholders threatened, with respect thereto.

2.20 Suppliers and Customers. Schedule 2.20 annexed hereto contains a complete and accurate list with respect to CBS of (a) any supplier from whom CBS purchased or to which CBS paid $_________ or more during the last fiscal year of CBS and the amount paid by CBS to each such supplier and (b) any customer or client of CBS which purchased during the last fiscal year of CBS $_________ or more in services from CBS. No customer required to be listed on Schedule 2.20 has notified CBS of such customer's intention to terminate or materially reduce the use of CBS's services, and neither CBS nor the Shareholders have any reason to believe any such customer is likely to terminate the services of CBS on account of the transactions contemplated hereunder.

2.21 Payment of Wages and Salary. Other than amounts which have not yet become payable in accordance with CBS's customary practices, which will be paid in a timely manner, (i) CBS has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (ii) CBS has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. CBS is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. CBS has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of CBS for tax withholding or any other purpose.

2.22      Employee Benefit Plans.

(a) Except as described on Schedule 2.22 annexed hereto, CBS is not a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.22 annexed hereto, CBS has complied with all of its obligations under each Plan and, to the knowledge of CBS and the Shareholders, all other parties have complied with all of their respective obligations under each Plan. CBS has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of CBS under each Plan have been recorded on the books of CBS. Except as described on Schedule 2.22 annexed hereto, no Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and, except as so set forth, CBS has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.22 annexed hereto, no Plan listed on Schedule 2.22 (other than any "multiemployer plan") is subject to Title IV of ERISA.

(b) Each Plan listed on Schedule 2.22 has received a determination letter from the Internal Revenue Service to the effect that it qualified under Section 401(a) of the Code, and that each trust established under such Plan is exempt from taxation under Section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with CBS, within the meaning of Section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

(c) CBS would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.22 if CBS were to withdraw from any such plan as of the date hereof. Except as described on Schedule 2.22, CBS has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither CBS nor, to the knowledge of CBS or the Shareholders, any other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code,
respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could subject any Plan, CBS or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by Section 502(i) of ERISA or Section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.22, to the knowledge of CBS or the Shareholders, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.22, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. Neither CBS, any ERISA Affiliates, nor any Shareholder have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

(d) With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to QuickCREDIT and are correct in all material respects.

2.23 Insurance. Schedule 2.23 annexed hereto contains a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $5,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of CBS. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by CBS to be appropriate and sufficient and are adequate to protect CBS and its assets and properties. CBS has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.23, there are no outstanding unpaid claims under any such policy or binder. CBS has not received notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.23 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. CBS has no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.23 will not be available in the future on the same terms as now in effect.

2.24      Environmental Matters.

(a) Except as described in Schedule 2.24, (i) CBS has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste;
(ii) no Hazardous Material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by CBS, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of CBS from any site presently or formerly owned, operated, leased, or used by CBS for treatment, storage, or disposal at any other place; and (iv) no Encumbrance has ever been imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by CBS in connection with the presence of any Hazardous Material.

(b) (i) CBS has no liability under, nor has it ever violated, any Environmental Law; (ii) CBS, any property owned, operated, leased, or used by CBS, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) CBS has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither CBS nor the Shareholders have any knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

(c) CBS has provided to QuickCREDIT copies of all documents, records, and information available to CBS or the Shareholders concerning any environmental or health and safety matter relevant to CBS, whether generated by CBS or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

(d) For purposes of this Agreement, "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; "Environmental Law" shall mean any environmental or health and safety-related Legal Requirement existing at any time prior to the Closing Date.

2.25 Officers, Directors and Key Employees. Schedule 2.25 annexed hereto describes with respect to CBS the name and total annual compensation (and benefit costs) of each officer and director of CBS and of each other employee, consultant, agent or other representative of CBS whose current annual rate of compensation exceeds $15,000. CBS has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to CBS or to the Shareholders that such person intends to resign or otherwise terminate such person's relationship with CBS.

2.26 Restrictive Documents. Neither CBS nor any of the Shareholders is subject to, or a party to, any charter, bylaw, Permit, Contract, Legal Requirement or any other restriction of any kind, which adversely affects the business practices, operations or condition of CBS or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by CBS or the Shareholders with the terms, conditions and provisions hereof, or the continued operation of CBS's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of CBS to acquire any property or conduct business in any area.

2.27 Licenses. CBS possesses all concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit CBS to carry on its business as it is presently being conducted. All such Permits are described on Schedule 2.27 annexed hereto, are in the name of CBS and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule
2.27 annexed hereto, all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

2.28 Transactions with Affiliated Parties. Except as described on Schedule 2.28 annexed hereto, no Associate or Affiliate of CBS or any of the Shareholders (a) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of CBS, (b) has any outstanding loan to or receivable in either event to or from CBS or (c) is a party to or has any interest in any contract or agreement with CBS.

2.29 Bank Accounts and Powers of Attorney. Schedule 2.29 annexed hereto contains an accurate and complete list showing (a) the name and address of each bank in which CBS has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from CBS and a summary statement of the terms thereof.

2.30 Warranties. Schedule 2.30 annexed hereto contains (a) a true and complete description of all warranties granted or made with respect to services sold by CBS during the three years prior to the date hereof; and (b) a true and complete description of CBS's warranty experience for the same period. Neither CBS nor the Shareholders have any reason to believe that warranty claims for CBS will, in the foreseeable future, exceed historical levels to any material extent.

2.31 Assets  Complete.  Upon the  Effective  Time of the Merger,  the  Surviving
Corporation will own all of the assets and possess all of the rights necessary for it to conduct the business of CBS in a manner consistent with the manner in which CBS has conducted its business on and immediately prior to the Effective Date.

2.32 No Changes Prior to Closing Date. During the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby or consented to in writing by QuickCREDIT in accordance with Section 4.2 hereof, CBS will not have (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance, (c) sold, transferred or otherwise disposed of any of its assets,
(d) made any capital expenditure or commitment therefor, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or similar payment of any kind, (g) increased its indebtedness for borrowed money, or made any loan to any Person, (h) except in the ordinary course of business, consistent with past practices of CBS, made or permitted any amendment or termination of any contract, agreement or license to which CBS is a party or by which it or any of its assets and properties are subject or bound, (i) entered into any agreement or arrangement granting any preferential rights to purchase any of CBS's assets or properties or requiring the consent of any party to the transfer and assignment of any of CBS's assets or properties, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to CBS, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing.

2.33 Disclosure. Neither this Agreement, nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof by or on behalf of CBS or the Shareholders, or by any of CBS's Representatives, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to CBS or the Shareholders which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of CBS or its properties or assets, which has not been set forth in this Agreement or in the Schedules, Exhibits, certificates or other documents furnished by or on behalf of CBS or the Shareholders, or by any of CBS's Representatives, in connection with the transactions contemplated by this Agreement.

2.34 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Shareholders or CBS is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

2.35 Copies of Documents. CBS has caused to be made available for inspection and copying by QuickCREDIT and its Representatives, true, complete and correct copies of all documents referred to in this Section 2 or in any Schedule furnished by CBS or the Shareholders to Triangle or QuickCREDIT.


Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND CAC

         As an inducement to CBS and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that CBS and the Shareholders shall rely thereon, Triangle, QuickCREDIT and CAC, jointly and severally, represent and warrant to CBS and the Shareholders the following (both as of the Closing Date and as of the date hereof):

3.1 Due Organization and Qualification. Each of Triangle, QuickCREDIT and CAC is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under the FBCA and has paid all filing fees due and payable thereunder. Each of Triangle, QuickCREDIT and CAC has all necessary corporate power and lawful authority to conduct its respective business in the manner in which such business is currently being conducted and to own or lease and use its respective assets in the manner in which it now owns, leases or uses its assets.

3.2 Charter and By-Laws. Schedule 3.2 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of each of Triangle, QuickCREDIT and CAC, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of each of Triangle, QuickCREDIT and CAC, including all amendments thereto (certified by the respective secretary or other executive officer of Triangle, QuickCREDIT and
CAC).

3.3       Authority; Binding Nature of Agreement.

(a) The execution, delivery and performance by Triangle, QuickCREDIT and CAC of the Acquiror's Documents has been duly authorized by all necessary action on the part of Triangle, QuickCREDIT and CAC and their respective boards of directors. Each of the Acquiror's Documents constitutes the legal, valid and binding obligation of Triangle, QuickCREDIT and CAC respectively, enforceable against such entity in accordance with its respective terms.

(b) No consent, authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any consent, authorization or approval of any other Person, is necessary in order to enable Triangle, QuickCREDIT or CAC to enter into and perform their respective obligations under the Acquiror's Documents, and neither the execution and delivery of the Acquiror's Documents nor the consummation of the transactions contemplated thereby will:

     (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of Triangle, QuickCREDIT or CAC;

     (ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Triangle, QuickCREDIT or CAC by the terms of, any evidence of indebtedness or Contract to which Triangle, QuickCREDIT or CAC is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of Triangle, QuickCREDIT or CAC is subject, or permit the termination of any such Contract by another Person;

     (iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of Triangle, QuickCREDIT or CAC under any Contract to which either Triangle, QuickCREDIT or CAC is bound;

     (iv)  accelerate,  or constitute  an event  entitling,  or which would,  on notice or lapse of time or both, entitle the holder of any indebtedness of Triangle, QuickCREDIT or CAC to accelerate the maturity of any such indebtedness;

     (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on Triangle, QuickCREDIT or CAC; or

     (vi) violate or cause any revocation of or limitation on any Permit of Triangle, QuickCREDIT or CAC.

3.4 Legal Proceedings; Orders. Except as set forth in Schedule 3.4 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of Triangle or QuickCREDIT, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Triangle, QuickCREDIT or CAC, except as set forth in Schedule 3.4 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

3.5       SEC Filings; Financial Statements.

(a) QuickCREDIT has delivered to CBS and the Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Triangle with the SEC between January 1, 1997 and the date of this Agreement (the "Triangle SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) each of the Triangle SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 or the Exchange Act of 1934 (as the case may be) and (ii) none of the Triangle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the Triangle SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Triangle as of the respective dates thereof and the consolidated results of operations of Triangle for the periods covered thereby.

3.6  Valid  Issuance.   The  Triangle  Common  Stock  to  be  issued  as  Merger
Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

3.7 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Triangle, QuickCREDIT or CAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

3.8 Representations True and Correct. No representation by Triangle, QuickCREDIT or CAC in this Section 3 contains or will contain any untrue statement of a material fact necessary to make the statements herein not misleading.




Section 4.        CERTAIN COVENANTS OF CBS AND THE SHAREHOLDERS

4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), CBS shall, and shall cause its Representatives to (a) provide QuickCREDIT and its Representatives with reasonable access to CBS's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to CBS; and (b) provide QuickCREDIT and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to CBS, and with such additional financial, operating and other data and information regarding CBS, as
QuickCREDIT may reasonably request. In the event that this Agreement shall be terminated in accordance with Section 8 of this Agreement, QuickCREDIT shall keep confidential, and not use in any manner, any information on documents obtained from CBS pursuant to this Section 4.1. QuickCREDIT's investigation of, or failure to investigate, the business and affairs of CBS at any time prior to the Effective Date shall not for any purpose (i) diminish, obviate or otherwise affect the representations and warranties of CBS and the Shareholders provided in Section 2 of this Agreement or Triangle's or QuickCREDIT's right to rely upon such representations and warranties or (ii) be deemed a waiver of or otherwise affect in any way the rights of Triangle or QuickCREDIT set forth in Section 9 of this Agreement.

4.2 Operation of the Business of CBS. During the Pre-Closing Period, unless Triangle and QuickCREDIT otherwise consent in writing:

     (a) CBS shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

     (b) CBS shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with CBS;

     (c) CBS shall keep in full force and effect all insurance policies identified in Schedule 2.23 annexed hereto;

     (d) CBS shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     (e) CBS shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (f) neither CBS nor any of the Shareholders shall amend or permit the adoption of any amendment to CBS articles of incorporation or bylaws, or effect or permit CBS to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) CBS shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (h) CBS shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of CBS during the Pre-Closing Period, do not exceed $5,000 in the aggregate;

     (i) CBS shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract except as contemplated in Section 5.9 of this Agreement;

     (j) CBS shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by CBS;

     (k) CBS shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that CBS may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

     (l) CBS shall not (i) establish, adopt or amend any Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $15,000;

     (m) CBS shall not change any of its methods of accounting or accounting practices in any respect;

     (n) CBS shall not make any Tax election;

     (o) CBS shall not commence or settle, whether or not commenced by CBS, any Legal Proceeding;

     (p) CBS shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (q) CBS shall not agree or commit to take any of the actions described in clauses "(d)" through "(p)" of this Section 4.2.

4.3       Notification; Updates to Schedules.

(a) During the Pre-Closing Period, CBS and the Shareholders shall promptly notify QuickCREDIT in writing of:

     (i) the discovery by CBS or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by CBS or any of the Shareholders in this Agreement;

     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by CBS or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii) any breach of any covenant or obligation of CBS or any of the Shareholders; and

     (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 of this Agreement impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) of this Agreement requires any change in any Schedule to this Agreement, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then CBS or the Shareholders shall promptly deliver to QuickCREDIT an update to such Schedule specifying such change. No such update shall be deemed to supplement or amend any Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by CBS or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 of this Agreement has been satisfied.

4.4 Pooling of Interests. Prior to the Closing, neither CBS nor any Shareholder shall take any action which would have an adverse effect on the ability of Triangle to account for the Merger as a "pooling of interests".

4.5 No Negotiation. During the Pre-Closing Period, neither CBS nor any of the Shareholders shall, directly or indirectly:

(a) solicit or encourage the  initiation of any inquiry,  proposal or offer from
any  Person  (other  than  QuickCREDIT)   relating  to  a  possible  Acquisition
Transaction;

(b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than
QuickCREDIT) relating to or in connection with a possible Acquisition Transaction; or

(c) consider, entertain or accept any proposal or offer from any Person (other than QuickCREDIT) relating to a possible Acquisition Transaction.

CBS shall promptly notify QuickCREDIT in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by CBS or any of the Shareholders during the Pre-Closing Period.


Section 5.        ADDITIONAL COVENANTS OF THE PARTIES

5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. CBS shall promptly deliver to QuickCREDIT a copy of each such filing made, each such notice given and each such Consent obtained by CBS during the Pre-Closing Period. QuickCREDIT shall promptly deliver to CBS a copy of each such filing made, each such notice given and each such consent obtained by QuickCREDIT during the Pre-Closing Period.

5.2 Public Announcements. During the Pre-Closing Period, (a) neither CBS nor any of the Shareholders shall (and CBS shall not permit any of its Representatives to) make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without QuickCREDIT's prior written consent, and (b) QuickCREDIT will use reasonable efforts to consult with CBS prior to issuing any press release or making any public statement regarding the Merger.

5.3 Best Efforts. During the Pre-Closing Period, (a) CBS and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in
Section 6 of this Agreement to be satisfied on a timely basis, and (b) QuickCREDIT shall use its reasonable best efforts to cause the conditions set forth in Section 7 of this Agreement to be satisfied on a timely basis.

5.4 Employment Agreements. At the Closing, Steven P. Naimoli and Kim A. Naimoli shall enter into employment agreements with the Surviving Corporation having substantially the form as set forth in Exhibit D, attached hereto (the "Employment Agreements").

5.5 Restrictive Covenants Agreements.  At the Closing, Steven P. Naimoli and Kim
A. Naimoli shall enter into restrictive covenants agreements with the Surviving Corporation having substantially the form as set forth in Exhibit E, attached hereto (the "Restrictive Covenants Agreements").

5.6 Release. At the Closing, each of the Shareholders shall execute and deliver to Triangle a Release in the form of Exhibit F attached hereto (the "Release").

5.7 Share Subscription Agreement. At the Closing, each of the Shareholders shall execute and deliver to Triangle a Share Subscription Agreement in the form of Exhibit G (the "Subscription Agreement").

5.8 Termination of Employee Plans. At the Closing, CBS shall terminate all Plans under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of CBS has any rights thereunder and that any liabilities of CBS thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to CBS.

5.9 Lease Agreement. At the Closing, Steven P. Naimoli, Kim A. Naimoli and CBS shall terminate any existing lease agreement between such parties respecting that certain real property located at 3045 N. Federal Highway, Fort Lauderdale, Florida 33306, and enter into a Lease Agreement in the form of Exhibit H (the "Lease Agreement").

5.10 Payment of Notes; Guaranty. Steven P. Naimoli and Kim A. Naimoli covenant and agree, jointly and severally, to make all payments of principal and interest, when and as due, in accordance with the terms of that certain promissory note dated October 4, 1994, in the original principal amount of $200,000 (the "Promissory Note"), by and among William J. Tackett, Ethel K. Tackett, CBS and Steven P. Naimoli, including, without limitation, any amount due and payable monthly, any amount payable as a result of the acceleration of the obligations due under the Promissory Note as a consequence of any default thereunder, including any increase in the interest rate called for under the Promissory Note and the costs of collection and reasonable attorneys fees associated with any such default. Steven P. Naimoli and Kim A Naimoli further covenant and agree to enter into a guarantee agreement in the form attached hereto as Exhibit I (the "Guaranty") guaranteeing their obligations set forth in this Section 5.11 and the obligations of the Surviving Corporation with respect to the Promissory Note.


Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIANGLE, QUICKCREDIT AND
           CAC

         The obligations of Triangle, QuickCREDIT and CAC to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations. Each of the representations and warranties made by CBS and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to QuickCREDIT in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to any Schedule to this Agreement).

6.2 Performance of Covenants. Each covenant or obligation that CBS or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Consents. All Consents required to be obtained by CBS or the Shareholders in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

6.4 Agreements and Documents. QuickCREDIT shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) the Employment Agreements between each of Steven P. Naimoli and Kim A. Naimoli and the Surviving Corporation;

     (b) the Restrictive Covenants Agreements between each of Steven P. Naimoli and Kim A. Naimoli and the Surviving Corporation;

     (c) a Release, executed by each of the Shareholders;

     (d) a Share Subscription Agreement, executed by each of the Shareholders;

     (e) the Lease Agreement, executed by Steven P. Naimoli and Kim A. Naimoli;

     (f) the Guaranty, executed by Steven P. Naimoli and Kim A. Naimoli;

     (g) the Escrow Agreement executed by Steven P. Naimoli and Louis C. Anderson, Esquire;

     (h) a legal opinion of Louis C. Anderson, dated as of the Closing Date, in the form of Exhibit J;

(i) a certificate executed by CBS and the Shareholders stating that each of the representations and warranties set forth in Section 2 of this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement have been duly satisfied (the "CBS and Shareholders' Closing Certificate"); and

(j) such other certified resolutions, documents or certificates as may be reasonably requested by QuickCREDIT prior to the Closing Date.

6.5 No Material Adverse Change. There shall have been no material adverse change
in  CBS  business,   condition,  assets,  liabilities,   operations,   financial
performance or prospects since the date of this Agreement.

6.6 Termination of Employee Plans. CBS shall have provided QuickCREDIT with evidence, satisfactory to QuickCREDIT, as to the termination of the Plans referred to in Section 2.10 of this Agreement.

6.7 Pooling Letter. Triangle shall have received evidence satisfactory to Triangle or a letter from Mazars & Guerard, certified public accountants to Triangle, dated the Closing Date, confirming that Triangle may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

6.8 Rule 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.10 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by CBS of any material right pertaining to its ownership of stock of the Surviving Corporation.

6.11 Completion of Due Diligence. QuickCREDIT shall have completed its due diligence investigation of CBS and shall have been satisfied with the results thereof.

6.12 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.


Section  7.  CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  CBS  AND  THE
             SHAREHOLDERS

         The obligations of CBS and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by Triangle, QuickCREDIT and CAC in this Agreement and in each of the other agreements and instruments delivered to CBS in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

7.2 Performance of Covenants. All of the covenants and obligations that Triangle, QuickCREDIT and CAC are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Consents. All Consents required to be obtained by Triangle, QuickCREDIT or CAC in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

7.4 Agreements and Documents. CBS and the Shareholders shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) a legal opinion of Smith, Gambrell & Russell, LLP in the form of Exhibit K;

(b) a certificate executed by Triangle, QuickCREDIT and CAC stating that each of the representations and warranties set forth in Section 3 of this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement have been duly satisfied (the "Triangle Closing Certificate"); and

(c) such other certified resolutions, documents, or certificates as may be reasonably requested by CBS prior to the Closing Date.

(d) a letter shall have been delivered to Securities Transfer Corp., the transfer agent for Triangle (the "Transfer Agent") requesting that stock certificates evidencing the shares of Triangle common stock to be delivered by Triangle pursuant to Section 1.8 of this Agreement be issued in the name of each of the Shareholders in the amount set forth in Section 1.8 of this Agreement.

7.5 Cash Consideration. The cash consideration to be paid to Shareholders at Closing shall have been delivered to Shareholders.

7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by CBS shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by CBS illegal.

7.7 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.


Section 8.        TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by QuickCREDIT if QuickCREDIT reasonably determines that the timely satisfaction of any condition set forth in Section 6 of this Agreement has become impossible (other than as a result of any failure on the part of Triangle, QuickCREDIT or CAC to comply with or perform any covenant or obligation of Triangle, QuickCREDIT or CAC set forth in this Agreement), and such condition has not been cured within ten (10) business days after receipt by CBS of notice from QuickCREDIT of QuickCREDIT's intent to terminate this Agreement;

(b) by CBS if CBS reasonably determines that the timely satisfaction of any condition set forth in Section 7 of this Agreement has become impossible (other than as a result of any failure on the part of CBS or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to QuickCREDIT), and such condition has not been cured within ten (10) business days after receipt by QuickCREDIT of notice from CBS of CBS's intent to terminate this Agreement;

(c) by Triangle, QuickCREDIT or CAC at or after the Scheduled Closing Time if any condition set forth in Section 6 of this Agreement has not been satisfied by the Scheduled Closing Time;

(d) by CBS at or after the Scheduled  Closing Time if any condition set forth in
Section 7 of this  Agreement  has not been  satisfied by the  Scheduled  Closing
Time;

(e) by Triangle, QuickCREDIT or CAC if the Closing has not taken place on or before May 31, 1998 (other than as a result of any failure on the part of Triangle, QuickCREDIT or CAC to comply with or perform any covenant or obligation of Triangle, QuickCREDIT or CAC set forth in this Agreement);

(f) by CBS if the Closing has not taken place on or before May 31, 1998 (other than as a result of the failure on the part of CBS or any of the Shareholders to comply with or perform any of their respective covenants or obligations set forth in this Agreement or in any other agreement or instrument delivered to Triangle, QuickCREDIT or CAC); or

(g) by the mutual consent of Triangle, QuickCREDIT, CAC and CBS.

8.2 Termination Procedures. If Triangle, QuickCREDIT or CAC wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e) of this Agreement, Triangle, QuickCREDIT or CAC shall deliver to CBS a written notice stating that Triangle, QuickCREDIT or CAC is terminating this Agreement and setting forth a brief description of the basis on which Triangle, QuickCREDIT or CAC is terminating this Agreement. If CBS wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f) of this Agreement, CBS shall deliver to Triangle or QuickCREDIT a written notice stating that CBS is terminating this Agreement and setting forth a brief description of the basis on which CBS is terminating this Agreement.

8.3 Effect of Termination.  If this Agreement is terminated  pursuant to Section
8.1 of this Agreement, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.


Section 9.        INDEMNIFICATION, ETC.

9.1 Survival of Representations and Warranties. All of the representations and warranties of CBS, the Shareholders, Triangle, QuickCREDIT and CAC contained in this Agreement shall survive the Closing.

9.2 Shareholders' Indemnity Agreement. Subject to Section 9.6 of this Agreement, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Triangle, QuickCREDIT and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits and interruptions of business of the Surviving Corporation), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Triangle, QuickCREDIT, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (collectively, a "Loss of Triangle") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a) any period or periods of operation of CBS ending prior to the Closing and which involve any claims against Triangle, QuickCREDIT, CAC, CBS, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of CBS or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of CBS prior to the Closing unless such liability was disclosed on the CBS Financial Statements and adequate reserves were established therefor;

(b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of CBS or the Shareholders contained in any certificate or other document furnished or to be furnished to Triangle or QuickCREDIT by CBS or any of the Shareholders pursuant to this Agreement;

(c) any breach or nonfulfillment on the part of CBS or any of the Shareholders of any covenant contained in this Agreement;

(d) the failure of CBS or any of the Shareholders to obtain, prior to the Closing Date, any consents of Governmental Bodies and other Persons as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of CBS in the manner presently conducted after the Closing Date;

(e) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from CBS or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on CBS Financial Statements.

9.3 Indemnity Agreement of QuickCREDIT and the Surviving Corporation. QuickCREDIT and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by the Shareholders or their respective representatives or assigns, (a "Loss of the Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any period or periods of operation of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of QuickCREDIT or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

(b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Triangle, QuickCREDIT or CAC contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Triangle, QuickCREDIT or CAC contained in any certificate furnished or to be furnished to the Shareholders by Triangle, QuickCREDIT or CAC pursuant to this Agreement.

9.4       Indemnification Procedure.

(a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

(b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense, but subject to the Indemnitor's right to assume such defense from the Indemnitee at any time. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which Triangle, QuickCREDIT or the Surviving Corporation has indemnification rights against the Shareholders hereunder which will materially and adversely affect Triangle, QuickCREDIT or the Surviving Corporation other than as a result of money damages or other payments, Triangle, QuickCREDIT or the Surviving Corporation shall be entitled to participate in the defense of such claim at the Shareholders' expense.

9.5 Pledge of Stock as Security. As security for the payment of any and all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, the Shareholders agree to pledge 50,000 shares of Triangle Common Stock to be held in escrow by the law firm of Louis C. Anderson, 224 Commercial Boulevard, Suite 310, Lauderdale-by-the-Sea, Florida 33308, with Louis C. Anderson to act as the escrow agent therefor in accordance with the terms of that certain Escrow Agreement attached hereto as Exhibit L.

9.6 Set-off. Triangle, QuickCREDIT and the Surviving Corporation shall have the right to set-off and apply against the shares of Triangle Common Stock pledged by the Shareholders pursuant to Section 9.5 of this Agreement and any other amounts owing from Triangle, QuickCREDIT or the Surviving Corporation to the Shareholders under any other agreement between Triangle, QuickCREDIT or the Surviving Corporation and the Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to Triangle, QuickCREDIT and the Surviving Corporation under this Agreement or at law or in equity.



Section 10.        MISCELLANEOUS PROVISIONS

10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.2 Fees and Expenses. Subject to Section 9 of this Agreement, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by each party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid by Triangle, QuickCREDIT or CAC, if incurred by Triangle, QuickCREDIT or CAC, and by the Shareholders, if incurred by CBS or the Shareholders.

10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.4 Notices. All notices and other communications required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three (3) business days after mailing, postage prepaid, by certified mail, or
(c) when delivered (and receipted for) by an overnight delivery service, or (d) when first sent by e-mail, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

                  if to Triangle, QuickCREDIT, CAC or the Surviving Corporation:

                         QuickCREDIT Corp.
                         4400 West Sample Road
                         Suite 228
                         Coconut Creek, Florida  33073
                         Attention:  Van Saliba
                         Facsimile: (954) 975-7559

                  with a copy to:

                         Smith, Gambrell & Russell, LLP
                         Promenade II, Suite 3100
                         1230 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3592
                         Attention:  Peter B. Barlow, Esq.
                         Facsimile:  (404) 685-6972

                  if to CBS :

                          Credit Bureau Services, Inc.
                         3045 N. Federal Highway
                         Suite 60
                         Fort Lauderdale, Florida 33306
                          Attention: Steven P. Naimoli
                            Facsimile: (954) ________

                  with a copy to:

                           Louis C. Anderson, Esquire
                       224 Commercial Boulevard, Suite 310
                         Lauderdale-by-the-Sea, Florida  33308
                            Facsimile: (954) 491-3739

                  if to the Shareholders:

                         Steven P. Naimoli and Kim A. Naimoli
                         1400 Dayview Drive
                         Ft. Lauderdale, Florida 33304


10.5 Time of the Essence. Time is of the essence of this Agreement.

10.6 Headings. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida.

10.9 Successors and Assigns. This Agreement shall be binding upon: CBS and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Triangle and its successors and assigns (if any); QuickCREDIT and its successors and assigns (if any); and CAC and its successors and assigns (if any). This Agreement shall inure to the benefit of: CBS, the Shareholders, Triangle, QuickCREDIT, CAC and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, Triangle, QuickCREDIT and CAC may freely assign any or all of their respective rights under this Agreement (including their indemnification rights under Section 9 of this Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that no assignment by Triangle, QuickCREDIT or CAC of any or all of their respective rights under this Agreement shall relieve Triangle, QuickCREDIT or CAC of any of their respective obligations under this Agreement (including any indemnification obligation under Section 9 of this Agreement).

10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.


10.11      Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.14 Parties in Interest. Except for the provisions of Section 9 of this Agreement, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

10.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, among or between any of the parties relating to the subject matter hereof and thereof.

10.16      Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections, Exhibits and Schedules to this Agreement. All Schedules and Exhibits are integral parts of this Agreement and are incorporated into this Agreement by reference.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              "TRIANGLE"

                              TRIANGLE IMAGING GROUP, INC.


                              __________________________________________________
                              By: Vito A. Bellezza
                              Title:  Chairman of the Board and
                                      Chief Executive Officer



                              "QUICKCREDIT"

                                QUICKCREDIT CORP.


                              __________________________________________________
                              By:   Van Saliba
                                Title: President



                              "CAC"

                              CBS ACQUISITION CORP.


                              __________________________________________________
                              By:   Van Saliba
                                Title: President




                              "CBS"

                              CREDIT BUREAU SERVICES, INC.


                              __________________________________________________
                              By: Steven P. Naimoli
                              Title:   President




                               THE "SHAREHOLDERS"


                              ____________________________________________(SEAL)
                                Steven P. Naimoli


                              ____________________________________________(SEAL)
                              Kim A. Naimoli

                                    EXHIBIT A

                  SHAREHOLDERS OF CREDIT BUREAU SERVICES, INC.


Shareholder                                     Number and Class of Shares Owned

Steven P. Naimoli                                500 shares of CBS Common Stock

Kim A. Naimoli                                   500 shares of CBS Common Stock

                                    EXHIBIT B

                   CERTAIN DEFINITIONS USED IN THIS AGREEMENT

         For purposes of the Agreement (including this Exhibit B):

     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
     transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of CBS's business or assets;

         (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of CBS; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of CBS; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of CBS; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving CBS.

     Affiliate.   "Affiliate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Affiliate  Plan.  "Affiliate  Plan"  shall have the  meaning  specified  in
Section 2.22(b) of this Agreement.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit B is attached (including all Exhibits and Schedules), as it may be amended from time to time.

     Associate.   "Associate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Balance Sheet Date. "Balance Sheet Date" shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

     Certificate of Merger. "Certificate of Merger" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing. "Closing" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing Date.  "Closing  Date" shall have the meaning  specified in Section
1.3 of this Agreement.

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     CBS Common Stock. "CBS Common Stock" shall have the meaning specified in the Recitals to this Agreement.

         CBS Documents. "CBS Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by CBS hereunder.

     CBS Financial Statements. "CBS Financial Statements" shall have the meaning specified in Section 2.8(a) of this Agreement.

         CBS and Shareholders' Closing Certificate. "CBS and Shareholders' Closing Certificate" shall have the meaning specified in Section 6.4(i) of this Agreement.

     CBS Stock Certificate. "CBS Stock Certificate" shall have the meaning specified in Section 1.6 of this Agreement.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Effective  Time.  "Effective  Time"  shall have the  meaning  specified  in
Section 1.3 of this Agreement.

     Employment Agreements. "Employment Agreements" shall have the meaning specified in Section 5.4 of this Agreement.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Environmental Law.  "Environmental Law" shall have the meaning specified in
Section 2.24(d) of this Agreement.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     ERISA  Affiliate.  "ERISA  Affiliate"  shall have the meaning  specified in
Section 2.22(b) of this Agreement.

         FBCA.  "FBCA" shall mean the Florida Business Corporation Act.

     Fixed Assets.  "Fixed  Assets" shall have the meaning  specified in Section
2.18 of this Agreement.

         Governmental Body. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     Guaranty. "Guaranty" shall have the meaning specified in Section 5.11 of this Agreement.

     Hazardous Material. "Hazardous Material" shall have the meaning specified in Section 2.24(d) of this Agreement.

     Hazardous  Waste.  "Hazardous  Waste"  shall have the meaning  specified in
Section 2.24(d) of this Agreement.

     Indemnitor. "Indemnitor" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Indemnitee. "Indemnitee" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Intellectual Property. "Intellectual Property" shall have the meaning specified in Section 2.19 of this Agreement.

     Investment Letter.  "Investment Letter" shall have the meaning specified in
Section 5.7 of this Agreement.

     Lease  Agreement.  "Lease  Agreement"  shall have the meaning  specified in
Section 5.10 of this Agreement.

     Leases. "Leases" shall have the meaning specified in Section 2.16 of this Agreement.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Loss of the Shareholders. "Loss of the Shareholders" shall have the meaning specified in Section 9.3 of this Agreement.

     Loss of Triangle.  "Loss of Triangle"  shall have the meaning  specified in
Section 9.2 of this Agreement.

         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on CBS if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in CBS's and Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on CBS's business, condition, assets, liabilities, operations, financial performance or prospects.

     Merger. "Merger" shall have the meaning specified in the Recitals to this Agreement.

     Merger  Consideration.   "Merger  Consideration"  shall  have  the  meaning
specified in Section 1.8 of this Agreement.

     Notice of Claim.  "Notice of Claim"  shall have the  meaning  specified  in
Section 9.4(a) of this Agreement.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Permit. "Permit" shall have the meaning specified in Section 2.27 of this Agreement.

     Permitted  Liens.  "Permitted  Liens"  shall have the meaning  specified in
Section 2.13 of this Agreement.

     Plan. "Plan" shall have the meaning specified in Section 2.22(a) of this Agreement.

     Pre-Closing Period. "Pre-Closing Period" shall have the meaning specified in Section 4.1 of this Agreement.

     Release. "Release" shall have the meaning specified in Section 5.6 of this Agreement.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accounts, advisors and representatives.

     Restrictive Covenants Agreement. "Restrictive Covenants Agreement" shall have the meaning specified in Section 5.5 of this Agreement.

     Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.3 of this Agreement.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Secretary of State. "Secretary of State" shall have the meaning specified in Section 1.3 of this Agreement.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933.

     Share Subscription Agreement. "Share Subscription Agreement" shall have the meaning specified in Section 5.7 of this Agreement.

     Shareholder Documents. "Shareholder Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by the Shareholders hereunder.

     Escrow  Agreement.  "Escrow  Agreement" shall have the meaning specified in
Section 9.5 of this Agreement.

     Surviving Corporation. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triangle Common Stock. "Triangle Common Stock" shall have the meaning specified in Section 1.7(b) of this Agreement.

     Triangle Closing Certificate. "Triangle Closing Certificate" shall have the meaning specified in Section 7.4(b) of this Agreement.

     Triangle Documents. "Triangle Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by Triangle or CAC hereunder.

     Triangle SEC Documents. "Triangle SEC Documents" shall have the meaning specified in Section 3.5(a) of this Agreement.

     Unaudited Balance Sheet. Unaudited Balance Sheet shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

                                    EXHIBIT C

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

1.       Directors:

                  Vito A. Bellezza



2.       Officers:

                  President: Van Saliba
                  Secretary: Harold S. Fischer

                                    EXHIBIT D

                        FORM OF EMPLOYMENT AGREEMENT WITH
                      STEVEN P. NAIMOLI AND KIM A. NAIMOLI


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of April, 1998, by and between CBS ACQUISITION CORP., a Florida corporation (the "Company"), and KIM A. NAIMOLI, an individual resident of the State of Florida ("Employee").


                              W I T N E S S E T H:

         WHEREAS, the Company and Employee are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of April 30, 1998 (the "Merger Agreement"), which contemplates the execution of this Agreement; and

         WHEREAS, the Company desires to retain Employee, and Employee desires to be retained by the Company, all in accordance with the terms and conditions of the Merger Agreement and as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       Employment and Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company as Sales Executive. Employee shall report to, and be subject to the supervisory authority of the chief executive officer (the "CEO") of the Company or such other person as the CEO may designate.

(b) At all times during the term hereof, Employee shall, for the benefit of the Company, use her skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to her position as Sales Executive (including preserving the Company's current base of clients) or which from time to time, consistent with such position may be assigned to or vested in her by the CEO or board of directors of the Company (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the CEO or the Board may from time to time reasonably impose.

(c) At all times during the term hereof, Employee shall during normal working hours, devote such time and attention as are reasonably necessary to her duties hereunder (reasonable vacation time and absence for sickness or similar disability excepted).

         2. Term. The term of this Agreement shall begin as of the date hereof (the "Effective Date") and shall end on the second anniversary date following the Effective Date unless terminated earlier as provided in this Agreement. Following expiration of the initial term, this Agreement shall continue on a month-to-month basis, terminable by either party with or without cause upon thirty (30) days written notice to the other party.

         3.       Compensation.

                  (a) Subject to the terms of this Agreement, as base compensation for Employee's services, the Company shall pay Employee an annual salary of not less than $36,000 per year. Employee's base salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but not less than monthly. Said salary may be increased, in the Company's discretion, based upon Employee's performance, industry standards and other factors the Company deems relevant. In addition to Employee's base compensation, the Company shall pay Employee commission income based on certain production levels established by the Company as set forth on Exhibit "A" attached hereto and made a part hereof. Employee's base salary and commission income shall be subject to all required withholdings.

                  (b) In addition to the salary described in subsection 3(a) above, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by her in the performance of her duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Company (ii) were pre-approved by an appropriate officer of the Company and (iii) were otherwise incurred in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of any expenses submitted for reimbursement as required by Company policy, and reimbursement for each item of approved expense shall be made within a reasonable time.

         4.       Employment Benefits.

                  (a) Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company from time to time for its employees generally, in accordance with the terms and conditions of such employee benefit programs. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

                  (b) Employee acknowledges that the Company may adopt employee handbooks, policies and procedures from time to time and Employee agrees to adhere to the terms of any handbook, policy or procedures which the Company may adopt. The Company reserves the right, in its sole discretion, to alter, amend or terminate any handbook, policy or procedure.

                  (c) Employee shall also be entitled to company benefits and vacation days set forth on Exhibit "B" attached hereto and made a part hereof.


5.                Termination of Employment.

(a) If the Company terminates Employee's employment With Cause (as hereinafter defined), all obligations of Company to provide compensation and benefits under this Agreement shall cease as of the effective date of, and Employee shall have no claim against the Company for damages or otherwise by reason of, such termination.

(b) If during the initial two-year term of this Agreement, the Company terminates Employee's employment Without Cause (as hereinafter defined), then Employee will be entitled to continue to receive Employee's salary on the regularly reoccurring pay period of the Company until the end of the second anniversary of the Effective Date ("Post-termination Compensation") as liquidated damages and in lieu of any other compensation or claims in connection with such termination or Employee's employment with the Company; provided, however, that the Company may, in its sole discretion, elect to pay Employee's post-termination Compensation in one payment. Provided, further, that Employee's Post-termination Compensation shall cease to accrue and Employee shall have no further entitlement to the same from and after the earlier of the Employee's
death,   or  the  date  of  a  material   breach  by  Employee  of  any  of  the
post-employment covenants set forth in this Agreement or of any of the representations, warranties and covenants of Employee contained in the Merger Agreement which breach results in any harm, loss or expense, whether direct or indirect, to the Company. The Company may condition payment of Post-termination Compensation, whether such payments are made in accordance with the Company's regularly reoccurring pay schedule or are paid in a single payment, upon Employee's execution of an unconditional release in favor of the Company.

(c) "With Cause" means the termination of employment resulting from:

(i) any act or omission which constitutes a material breach by Employee of her obligations under this Agreement or of the representations, warranties and covenants under the Merger Agreement which results in any harm, cost or expense, whether direct or indirect, to the Company;

(ii) the conviction of Employee in a court of competent jurisdiction of a felony or any crime involving moral turpitude, fraud or dishonesty;

(iii)  the  perpetration  by  Employee  of any  act of  material  misconduct  or dishonesty whether relating to the Company, the Company's employees or otherwise, including, without limitation, entering into any secret agreement, orally or in writing, with a competitor of the Company or with a client of the Company;

(iv) the use of illegal drugs by the Employee, or drunkenness or substance abuse by the Employee which interferes with the performance of her duties hereunder;

     (v) gross incompetence on the part of Employee in the performance of her duties hereunder;

(vi) Employee's failure, refusal or inability to follow any lawful directives of the Board, the CEO or any person designated by the CEO to serve as Employee's supervisor;

(vii) taking secret charges on transactions between the Company and third parties; or

(viii) any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company.

         Prior to the Company's termination of Employee "With Cause", the Company shall give Employee written notice of any violation by Employee of any of the provisions of this Section 5(c) after the receipt of which Employee shall have 20 days to cure or correct such violation.

(d) "Without Cause" means the termination of employment resulting from any reason other than those enumerated in subsection (c) above.

(e) Employee may terminate her employment hereunder by giving 60 days written notice to President of Company and her compensation shall be paid through the date of termination.

(f) Any termination hereunder shall be communicated by written notice to the other party which shall indicate the specific termination provisions in the Contract relied upon and shall set forth in reasonable detail the facts and circumstance claimed to provide the basis for termination of employment.

6.                Final Settlement and Effect of Termination.

(a) Upon termination of this Agreement and payment to Employee of all amounts due Employee hereunder, Employee or her representative shall execute and deliver to the Company, on a form prepared by the Company and reasonably acceptable to Employee's attorney, if any, a receipt for such sums and a release of all claims for payment due pursuant to this Agreement, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid.

(b) The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

7.                Confidentiality.

(a) Employee agrees that, both during the term of her employment and after the termination of her employment for any reason, Employee shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by her as a result of her relationship with the Company and not within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

(i) financial information, such as Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(ii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions;

(iii) intellectual property information, such as formulas, design details or parameters, software source code, proprietary programs, devises, techniques and processes, ongoing or planned activities in intellectual property development, ongoing or planned joint venture activities, and licensing terms or conditions;

(iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

(v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and Company, status of customer accounts or credit, or related information about actual or prospective customers; or

     (vi) information with respect to any customer affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

(b) The covenant contained in this Section 7 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 7 shall continue to survive after such two (2) year period for as long as such items remain trade secrets under applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

8. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, her employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of her employment or upon the prior demand of the Company, she shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

9. Works Made for Hire. The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create for the Company copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire and shall be the property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights therein and, to the extent deemed desirable by the Company, the registration of such copyrights.

10. Discoveries. Employee agrees that any inventions, discoveries or improvements that Employee may develop or conceive during the course of Employee's employment shall be the sole property of the Company. Employee agrees to promptly disclose to the Company in writing all such inventions, discoveries and improvements, whether directly or indirectly related to the business of the Company or whether made solely by the Employee or in conjunction with others. At the Company's request and expense, both during and after Employee's employment, Employee will promptly execute a specific assignment of title to the Company (or any specified member thereof) of each invention, discovery or improvement described in the preceding paragraph, and perform all other acts reasonably necessary to enable the Company to secure a patent therefor in the United States and in foreign countries and to maintain, defend and assert such patents. This obligation shall survive the termination or expiration of this Agreement.

11. Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 12 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

12. Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be overly broad and therefore unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court narrow the scope of the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

13. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7, 8, 9 and 10, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

14. Assignment. This Agreement is a contract for personal services and shall not be assigned by the Company or Employee in any manner or by operation of law except by mutual written consent of the parties hereto; provided, however, that this restriction against assignment shall not preclude assignment by the Company without the consent of Employee as a result of a merger into, consolidation with, or sale of substantially all of the assets of the Company to another entity. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and her heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

15. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

16. Applicable Law. This Agreement shall be governed by, interpreted and construed under the internal laws of the State of Florida without reference to its conflict of laws principles.

17. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

18. Notice. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited, properly addressed, in the United States mail, first class postage prepaid, return receipt requested.

19. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties. Notwithstanding the foregoing, Employee acknowledges that she is entering into this Agreement in connection with the acquisition of Credit Bureau Services, Inc. ("CBS"), by the Company pursuant to the Merger Agreement, to which Employee is a party. In the event of any direct or irreconcilable conflict between this Agreement and the Merger Agreement, the Merger Agreement shall control.

21. Termination of Merger Agreement. In the event the Merger Agreement is terminated in accordance with its terms prior to consummation of the Merger, this Agreement shall be null and void.

        IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed, under seal, as of the date and year first above written.


                                           "COMPANY"

                                           CBS ACQUISITION CORP.
                                           a Florida corporation


                                           By:__________________________________
                                              Name: Van Saliba
                                              Title: President




                                                   [CORPORATE SEAL]



                                           "EMPLOYEE"



                                           _______________________________(L.S.)
                                                     KIM A. NAIMOLI

                                   EXHIBIT "A"


                                QuickCREDIT Corp.

                       COMMISSION PLAN - FISCAL YEAR 1998


     The following is the commission plan for QuickCREDIT Corp., for fiscal year 1998. Executive Management reserves the right to change or alter any of the published rates at any time during the fiscal year. Commissions will be payable in the month following the accepted transaction.

1. For the sale of infile Credit Reporting, the commission rate is 8% per credit report for all credit reports sold above the minimum approved level of individual single, double, or triple merge.

2. For the sale of an RMCR, at $50,00 per RMCR or higher, the commission rate is 10% per RMCR, which is payable after the month ending the net billing to that client.

3. For All contracts which are received, executed and delivered upon during Calendar Year/Fiscal Year 1998, a minimum of six(6) months commission will be paid on those transactions.



______________________________________      ____________________________________
QuickCREDIT Corp.                           Sales Executive

_________________                           _________________
Date                                        Date

                                   EXHIBIT "B"


                                COMPANY BENEFITS




        The normal benefits enjoyed by all Triangle employees, including life, medical, dental, disability insurance and participation in the Triangle 401(k) Plan.

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 30th day of April, 1998, by and between CBS ACQUISITION CORP., a Florida corporation (the "Company"), and STEVEN P. NAIMOLI, an individual resident of the State of Florida ("Employee").


                              W I T N E S S E T H:

        WHEREAS, the Company and Employee are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of April 30, 1998 (the "Merger Agreement"), which contemplates the execution of this Agreement; and

        WHEREAS, the Company desires to retain Employee, and Employee desires to be retained by the Company, all in accordance with the terms and conditions of the Merger Agreement and as hereinafter set forth;

        NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

        1.      Employment and Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company as office manager. Employee shall report to, and be subject to the supervisory authority of the chief executive officer (the "CEO") of the Company or such other person as the CEO may designate.

(b) At all times during the term hereof, Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to his position as office manager (including preserving the Company's current base of clients) or which from time to time, consistent with such position may be assigned to or vested in him by the CEO or board of directors of the Company (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the CEO or the Board may from time to time reasonably impose.

(c) At all times during the term hereof, Employee shall during normal working hours, devote such time and attention as are reasonably necessary to his duties hereunder (reasonable vacation time and absence for sickness or similar disability excepted).

        2. Term. The term of this Agreement shall begin as of the date hereof (the "Effective Date") and shall end on the second anniversary date following the Effective Date unless terminated earlier as provided in this Agreement. Following expiration of the initial term, this Agreement shall continue on a month-to-month basis, terminable by either party with or without cause upon thirty (30) days written notice to the other party.

        3.      Compensation.

                (a) Subject to the terms of this Agreement, as base compensation for Employee's services, the Company shall pay Employee an annual salary of not less than $60,000 per year. Employee's base salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but not less than monthly. Said salary may be increased, in the Company's discretion, based upon Employee's performance, industry standards and other factors the Company deems relevant. In addition to Employee's base compensation, the Company shall pay Employee a bonus upon the satisfaction of the criteria set forth on and in accordance with Exhibit "A" attached hereto. Employee's base salary and bonus shall be subject to all required withholdings.

                (b) In addition to the salary described in subsection 3(a) above, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Company (ii) were pre-approved by an appropriate officer of the Company and (iii) were otherwise incurred in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of any expenses submitted for reimbursement as required by Company policy, and reimbursement for each item of approved expense shall be made within a reasonable time.

        4.      Employment Benefits.

                (a) Employee shall have the right to participate in any and all employee benefit programs established or maintained by the Company from time to time for its employees generally, in accordance with the terms and conditions of such employee benefit programs. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

                (b) Employee acknowledges that the Company may adopt employee handbooks, policies and procedures from time to time and Employee agrees to adhere to the terms of any handbook, policy or procedures which the Company may adopt. The Company reserves the right, in its sole discretion, to alter, amend or terminate any handbook, policy or procedure.

                (c) Employee shall also be entitled to company benefits and vacation days set forth on Exhibit "B" attached hereto and made a part hereof.

        5.      Termination of Employment.

                (a) If the Company terminates Employee's employment With Cause (as hereinafter defined), all obligations of Company to provide compensation and benefits under this Agreement shall cease as of the effective date of, and Employee shall have no claim against the Company for damages or otherwise by reason of, such termination.

                (b) If during the initial two-year term of this Agreement, the Company terminates Employee's employment Without Cause (as hereinafter defined), then Employee will be entitled to continue to receive Employee's salary and bonus on the regularly reoccurring pay period of the Company until the end of the second anniversary of the Effective Date ("Post-termination Compensation") as liquidated damages and in lieu of any other compensation or claims in connection with such termination or Employee's employment with the Company; provided, however, that the Company may, in its sole discretion, elect to pay Employee's post-termination Compensation in one payment. Provided, further, that Employee's Post-termination Compensation shall cease to accrue and Employee shall have no further entitlement to the same from and after the earlier of 0.(i) the Employee's death, or 0.(ii) the date of a material breach by Employee of any of the post-employment covenants set forth in this Agreement or of any of the representations, warranties and covenants of Employee contained in the Merger Agreement which breach results in any harm, cost or expense, whether direct or indirect, to the Company. The Company may condition payment of Post-termination Compensation, whether such payments are made in accordance with the Company's regularly reoccurring pay schedule or are paid in a single payment, upon Employee's execution of an unconditional release in favor of the Company.

                (c) "With Cause" means the termination of employment resulting from:

     (i) any act or omission which constitutes a material breach by Employee of his obligations under this Agreement or of the representations, warranties and covenants under the Merger Agreement which results in any harm, cost or expense, whether direct or indirect, to the Company;

     (ii) the conviction of Employee in a court of competent jurisdiction of a felony or any crime involving moral turpitude, fraud or dishonesty;

(i) the perpetration by Employee of any act of material misconduct or dishonesty whether relating to the Company, the Company's employees or otherwise, including, without limitation, entering into any secret agreement, orally or in writing, with a competitor of the Company or with a client of the Company;

(ii) the use of illegal drugs by the Employee, or drunkenness or substance abuse by the Employee which interferes with the performance of his duties hereunder;

     (iii) gross incompetence on the part of Employee in the performance of his duties hereunder;

(iv) Employee's failure, refusal or inability to follow any lawful directives of the Board, the CEO or any person designated by the CEO to serve as Employee's supervisor;

     (v) taking secret charges on transactions between the Company and third parties; or

(vi) any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company.

        Prior to the Company's termination of Employee "With Cause", the Company shall give Employee written notice of any violation by Employee of any of the provisions of this Section 5(c) after the receipt of which Employee shall have 20 days to cure or correct such violation.

(d) "Without Cause" means the termination of employment resulting from any reason other than those enumerated in subsection (c) above.

(e) Employee may terminate his employment hereunder by giving 60 days written notice to the President of Company and his compensation shall be paid through the date of termination.

(f) Any termination hereunder shall be communicated by written notice to the other party which shall indicate the specific termination provisions in the Contract relied upon and shall set forth in reasonable detail the facts and circumstance claimed to provide the basis for termination of employment.


        6.      Final Settlement and Effect of Termination.

                (a) Upon termination of this Agreement and payment to Employee of all amounts due Employee hereunder, Employee or his representative shall execute and deliver to the Company, on a form prepared by the Company, a receipt for such sums and a release of all claims for payment due pursuant to this Agreement, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid.

                (b) The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

        7.      Confidentiality.

                (a) Employee agrees that, both during the term of his employment and after the termination of his employment for any reason, Employee shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the Company and not within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

(i) financial information, such as Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(ii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions;

(iii) intellectual property information, such as formulas, design details or parameters, software source code, proprietary programs, devises, techniques and processes, ongoing or planned activities in intellectual property development, ongoing or planned joint venture activities, and licensing terms or conditions;

(iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

(v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and Company, status of customer accounts or credit, or related information about actual or prospective customers; or

     (vi) information with respect to any customer affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

                (b) The covenant contained in this Section 7 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 7 shall continue to survive after such two (2) year period for as long as such items remain trade secrets under applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

        8. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

        9. Works Made for Hire. The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create for the Company copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire and shall be the property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights therein and, to the extent deemed desirable by the Company, the registration of such copyrights.

        10. Discoveries. Employee agrees that any inventions, discoveries or improvements that Employee may develop or conceive during the course of Employee's employment shall be the sole property of the Company. Employee agrees to promptly disclose to the Company in writing all such inventions, discoveries and improvements, whether directly or indirectly related to the business of the Company or whether made solely by the Employee or in conjunction with others. At the Company's request and expense, both during and after Employee's employment, Employee will promptly execute a specific assignment of title to the Company (or any specified member thereof) of each invention, discovery or improvement described in the preceding paragraph, and perform all other acts reasonably necessary to enable the Company to secure a patent therefor in the United States and in foreign countries and to maintain, defend and assert such patents. This obligation shall survive the termination or expiration of this Agreement.

        11. Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 12 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

        12. Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be overly broad and therefore unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court narrow the scope of the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

        13. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7, 8, 9 and 10, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

        14. Assignment. This Agreement is a contract for personal services and shall not be assigned by the Company or Employee in any manner or by operation of law except by mutual written consent of the parties hereto; provided, however, that this restriction against assignment shall not preclude assignment by the Company without the consent of Employee as a result of a merger into, consolidation with, or sale of substantially all of the assets of the Company to another entity. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

        15. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

        16. Applicable Law. This Agreement shall be governed by, interpreted and construed under the internal laws of the State of Florida without reference to its conflict of laws principles.

        17. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

        18. Notice. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited, properly addressed, in the United States mail, first class postage prepaid, return receipt requested.

        19. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties. Notwithstanding the foregoing, Employee acknowledges that he is entering into this Agreement in connection with the acquisition of Credit Bureau Services, Inc. ("CBS"), by the Company pursuant to the Merger Agreement, to which Employee is a party. In the event of any direct or irreconcilable conflict between this Agreement and the Merger Agreement, the Merger Agreement shall control.

        21. Termination of Merger Agreement. In the event the Merger Agreement is terminated in accordance with its terms prior to consummation of the Merger, this Agreement shall be null and void.

        IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed, under seal, as of the date and year first above written.


                                          "COMPANY"

                                          CBS ACQUISITION CORP.
                                          a Florida corporation


                                          By:__________________________________
                                          Name: Van Saliba
                                          Title: President


                                                       [CORPORATE SEAL]




                                          "EMPLOYEE"


                                          ________________________________(L.S.)
                                          Steven P. Naimoli

                                   EXHIBIT "A"


                         BONUS ACHIEVEMENT REQUIREMENTS

                                   EXHIBIT "B"


                                COMPANY BENEFITS



        The normal benefits enjoyed by all Triangle employees, including life, medical, dental, disability insurance and participation in the Triangle 401(k) Plan.

                                    EXHIBIT E

                     FORM OF RESTRICTIVE COVENANTS AGREEMENT


     THIS RESTRICTIVE COVENANTS AGREEMENT (this "Agreement") is dated as of April 30, 1998, by and among Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), CBS Acquisition Corp., a Florida corporation ("CAC") (Triangle, QuickCREDIT and CAC collectively referred to as "Acquirors") and _________________________, an individual resident of the State of Florida ("Shareholder").

                              W I T N E S S E T H:

        WHEREAS, Triangle, QuickCREDIT, CAC and Shareholder have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") providing for the merger of Credit Bureau Services, Inc. (the "CBS") with and into CAC, with CAC being the surviving corporation of such merger (the "Surviving Corporation"); and

        WHEREAS, Shareholder is a shareholder and executive officer of CBS, and such position has placed Shareholder in a position of confidence and trust with respect to CBS; and

        WHEREAS, the Merger Agreement requires that Shareholder enter into this Agreement as a condition precedent to the merger of CBS and CAC; and

        WHEREAS, in consideration of Acquiror's covenants in the Merger Agreement and to induce Buyer to acquire CBS, the Shareholder is willing to enter into this Agreement and to comply with the restrictive covenants contained herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto, and for other good and valuable consideration, including, without limitation, Shareholder's prorata portion of the Merger Consideration, as defined in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below for purposes of this Agreement:

                (a)      The term "Area" shall mean the state of Florida.

                (b) The term "Confidential Information" shall mean and include any information, data and know-how relating to CBS and not generally within the public domain (whether constituting a trade secret or not) including without limitation the following information:

     (i) financial information, such as the earnings, assets, debts, prices, fee structures, projections, budgets, margins, tax information or other financial data of CBS, whether relating to CBS generally, or to particular, services, geographic areas or time periods;

     (ii) product and service information, such as information concerning the goods and services used or purchased by CBS, know-how, techniques, codes, development plans, manuals, the identities of suppliers and consultants, terms of supply and consulting contracts, or of particular transactions, or related information about potential suppliers and consultants, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier or consultant, though generally known or available, yields advantages to CBS the details of which are not generally known;

          (iii) marketing information, such as details about ongoing or proposed marketing programs, strategies or agreements by or on behalf of CBS, marketing forecasts or strategies or results of marketing efforts or information about impending transactions;

          (iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

          (v) customer information, such as any compilations or lists of past, existing or prospective customers, proposals, bids or agreements between customers and CBS, status of customer accounts or credit, or related information about actual or prospective customers; and

     (vi) operations information, such as software, systems, techniques used and developed by CBS, operations manuals and personnel manuals.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of CBS.

                (c) The term "Competing Business" shall mean and include any proprietorship, partnership, joint venture, business trust, corporation, association or other entity or person (other than Triangle, QuickCREDIT or the Surviving Corporation and any successor of Triangle, QuickCREDIT or the Surviving Corporation) engaged at the time of such determination in the business of credit reporting.

                (d) The term "Customer" or "Customers" shall mean any person, partnership, association, firm, corporation or other entities which at the time of determination has purchased, during the previous two year period, any services or products from CBS or Triangle, QuickCREDIT or the Surviving Corporation or which has been actively sought as a prospective customer of CBS during such period.

        2. Acknowledgments. The Shareholder acknowledges that this Agreement is being executed and delivered ancillary to the acquisition of CBS for separately bargained-for consideration. The Shareholder further acknowledges that CBS is a highly competitive business, strongly dependent upon personal contacts with Customers and potential Customers and the establishment of trust and confidence in relationships between the owners and executive officers of CBS and its Customers. The Shareholder agrees that Triangle, QuickCREDIT and the Surviving Corporation would suffer great loss and damage if the Shareholder, on Shareholder's own behalf or on behalf of any Competing Business, were to engage in a business competitive with CBS.

        3. Covenants. Recognizing the need of Triangle, QuickCREDIT and the Surviving Corporation to protect their legitimate business interests, including the goodwill of CBS, and to induce Triangle, QuickCREDIT and the Surviving Corporation to enter into and perform their respective obligations under the Merger Agreement, Shareholder covenants and agrees with Triangle, QuickCREDIT and the Surviving Corporation as follows:

                (a) that Shareholder will not from the date of this Agreement until two (2) years following the date hereof, for whatever reason, either directly or indirectly:

     (i) within the Area, solicit the sale or lease on Shareholder's own behalf or in the service of or on behalf of any Competing Business, any product or service similar to or in competition with the existing products or services of Triangle, QuickCREDIT or the Surviving Corporation or any successor to the business of Triangle, QuickCREDIT or the Surviving Corporation;

     (ii) within the Area, either directly or indirectly, engage, participate, invest in (other than to hold 1% or less of any class of securities of a public company) or assist, as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, consultant or any other capacity, any Competing Business;

     (iii) solicit or attempt to solicit, directly or by assisting others, any business from a Customer of Triangle, QuickCREDIT or the Surviving Corporation for purposes of providing products or services in competition with CBS.

     (iv) employ or attempt to employ or assist anyone else in employing in any Competing Business any employee of the Triangle, QuickCREDIT or the Surviving Corporation (whether or not such employment is full or part time or pursuant to a written or oral contract).

                (b) that Shareholder will not for a period of ten (10) years from the date hereof, for whatever reason, disclose or use or otherwise exploit for Shareholder's own benefit, for the benefit of any other person, or for the benefit of any Competing Business, any Confidential Information; provided, however, that to the extent any Confidential Information constitutes a trade secret under applicable law, the restrictions contained in this Section 3(b) shall continue to apply for so long as such information remains a trade secret.

        4. Remedies. Shareholder acknowledges that irreparable loss and injury would result to Triangle, QuickCREDIT and the Surviving Corporation upon any breach by Shareholder of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Shareholder agrees that, in addition to all other remedies provided at law or in equity, either Triangle, QuickCREDIT and the Surviving Corporation , or each of them, may petition and obtain from a court of law or equity, without bond, both temporary and permanent injunctive relief to prevent a breach by Shareholder of any such covenant.

        5.      Miscellaneous.

                (a) The terms and provisions of this Agreement shall inure to the benefit of and be binding upon Buyer, and its successors and assigns, and upon the Shareholder and Shareholder's heirs and personal representatives. The rights of Triangle, QuickCREDIT and the Surviving Corporation hereunder may be assigned, without the consent of Shareholder, by Triangle, QuickCREDIT and the Surviving Corporation to any successor to the business of Triangle, QuickCREDIT, or the surviving Corporation, whether by merger, sale of stock, sale of assets or other transaction.

                (b) This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated except by written instrument executed by the parties hereto.

                (c) This Agreement, and the rights and liabilities of the parties hereto, shall be construed in all respects in accordance with the laws of the State of Florida.

                (d) The covenants contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more covenants, shall not affect the validity or enforceability of any other covenant contained herein. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the enforceability (or judicial modification to conform with such laws and public policies, which the parties hereby expressly authorize), of any provision hereof shall not render unenforceable or impair the remainder of this agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable portions. The parties hereto acknowledge and agree that for purposes of judicial interpretation or enforcement of this Agreement, this Agreement shall be deemed to have been executed and delivered ancillary to the sale of a business.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                     TRIANGLE IMAGING GROUP, INC.



                                     ___________________________________________
                                     By: Vito A. Bellezza
                                     Title: Chairman and Chief Executive Officer



                                     QUICKCREDIT CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President



                                     CBS ACQUISITION CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President



                                   SHAREHOLDER



                                     ___________________________________________
                                     By:

                                    EXHIBIT F

                                 Form of Release


     THIS RELEASE (the "Agreement") is executed and delivered as of April 30, 1998 by ________________________, an individual resident of the State of Florida (the "Shareholder") in favor of, and for the benefit of, Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), CBS Acquisition Corp., a Florida corporation
("CAC"), and the Representatives of the foregoing corporations (as defined below).

     WHEREAS, the Shareholder has entered into an Agreement and Plan of Merger and Reorganization, dated as of April 30, 1998 (the "Merger Agreement"), by and among, Triangle, QuickCREDIT, CAC, Credit Bureau Services, Inc., a Florida corporation ("CBS"), and the Shareholder, whereby CBS shall merge with and into CAC at which time CBS shall cease to exist (the "Merger"); and

     WHEREAS, pursuant to the requirements of Section 5.6 of the Merger Agreement, and as a condition to closing and effecting the Merger, the Shareholder is required to release and forever discharge Triangle, QuickCREDIT and CAC and each of their respective directors, officers, agents and employees, attorneys and stockholders (collectively, "Representatives"), and the Shareholder is willing to so release and discharge Triangle, QuickCREDIT and CAC and each of their respective past, present and future Representatives in consideration of the direct personal benefit to be derived by the Shareholder from the Merger;

     NOW, THEREFORE, for and in consideration of the premises and the promises, undertakings and covenants set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Release by the Shareholder. The Shareholder, for himself and his respective heirs, personal representatives, successors and assigns, hereby releases and forever discharges Triangle, QuickCREDIT and CAC, their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, of and from any and all causes of action and claims for relief of any kind and nature whatsoever, known and unknown, anticipated and unanticipated, absolute or contingent, past, present and future, for or on account of any and all losses, injuries, or damages, including all consequential, incidental, and derivative damages of any kind and nature, arising on or before the Effective Date (as defined in the Merger Agreement), resulting or to result from or in any way growing out of the previous employment relationship between the Shareholder and CBS prior to the Effective Date, and all other matters of every type or nature which, directly or indirectly, relate to or concern any relationship between the Shareholder and CBS and their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, prior to the Effective Date, except (i) claims for regular compensation and benefits accrued and payable to the Shareholder with respect to periods beginning prior to the Effective Date, as applicable, in each case consistent with CBS's normal policies for such payments as disclosed to Triangle, QuickCREDIT and CAC, (ii) claims against Triangle, QuickCREDIT and CAC for breach of the Merger Agreement, and (iii) claims for indemnification for actions taken by the Shareholder in its capacity as an officer or director of CBS to the extent CBS is otherwise legally obligated to so indemnify the Shareholder (collectively, the "Unreleased Claims").

2. Representations of the Shareholder. The Shareholder hereby represents and warrants to Triangle, QuickCREDIT and CAC that the Shareholder has not at any time assigned any claim that the Shareholder may have had, now has, or may hereafter have against Triangle, QuickCREDIT, CAC, CBS or their respective affiliates, successors or assigns, or each of their past, present or future Representatives, and for themselves and their respective heirs, personal representatives, successors and assigns, hereby covenant and agree with Triangle, QuickCREDIT and CAC, that they shall not hereafter take any action to assign or assist in the assignment of any such claim, other than an Unreleased Claim.

3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

4. Severability of Provisions. Wherever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered under seal as of the day and year first written above.



                                  ________________________________________(SEAL)
                                  Name:

                                    EXHIBIT G

                      FORM OF SHARE SUBSCRIPTION AGREEMENT

                      IMPORTANT INFORMATION FOR SUBSCRIBER

THE SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED (COLLECTIVELY, THE "ACTS"), OR ANY OTHER APPLICABLE BLUE SKY LAW, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES (i) ARE REGISTERED UNDER SUCH ACTS, (ii) IN THE OPINION OF LEGAL COUNSEL AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR
(iii) THE REQUEST FOR TRANSFER IS ACCOMPANIED BY NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE SECURITIES
COMMISSION. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP-TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE CORPORATION'S TRANSFER AGENT (OR NOTED IN THE CORPORATION'S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED WILL BE ISSUED.

                          SHARE SUBSCRIPTION AGREEMENT

         TO  THE  BOARD  OF  DIRECTORS  OF  Triangle  Imaging  Group,   Inc.,  a
corporation organized and incorporated under the laws of the State of Florida (the "Corporation"):

     1.  Subscription.   The  undersigned,   ___________________________________
("Subscriber"), hereby subscribes for __________ shares of common stock of the Corporation, $.0001 par value (the "Shares"), for the aggregate consideration described in that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of _____________________, 1998, by and among the Corporation, QuickCREDIT Corp., a Florida corporation and wholly-owned subsidiary of the Corporation ("QuickCREDIT"), CBS Acquisition Corp., a Florida corporation and wholly-owned subsidiary of QuickCREDIT, and ______________________________, a Florida corporation, and Subscriber.

         2. Restrictions. Subscriber understands that the Shares have not been registered under the Acts, or any other applicable "blue sky" law, and will be issued in reliance upon certain exemptions from registration thereunder. Subscriber understands that the statutory basis for such exemptions is dependent upon Subscriber's undertaking to acquire the Shares for purposes of investment for its own account, not as a nominee or agent, and without the intent of reselling or disposing of the Shares, or otherwise participating directly or indirectly in a distribution thereof. Subscriber further understands that by reason of the exemptions to be relied upon in connection with their issuance, the Shares issued to Subscriber will not be freely transferable and that any proposed sale or other transfer of the Shares may be prohibited and will in any event be subject to significant restrictions. Any certificates representing the Shares will bear a legend to such effect, and a stop-transfer order with respect to the Shares will be placed with the Corporation's transfer agent (or noted in the Corporation's records if the Corporation acts as its own transfer agent in respect of the Shares).

         3. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to, and agrees with, the Corporation as follows:

     (a) The Shares are being acquired by Subscriber for Subscriber's own account, not as a nominee or agent, and not with a view to, or for, resale, transfer or distribution;

     (b) Subscriber has no intention of participating directly or indirectly in a distribution of the Shares;

     (c) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of this investment;

     (d) Subscriber has received and reviewed copies of the Corporation's filings with the United States Securities and Exchange Commission listed on Exhibit A hereto.

     (e) Subscriber has had access during the course of the transactions as contemplated in the Merger Agreement and prior to its acquisition of the Shares to such additional information relating to the Corporation as Subscriber has desired and has been given the opportunity to (i) ask questions of, and receive answers from, the Corporation and its representatives concerning the Corporation and the terms and conditions of the issuance of the Shares, and (ii) obtain any additional information that the Corporation possesses or can reasonably obtain that is necessary to verify the accuracy of information furnished by the Corporation in connection herewith;

     (f) Subscriber is an accredited investor as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Subscriber is capable of bearing the economic risks of the investment in the Shares, including loss of the entire investment, and if Subscriber deems it necessary to do so, has reviewed the merits of the investment with his tax and legal counsel and with investment adviser(s), and Subscriber understands the merits and risks of this investment; and

     (g)   Subscriber  has   accurately   completed  the   accredited   Investor
Questionnaire attached hereto as Exhibit B and has executed such Questionnaire, and any applicable exhibits thereto, where required.

     (h) Subscriber has evaluated the risks of this investment and has determined the Corporation is a suitable investment.

         4.   Representations   of  the  Corporation.   The  Corporation  hereby
represents and warrants to Subscriber as follows:

     (a) The Corporation is a corporation organized and in good standing under the laws of the State of Florida;

     (b) All corporate action on the part of the Corporation necessary for authorization in respect of the Corporation's issuance of the Shares as contemplated hereunder has been (or shall be) taken prior to the date of the Corporation's execution of this Share Subscription Agreement;

     (c) The Corporation's execution of this Share Subscription Agreement and issuance of the Shares as contemplated hereunder will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation or any material agreement to which the Corporation is bound; and

     (d) Upon execution of this Share Subscription Agreement and receipt by the Corporation of the consideration for the Shares as described herein, the Shares shall be deemed to be validly issued and outstanding, fully paid and nonassessable.

         5. Consideration. Subscriber hereby agrees and understands that the consideration for the Shares shall not be delivered by Subscriber to the Corporation until the share subscription contained herein shall have been accepted; provided, however, that such consideration shall be delivered promptly thereafter in accordance with the terms and conditions of the Merger Agreement and prior to the issuance by the Corporation of the Shares. Subscriber understands and agrees that the undersigned shall not be entitled to certificates for, nor shall the undersigned be entitled to vote the Shares until the consideration set forth herein has been delivered to the Corporation as contemplated in the Merger Agreement.

         Executed as of the _______ day of _______________, 1998.


                                         Very truly yours,


                                         _________________________________(L.S.)


ACCEPTED AND AGREED TO:

TRIANGLE IMAGING GROUP, INC.


By:__________________________________________
   Name: Vito A. Bellezza
   Title: Chairman of the Board of Directors
             and Chief Executive Officer

Date: ________, 1998

                                    EXHIBIT A


                              INDEX TO SEC FILINGS

     I. The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     II. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997;

     III. The Corporation's Registration Statement on Form S-8 filed on August 15, 1997;

     IV. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

     V. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     VI. The Corporation's Quarterly Report on Form 10-KSB for the year ended December 31, 1996;

     VII. The Corporation's Amendment to its Current Report on Form 8-K/A filed March 4, 1997;

     VIII. The Corporation's Current Report on Form 8-K filed January 3, 1997;

     IX. The Corporation's Registration Statement on Form S-8 filed December 24, 1996;

     X. The Corporation's Current Report on Form 8-K filed December 20, 1996;

     XI. The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     XII. The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     XIII. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     XIV. The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                                    EXHIBIT B

                          TRIANGLE IMAGING GROUP, INC.
                        ACCREDITED INVESTOR QUESTIONNAIRE

Purpose of This Questionnaire

         The undersigned has met with certain principals of Triangle Imaging Group, Inc. (the "Company"), and has been provided certain information with regard to a proposed investment in the Company. Certain of the Company's securities will be offered to the undersigned as an "accredited investor" without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, in reliance on the exemption contained in Section 3(b) and/or 4(2) and/or 4(6) of the 1933 Act in reliance on Regulation D of the Securities and Exchange Commission thereunder and on similar exemptions under applicable state laws. Under Section 4(2) and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an "investing entity" meets certain suitability requirements before selling securities to such individual or entity. This Questionnaire will enable the Company to make investor qualification determinations and discharge its responsibilities under federal and state securities laws and the Company will rely upon the information contained herein. SECURITIES WILL NOT BE SOLD OR ISSUED TO THE UNDERSIGNED UNTIL A QUESTIONNAIRE HAS BEEN FILLED OUT AS THOROUGHLY AS POSSIBLE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION WHICH DOES NOT QUALIFY AS AN ACCREDITED INVESTOR, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE TO DETERMINE ACCREDITED STATUS. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.

Instructions:

         The Company will not issue securities to the undersigned until one (1) copy of this Questionnaire has been completed, signed, dated and delivered to the Company.

         Your  answers  will be kept  strictly  confidential  at all times.  The
Company may, however, present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of the securities will not result in a violation of the registration provisions of the 1933 Act or a violation of the securities laws of any state.

         All questions must be answered. If the appropriate answer is "None" or "Not applicable," please so state. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answer to any item.

Name(s):________________________________________________________________________


Social Security Number or Taxpayer Identification Number:_______________________


Home Address:___________________________________________________________________

________________________________________________________________________________


Business Address:_______________________________________________________________

________________________________________________________________________________


Home Telephone:_________________________________________________________________


Business Telephone:_____________________________________________________________


Occupation/Business:____________________________________________________________


Place and date of formation (if an entity):_____________________________________


If the undersigned is an individual, please CHECK whichever of the following statements, (a)-(e) below, is applicable to you:

     ___ (a) The undersigned has had an individual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

     ___ (b) The undersigned has had joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income with his or her spouse in excess of $300,000 in the current calendar year;

     ___ (c) The undersigned has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000;

     ___ (d) The undersigned is a director or executive officer of the Company;

     ___ (e) None of the above.

         For purposes of this Accredited Investor Questionnaire, the following definitions apply:

         "Individual income" means "adjusted gross income" as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) the amount of any losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

         "Joint income" means "adjusted gross income" of you and your spouse as reported for federal income tax purposes, increased by the following amounts:
(i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq.
of the Code.

         "Net  worth"  means the excess of total  assets at fair  market  value,
including  home  and  personal  property,  over  total  liabilities,   including
mortgages and income taxes on unrealized appreciation of assets.

If the undersigned is a corporation, partnership, employee benefit plan, individual retirement account or trust, please CHECK whichever of the following statements (a)-(n) is applicable:

     ___ (a) The undersigned is a self-directed individual retirement account or 401(k) Plan (if this statement is checked, the participant must also check whichever of statements 9(a)-(e), above are applicable);

     ___ (b) The undersigned is a bank as defined in section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act, whether acting in an individual or fiduciary capacity;

     ___ (c) The  undersigned  is a broker  or  dealer  registered  pursuant  to section 15 of the Securities Exchange Act of 1934;

     ___ (d) The undersigned is an insurance company as defined in section 2(13) of the 1933 Act;

     ___ (e) The undersigned is an investment company registered under the Investment Company Act of 1940;

     ___ (f) The  undersigned  is a business  development  company as defined in section 2(a)(48) of the Investment Company Act of 1940;

     ___ (g) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

     ___ (h) The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000;

     ___ (i) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

     ___ (j) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     ___ (k) The undersigned is an organization described in section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

     ___ (l) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

     ___ (m) The undersigned is an entity, each of whose stockholders, partners or beneficiaries meets at least one of the conditions set forth under 9(a)-(d), above with respect to individuals or 10(b)-(l), above with respect to corporations, partnerships, trusts or other entities; or

     ___ (n) None of the above.

IF YOU CHECK THE STATEMENT NOTED AS 10(m) ABOVE AND DO NOT CHECK ANY OTHER STATEMENT, A COMPLETED QUESTIONNAIRE FOR EACH STOCKHOLDER OF THE SUBSCRIBING CORPORATION, EACH PARTNER OF THE SUBSCRIBING PARTNERSHIP OR EACH BENEFICIARY OF THE SUBSCRIBING EMPLOYEE BENEFIT PLAN MUST ACCOMPANY THIS QUESTIONNAIRE.

     To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects.


Dated: _______________________           _______________________________________
                                         Signature

                                         _______________________________________
                                         Title (if an entity)

                     ALL PURCHASERS MUST COMPLETE THIS PAGE


IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on this _______ day of ____________________, 1998.

______________________ x $______________ per share = $__________________________
Shares to be Purchased                                      Purchase Price


Manner in which Title is to be held (Please Check One):


1.    _____  Individual                    7.    ______  Trust/Estate/Pension or
                                                         Profit Sharing Plan
                                                         Date Opened:___________

2.    _____  Joint Tenants With
             Right of Survivorship
                                           8.    ______  As a Custodian for
3.    _____  Community Property
                                                ________________________________
                                                Under the Uniform Gift to Minors
4.    _____  Tenants in Common                  Act of the State of_____________


5.    _____  Corporation/Partnership       9.    ______  Married with Separate
                                                         Property

6.    _____  IRA                          10.    ______  Keogh


                   INDIVIDUAL  PURCHASERS MUST COMPLETE PAGE 6; PURCHASERS WHICH
              ARE ENTITIES MUST COMPLETE PAGE 7.

              FOR EXECUTION BY A PURCHASER WHO IS A NATURAL PERSON


________________________________________________________________________________
                     Exact Name in Which Title is to be Held



________________________________________________________________________________
                                   (Signature)



________________________________________________________________________________
                               Name (Please Print)



________________________________________________________________________________
                      Residence Address: Number and Street



________________________________________________________________________________
                City                               State             Zip Code


________________________________________________________________________________
                             Social Security Number


Accepted this ________ day of _________________, 1998, on behalf of the Company.



                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                 FOR EXECUTION BY A PURCHASER WHICH IS AN ENTITY

                     (Corporation, Partnership, Trust, Etc.)



________________________________________________________________________________
                          Name of Entity (Please Print)



                                    By:_________________________________________

                                    Title:______________________________________


                                    Attest:_____________________________________

                                    Title:______________________________________



                                                     [SEAL]



                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________
                                     Address



                                    ____________________________________________
                                    Taxpayer Identification Number


ACCEPTED, this ______ day of __________________, 1998, on behalf of the Company.





                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    EXHIBIT H

                             FORM OF LEASE AGREEMENT

                                    EXHIBIT I

                                FORM OF GUARANTY


        THIS GUARANTY (the "Guaranty") is executed as of the 30th day of April, 1998 by STEVEN P. NAIMOLI and KIM A. NAIMOLI, individual residents of the State of Florida (the "Guarantors"), in favor of CBS ACQUISITION CORP., a Florida corporation ("CAC").

        WHEREAS, CAC and Guarantors are parties to that certain Agreement and Plan of Merger and Reorganization dated April 30, 1998 pursuant to which Credit Bureau Services, Inc., a Florida corporation ("CBS") will merge with and into CAC (the "Merger") and CAC will continue as the surviving corporation of the Merger; and

        WHEREAS, CBS and Steven P. Naimoli are indebted to William J. Tackett and Ethel K. Tackett (the "Tacketts") pursuant to the terms of that certain promissory note dated October 4, 1994, in the original principal amount of $200,000 (the "Note") a copy of which is attached hereto as Exhibit A; and

        WHEREAS, pursuant to Section 5.11 of the Merger Agreement Steven P. Naimoli and Kim A. Naimoli covenant and agree to make all payments of principal and interest, when and as due, in accordance with the terms of the Note, all as more fully set forth in said Section 5.11 of the Merger Agreement;

        WHEREAS, it is a condition precedent to the obligation of CAC to enter into the Merger that this Guaranty be executed by Guarantors; and

        WHEREAS, Guarantors have determined that execution of this Guaranty will be of benefit to Guarantors and Guarantors are therefore willing to execute this Guaranty to induce CAC to enter into the Merger;

        NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantors, the Guarantors agree as follows:

i. Guaranty. For good and valuable consideration (the receipt and sufficiency of which Guarantors hereby acknowledge) and for the purpose of seeking to induce CAC to enter into the Merger Agreement (the completion of which Guarantors acknowledge to be to the interest and advantage of Guarantors), Guarantors hereby unconditionally, absolutely and irrevocably guarantee to CAC and CAC's successors and assigns, the full and prompt payment, in lawful money of the United States when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after the termination thereof, of any and all past, present and future obligations of CBS or the Guarantors or any of its or his affiliates, whether now or hereafter existing, arising under the Note and/or Section 5.11 of the Merger Agreement, together with any renewals, modifications, amendments and extensions thereof. This Guaranty uses the term "obligations" (hereinafter collectively referred to as the "Obligations") in its most comprehensive sense, including any and all obligations and liabilities of CBS or the Guarantors arising out of or in any way relating to the Note.

2. Assignment. This Guaranty is assignable by CAC, and any assignment hereof or any transfer or assignment of the Guaranty or portions thereof by CAC shall operate to vest in any such assignee, to the extent so assigned, all rights and powers herein conferred upon and granted to CAC.

          IN WITNESS WHEREOF, Guarantors have signed and sealed this Guaranty as of the date first written above. Guarantors:




                                             By: _______________________________
                                                 Steven P. Naimoli




                                             By: _______________________________
                                                 Kim A. Naimoli

                                    EXHIBIT J

               FORM OPINION OF COUNSEL TO CBS AND THE SHAREHOLDERS


                                 April 30, 1998


Triangle Imaging Group, Inc.
4400 West Sample Road, Suite 228
Coconut Creek, Florida 33073

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the requirements of the Agreement and Plan of Merger and Reorganization, dated as of April 30, 1998 (the "Merger Agreement"), by and among Credit Bureau Services, Inc., a Florida corporation (the "Company"), Steven P. Naimoli and Kim A. Naimoli, each an individual resident of the State of Florida (the "Shareholders"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and CBS Acquisition Corp., a Florida corporation (the "Subsidiary").

        We have acted as counsel to the Company and the Shareholders in connection with the entry into and performance by the Company and the Shareholders of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the corporate minute book of the Company, including the articles of incorporation, bylaws and stock transfer records of the Company, and we are further familiar with the corporate proceedings of the Company relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies certified, or otherwise identified to our satisfaction, of the following documents:

        1.       the Merger Agreement;

        2. the Share Subscription Agreements, each dated April 30, 1998, executed by each of the Shareholders in favor of Triangle;

     3. the Releases, each dated April 30, 1998, executed by each of the Shareholders;

     4. the Employment Agreements, each dated April 30, 1998, executed by the Shareholders;

        5. the Restrictive Covenants Agreements, each dated April 30, 1998, executed by each of the Shareholders;

     6.  the  Escrow   Agreement,   dated  April  30,  1998,   executed  by  the
Shareholders;

     7. a certificate, dated April ____, 1998, issued by the Secretary of State of the State of Florida with respect to the corporate existence of the Company (the "Certificate of Existence"); and

        8. the Certificate of Merger of the Company into the Subsidiary dated April 30, 1998, to be filed with the Secretary of State of the State of Florida (the "Certificate of Merger").

     The documents referenced in items 1 through 8 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the laws of the State of Florida and the federal laws of the United States of America.

        In connection with the opinions set forth below, we have assumed the genuineness of all signatures, other than those on behalf of the Company and those of the Shareholders, and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, without independent verification of the accuracy or completeness thereof, solely on the following: (i) the contents of the corporate minute book and stock transfer records of the Company; (ii) the statements and representations contained in the Certificate of Existence; and (iii) the respective statements, representations and warranties of the Company and the Shareholders contained in the Merger Agreement. We have made no other factual investigation for the purpose of rendering this opinion letter.

        The use of the term "Actual Knowledge" shall have the meaning given to such term in the Accord, but shall not be taken that we have made, and in fact we have not made, any independent investigation concerning the accuracy or veracity of any representation, warranty or statement of fact other than as described in the preceding paragraphs. We have made no independent search of any public records in connection with our rendering of the opinions contained herein.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and lawful authority to own, operate and lease its properties and carry on its business as and where such business is now being conducted. As used herein, the term "in good standing" shall mean that all filings have been made as required under applicable filing and annual registration provisions of the Florida Business Corporation Act and all filing fees due and payable thereunder have been paid.

        2. The issued and outstanding  shares of the Company are as set forth on
Schedule 2.2 to the Merger Agreement. All the shares of the Company identified on such Schedule are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 to the Merger Agreement, there is no outstanding capital stock of the Company, and, to our Actual Knowledge, except as set forth on Schedule 2.3 to the Merger Agreement, there are no outstanding options, warrants or other rights to acquire common stock or other securities of the Company.

        3. Each of the Shareholders is the sole record and beneficial owner of the shares set forth beside his or her name on Exhibit A to the Merger Agreement, and, to our Actual Knowledge, has good and valid title to such shares, free and clear of all liens, claims, encumbrances, equities or claims.

        4. The Company has duly and validly executed each Merger Document to which it is a party, and each such Merger Document is the valid, binding and enforceable obligation of the Company. Each of the Shareholders has duly and validly executed each Merger Document to which such Shareholder is a party, and each such Merger Document is the valid, binding and enforceable obligation of such Shareholder.

        5. The execution, delivery and performance of the Merger Documents to which the Company is a party by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance of the Merger Documents to which either Shareholder is a party are within such Shareholder's full power and legal capacity. Except as disclosed in the Merger Documents, the execution, delivery and performance of the Merger Documents by the Company or either Shareholder, do not: (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of the Company; (ii) to our Actual Knowledge, conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of either Shareholder or the Company by the terms of, any evidence of indebtedness or Contract to which either Shareholder or the Company is a party, in each case with or without notice or lapse of time or both, or permit the termination of any such Contract by another Person; (iii) to our Actual Knowledge, result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of the Company or the Company Common Stock under any Contract to which either the Company or either Shareholder is bound; (iv) to our Actual Knowledge, accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or either Shareholder to accelerate the maturity of any such indebtedness; (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either the Company or either Shareholder; or (vi) violate or cause any revocation of or limitation on any Permit of the Company.

        6. Except as disclosed in Schedule 2.7 to the Merger Agreement, no authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Body or any other Person is required to be obtained or made by the Company or either of the Shareholders for the due execution, delivery and performance by them of the Merger Documents.

        7. Under the laws of the State of Florida, the Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Florida.

        8. This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.

                                Very truly yours,



                                By: ____________________________________________

                                    EXHIBIT K

           FORM OF OPINION OF COUNSEL TO TRIANGLE, QUICKCREDIT AND CAC

                                 April 30, 1998


Credit Bureau Services, Inc.
3045 N. Federal Highway, Suite 60
Fort Lauderdale, Florida 33306

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the  requirements of Section
7.4 of the Agreement and Plan of Merger and Reorganization, dated as of April 30, 1998 (the "Merger Agreement"), by and among Credit Bureau Services, Inc., a Florida corporation (the "CBS"), Steven P. Naimoli and Kim A. Naimoli, each an individual resident of the State of Florida (the "Shareholders"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and CBS Acquisition Corp., a Florida corporation ("CAC").

        We have acted as special counsel to Triangle, QuickCREDIT and CAC (collectively, the "Parties") in connection with the negotiation of the Merger Agreement and the consummation by the Parties of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies, certified, or otherwise identified, to our satisfaction, of the following documents:

        1.       the Merger Agreement;

        2. the Share Subscription Agreements, each dated April 30, 1998, executed by each of the Shareholders in favor of Triangle;

     3. the Releases, each dated April 30, 1998, executed by each of the Shareholders;

        4. the Restrictive Covenants Agreements, each dated April 30, 1998, executed by each of the Shareholders;

     5. the Employment Agreements, each dated April 30, 1998, executed by the Shareholders;

        6. the Escrow Agreement by and among the Parties, CBS and the Shareholders, dated as of April 30, 1998;

        7. certificates of recent date, issued by the Secretary of State of the State of Florida with respect to the corporate existence of each of the Parties (the "Certificates of Existence"); and

        8. the Certificate of Merger of CBS with and into CAC, dated April 30, 1998, to be filed with the Secretary of State of the State of Florida (the "Certificate of Merger").

     The documents referenced in items 1 through 8 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia, as currently in effect, and the provisions of the Florida Business Corporation Act, as reported in standard compilations of corporation statutes (excluding any case law annotations contained therein). We are admitted to the Bar of the State of Georgia and do not purport to be experts in the laws of any other state.

        In connection with the opinions set forth below, we have, with your permission, assumed the genuineness of all signatures and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, with your permission and without independent verification of the accuracy or completeness thereof, solely on the following: (i) the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein; (ii) the statements and representations contained in the Certificates of Existence; (iii) the respective statements, representations and warranties of the Parties contained in the Merger Documents; and (iv) an officer's certificate of each of the Parties, each dated April 30, 1998, with respect to certain factual matters. We have made no other factual investigation, including any independent search of any public records, for the purpose of rendering this opinion letter.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. Each of the Parties has duly authorized the execution and delivery of the Merger Documents to which it is a party and the performance of all of its obligations thereunder.

        2. Each of the Parties has the requisite corporate power to execute and deliver the Merger Documents to which it is a party.

        3. The shares of Triangle Common Stock to be delivered under the Merger Agreement (the "Merger Shares") have been duly authorized and, when delivered against surrender of the issued and outstanding shares of CBS Common Stock, in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

        This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.

                                Very truly yours,

                                SMITH, GAMBRELL & RUSSELL, LLP



                                By: ____________________________________________
                                    W. Thomas King

                                    EXHIBIT L

                            FORM OF ESCROW AGREEMENT


        ESCROW AGREEMENT dated as of April 30, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"), QUICKCREDIT CORP., a Florida corporation ("QuickCREDIT"), CBS ACQUISITION CORP., ("CAC") (Triangle, QuickCREDIT and CAC each an "Acquiror" and collectively "Acquirors"), Steven P. Naimoli and Kim A. Naimoli, individual residents of Florida ("Sellers") and
Louis C. Anderson, Esquire, an individual resident of Florida and a member in good standing of the State Bar of Florida ("Escrow Agent").

                              W I T N E S S E T H:

        WHEREAS, Acquirors, Sellers and Credit Bureau Services, Inc. ("CBS"), a Florida corporation, have entered into an Agreement (the "Merger Agreement") pursuant to which, among other things, (i) CBS will be merged with and into CAC, with CAC as the surviving entity (the "Merger") and (ii) each issued and outstanding share of the common stock of CBS, $5.00 par value per share (the "CBS Common Stock"), will be converted into the right to receive the merger consideration set forth in Section 1.8 of the Merger Agreement (the "Merger Consideration"), which Merger Consideration includes 245,000 shares (the "Merger Shares") of common stock of Triangle, $.0001 par value per share;

        WHEREAS, the Merger Agreement requires as a condition to consummation of the transactions described therein that Acquirors, Sellers and Escrow Agent enter into this Agreement, and that Acquiror deposit 50,000 shares of the Merger Shares with Escrow Agent (the "Escrow Shares"), in order to provide a fund for indemnity payments which Sellers may become obligated to make to Acquirors as and to the extent provided in Section 9 of the Merger Agreement ("Indemnity Claims");

        WHEREAS, the parties hereto desire that Escrow Agent be appointed as escrow agent to act in accordance with the terms and conditions hereof;

        WHEREAS, Escrow Agent is willing to serve as the escrow agent and hold the Escrow Shares in accordance with the terms and conditions hereof;

        NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.       Appointment of Escrow Agent.

        Sellers hereby irrevocably appoint Escrow Agent as escrow agent, to receive, hold, administer and deliver the Escrow Funds (as defined below) at any time held by Escrow Agent pursuant to this Escrow Agreement in accordance with this Escrow Agreement, and Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions hereinafter set forth.

        2.       Deposit of Escrow Shares.

        Sellers hereby agree that the Escrow Shares shall be deposited by the Acquirors with Escrow Agent immediately upon the later to occur of (i) the Closing described in the Merger Agreement or (ii) receipt by Acquirors from the Acquirors' stock transfer agent, of a share certificate evidencing the Escrow Shares. Escrow Agent hereby agrees to hold the Escrow Shares upon receipt in accordance with this Escrow Agreement. Escrow Agent has no obligation to collect all or any portion of the Escrow Shares and shall incur no obligations under this Escrow Agreement until the Escrow Shares are received by Escrow Agent.

        3.       Investment.

(a) The Escrow Agent shall invest and reinvest all available cash dividends and other amounts distributed or paid from time to time by Triangle and delivered to Escrow Agent in respect of the Escrow Shares, as directed in writing by Sellers and Acquirors jointly, in any of the following kinds of investments, or in any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America, or agencies of any of the foregoing, having maturities of not greater than ninety (90) days (or, if earlier, the Release Date, as hereinafter defined); (ii) commercial paper rated, at the time of the Escrow Agent's investment therein, at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation and having maturities of not greater than ninety (90) days (or, if earlier, the Release Date); (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than one hundred million dollars ($100,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than ninety
(90) days (or, if earlier, the Release Date); (iv) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (i) above; (v) any money market fund substantially all of which is invested in the foregoing investment categories; or (vi) such other investments as Acquirors and Sellers shall jointly approve in writing. The Escrow Shares and any amounts paid thereon while on deposit with Escrow Agent shall be referred to hereinafter collectively as the "Escrow Funds".

(b) All taxes in respect of earnings on the Escrow Amount shall be the obligation of and shall be paid when due by Sellers, who shall jointly and severally indemnify and hold Acquirors and the Escrow Agent harmless from and against all such taxes.

        4.       Custody and Release of Escrow Funds.

                 Escrow Agent shall hold and disburse the Escrow Funds in accordance with the following:

                 (a) In the event Acquirors believe Acquirors are entitled to receive all or a portion of the Escrow Funds on account of an Indemnity Claim, Acquirors shall deliver to Escrow Agent a written certificate stating that Acquirors are entitled to payment from the Escrow Funds on account of a valid Indemnity Claim (the "Claim Certificate"). The Claim Certificate shall state the amount of the payment from the Escrow Funds to which Acquirors believe Acquirors are entitled. Within 5 business days following Escrow Agent's receipt of any Claim Certificate, Escrow Agent shall send notice to Sellers of Escrow Agent's receipt of such Claim Certificate ("Claim Notice"). The Claim Notice shall include a copy of the Claim Certificate.

                 (b) If Escrow Agent does not, within 15 business days following receipt of the Claim Notice by Sellers, receive from Sellers a written notice objecting to payment of all or any portion of the claim(s) specified in the Claim Certificate ("Objection Notice"), Escrow Agent shall deliver to Acquirors an amount from the Escrow Funds equal to the lesser of (i) the amount specified in the Claim Certificate or (ii) the full remaining balance of the Escrow Funds.

                 (c) If Sellers elect to deliver an Objection Notice within the 15 day period specified in subparagraph 4(b) above, Sellers shall specify in such Objection Notice whether Sellers disputes all or a portion of the amount claimed in the Claim Certificate. If Sellers do not dispute the entire amount claimed in the Claim Certificate, Sellers shall specify the amount which Sellers disputes, and upon receipt of the Objection Notice, Escrow Agent shall pay any undisputed portion claimed in the Claim Certificate to Acquirors in accordance with subparagraph 4(b). Within 5 business days following Escrow Agent's receipt of any Objection Notice, Escrow Agent shall notify Acquirors of Escrow Agent's receipt of such Objection Notice and shall provide to Acquirors a copy of the Objection Notice with such notification.
                 (d) Any portion of the Escrow Funds claimed by Acquirors pursuant to a Claim Notice delivered to Escrow Agent in accordance with subparagraph 4(a) and disputed by Sellers pursuant to an Objection Notice delivered to Escrow Agent in accordance with subparagraph 4(b) ("Disputed
Amounts") shall be retained by Escrow Agent until Escrow Agent shall have received either of the following:

     (i) a written directive executed jointly by Acquirors and Sellers directing Escrow Agent to pay all or a portion of the Disputed Amounts to Acquirors or to Sellers and specifying the amounts to be paid, in which case Escrow Agent shall promptly pay such amounts to Acquirors from the Escrow Funds in accordance with such directive; or

     (ii) a certified copy of a final, non-appealable order of a court of competent jurisdiction ordering Escrow Agent to deliver all or a portion of the Disputed Amounts, in which case Escrow Agent shall promptly comply with the terms of such court order.

                 (e) If, on the date which is the 365th day immediately following the Closing Date (the "Release Date"), the amount of Escrow Funds remaining in control of Escrow Agent exceeds the aggregate amount of Disputed Claims and Pending Claims, as hereafter defined, as of such date, Escrow Agent shall release to Sellers all Escrow Funds remaining in excess of such aggregate sum.

                          A "Pending  Claim" for purposes of this Subsection (e)
shall be any amount of the Escrow
Funds which is the subject of a Notice of Claim delivered within 15 days prior to the Release Date with respect to which the Escrow Agent has not received an Objection Notice as of the Release Date.

                 (f) No Claim Certificate may be delivered by Acquirors to Escrow Agent after the date which is two business days prior to the Release Date (the "Bar Date"). Any Claim Certificate delivered to Escrow Agent after the Bar Date shall be void and shall be disregarded by Escrow Agent. Subject to the other terms and conditions of this Agreement, following the Release Date, Escrow Agent shall continue to hold any Disputed Amounts or Pending Amounts beyond the Release Date until disbursement in accordance with subparagraphs 4(b) or (d), as the case may be.

                 (g)   Anything  in  this  Escrow   Agreement  to  the  contrary
notwithstanding:

     (i) Escrow Agent may deposit all or any portion of the Escrow Funds with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

     (ii) If at any time Escrow Agent receives an order of a court of competent jurisdiction, or (subject to subparagraph 5(b) below) written instructions signed by both Acquirors and Sellers directing delivery of all or a portion of the Escrow Funds, Escrow Agent shall comply with such order or instructions.

                 (h) The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth in this Escrow Agreement. The Escrow Funds shall not be available to, and shall not be used by, Escrow Agent to set off any obligation of Acquirors or Sellers to Escrow Agent.

                 (i) Upon any delivery or deposit of all of the Escrow Funds pursuant to this Section 4, Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

        5.       Concerning Escrow Agent.

                 Escrow Agent has been induced to accept its obligations under this Escrow Agreement by the following terms, conditions, representations and warranties:

                 (a) Escrow Agent shall not be liable,  except for his own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent. Acquirors and Sellers jointly and severally shall indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against any and all claims, liabilities, losses, damages, costs, reasonable attorneys' fees and other expenses whatsoever arising out of or in connection with Escrow Agent's service as Escrow Agent under this Escrow Agreement. Without limiting the foregoing, in no event shall Escrow Agent be liable except for his own gross negligence or willful misconduct for any matter or thing relating to his investment or reinvestment of the Escrow Funds, including, without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of any amounts paid by Triangle with respect to the Escrow Shares, including without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of such dividends or any loss of interest incident to any such delays.

                 (b) In the event of any disagreement among the parties to this Escrow Agreement, or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with all or any part of the Escrow Funds, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it (but nothing herein shall obligate Escrow Agent so to do) until (i) Escrow Agent shall have received an order of a court of competent jurisdiction directing delivery of all or any part of the Escrow Funds or (ii) all differences shall have been adjusted and all doubt resolved by written agreement executed by the parties to such disagreement and delivered to Escrow Agent.

                 (c) Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof and may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                 (d) Each of the Acquirors represents and warrants to Escrow Agent that Acquirors have full power and authority to act as representative of any and all of the other Acquirors for all purposes with respect to this Escrow Agreement and the Escrow Funds. Escrow Agent shall be entitled to rely conclusively on the authority of any Acquiror to make Indemnity Claims on behalf of any of the Acquirors and Escrow Agent shall make payment with respect to any such claim directly to any Acquiror as agent and trustee of such other Acquiror(s). Escrow Agent shall have no obligation to communicate directly with any Acquiror or to honor or acknowledge any directives or communications given or purportedly given by any Acquiror, other than those provided by an Acquiror in accordance with the terms of this Escrow Agreement.

                 (e) Neither Acquirors nor Sellers shall have any right or standing to make a claim, provide any notice or receive any payment by, through or under this Agreement except in accordance with the procedures described herein. Escrow Agent shall have no obligation to communicate directly with Acquirors or Sellers or to honor or acknowledge any directives or communications given or purportedly given by Acquirors or Sellers, except those provided by Acquirors or Sellers in accordance with this Agreement.

                 (f) Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

                 (g) This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto.

        6.       Successor Escrow Agent.

                 Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Funds to any successor escrow agent mutually designated by Acquirors and Sellers in writing, or to any court of competent jurisdiction. Escrow Agent may be removed by Acquirors and Sellers by signing and delivering to Escrow Agent a joint directive stating that Escrow Agent has been removed and designating a successor Escrow Agent, in which case Escrow Agent shall promptly deliver the Escrow Funds to the successor escrow agent. Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement following any resignation or removal immediately upon delivery of the Escrow Funds to such court or such successor escrow agent.

        7.       Notices.

                 Any notices, certificates or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given only if and when (i) delivered by messenger and receipted for, or (ii) when delivered and receipted for by an overnight mail service, or (iii) when delivered and receipted for by U.S. certified mail, addressed in each case as follows:

   If to Acquirors, to:

               QuickCREDIT Corp.
               4400 West Sample Road, Suite 228
               Coconut Creek, Florida 33073
               Attention: Van Saliba

     with a copy to:

               Smith, Gambrell & Russell, LLP
               1230 Peachtree Street, N.E.
               Suite 3100
               Atlanta, Georgia  30309
               Attention: Peter B. Barlow, Esquire

     If to Sellers to:

               Steven P. Naimoli and
               Kim A. Naimoli
               1400 Dayview Drive
               Ft. Lauderdale, Florida 33304

     with a copy to:

               Louis C. Anderson, Esquire
               224 Commercial Boulevard, Suite 317
               Lauderdale-by-the-Sea, Florida 33308

     If to Escrow Agent to:

               Louis C. Anderson, Esquire
               224 Commercial Boulevard, Suite 317
               Lauderdale-by-the-Sea, Florida 33308

Any  address  set forth  above may be changed by notice  given  pursuant to this
Section 7.

   8.     Miscellaneous.

          (a) Any provision of this Escrow Agreement which may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

          (b) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Escrow Agreement without the written consent of the other parties. In no event shall Escrow Agent be required to act upon, or be bound by, any notice, instruction, confirmation or other communication given by a person other than Acquirors or Sellers nor shall Escrow Agent be required to deliver the Escrow Funds to any person other than Acquirors or Sellers or a successor escrow agent designated by Acquirors and Sellers in accordance with Paragraph 6.

          (c) This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida.

          (d) This Escrow Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. This Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

          (e) The fees of Escrow Agent shall be paid 50% by Acquirors and 50% by Sellers, as and when billed by Escrow Agent in accordance with the schedule of fees described on Exhibit "A" hereto.

          (f) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Escrow Agreement taken together shall constitute but one and the same instrument.

          (g) A "business day" for purposes of this Agreement shall mean any day on which commercial banks in Ft. Lauderdale, Florida are open for regular business.

          (h) The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Escrow Agreement.


   IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement on the date first above written.


ACQUIRORS                                    SELLERS

TRIANGLE IMAGING GROUP, INC.



_________________________________________    ___________________________________
By:  Vito A. Bellezza                        By:  Steven P. Naimoli
Title: Chairman of the Board of Directors
        and Chief Financial Officer



_________________________________________    ___________________________________
By:  Harold S. Fischer                       By: Kim A. Naimoli
Title: President



                                             ESCROW AGENT




QUICKCREDIT CORP.                            ___________________________________
                                             By:  Louis C. Anderson, Esquire


_________________________________________
By:  Van Saliba
Title: President





CBS ACQUISITION CORP.



_________________________________________
By:  Van Saliba
Title: President

                                    EXHIBIT A

                          SCHEDULE OF ESCROW AGENT FEES


                  Annual Charge     $1,000.00



   Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys fees or messenger costs, are additional and are not included in the above schedule.

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among:


              TRIANGLE IMAGING GROUP, INC., a Florida corporation,

                    QUICKCREDIT CORP., a Florida corporation

                  EJG ACQUISITION CORP., a Florida corporation,

             EJG SERVICES, INC. d/b/a Universal Mortgage Reporting,
                             a Missouri corporation,

                                       and

                     THE SHAREHOLDERS OF EJG SERVICES, INC.
                       d/b/a Universal Mortgage Reporting


                            ________________________

                            Dated as of May 22, 1998
                            ________________________

                  Table of Contents                                         Page

Section 1.        DESCRIPTION OF TRANSACTION...................................1
         1.1      Merger of EJG with EAC.......................................1
         1.2      Effect of Merger.............................................1
         1.3      Closing; Effective Time......................................2
         1.4      Articles of Incorporation and Bylaws;
                  Directors and Officers.......................................2
         1.5      Conversion of Shares.........................................2
         1.6      Closing of Transfer Books of EJG.............................2
         1.7      Exchange of Certificates.....................................3
         1.8      Merger Consideration.........................................4
         1.9      Right to Obligate Triangle to Repurchase Merger Shares.......5
         1.10     Tax Consequences.............................................6
         1.11     Further Action...............................................6

Section 2.        REPRESENTATIONS AND WARRANTIES OF EJG
                  AND THE SHAREHOLDERS.........................................6
         2.1      Due Organization and Qualification...........................6
         2.2      Capitalization...............................................6
         2.3      Options or Other Rights......................................7
         2.4      Subsidiaries and Investments.................................7
         2.5      Charter and Bylaws...........................................7
         2.6      Books and Records............................................7
         2.7      Authority; Binding Nature of Agreement.......................7
         2.8      Financial Statements.........................................8
         2.9      Absence of Undisclosed Liabilities...........................9
         2.10     Absence of Changes...........................................9
         2.11     Legal Proceedings; Orders...................................11
         2.12     Tax Matters.................................................11
         2.13     Title to Assets.............................................13
         2.14     Compliance with Legal Requirements..........................13
         2.15     Contracts...................................................13
         2.16     Leases......................................................15
         2.17     Accounts and Notes Receivable...............................15
         2.18     Fixed Assets................................................16
         2.19     Trade Names and Other Intangibles...........................16
         2.20     Suppliers and Customers.....................................16
         2.21     Payment of Wages and Salary.................................16
         2.22     Employee Benefit Plans......................................17
         2.23     Insurance...................................................18
         2.24     Environmental Matters.......................................19
         2.25     Officers, Directors and Key Employees.......................20
         2.26     Restrictive Documents.......................................20
         2.27     Licenses....................................................20
         2.28     Transactions with Affiliated Parties........................20
         2.29     Bank Accounts and Powers of Attorney........................20
         2.30     Warranties..................................................20
         2.31     Assets Complete.............................................21
         2.32     No Changes Prior to Closing Date............................21
         2.33     Disclosure..................................................21
         2.34     Broker's or Finder's Fees...................................21
         2.35     Copies of Documents.........................................22
         2.36     Disclosure Schedules........................................22

Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND EAC.........................................22
         3.1      Due Organization and Qualification..........................22
         3.2      Charter and By-Laws.........................................22
         3.3      Authority; Binding Nature of Agreement......................22
         3.4      Legal Proceedings; Orders...................................23
         3.5      SEC Filings; Financial Statements...........................24
         3.6      Valid Issuance..............................................24
         3.7      Broker's or Finder's Fees...................................24

Section 4.        CERTAIN COVENANTS OF EJG AND THE SHAREHOLDERS...............24
         4.1      Access and Investigation....................................25
         4.2      Operation of the Business of EJG............................25
         4.3      Notification; Updates to Schedules..........................27
         4.4      Pooling of Interests........................................27
         4.5      No Negotiation..............................................27

Section 5.        ADDITIONAL COVENANTS OF THE PARTIES.........................28
         5.1      Filings and Consents........................................28
         5.2      Public Announcements........................................28
         5.3      Best Efforts................................................28
         5.4      Employment Agreement........................................28
         5.5      Restrictive Covenants Agreement.............................28
         5.6      Share Subscription Agreement................................29
         5.7      Termination of Employee Plans...............................29
         5.8      Assumption of Notes Payable.................................29


Section 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  TRIANGLE AND QUICKCREDIT....................................29
         6.1      Accuracy of Representations.................................29
         6.2      Performance of Covenants....................................29
         6.3      Consents....................................................29
         6.4      Agreements and Documents....................................29
         6.5      No Material Adverse Change..................................30
         6.6      Termination of Employee Plans...............................30
         6.7      Pooling Letter..............................................30
         6.8      Rule 506....................................................30
         6.9      No Restraints...............................................30
         6.10     No Legal Proceedings........................................31
         6.11     Completion of Due Diligence.................................31
         6.12     Certificates of Merger......................................31

Section 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  EJG AND THE SHAREHOLDERS....................................31
         7.1      Accuracy of Representations.................................31
         7.2      Performance of Covenants....................................31
         7.3      Consents....................................................31
         7.4      Agreements and Documents....................................31
         7.5      No Restraints...............................................32
         7.6      Certificates of Merger......................................32

Section 8.        TERMINATION.................................................32
         8.1      Termination Events..........................................32
         8.2      Termination Procedures......................................33
         8.3      Effect of Termination.......................................33

Section 9.        INDEMNIFICATION, ETC........................................33
         9.1      Survival of Representations and Warranties..................33
         9.2      Shareholders' Indemnity Agreement...........................33
         9.3      Indemnity Agreement of QuickCREDIT and
                  the Surviving Corporation...................................34
         9.4      Indemnification Procedure...................................35
         9.5      Pledge of Stock as Security.................................36
         9.6      Set-off.....................................................36

Section 10.       MISCELLANEOUS PROVISIONS....................................36
         10.1     Further Assurances..........................................36
         10.2     Fees and Expenses...........................................36
         10.3     Attorneys' Fees.............................................36
         10.4     Notices.....................................................37
         10.5     Time of the Essence.........................................38
         10.6     Headings....................................................38
         10.7     Counterparts................................................38
         10.8     Governing Law...............................................38
         10.9     Successors and Assigns......................................38
         10.10    Remedies Cumulative; Specific Performance...................38
         10.11    Waiver......................................................39
         10.12    Amendments..................................................39
         10.13    Severability................................................39
         10.14    Parties in Interest.........................................39
         10.15    Entire Agreement............................................39
         10.16    Construction................................................39


                                LIST OF EXHIBITS

Exhibit A         --       Shareholders of EJG
Exhibit B         --       Certain Definitions Used in this Agreement
Exhibit C         --       Directors and Officers of the Surviving Corporation
Exhibit D         --       Form of Employment Agreement with Keith Giordano
Exhibit E         --       Form of Restrictive Covenants Agreement with
                           Keith Giordano
Exhibit F         --       Form of Share Subscription Agreement
Exhibit G         --       Form of Opinion of Counsel to Triangle
                           and QuickCREDIT
Exhibit H         --       Form of Opinion of Counsel to EJG and the
                           Shareholders
Exhibit I         --       Form of Escrow Agreement


                                LIST OF SCHEDULES

Schedule 2.1         --       Due Organization and Qualification
Schedule 2.2         --       Capitalization
Schedule 2.3         --       Options or Other Rights
Schedule 2.5         --       Charter and Bylaws
Schedule 2.7         --       Authority; Binding Nature of Agreement
Schedule 2.8         --       Financial Statements
Schedule 2.10        --       Absence of Changes
Schedule 2.11        --       Legal Proceedings; Orders
Schedule 2.12        --       Tax Matters
Schedule 2.13        --       Title to Assets
Schedule 2.14        --       Compliance with Legal Requirements
Schedule 2.15        --       Contracts
Schedule 2.16        --       Leases
Schedule 2.18        --       Fixed Assets
Schedule 2.19        --       Trade Names and Other Intangibles
Schedule 2.20        --       Suppliers and Customers
Schedule 2.21        --       Payment of Wages and Salary
Schedule 2.22        --       Employee Benefit Plans
Schedule 2.23        --       Insurance
Schedule 2.24        --       Environmental Matters
Schedule 2.25        --       Officers, Directors and Key Employees
Schedule 2.27        --       Licenses
Schedule 2.28        --       Transactions with Affiliated Parties
Schedule 2.29        --       Bank Accounts and Powers of Attorney
Schedule 2.30        --       Warranties
Schedule 2.32        --       No Charges Prior to Closing

Schedule 3.2         --       Charter and Bylaws
Schedule 3.4         --       Legal Proceedings; Orders

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of this 22 day of May, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"); QUICKCREDIT CORP., a Florida corporation and a wholly-owned subsidiary of Triangle ("QuickCREDIT"); EJG
ACQUISITION CORP., a Florida corporation and wholly-owned subsidiary of QuickCREDIT ("EAC"); EJG SERVICES, INC, d/b/a Universal Mortgage Reporting, a Missouri corporation ("EJG") and the shareholders of EJG identified on Exhibit A hereto (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS:

         A. The parties intend to effect a merger of EJG with EAC (the "Merger") in accordance with this Agreement the Florida Business Corporation Act (the "FBCA") and the General and Business Corporation Law of Missouri (the "GBCLM"). Upon consummation of the Merger, EJG will cease to exist and EAC will continue to exist as the surviving corporation of the Merger.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         C. This Agreement has been adopted and approved by the respective boards of directors of Triangle, QuickCREDIT and EAC and the board of directors and the shareholders of EJG.

         D. The capitalization of EJG consists of 30,000 shares of voting common stock, no par value per share, of which 6,000 shares are issued and outstanding (the "EJG Common Stock").

         E. It is intended that the Merger be treated as a "pooling of interests" under generally accepted accounting principles and SEC rules.


                                   AGREEMENT:

         The parties to this Agreement agree as follows:

Section 1.        DESCRIPTION OF TRANSACTION

1.1 Merger of EJG with EAC. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, EJG shall be merged with and into EAC, and the separate existence of EJG shall cease. EAC will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of QuickCREDIT, 4400 West Sample Road, Suite 228, Coconut Creek, Florida 33073, at 10:00 a.m. local time on April 30, 1998, or at such other time on or before May 31, 1998 as the parties shall designate (the "Scheduled Closing Time"; the date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger (the "Certificate of Merger") for the merger of EJG with EAC, conforming to the requirements of the FBCA, shall be filed with the Secretary of State of the State of Florida (the "Secretary of State"). The Merger shall take effect at the time such Certificate of Merger is filed with the Secretary of State (the "Effective Time").

1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless the parties agree otherwise prior to the Effective Time:

     (a) the Articles of Incorporation of EAC shall continue as the Articles of Incorporation of the Surviving Corporation;

(b) the Bylaws of EAC shall continue as the Bylaws of the Surviving Corporation;
(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C; and

(d) the Surviving Corporation shall change its name to EJG Services, Inc. d/b/a Universal Mortgage Reporting promptly after the Closing.

1.5       Conversion of Shares.

         Subject to Section 1.7 of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Triangle, QuickCREDIT, EJG or any Shareholder, each share of EJG Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8 of this Agreement.

1.6 Closing of Transfer Books of EJG. At the Effective Time, the holders of certificates representing shares of EJG Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of EJG, and the stock transfer books of EJG shall be closed with respect to all shares of such EJG Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of EJG shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of EJG Common Stock (an "EJG Stock Certificate") is presented to QuickCREDIT, such EJG Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7 of this Agreement.

1.7  Exchange  of Certificates.

(a) Each Shareholder, at the Closing or as soon thereafter as is practicable, shall surrender its, his or her respective EJG Stock Certificate(s) to QuickCREDIT, together with such transmittal documents as QuickCREDIT may reasonably require, and QuickCREDIT shall deliver or cause Triangle to deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration, pursuant to, and as provided in, Section 1.8 of this Agreement.

(b) No fractional shares of Triangle Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Triangle Common Stock (after aggregating all fractional shares of Triangle Common Stock issuable to such holder) shall receive shares of Triangle Common Stock rounded upward or downward to the nearest whole number of shares.

(c) Until surrendered as contemplated by this Section 1.7, each EJG Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any EJG Stock Certificate shall have been lost, stolen or destroyed, Triangle may, in its discretion and as a condition precedent to the issuance of any certificate representing Triangle Common Stock, require the owner of such lost, stolen or destroyed EJG Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Triangle may reasonably direct) as indemnity against any claim that may be made against Triangle with respect to such EJG Stock Certificate.

(d) The shares of Triangle Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, (THE "FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IF, IN THE OPINION OF COUNSEL TO TRIANGLE, SUCH SALE OR TRANSFER WOULD BE (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE STATE LAWS OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE LAWS.

(e) QuickCREDIT shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of EJG Common Stock pursuant to this Agreement such amounts as QuickCREDIT is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Neither QuickCREDIT nor Triangle shall be liable to any holder or former holder of EJG Common Stock for any shares of Triangle Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 Merger Consideration. The aggregate consideration to be delivered by QuickCREDIT to the Shareholders in full consideration for the Merger (the "Merger Consideration") shall be:

(i) a cash payment of Fifty Thousand and no/100s Dollars ($50,000) to be delivered at Closing or, if later, upon the surrender of the applicable EJG Common Stock;

(ii) a cash payment of Twenty-Five Thousand and no/100s Dollars ($25,000) to be delivered on or before the date which is the later of the 180th day immediately following the Closing Date or the date of surrender of the applicable EJG Common Stock;

(iii) a cash payment of Twenty-Five Thousand and no/100s Dollars ($25,000) to be delivered on or before the date which is the later of the 270th day immediately following the Closing Date or the date of surrender of the applicable EJG Common Stock;

(iv) Two Hundred Thousand (200,000) shares of Triangle Common Stock (the "Merger Shares") to be delivered by Triangle (or its transfer agent) as soon as is practicable following the date of the surrender of the applicable EJG Common Stock, 50,000 shares of which shall be delivered by the Shareholders to Glenn Allen, Esq., as escrow agent, to be held in escrow pursuant to Section 9.5 of this Agreement (the "Escrow Shares"); and

(v) a cash payment to be made as soon as practicable following the date which is the 90th day immediately following the Closing Date (the "Payment Date"), in an amount which is equal to (1) the aggregate of the accounts receivable of EJG ("EJG Receivables") that are (x) in existence at 5:00 p.m. on the day before the Closing Date and (y) actually collected by EAC ("EAC Receipts") during the period beginning on the Closing Date and ending on the Payment Date less (2) all accounts payable and other overhead expenses of EJG existing at 5:00 p.m. on the day before the Closing Date ("EJG Expenses"); provided that all EJG Receivables remaining on the Payment Date shall be written off by EAC and assigned to Shareholders

1.9 Right to Obligate Triangle to Repurchase Merger Shares. From the Closing Date and for a period ending on the 365th day immediately thereafter (the "Put Option Period"), the Shareholders shall have the right to require Triangle to purchase all or any portion of the Merger Shares (the "Put Option") at a purchase price of $3.00 per share (the "Repurchase Price") if, at any time during the Put Option Period, the bid price of Triangle Common Stock is less than $3.00 per share for five (5) or more consecutive trading days (the "Triggering Event"); provided, however, that the Repurchase Price shall be reduced by the amount of any cash dividends paid to the Shareholders during the Put Option Period and shall be proportionately adjusted in the event of a change in the number of shares of Triangle Common Stock issued and outstanding during the Put Option Period as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to such Triangle Common Stock. The Shareholders may exercise the Put Option by giving written notice of such intention of exercise to Triangle indicating the number of shares to be repurchased by Triangle (the "Exercise Notice"), at any time following the occurrence of the Triggering Event up to and including the fifth business day following the last day of the Put Option Period. Within fifteen
(15) business days following receipt by Triangle of the Exercise Notice, subject to confirmation by Triangle of the occurrence of a Triggering Event, (i) the Shareholders exercising their Put Option shall deliver to Triangle certificates representing the number of shares of Triangle Common Stock to be repurchased by Triangle, as indicated in the Exercise Notice, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, with all necessary transfer tax and other revenue stamps acquired at the Shareholders' expense, affixed and canceled, and (ii) Triangle shall deliver to each exercising Shareholder a cash payment in the amount determined by multiplying the number of shares of Triangle Common Stock to be repurchased by Triangle from such Shareholder by the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 (the "Repurchase Payment"); provided, however, that Triangle shall not be required to deliver that portion of any Repurchase Payment attributable to the exercise of the Put Option with respect to any Escrow Shares, unless and until the release of such Escrow Shares from escrow in accordance with the terms of the Stock Pledge and Escrow Agreement referenced in Section 9.5 of this Agreement, at which time, upon the tender of share certificates duly endorsed in blank, or accompanied by a stock power duly endorsed in blank, with all necessary revenue stamps acquired at the exercising Shareholders' expense, affixed and canceled, evidencing the Escrowed Shares to be repurchased, Triangle shall be required to deliver to each exercising Shareholder a cash payment determined by multiplying the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 at the time of such payment, by the lesser of (x) the number of shares of Triangle Common Stock requested by each such Shareholder to be repurchased pursuant to the applicable Exercise Notice or (y) the number of Escrow Shares to be released to such Shareholder from escrow, as determined in accordance with terms of the Stock Pledge and Escrow Agreement referenced in Section 9.5 of this Agreement. The Put Option rights granted to each Shareholder pursuant to this Section 1.9 shall be exercisable by each respective Shareholder during his or her lifetime and shall not be transferrable or assignable except by will or the laws of descent and distribution.

1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Triangle or QuickCREDIT to be necessary or desirable to carry out the purposes of this Agreement or to vest QuickCREDIT with full right, title and possession of and to all rights and property of EJG, the officers and directors of Triangle and QuickCREDIT shall be fully authorized (in the name of EJG and otherwise) to take such action.



Section 2.        REPRESENTATIONS AND WARRANTIES OF EJG AND THE SHAREHOLDERS

         As an inducement to Triangle and QuickCREDIT to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Triangle and QuickCREDIT shall rely thereon, EJG and each of the Shareholders, jointly and severally, represents and warrants to Triangle and QuickCREDIT the following (both as of the Closing Date and as of the date hereof):

2.1 Due Organization and Qualification. EJG is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under applicable filing and annual registration provisions of the FBCA and has paid all filing fees due and payable thereunder. EJG has all necessary corporate power and lawful authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its assets in the manner in which it now owns, leases or uses its assets. EJG is not qualified or otherwise authorized to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Schedule 2.1 annexed hereto, which jurisdictions are the only jurisdictions in which such qualification  or  authorization  is  required  by law.  Except  as set forth on
Schedule 2.1 annexed hereto, EJG does not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. EJG does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule
2.1 annexed hereto.

2.2 Capitalization. The title, par value, number of authorized shares and number of issued and outstanding shares of capital stock of EJG are described on
Schedule 2.2 annexed hereto. No other class of capital stock of EJG is issued and outstanding and there are no shares of capital stock held in EJG's treasury. All of the issued and outstanding shares of EJG Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Shares of capital stock of EJG owned of record and beneficially by each EJG shareholder and the residence address of each such shareholder is set forth on Schedule 2.2 annexed hereto. Except as set forth on Schedule 2.2 no person or entity has, or ever has had, any ownership interest in the property, capital stock, assets or business of EJG.

2.3 Options or Other Rights. Except as described on Schedule 2.3 annexed hereto, there is no (i) outstanding subscription, option, call, warrant, unsatisfied preemptive right, commitment, conversion right or other agreement or right of any kind pursuant to which any Person has the right or option (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or any other security of EJG; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or any other security of EJG; (iii) contract under which EJG is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of EJG. Except as set forth in
Schedule 2.3 annexed hereto, EJG has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

2.4 Subsidiaries and Investments. EJG has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

2.5 Charter and Bylaws. Schedule 2.5 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of EJG, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of EJG, including all amendments thereto (certified by the secretary or other executive officer of EJG).

2.6 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of EJG are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of EJG contain true and complete records of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors of EJG, any committee of the board of directors of EJG and the shareholders of EJG since the date of incorporation of EJG. All actions reflected in said books and records were duly and validly taken in compliance with all Legal Requirements applicable to such matters and the provisions of EJG's articles of incorporation or bylaws or of any resolution adopted by EJG's shareholders, EJG's board of directors or any committee of EJG's board of directors. None of EJG's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person, entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control (including all means of access) of EJG.

2.7               Authority; Binding Nature of Agreement.

(a) Each of the Shareholders has the full power and legal capacity to execute and deliver the Shareholder Documents and to perform their respective obligations under this Agreement. Each of the Shareholder Documents, when executed, will constitute a valid and binding agreement of the Shareholder which is a party thereto, enforceable against such Shareholder in accordance with its terms.

(b) The execution, delivery and performance by EJG of the EJG Documents has been duly authorized by all necessary action on the part of EJG and its board of directors and shareholders. Each of the EJG Documents, when executed, will constitute the legal, valid and binding obligation of EJG, enforceable against EJG in accordance with its terms.

(c) Except as described in Schedule 2.7 annexed hereto, no consent of any other Person and, to the knowledge of each of the Shareholders, no authorization or approval of, or declaration, filing or registration with, any Governmental Body, is necessary in order to enable the Shareholders or EJG to enter into and perform their respective obligations under the Shareholder Documents or EJG Documents, and neither the execution and delivery of the Shareholder Documents or EJG Documents nor the consummation of the transactions contemplated thereby will:

(i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles of incorporation or bylaws of EJG;

(ii) conflict with, require any Consent under, result in the violation of, constitute a breach of or a default under, or accelerate the performance required on the part of the Shareholders or EJG by the terms of, any evidence of indebtedness or Contract to which the Shareholders or EJG is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of EJG or EJG Common Stock is subject, or permit the termination of any such Contract by another Person;

(iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of EJG or EJG Common Stock under any Contract to which either EJG or the Shareholders are bound;

(iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of EJG or the Shareholders to accelerate the maturity of any such indebtedness;

(v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either EJG or the Shareholders; or

(vi) violate or cause any revocation of or limitation on any Permit of EJG.

2.8               Financial Statements.

(a) EJG has delivered to QuickCREDIT copies of the following financial statements (collectively, the "EJG Financial Statements"):

(i) the unaudited balance sheets and related statements of income, Shareholders' equity and cash flow of EJG as of and for the fiscal years ended on December 31, 1995, December 31, 1996 and December 31, 1997; and

(ii) the unaudited balance sheet of EJG (the "Unaudited Balance Sheet") as of January 31, 1998 (the "Balance Sheet Date") and the related unaudited statements of income, shareholders' equity and cash flow of EJG for the 3-month period then ended.

(b) Copies of the EJG Financial Statements are annexed hereto as Schedule 2.8. The EJG Financial Statements have been prepared from the books and records of EJG in accordance with generally accepted principles of tax basis of accounting applied on a consistent basis throughout the periods covered [except that the unaudited EJG Financial Statements for the 3-month period ended March 31, 1998 do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.] The EJG Financial Statements present fairly the financial condition of EJG as of the respective dates thereof and the results of operations and cash flows of EJG for the periods covered thereby, and, except as indicated therein, reflect all claims against and all debts and liabilities of EJG, whether fixed or contingent, as of the dates thereof.

2.9 Absence of Undisclosed Liabilities. All liabilities, commitments or obligations of EJG with respect to EJG's business (whether secured or unsecured and whether accrued, absolute, contingent, direct or indirect or otherwise and whether due or to become due) are set forth or adequately reserved against in the EJG Financial Statements, except for commercial liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of EJG's business. The total of all liabilities in respect of accounts payable incurred in the ordinary course of business (i.e., invoices received, approved and authorized for payment) of EJG do not exceed, and as of the Closing Date will not exceed, $40,000 in value. Except as and to the extent described in the EJG Financial Statements, EJG has no knowledge of any basis for the assertion against EJG's business or the business of any predecessor to EJG of any liability, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may likely give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

2.10 Absence of Changes. Except as set forth in Schedule 2.10 annexed hereto and since the Balance Sheet Date:

(a) there has not been any material adverse change in EJG's business, condition, assets, liabilities, operations, financial performance or, to the knowledge of Shareholders, prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on EJG;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of EJG's assets (whether or not covered by insurance);

(c) EJG has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) EJG has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) there has been no amendment to EJG's articles of incorporation or bylaws, and EJG has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) EJG has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

(g) EJG has not made any capital expenditure which, when added to all other capital expenditures made by EJG, exceeds $5,000 in the aggregate;

(h) EJG has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Contract to which it is or was party or under which it has or has had any rights or obligations;

(i) EJG has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with EJG's past practices;

(j) EJG has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(k) EJG has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with EJG's past practices;

(l) EJG has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m) EJG has not (i) established, adopted or amended any Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

     (n) EJG has not changed any of its methods of accounting or accounting practices in any respect;

(o)               EJG has not made any Tax election;

     (p) EJG has not commenced or settled, whether or not commenced by it, any Legal Proceeding;

(q) EJG has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(r) EJG has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

2.11              Legal Proceedings; Orders.

(a) Except as set forth in Schedule 2.11 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of EJG and the Shareholders, no Person has threatened to commence any Legal Proceeding, (i) that involves EJG or any of the assets owned or used by EJG; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of EJG and the Shareholders, except as set forth in Schedule 2.11 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which EJG, or any of the assets owned or used by EJG, are subject. Neither the Shareholders nor EJG is subject to any order, writ, injunction, judgment or decree that relates to EJG's business or to any of the assets owned or used by EJG. To the knowledge of EJG and the Shareholders, no officer or other employee of EJG is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to EJG's business.

2.12              Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of EJG with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (i) have been or will be filed when due and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. Except as set forth on Schedule 2.12, all Taxes owed by EJG (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 2.12 annexed hereto, EJG is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where EJG does not file Tax Returns that EJG is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of EJG that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) EJG has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

(c) None of the Shareholders or any Representative of EJG (or any employee of EJG responsible for Tax matters) has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of EJG either
(i) claimed or raised by any authority in writing or (ii) as to which any Shareholder (or any employee of EJG responsible for Tax matters) has knowledge.
Schedule 2.12 annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to EJG for taxable periods ended on or after December 31, 1994 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. EJG has delivered to QuickCREDIT correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by EJG since December 31, 1994.

(d) EJG has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) EJG has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (iv) been a party to any tax allocation or tax sharing agreement. EJG has no liability for the Taxes of any Person or Entity (other than EJG) under Reg. ss.1.1502-6 (or any similar Legal Requirement), as a transferee or successor, by contract, or otherwise.

(f) The unpaid Taxes of EJG (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of EJG in filing its Tax Returns.

2.13 Title to Assets. Except as set forth on Exhibit 2.13, EJG has good and valid title to all of its material properties and assets (both tangible and intangible), including without limitation, all properties and assets shown on the Unaudited Balance Sheet and all properties and assets purchased or acquired by EJG since the Balance Sheet Date; in each case subject to no Encumbrances, except for (i) Encumbrances reflected on the Unaudited Balance Sheet, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Encumbrances described on Schedule 2.13 annexed hereto ("Permitted Liens"). Except for software licenses described in Schedule
2.15  annexed  hereto,  or leases or real and  personal  property  described  in
Schedule 2.15, EJG owns outright and is in exclusive possession of all assets, properties or rights currently used in its business.

2.14 Compliance with Legal Requirements. Except as described on Schedule 2.14 annexed hereto, EJG is not in violation of any Legal Requirement applicable to the business of EJG. Without limiting the generality of the foregoing, except as described on Schedule 2.14 annexed hereto, (i) there is not pending, or to the knowledge of EJG or the Shareholders threatened, any notification of any Governmental Body that EJG is not in compliance with applicable Legal Requirements respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment, and neither EJG nor the Shareholders know of any basis therefor, and (ii) EJG has not received any such notification of past violations of such Legal Requirements as can reasonably be expected to result in future claims against EJG, and neither EJG nor the Shareholders know of any basis therefor.

2.15              Contracts.

(a) Schedule 2.15 annexed hereto contains a complete and accurate list of all of the following Contracts to which EJG is a party or by or to which it or its assets or properties are bound or subject or which are necessary for EJG to conduct its business as presently conducted:

(i) Contracts with any current or former officer, director, employee, consultant, agent or other representative or with any Person in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such Person, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

     (ii) Contracts with any labor union or association representing any employee;

(iii) Contracts for the sale of any of EJG's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

     (iv) Contracts under which EJG agrees to indemnify any party or to share the tax liability of any Person;

(v)               Contracts of guaranty or relating to matters of suretyship;

     (vi) Contracts that cannot be canceled without liability, premium or penalty upon thirty (30) days' notice or less;

(vii) Contracts containing obligations or liabilities of any kind to holders of EJG's securities as such (including, without limitation, an obligation to register any of such securities under any Legal Requirement);

(viii) Contracts containing covenants of EJG not to compete in any line of business or with any person in any geographical area or covenants of any other Person not to compete with EJG in any line of business or in any geographical area;

(ix) Contracts relating to the acquisition by EJG of any operating business or the capital stock of any other Person;

(x) Contracts relating to Intellectual Property owned, licensed or used by EJG in the course of its business;

     (xi) Contracts requiring the payment to any Person of a royalty, override or similar commission or fee;

(xii) Contracts relating to the borrowing of money by EJG or subjecting any assets or properties of EJG to any Encumbrance;

(xiii) any Contract which might reasonably be expected to have a potential adverse impact on the business or operations of EJG;

(xiv)             any Contract not made in the ordinary course of business; or

     (xv) any other material Contract whether or not made in the ordinary course of business.

(b) EJG has delivered or made available to QuickCREDIT true and complete copies of all of the Contracts described on Schedule 2.15. All of such Contracts are valid and binding upon EJG in accordance with their terms, and EJG has performed all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such Contracts. To the knowledge of EJG and the Shareholders, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.15 annexed hereto, no approval or consent of any Person is needed in order that the contracts and other agreements set forth on Schedule
2.15 annexed hereto or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

(c) The Contracts identified on Schedule 2.15 annexed hereto collectively constitute all of the Contracts necessary to enable EJG to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

(d) Schedule 2.15 annexed hereto identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by EJG.

2.16 Leases. Schedule 2.16 annexed hereto contains a complete and accurate list of any real property lease binding EJG or to which EJG is a party ("Leases"). Each such Lease is in full force and effect, and EJG has fully performed all of its obligations to be performed to date under said Leases. EJG is current with respect to the payment of all rents and other charges due thereunder, and their use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such Leases, is in conformity with all applicable Legal Requirements and is not violative of the conditions of EJG's respective policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and EJG has adequate rights of ingress and egress and utility services for the operation of their respective businesses in the ordinary course. No lessor or landlord under any Lease is in default in the performance of its obligations thereunder, and EJG has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate EJG's use or occupancy of the demised premises under such Lease. Except as specifically disclosed in Schedule 2.16, all of the Leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. EJG does not own, and has never owned, any real property.

2.17 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Unaudited Balance Sheet, and all accounts and notes receivable arising subsequent to the Balance Sheet Date and prior to the Closing Date, have arisen in the ordinary course of business of EJG, represent valid obligations due to EJG and, subject only to the reserve for bad debts shown on EJG's books and records and computed in a manner consistent with generally accepted accounting principals and EJG's past practice, are collectible in the ordinary course of business of EJG in the aggregate recorded amounts thereof in accordance with their terms and in any event not later than 90 days from the Closing Date. None of such notes and accounts receivable or other debts is (or as of the Closing Date will be) subject to any counterclaim or set-off except to the extent of the aforementioned reserve, or is (or as of the Closing Date will be) subject to any Encumbrance whatsoever. For purposes of this Section 2.17, the collectibility of accounts and notes receivable shall be determined by applying customers' remittances based upon the specific invoices to which such remittances relate, or in the absence of any indication of same, on a first-in, first-out basis. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due EJG or the reserves for bad debts relating thereto from that reflected in the Unaudited Balance Sheet.

2.18 Fixed Assets. Schedule 2.18 annexed hereto contains a complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures or any related capitalized items and other tangible property material to the operation of the business of EJG (the "Fixed Assets") all of which Fixed Assets are reflected in the Unaudited Balance Sheet (except any such tangible property acquired since the Balance Sheet Date by EJG). Since the Balance Sheet Date, EJG has not disposed of any Fixed Asset except in the ordinary course of EJG's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and EJG has not received notice that any of the Fixed Assets or EJG's use thereof is in violation of any existing law or any applicable Legal Requirement.

2.19 Trade Names and Other Intangibles. Schedule 2.19 annexed hereto contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") which are either (a) wholly or partly owned or licensed by EJG or (b) used in the conduct of the business of EJG. Except as described on Schedule 2.19 annexed hereto, no Person or Entity, other than EJG, has any rights under or in respect of, and to the knowledge of EJG and the Shareholders, no Person is infringing or otherwise acting adversely with respect to, EJG's respective rights under or in respect of the Intellectual Property, and EJG is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or, to the knowledge of EJG or the Shareholders, threatened with respect thereto. EJG is not infringing or otherwise acting adversely to the right of any Person or Entity under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of EJG or the Shareholders threatened, with respect thereto.

2.20 Suppliers and Customers. Schedule 2.20 annexed hereto contains a complete and accurate list with respect to EJG of (a) any supplier from whom EJG purchased or to which EJG paid $_________ or more during the last fiscal year of EJG and the amount paid by EJG to each such supplier and (b) any customer or client of EJG which purchased during the last fiscal year of EJG $_________ or more in services from EJG. No customer required to be listed on Schedule 2.20 has notified EJG of such customer's intention to terminate or materially reduce the use of EJG's services, and neither EJG nor the Shareholders have any reason to believe any such customer is likely to terminate the services of EJG on account of the transactions contemplated hereunder.

2.21 Payment of Wages and Salary. Except as set forth on Schedule 2.21, other than amounts which have not yet become payable in accordance with EJG's customary practices, which will be paid in a timely manner, (i) EJG has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (ii) EJG has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. EJG is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. EJG has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of EJG for tax withholding or any other purpose.

2.22      Employee Benefit Plans.

(a) Except as described on Schedule 2.22 annexed hereto, EJG is not a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.22 annexed hereto, EJG has complied with all of its obligations under each Plan and, to the knowledge of EJG and the Shareholders, all other parties have complied with all of their respective obligations under each Plan. EJG has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of EJG under each Plan have been recorded on the books of EJG. Except as described on Schedule 2.22 annexed hereto, no Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and, except as so set forth, EJG has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.22 annexed hereto, no Plan listed on Schedule 2.22 (other than any "multiemployer plan") is subject to Title IV of ERISA.

(b) Each Plan listed on Schedule 2.22 has received a determination letter from the Internal Revenue Service to the effect that it qualified under Section 401(a) of the Code, and that each trust established under such Plan is exempt from taxation under Section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with EJG, within the meaning of Section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

(c) EJG would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.22 if EJG were to withdraw from any such plan as of the date hereof. Except as described on Schedule 2.22, EJG has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither EJG nor, to the knowledge of EJG or the Shareholders, any other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code,
respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could subject any Plan, EJG or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by Section 502(i) of ERISA or Section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.22, to the knowledge of EJG or the Shareholders, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.22, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. Neither EJG, any ERISA Affiliates, nor any Shareholder have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

(d) With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to QuickCREDIT and are correct in all material respects.

2.23 Insurance. Schedule 2.23 annexed hereto contains a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $2,500, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of EJG. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by EJG to be appropriate and sufficient and are adequate to protect EJG and its assets and properties. EJG has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.23, there are no outstanding unpaid claims under any such policy or binder. EJG has not received notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.23 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. EJG has no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.23 will not be available in the future on the same terms as now in effect.

2.24      Environmental Matters.

(a) Except as described in Schedule 2.24, (i) EJG has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste;
(ii) no Hazardous Material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by EJG, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of EJG from any site presently or formerly owned, operated, leased, or used by EJG for treatment, storage, or disposal at any other place; and (iv) no Encumbrance has ever been imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by EJG in connection with the presence of any Hazardous Material.

(b) (i) EJG has no liability under, nor has it ever violated, any Environmental Law; (ii) EJG, any property owned, operated, leased, or used by EJG, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) EJG has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither EJG nor the Shareholders have any knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

(c) EJG has provided to QuickCREDIT copies of all documents, records, and information available to EJG or the Shareholders concerning any environmental or health and safety matter relevant to EJG, whether generated by EJG or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

(d) For purposes of this Agreement, "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; "Environmental Law" shall mean any environmental or health and safety-related Legal Requirement existing at any time prior to the Closing Date.

2.25 Officers, Directors and Key Employees. Schedule 2.25 annexed hereto describes with respect to EJG the name and total annual compensation (and benefit costs) of each officer and director of EJG and of each other employee, consultant, agent or other representative of EJG whose current annual rate of compensation exceeds $15,000. EJG has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to EJG or to the Shareholders that such person intends to resign or otherwise terminate such person's relationship with EJG.

2.26 Restrictive Documents. Neither EJG nor any of the Shareholders is subject to, or a party to, any charter, bylaw, Permit, Contract, Legal Requirement or any other restriction of any kind, which adversely affects the business practices, operations or condition of EJG or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by EJG or the Shareholders with the terms, conditions and provisions hereof, or the continued operation of EJG's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of EJG to acquire any property or conduct business in any area.

2.27 Licenses. Except as set forth on Schedule 2.27, EJG possesses all concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit EJG to carry on its business as it is presently being conducted. All such Permits are described on Schedule 2.27 annexed hereto, are in the name of EJG and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule 2.27 annexed hereto, all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

2.28 Transactions with Affiliated Parties. Except as described on Schedule 2.28 annexed hereto, no Associate or Affiliate of EJG or any of the Shareholders (a) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of EJG, (b) has any outstanding loan to or receivable in either event to or from EJG or (c) is a party to or has any interest in any contract or agreement with EJG.

2.29 Bank Accounts and Powers of Attorney. Schedule 2.29 annexed hereto contains an accurate and complete list showing (a) the name and address of each bank in which EJG has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from EJG and a summary statement of the terms thereof.

2.30 Warranties. Schedule 2.30 annexed hereto contains (a) a true and complete description of all warranties granted or made with respect to services sold by EJG during the three years prior to the date hereof; and (b) a true and complete description of EJG's warranty experience for the same period. Neither EJG nor the Shareholders have any reason to believe that warranty claims for EJG will, in the foreseeable future, exceed historical levels to any material extent.

2.31 Assets  Complete.  Upon the  Effective  Time of the Merger,  the  Surviving
Corporation will own all of the assets and possess all of the rights necessary for it to conduct the business of EJG in a manner consistent with the manner in which EJG has conducted its business on and immediately prior to the Effective Date.

2.32 No Changes Prior to Closing Date. Except as set forth on Schedule 2.32, during the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby or consented to in writing by QuickCREDIT in accordance with Section 4.2 hereof, EJG will not have, except in the ordinary course of business, (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise),(b) permitted any of its assets to be subjected to any Encumbrance, (c) sold, transferred or otherwise disposed of any of its assets, (d) made any capital expenditure or commitment therefor, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or similar payment of any kind, (g) increased its indebtedness for borrowed money, or made any loan to any Person, (h) except in the ordinary course of business, consistent with past practices of EJG, made or permitted any amendment or termination of any contract, agreement or license to which EJG is a party or by which it or any of its assets and properties are subject or bound, (i) entered into any agreement or arrangement granting any preferential rights to purchase any of EJG's assets or properties or requiring the consent of any party to the transfer and assignment of any of EJG's assets or properties, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to EJG, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing.

2.33 Disclosure. Neither this Agreement, nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof by or on behalf of EJG or the Shareholders, or by any of EJG's Representatives, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to EJG or the Shareholders which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of EJG or its properties or assets, which has not been set forth in this Agreement or in the Schedules, Exhibits, certificates or other documents furnished by or on behalf of EJG or the Shareholders, or by any of EJG's Representatives, in connection with the transactions contemplated by this Agreement.

2.34 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Shareholders or EJG is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

2.35 Copies of Documents. EJG has caused to be made available for inspection and copying by QuickCREDIT and its Representatives, true, complete and correct copies of all documents referred to in this Section 2 or in any Schedule furnished by EJG or the Shareholders to Triangle or QuickCREDIT.

2.36 Disclosure Schedules. Shareholders have prepared, or will cause to be prepared, and have delivered, or will cause to be delivered, to Triangle, QuickCREDIT and EAC at Closing, separate disclosure schedules providing the information responsive to each disclosure schedule identified in this Section 2. Notwithstanding the foregoing, the inadvertent failure of Shareholders to disclose on any disclosure schedule any information responsive to such schedule shall be deemed provided thereon when such information is included in any other disclosure schedule provided incident to this Section 2.



Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND EAC

         As an inducement to EJG and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that EJG and the Shareholders shall rely thereon, Triangle, QuickCREDIT and EAC, jointly and severally, represent and warrant to EJG and the Shareholders the following (both as of the Closing Date and as of the date hereof):

3.1 Due Organization and Qualification. Each of Triangle, QuickCREDIT and EAC is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under the FBCA and has paid all filing fees due and payable thereunder. Each of Triangle, QuickCREDIT and EAC has all necessary corporate power and lawful authority to conduct its respective business in the manner in which such business is currently being conducted and to own or lease and use its respective assets in the manner in which it now owns, leases or uses its assets.

3.2 Charter and By-Laws. Schedule 3.2 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of each of Triangle, QuickCREDIT and EAC, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of each of Triangle, QuickCREDIT and EAC, including all amendments thereto (certified by the respective secretary or other executive officer of Triangle, QuickCREDIT and
EAC).

3.3       Authority; Binding Nature of Agreement.

(a) The execution, delivery and performance by Triangle, QuickCREDIT and EAC of the Acquiror's Documents has been duly authorized by all necessary action on the part of Triangle, QuickCREDIT and EAC and their respective boards of directors. Each of the Acquiror's Documents constitutes the legal, valid and binding obligation of Triangle, QuickCREDIT and EAC respectively, enforceable against such entity in accordance with its respective terms.

(b) No consent, authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any consent, authorization or approval of any other Person, is necessary in order to enable Triangle, QuickCREDIT or EAC to enter into and perform their respective obligations under the Acquiror's Documents, and neither the execution and delivery of the Acquiror's Documents nor the consummation of the transactions contemplated thereby will:

(i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of Triangle, QuickCREDIT or EAC;

(ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Triangle, QuickCREDIT or EAC by the terms of, any evidence of indebtedness or Contract to which Triangle, QuickCREDIT or EAC is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of Triangle, QuickCREDIT or EAC is subject, or permit the termination of any such Contract by another Person;

(iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of Triangle, QuickCREDIT or EAC under any Contract to which either Triangle, QuickCREDIT or EAC is bound;

(iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of Triangle, QuickCREDIT or EAC to accelerate the maturity of any such indebtedness;

(v) conflict with or result in the breach or violation of any Legal Requirement that is binding on Triangle, QuickCREDIT or EAC; or

     (vi) violate or cause any revocation of or limitation on any Permit of Triangle, QuickCREDIT or EAC.

3.4 Legal Proceedings; Orders. Except as set forth in Schedule 3.4 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of Triangle or QuickCREDIT, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Triangle, QuickCREDIT or EAC, except as set forth in Schedule 3.4 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

3.5       SEC Filings; Financial Statements.

(a) QuickCREDIT has delivered to EJG and the Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Triangle with the SEC between January 1, 1997 and the date of this Agreement (the "Triangle SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) each of the Triangle SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 or the Exchange Act of 1934 (as the case may be) and (ii) none of the Triangle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the Triangle SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Triangle as of the respective dates thereof and the consolidated results of operations of Triangle for the periods covered thereby.

3.6  Valid  Issuance.   The  Triangle  Common  Stock  to  be  issued  as  Merger
Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

3.7 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Triangle, QuickCREDIT or EAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.


Section 4.        CERTAIN COVENANTS OF EJG AND THE SHAREHOLDERS

4.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), EJG shall, and shall cause its Representatives to (a) provide QuickCREDIT and its Representatives with reasonable access to EJG's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to EJG; and (b) provide QuickCREDIT and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to EJG, and with such additional financial, operating and other data and information regarding EJG, as
QuickCREDIT may reasonably request. In the event that this Agreement shall be terminated in accordance with Section 8 of this Agreement, QuickCREDIT shall keep confidential, and not use in any manner, any information on documents obtained from EJG pursuant to this Section 4.1. QuickCREDIT's investigation of, or failure to investigate, the business and affairs of EJG at any time prior to the Effective Date shall not for any purpose (i) diminish, obviate or otherwise affect the representations and warranties of EJG and the Shareholders provided in Section 2 of this Agreement or Triangle's or QuickCREDIT's right to rely upon such representations and warranties or (ii) be deemed a waiver of or otherwise affect in any way the rights of Triangle or QuickCREDIT set forth in Section 9 of this Agreement.

4.2 Operation of the Business of EJG. During the Pre-Closing Period, unless Triangle and QuickCREDIT otherwise consent in writing:

(a) EJG shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b) EJG shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with EJG;

     (c) EJG shall keep in full force and effect all insurance policies identified in Schedule 2.23 annexed hereto;

(d) EJG shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(e) EJG shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(f) neither EJG nor any of the Shareholders shall amend or permit the adoption of any amendment to EJG articles of incorporation or bylaws, or effect or permit EJG to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) EJG shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(h) EJG shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of EJG during the Pre-Closing Period, do not exceed $1,000 in the aggregate;

(i) EJG shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract except as contemplated in Section 5.9 of this Agreement;

(j) EJG shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by EJG;

(k) EJG shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that EJG may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

(l) EJG shall not (i) establish, adopt or amend any Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $15,000;

     (m) EJG shall not change any of its methods of accounting or accounting practices in any respect;

(n)               EJG shall not make any Tax election;

     (o) EJG shall not commence or settle, whether or not commenced by EJG, any Legal Proceeding;

(p) EJG shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

(q) EJG shall not agree or commit to take any of the actions described in clauses "(d)" through "(p)" of this Section 4.2.

4.3       Notification; Updates to Schedules.

(a) During the Pre-Closing Period, EJG and the Shareholders shall promptly notify QuickCREDIT in writing of:

(i) the discovery by EJG or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by EJG or any of the Shareholders in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by EJG or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii) any breach of any covenant or obligation of EJG or any of the Shareholders; and

(iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 of this Agreement impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) of this Agreement requires any change in any Schedule to this Agreement, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then EJG or the Shareholders shall promptly deliver to QuickCREDIT an update to such Schedule specifying such change. No such update shall be deemed to supplement or amend any Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by EJG or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 of this Agreement has been satisfied.

4.4 Pooling of Interests. From the date of this Agreement up to the Closing Date, neither EJG nor any Shareholder shall take any action which would have an adverse effect on the ability of Triangle to account for the Merger as a "pooling of interests."

4.5 No Negotiation. During the Pre-Closing Period, neither EJG nor any of the Shareholders shall, directly or indirectly:

(a) solicit or encourage the  initiation of any inquiry,  proposal or offer from
any  Person  (other  than  QuickCREDIT)   relating  to  a  possible  Acquisition
Transaction;

(b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than
QuickCREDIT) relating to or in connection with a possible Acquisition Transaction; or

(c) consider, entertain or accept any proposal or offer from any Person (other than QuickCREDIT) relating to a possible Acquisition Transaction.

EJG shall promptly notify QuickCREDIT in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by EJG or any of the Shareholders during the Pre-Closing Period.


Section 5.        ADDITIONAL COVENANTS OF THE PARTIES

5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. EJG shall promptly deliver to QuickCREDIT a copy of each such filing made, each such notice given and each such Consent obtained by EJG during the Pre-Closing Period. QuickCREDIT shall promptly deliver to EJG a copy of each such filing made, each such notice given and each such consent obtained by QuickCREDIT during the Pre-Closing Period.

5.2 Public Announcements. During the Pre-Closing Period, (a) neither EJG nor any of the Shareholders shall (and EJG shall not permit any of its Representatives to) make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without QuickCREDIT's prior written consent, and (b) QuickCREDIT will use reasonable efforts to consult with EJG prior to issuing any press release or making any public statement regarding the Merger.

5.3 Best Efforts. During the Pre-Closing Period, (a) EJG and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in
Section 6 of this Agreement to be satisfied on a timely basis, and (b) QuickCREDIT shall use its reasonable best efforts to cause the conditions set forth in Section 7 of this Agreement to be satisfied on a timely basis.

5.4 Employment Agreement. At the Closing, Keith Giordano shall enter into an employment agreement with the Surviving Corporation having substantially the form as set forth in Exhibit D attached hereto (the "Employment Agreement").

5.5 Restrictive Covenants Agreement. At the Closing, Keith Giordano shall enter into a restrictive covenants agreement with the Surviving Corporation having substantially the form as set forth in Exhibit E attached hereto (the "Restrictive Covenants Agreement").

5.6 Share Subscription Agreement. At the Closing, each of the Shareholders shall execute and deliver to Triangle a Share Subscription Agreement in the form of Exhibit F (the "Subscription Agreement").

5.7 Termination of Employee Plans. At the Closing, EJG shall terminate all Plans identified on Schedule 2.22 under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of EJG has any rights thereunder and that any liabilities of EJG thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to EJG.

5.8 Assumption of Notes Payable. The Shareholders, at the Closing, shall, and do hereby, assume full liability for the repayment of all notes payable to banks and other lenders entered into by EJG on or prior to the Closing Date and shall take such steps and shall provide such further assurances as are necessary to obtain the release of any and all assets of FCB from all liens and encumbrances securing said notes payable. Further, the Shareholder shall indemnify FAC, to the full extent contemplated by Section 9.2 of this Agreement, with respect to any default under, or breach of, the terms of said notes payable and any collateral documents.



Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIANGLE AND QUICKCREDIT

         The obligations of Triangle and QuickCREDIT to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations. Each of the representations and warranties made by EJG and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to QuickCREDIT in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to any Schedule to this Agreement).

6.2 Performance of Covenants. Each covenant or obligation that EJG or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Consents. All Consents required to be obtained by EJG or the Shareholders in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

6.4 Agreements and Documents. QuickCREDIT shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) the Employment Agreement between Keith Giordano and the Surviving Corporation;

     (b) the Restrictive Covenants Agreement between Keith Giordano and the Surviving Corporation;

     (c) a Share Subscription Agreement, executed by each of the Shareholders;

(d) an Affiliate Agreement, executed by each of the Shareholders and each Person who would reasonably be considered an Affiliate of EJG under the Securities Act of 1933;

     (e) a legal opinion of Glenn Allen, Esquire, dated as of the Closing Date, in the form of Exhibit G;

(f) a certificate executed by EJG and the Shareholders stating that each of the representations and warranties set forth in Section 2 of this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement have been duly satisfied (the "EJG and Shareholders' Closing Certificate"); and

(g) such other certified resolutions, documents or certificates as may be reasonably requested by QuickCREDIT prior to the Closing Date.

6.5 No Material Adverse Change. There shall have been no material adverse change
in  EJG  business,   condition,  assets,  liabilities,   operations,   financial
performance or prospects since the date of this Agreement.

6.6 Termination of Employee Plans. EJG shall have provided QuickCREDIT with evidence, satisfactory to QuickCREDIT, as to the termination of the Plans referred to in Section 2.22 of this Agreement.

6.7 Pooling Letter. Triangle shall have received evidence satisfactory to Triangle or a letter from Mazars & Guerard, certified public accountants to Triangle, dated the Closing Date, confirming that Triangle may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

6.8 Rule 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.10 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by EJG of any material right pertaining to its ownership of stock of the Surviving Corporation.

6.11 Completion of Due Diligence. Triangle shall have completed its due diligence investigation of EJG and shall have been satisfied with the results thereof.

6.12 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.


Section 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  EJG AND THE SHAREHOLDERS

         The obligations of EJG and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by Triangle and QuickCREDIT in this Agreement and in each of the other agreements and instruments delivered to EJG in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

7.2 Performance of Covenants. All of the covenants and obligations that Triangle and QuickCREDIT are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Consents. All Consents required to be obtained by Triangle or QuickCREDIT in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

7.4 Agreements and Documents. EJG and the Shareholders shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) a legal opinion of Smith, Gambrell & Russell, LLP in the form of Exhibit H;

(b) a certificate executed by Triangle and QuickCREDIT stating that each of the representations and warranties set forth in Section 3 of this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement have been duly satisfied (the "Triangle Closing Certificate"); and

(c) such other certified resolutions, documents, or certificates as may be reasonably requested by EJG prior to the Closing Date.

7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by EJG shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by EJG illegal.

7.6 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.


Section 8.        TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by QuickCREDIT if QuickCREDIT reasonably determines that the timely satisfaction of any condition set forth in Section 6 of this Agreement has become impossible (other than as a result of any failure on the part of Triangle or QuickCREDIT to comply with or perform any covenant or obligation of Triangle or QuickCREDIT set forth in this Agreement);

(b) by EJG if EJG reasonably determines that the timely satisfaction of any condition set forth in Section 7 of this Agreement has become impossible (other than as a result of any failure on the part of EJG or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to QuickCREDIT);

(c) by Triangle or QuickCREDIT at or after the Scheduled Closing Time if any condition set forth in Section 6 of this Agreement has not been satisfied by the Scheduled Closing Time;

(d) by EJG at or after the Scheduled  Closing Time if any condition set forth in
Section 7 of this  Agreement  has not been  satisfied by the  Scheduled  Closing
Time;

(e) by Triangle or QuickCREDIT if the Closing has not taken place on or before May 31, 1998 (other than as a result of any failure on the part of Triangle or QuickCREDIT to comply with or perform any covenant or obligation of Triangle or QuickCREDIT set forth in this Agreement);

(f) by EJG if the Closing has not taken place on or before May 31, 1998 (other than as a result of the failure on the part of EJG or any of the Shareholders to comply with or perform any of their respective covenants or obligations set forth in this Agreement or in any other agreement or instrument delivered to QuickCREDIT); or

(g) by the mutual consent of Triangle, QuickCREDIT and EJG.

8.2 Termination Procedures. If Triangle or QuickCREDIT wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e) of this Agreement, Triangle or QuickCREDIT shall deliver to EJG a written notice stating that Triangle or QuickCREDIT is terminating this Agreement and setting forth a brief description of the basis on which Triangle or QuickCREDIT is terminating this Agreement. If EJG wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f) of this Agreement, EJG shall deliver to Triangle or QuickCREDIT a written notice stating that EJG is terminating this Agreement and setting forth a brief description of the basis on which EJG is terminating this Agreement.

8.3 Effect of Termination.  If this Agreement is terminated  pursuant to Section
8.1 of this Agreement, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.



Section 9.        INDEMNIFICATION, ETC.

9.1 Survival of Representations and Warranties. All of the representations and warranties of EJG, the Shareholders, Triangle and QuickCREDIT contained in this Agreement shall survive the Closing for a period of eighteen (18) months.

9.2 Shareholders' Indemnity Agreement. Subject to Section 9.6 of this Agreement, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Triangle, QuickCREDIT and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Surviving Corporation), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and
(iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Triangle, QuickCREDIT, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (collectively, a "Loss of Triangle") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a) any period or periods of operation of EJG ending prior to the Closing and which involve any claims against Triangle, QuickCREDIT, EJG, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of EJG or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of EJG prior to the Closing unless such liability was disclosed on the EJG Financial Statements and adequate reserves were established therefor;

(b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of EJG or the Shareholders contained in any certificate or other document furnished or to be furnished to Triangle or QuickCREDIT by EJG or any of the Shareholders pursuant to this Agreement;

(c) any breach or nonfulfillment on the part of EJG or any of the Shareholders of any covenant contained in this Agreement;

(d) the failure of EJG or any of the Shareholders to obtain, prior to the Closing Date, any consents of Governmental Bodies and other Persons as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of EJG in the manner presently conducted after the Closing Date;

(e) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from EJG or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on EJG Financial Statements.

         The Shareholders' obligation to indemnify Triangle, QuickCREDIT, and the Surviving Corporation against any loss of Triangle pursuant to this Section
9.2 shall not exceed, in the aggregate amount of all payments made or set-offs exercised with respect to any claim for indemnity pursuant to this Section 9.2, the total cash value calculated as of the Closing Date, of the Merger Consideration set forth in Section 1.8 of this Agreement.

9.3 Indemnity Agreement of QuickCREDIT and the Surviving Corporation. QuickCREDIT and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by the Shareholders or their respective representatives or assigns, (a "Loss of the Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any period or periods of operation of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of QuickCREDIT or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

(b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Triangle or QuickCREDIT contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Triangle or QuickCREDIT contained in any certificate furnished or to be furnished to the Shareholders by Triangle or QuickCREDIT pursuant to this Agreement.

9.4       Indemnification Procedure.

(a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

(b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense, but subject to the Indemnitor's right to assume such defense from the Indemnitee at any time. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which Triangle, QuickCREDIT or the Surviving Corporation has indemnification rights against the Shareholders hereunder which will materially and adversely affect Triangle, QuickCREDIT or the Surviving Corporation other than as a result of money damages or other payments, Triangle, QuickCREDIT or the Surviving Corporation shall be entitled to participate in the defense of such claim at the Shareholders' expense.

9.5 Pledge of Stock as Security. As security for the payment of any and all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, the Shareholders agree to pledge 50,000 shares of Triangle Common Stock to be held in escrow by the law firm of Glenn Allen, Esquire, which firm shall act as the escrow agent therefor in accordance with the terms of that certain Stock Pledge and Escrow Agreement (the "Stock Pledge and Escrow Agreement") attached hereto as Exhibit I.

9.6 Set-off. Triangle, QuickCREDIT and the Surviving Corporation shall have the right to set-off and apply against the shares of Triangle Common Stock pledged by the Shareholders pursuant to Section 9.5 of this Agreement (the number of shares of Triangle Common Stock to be determined based upon the closing bid price of Triangle Common Stock or the date of such set-off to be against any liability of the Shareholders pursuant to Section 9.2 of this Agreement and any other amounts owing from Triangle, QuickCREDIT or the Surviving Corporation to the Shareholders under any other agreement between Triangle, QuickCREDIT or the Surviving Corporation and the Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to Triangle, QuickCREDIT and the Surviving Corporation under this Agreement or at law or in equity.


Section 10.         MISCELLANEOUS PROVISIONS

10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.2 Fees and Expenses. Subject to Section 9 of this Agreement, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by each party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid by QuickCREDIT, if incurred by Triangle or QuickCREDIT, and by the Shareholders, if incurred by EJG or the Shareholders.

10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.4 Notices. All notices and other communications required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three (3) business days after mailing, postage prepaid, by certified mail, or
(c) when delivered (and receipted for) by an overnight delivery service, or (d) when first sent by e-mail, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

                  if to Triangle, QuickCREDIT or the Surviving Corporation:
                         QuickCREDIT Corp.
                         4400 West Sample Road
                         Suite 228
                          Coconut Creek, Florida 33073
                         Attention:  Van Saliba
                            Facsimile: (954) 975-7559

                  with a copy to:

                         Smith, Gambrell & Russell, LLP
                         Promenade II, Suite 3100
                         1230 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3592
                         Attention: W. Thomas King, Esq.
                         Facsimile:  (404) 685-6972

                  if to EJG :

                         EJG Services, Inc.
                       d/b/a Universal Mortgage Reporting
                          103 Century 21 Dr., Suite 120
                           Jacksonville, Florida 32216
                            Attention: Keith Giordano

                  with a copy to:

                         Glenn Allen, Esquire
                         353 E. Forsyth Street
                           Jacksonville, Florida 32202
                            Facsimile: (904) 353-8814

                  if to the Shareholders:

                         Keith Giordano
                         1302 Woodhill Place
                           Jacksonville, Florida 32256

10.5 Time of the Essence. Time is of the essence of this Agreement.

10.6 Headings. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida.

10.9 Successors and Assigns. This Agreement shall be binding upon: EJG and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Triangle and its successors and assigns (if any); and QuickCREDIT and its successors and assigns (if any). This Agreement shall inure to the benefit of: EJG, the Shareholders, Triangle, QuickCREDIT, and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, Triangle and QuickCREDIT may freely assign any or all of their respective rights under this Agreement (including their indemnification rights under Section 9 of this Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that no assignment by Triangle or QuickCREDIT of any or all of their respective rights under this Agreement shall relieve Triangle or QuickCREDIT of any of their respective obligations under this Agreement (including any indemnification obligation under Section 9 of this Agreement).

10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.11        Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.14 Parties in Interest. Except for the provisions of Section 9 of this Agreement, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

10.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, among or between any of the parties relating to the subject matter hereof and thereof.

10.16        Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections, Exhibits and Schedules to this Agreement. All Schedules and Exhibits are integral parts of this Agreement and are incorporated into this Agreement by reference.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                        "TRIANGLE"

                          TRIANGLE IMAGING GROUP, INC.



                        ________________________________________________________
                        By: Vito A. Bellezza
                        Title: Chairman of the Board and Chief Executive Officer



                        ________________________________________________________
                        By:  Harold S. Fischer
                        Title:  President


                        "QUICKCREDIT"

                        QUICKCREDIT Corp.



                        ________________________________________________________
                        By:   Van Saliba
                        Title: President


                        "EJG"

                        EJG SERVICES, INC. D/B/A
                          UNIVERSAL MORTGAGE REPORTING


                        ________________________________________________________
                        By:  Keith Giordano
                        Title:  President



                        THE "SHAREHOLDERS"


                        __________________________________________________(SEAL)
                        Keith Giordano

                                    Exhibit A

                               Shareholders of EJG
                Services, Inc. d/b/a Universal Mortgage Reporting


Shareholder                                     Number and Class of Shares Owned

Keith Giordano                                  6000 shares of EJG Common Stock

                                    Exhibit B

                   Certain Definitions Used in This Agreement



     For purposes of the Agreement (including this Exhibit B):




     AAA. "AAA" shall mean the American Arbitration Association.

     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of EJG's business or assets;

         (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of EJG; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of EJG; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of EJG; or

         (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving EJG.

     Affiliate.   "Affiliate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Affiliate Agreement. "Affiliate Agreement" shall have the meaning specified in Section 5.7 of this Agreement.

     Affiliate  Plan.  "Affiliate  Plan"  shall have the  meaning  specified  in
Section 2.22(b) of this Agreement.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit B is attached (including all Exhibits and Schedules), as it may be amended from time to time.

     Associate.   "Associate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Balance Sheet Date. "Balance Sheet Date" shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

     Certificate of Merger. "Certificate of Merger" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing. "Closing" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing Date.  "Closing  Date" shall have the meaning  specified in Section
1.3 of this Agreement.

         Code.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     EJG Common Stock. "EJG Common Stock" shall have the meaning specified in the Recitals to this Agreement.

         EJG Documents. "EJG Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by EJG hereunder.

     EJG Financial Statements. "EJG Financial Statements" shall have the meaning specified in Section 2.8(a) of this Agreement.

         EJG and Shareholders' Closing Certificate. "EJG and Shareholders' Closing Certificate" shall have the meaning specified in Section 6.4(h) of this Agreement.

     EJG Stock Certificate. "EJG Stock Certificate" shall have the meaning specified in Section 1.6 of this Agreement.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Effective  Time.  "Effective  Time"  shall have the  meaning  specified  in
Section 1.3 of this Agreement.

     Florida  Certificate.  " Certificate"  shall have the meaning  specified in
Section 1.3 of this Agreement.

     Employment Agreements. "Employment Agreements" shall have the meaning specified in Section 5.4 of this Agreement.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Environmental Law.  "Environmental Law" shall have the meaning specified in
Section 2.24(e) of this Agreement.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amend

     ERISA  Affiliate.  "ERISA  Affiliate"  shall have the meaning  specified in
Section 2.22(b) of this Agreement.

         FBCA.  "FBCA" shall mean the Florida Business Corporation Act.

     Fixed Assets.  "Fixed  Assets" shall have the meaning  specified in Section
2.18 of this Agreement.

         Governmental Body. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     Hazardous Material. "Hazardous Material" shall have the meaning specified in Section 2.24(d) of this Agreement.

     Hazardous  Waste.  "Hazardous  Waste"  shall have the meaning  specified in
Section 2.24(d) of this Agreement.

     Indemnitor. "Indemnitor" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Indemnitee. "Indemnitee" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Intellectual Property. "Intellectual Property" shall have the meaning specified in Section 2.19 of this Agreement.

     Leases. Leases shall have the meaning specified in Section 2.16 of this Agreement.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Loss of the Shareholders. "Loss of the Shareholders" shall have the meaning specified in Section 9.3 of this Agreement.

     Loss of Triangle.  "Loss of Triangle"  shall have the meaning  specified in
Section 9.2 of this Agreement.

         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on EJG if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in EJG's and Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on EJG's business, condition, assets, liabilities, operations, financial performance or prospects.

     Merger. "Merger" shall have the meaning specified in the Recitals to this Agreement.

     Merger  Consideration.   "Merger  Consideration"  shall  have  the  meaning
specified in Section 1.8 of this Agreement.

     Notice of Claim.  "Notice of Claim"  shall have the  meaning  specified  in
Section 9.4(a) of this Agreement.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Permit. "Permit" shall have the meaning specified in Section 2.27 of this Agreement.

     Permitted  Liens.  "Permitted  Liens"  shall have the meaning  specified in
Section 2.13 of this Agreement.

     Plan. "Plan" shall have the meaning specified in Section 2.22(a) of this Agreement.

     Pre-Closing Period. "Pre-Closing Period" shall have the meaning specified in Section 4.1 of this Agreement.

     Release. "Release" shall have the meaning specified in Section 5.5 of this Agreement.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accounts, advisors and representatives.

     Restrictive Covenants Agreement. "Restrictive Covenants Agreement" shall have the meaning specified in Section 6.4(b) of this Agreement.

     Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.3 of this Agreement.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Secretary of State. "Secretary of State" shall have the meaning specified in Section 1.3 of this Agreement.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933.

     Share Subscription Agreement. "Share Subscription Agreement" shall have the meaning specified in Section 5.6 of this Agreement.

     Shareholder Documents. "Shareholder Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by the Shareholders hereunder.

     Surviving Corporation. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triangle Common Stock. "Triangle Common Stock" shall have the meaning specified in Section 1.7(b) of this Agreement.

     Triangle Closing Certificate. "Triangle Closing Certificate" shall have the meaning specified in Section 7.4(b) of this Agreement.

     Triangle Documents. "Triangle Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by Triangle or EAC hereunder.

     Triangle SEC Documents. "Triangle SEC Documents" shall have the meaning specified in Section 3.5(a) of this Agreement.

     Unaudited Balance Sheet. Unaudited Balance Sheet shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

                                    Exhibit C

                            Directors and Officers of
                   the Surviving Corporation After the Merger

1.       Directors

                  Vito A. Bellezza



2.       Officers

                  President: Keith Giordano
                  Secretary: Harold S. Fischer

                                    Exhibit D

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the _____ day of May, 1998, by and between EJG ACQUISITION CORP., a Florida corporation (the "Company"), and KEITH GIORDANO, an individual resident of the State of Florida ("Employee").


                              W I T N E S S E T H:

         WHEREAS, the Company and Employee are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of May _____, 1998 (the "Merger Agreement"), which contemplates the execution of this Agreement; and

         WHEREAS, the Company desires to retain Employee, and Employee desires to be retained by the Company, all in accordance with the terms and conditions of the Merger Agreement and as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.                Employment and Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company as its President. Employee shall report to, and be subject to the supervisory authority of the chief executive officer (the "CEO") of the Company or such other person as the CEO may designate.

(b) At all times during the term hereof, Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to his position as office manager (including preserving the Company's current base of clients) or which from time to time, consistent with such position may be assigned to or vested in him by the CEO or board of directors of the Company (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the CEO or the Board may from time to time reasonably impose.

(c) At all times during the term hereof, Employee shall during normal working hours, devote such time and attention as are reasonably necessary to his duties hereunder (reasonable vacation time and absence for sickness or similar disability excepted).

2. Term. The term of this Agreement shall begin as of the date hereof (the "Effective Date") and shall end on the second anniversary date following the Effective Date unless terminated earlier as provided in this Agreement.
Following expiration of the initial term, this Agreement shall continue on a month-to-month basis, terminable by either party with or without cause upon thirty (30) days written notice to the other party.

3.                Compensation.

(a) Subject to the terms of this Agreement, as base compensation for Employee's services, the Company shall pay Employee an annual salary of $60,000 per year. Employee's base salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but not less than monthly. Said salary may be increased, in the Company's discretion, based upon Employee's performance, industry standards and other factors the Company deems relevant. In addition to Employee's base compensation, the Company shall pay Employee a bonus in the amount of and upon the satisfaction of the criteria set forth on and in accordance with Exhibit "A" attached hereto for each calendar quarter in which Employee is employed with the Company. Employee's base salary and bonus shall be subject to all required withholdings.

(b) In addition to the salary described in subsection 3(a) above, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Company (ii) were pre-approved by an appropriate officer of the Company and (iii) were otherwise incurred in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of any expenses submitted for reimbursement as required by Company policy, and reimbursement for each item of approved expense shall be made within a reasonable time.

4.                Employment Benefits.

(a) Employee shall have the right to participate in the employee benefit programs set forth on Exhibit "B" attached hereto, in accordance with the terms and conditions of such employee benefit program. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

(b) Employee acknowledges that the Company may adopt employee handbooks, policies and procedures from time to time and Employee agrees to adhere to the terms of any handbook, policy or procedures which the Company may adopt. The Company reserves the right, in its sole discretion, to alter, amend or terminate any handbook, policy or procedure.

5.                Termination of Employment.

(a) If the Company terminates Employee's employment With Cause (as hereinafter defined), all obligations of Company to provide compensation and benefits under this Agreement shall cease as of the effective date of, and Employee shall have no claim against the Company for damages or otherwise by reason of, such termination.

(b) If during the initial two-year term of this Agreement, the Company terminates Employee's employment Without Cause (as hereinafter defined), then Employee will be entitled to continue to receive Employee's salary and bonus on the regularly reoccurring pay period of the Company until the end of the second anniversary of the Effective Date ("Post-Termination Compensation") as liquidated damages and in lieu of any other compensation or claims in connection with such termination or Employee's employment with the Company; provided, however, that the Company may, in its sole discretion, elect to pay Employee's Post-Termination Compensation in one payment. Provided, further, that Employee's Post-Termination Compensation shall cease to accrue and Employee shall have no further entitlement to the same from and after the earlier of the Employee's
death,   or  the  date  of  a  material   breach  by  Employee  of  any  of  the
post-employment covenants set forth in this Agreement or of any of the representations, warranties and covenants of Employee contained in the Merger Agreement which breach results in any harm, cost or expense, whether direct or indirect, to the Company. The Company may condition payment of Post-Termination Compensation, whether such payments are made in accordance with the Company's regularly reoccurring pay schedule or are paid in a single payment, upon Employee's execution of an unconditional release in favor of the Company.

(c) "With Cause" means the termination of employment resulting from:

(i) any act or omission which (a) constitutes a breach by Employee of his obligations under Section 7 of this Agreement or (b) a breach by the Employee of the Shareholder's representations, warranties and covenants under the Merger Agreement or which results in any material harm, cost or expense, whether direct or indirect, to the Company;

(ii) the conviction of Employee in a court of competent jurisdiction of a felony or any crime involving moral turpitude, fraud or dishonesty;

(iii)  the  perpetration  by  Employee  of any  act of  material  misconduct  or dishonesty whether relating to the Company, the Company's employees or otherwise, including, without limitation, entering into any secret agreement, orally or in writing, with a competitor of the Company or with a client of the Company;

(iv) the use of illegal drugs by the Employee, or drunkenness or substance abuse by the Employee which interferes with the performance of his duties hereunder;

     (v) gross incompetence on the part of Employee in the performance of his duties hereunder;

(vi) Employee's failure, refusal or inability to follow any reasonable and lawful directives of the Board, the CEO or any person designated by the CEO to serve as Employee's supervisor;

(vii) taking secret charges on transactions between the Company and third parties; or

(viii) any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which constitutes gross negligence and which impairs the financial condition or business reputation of the Company.

         Prior to the Company's termination of Employee "With Cause", the Company shall give Employee written notice of any violation by Employee of any of the provisions of this Section 5(c) after the receipt of which Employee shall have 30 days to cure or correct such violation.

(d) "Without Cause" means the termination of employment resulting from any reason other than those enumerated in subsection (c) above.

(e) Employee may terminate his employment hereunder by giving 60 days written notice to the President of Company and his compensation shall be paid through the date of termination.

(f) Any termination hereunder shall be communicated by written notice to the other party which shall indicate the specific termination provisions in the Contract relied upon and shall set forth the facts and circumstances which provide the basis for termination of employment.


6.                Final Settlement and Effect of Termination.

(a) Upon termination of this Agreement and payment to Employee of all amounts due Employee hereunder, Employee or his representative shall execute and deliver to the Company, on a form prepared by the Company, a receipt for such sums and a release of all claims for payment due pursuant to this Agreement, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid.

(b) The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

7.                Confidentiality.

(a) Employee agrees that, both during the term of his employment and after the termination of his employment for any reason, Employee shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the Company and not within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

(i) financial information, such as Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(ii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions;

(iii) intellectual property information, such as formulas, design details or parameters, software source code, proprietary programs, devises, techniques and processes, ongoing or planned activities in intellectual property development, ongoing or planned joint venture activities, and licensing terms or conditions;

(iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

(v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and Company, status of customer accounts or credit, or related information about actual or prospective customers; or

     (vi) information with respect to any customer affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

(b) The covenant contained in this Section 7 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 7 shall continue to survive after such two (2) year period for as long as such items remain trade secrets under applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

8. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

9. Works Made for Hire. The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create for the Company copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire and shall be the property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights therein and, to the extent deemed desirable by the Company, the registration of such copyrights.

10. Discoveries. Employee agrees that any inventions, discoveries or improvements that Employee may develop or conceive during the course of Employee's employment shall be the sole property of the Company. Employee agrees to promptly disclose to the Company in writing all such inventions, discoveries and improvements, whether directly or indirectly related to the business of the Company or whether made solely by the Employee or in conjunction with others. At the Company's request and expense, both during and after Employee's employment, Employee will promptly execute a specific assignment of title to the Company (or any specified member thereof) of each invention, discovery or improvement described in the preceding paragraph, and perform all other acts reasonably necessary to enable the Company to secure a patent therefor in the United States and in foreign countries and to maintain, defend and assert such patents. This obligation shall survive the termination or expiration of this Agreement.

11. Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 12 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

12. Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be overly broad and therefore unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court narrow the scope of the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

13. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7, 8, 9 and 10, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

14. Assignment. This Agreement is a contract for personal services and shall not be assigned by the Company or Employee in any manner or by operation of law except by mutual written consent of the parties hereto; provided, however, that this restriction against assignment shall not preclude assignment by the Company without the consent of Employee as a result of a merger into, consolidation with, or sale of substantially all of the assets of the Company to another entity. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

15. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

16. Applicable Law. This Agreement shall be governed by, interpreted and construed under the internal laws of the State of Florida without reference to its conflict of laws principles.

17. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

18. Notice. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited, properly addressed, in the United States mail, first class postage prepaid, return receipt requested.

19. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties. Notwithstanding the foregoing, Employee acknowledges that he is entering into this Agreement in connection with the acquisition of EJG Services, Inc. ("EJG"), by the Company pursuant to the Merger Agreement, to which Employee is a party. In the event of any direct or irreconcilable conflict between this Agreement and the Merger Agreement, the Merger Agreement shall control.

21. Termination of Merger Agreement. In the event the Merger Agreement is terminated in accordance with its terms prior to consummation of the Merger, this Agreement shall be null and void.

        IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed, under seal, as of the date and year first above written.


                                           "COMPANY"

                                           EJG ACQUISITION CORP.
                                           a Florida corporation


                                           By:__________________________________
                                           Name: Van Saliba
                                           Title: President

                                                    [CORPORATE SEAL]





                                           "EMPLOYEE"


                                           _______________________________(L.S.)
                                           KEITH GIORDANO

                                   EXHIBIT "A"


                         BONUS ACHIEVEMENT REQUIREMENTS


Employee's bonus, to be payable in quarterly increments for each calendar quarter in which such bonus is earned based upon the attainment of certain achievement levels established by Harold S. Fischer and Van Saliba, shall be up to:

1. $6,000 for each calendar quarter, or any portion thereof, in the period beginning hereof on the date and ending on the date which is the 365th day immediately following the date hereof (for a total annual bonus not to exceed $24,000); and

2. $8,000 for each calendar quarter, or any portion thereof, in the period beginning on the date which is the 366th day immediately following the date hereof and ending on the date which is the 731st day immediately following the date hereof (for a total annual bonus not to exceed $32,000).

                                   EXHIBIT "B"


                                COMPANY BENEFITS



        The normal benefits enjoyed by all Triangle employees, including life, medical, dental, disability insurance and participation in the Triangle 401(k) Plan.

                                    Exhibit E

                         RESTRICTIVE COVENANTS AGREEMENT

        THIS RESTRICTIVE COVENANTS AGREEMENT (this "Agreement") is dated as of May _____, 1998, by and among Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), EJG Acquisition Corp., a Florida corporation ("EAC") (Triangle, QuickCREDIT and EAC collectively referred to as "Acquirors") and Keith Giordano, an individual resident of the State of Florida ("Shareholder").

                              W I T N E S S E T H:

        WHEREAS, Triangle, QuickCREDIT, EJG Services, Inc. ("EJG") and Shareholder have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") providing for the merger of EJG with and into EAC, with EAC being the surviving corporation of such merger (the "Surviving Corporation"); and

        WHEREAS, Shareholder is the sole shareholder and executive officer of EJG, and such position has placed Shareholder in a position of confidence and trust with respect to EJG; and

        WHEREAS, the Merger Agreement requires that Shareholder enter into this Agreement as a condition precedent to the merger of EJG and EAC; and

        WHEREAS, in consideration of Acquirors' covenants in the Merger Agreement and to induce Acquirors to acquire EJG, the Shareholder is willing to enter into this Agreement and to comply with the restrictive covenants contained herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto, and for other good and valuable consideration, including, without limitation, the Merger Consideration, as defined in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below for purposes of this Agreement:

(a)                      The term "Area" shall mean the state of Florida.

(b) The term "Confidential Information" shall mean and include any information, data and know-how relating to EJG, Triangle, QuickCREDIT or the Surviving Corporation and not generally within the public domain (whether constituting a trade secret or not) including without limitation the following information:

(i) financial information, such as the earnings, assets, debts, prices, fee structures, projections, budgets, margins, tax information or other financial data of EJG, Triangle, QuickCREDIT or the Surviving Corporation whether relating to EJG, Triangle, QuickCREDIT or the Surviving Corporation generally, or to particular, services, geographic areas or time periods;

(ii) product and service information, such as information concerning the goods and services used or purchased by EJG, Triangle, QuickCREDIT or the Surviving Corporation, know-how, techniques, codes, development plans, manuals, the identities of suppliers and consultants, terms of supply and consulting contracts, or of particular transactions, or related information about potential suppliers and consultants, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier or consultant, though generally known or available, yields advantages to EJG, Triangle, QuickCREDIT or the Surviving Corporation the details of which are not generally known;

(iii) marketing information, such as details about ongoing or proposed marketing programs, strategies or agreements by or on behalf of EJG, Triangle, QuickCREDIT or the Surviving Corporation, marketing forecasts or strategies or results of marketing efforts or information about impending transactions;

(iv) personnel information, such as personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information relating to employees of EJG, Triangle, QuickCREDIT or the Surviving Corporation;

(v) customer information, such as any compilations or lists of past, existing or prospective customers, proposals, bids or agreements between customers and EJG, Triangle, QuickCREDIT or the Surviving Corporation, status of customer accounts or credit, or related information about actual or prospective customers; and

(vi) operations information, such as software, systems and techniques used and developed by EJG, Triangle, QuickCREDIT or the Surviving Corporation and operations manuals and personnel manuals of EJG, Triangle, QuickCREDIT or the Surviving Corporation.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of EJG, Triangle, QuickCREDIT or the Surviving Corporation.

(c) The term "Competing Business" shall mean and include any proprietorship, partnership, joint venture, business trust, corporation, association or other entity or person (other than Triangle, QuickCREDIT or the Surviving Corporation and any successor of Triangle, QuickCREDIT or the Surviving Corporation) engaged at the time of such determination in the business of credit reporting.

(d) The term "Customer" or "Customers" shall mean any person, partnership, association, firm, corporation or other entities which at the time of determination has purchased, during the previous two year period, any services or products from EJG, QuickCREDIT or the Surviving Corporation or which has been actively sought as a prospective customer of EJG, QuickCREDIT or the Surviving Corporation during such period.

2. Acknowledgments. The Shareholder acknowledges that this Agreement is being executed and delivered ancillary to the acquisition of EJG for separately bargained-for consideration. The Shareholder further acknowledges that the business of EJG and QuickCREDIT is, and following the Merger the business of the Surviving Corporation will be, highly competitive and strongly dependent upon personal contacts with Customers and potential Customers and the establishment of trust and confidence in relationships between the owners and executive officers of each such business and its Customers. The Shareholder agrees that QuickCREDIT and the Surviving Corporation would suffer great loss and damage if the Shareholder, on Shareholder's own behalf or on behalf of any Competing Business, were to engage in a business competitive with EJG, QuickCREDIT or the Surviving Corporation.

3. Covenants. Recognizing the need of Triangle, QuickCREDIT and the Surviving Corporation to protect their legitimate business interests, including the goodwill of such entities and the goodwill of EJG, and to induce Triangle, QuickCREDIT and the Surviving Corporation to enter into and perform their respective obligations under the Merger Agreement, Shareholder covenants and agrees with Triangle, QuickCREDIT and the Surviving Corporation as follows:

(a) that Shareholder will not from the date of this Agreement until two (2) years following the date hereof, for whatever reason, either directly or indirectly:

(i) within the Area, solicit the sale or lease on Shareholder's own behalf or in the service of or on behalf of any Competing Business, any product or service similar to or in competition with the existing products or services of QuickCREDIT or the Surviving Corporation or any successor to the business of QuickCREDIT or the Surviving Corporation;

(ii) within the Area, either directly or indirectly, engage, participate, invest in (other than to hold 1% or less of any class of securities of a public company) or assist, as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, consultant or in any other capacity, any Competing Business;

(iii) solicit or attempt to solicit, directly or by assisting others, any business from a Customer of QuickCREDIT or the Surviving Corporation, or any Customer of EJG prior to the Merger which does not become or remain a Customer of the Surviving Corporation, for purposes of providing products or services in competition with QuickCREDIT or the Surviving Corporation.

(iv) employ or attempt to employ or assist anyone else in employing in any Competing Business any employee of QuickCREDIT or the Surviving Corporation (whether or not such employment is full or part time or pursuant to a written or oral contract).

(b) that Shareholder will not for a period of five (5) years from the date hereof, for whatever reason, disclose or use or otherwise exploit for Shareholder's own benefit, for the benefit of any other person, or for the benefit of any Competing Business, any Confidential Information; provided, however, that to the extent any Confidential Information constitutes a trade secret under applicable law, the restrictions contained in this Section 3(b) shall continue to apply for so long as such information remains a trade secret.

4. Remedies. Shareholder acknowledges that irreparable loss and injury would result to Triangle, QuickCREDIT and the Surviving Corporation upon any breach by Shareholder of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Shareholder agrees that, in addition to all other remedies provided at law or in equity, Triangle, QuickCREDIT and the Surviving Corporation , or any of them, may petition from a court of law or equity, without bond, both temporary and permanent injunctive relief to prevent a breach by Shareholder of any such covenant.

5.             Miscellaneous.

(a) The terms and provisions of this Agreement shall inure to the benefit of and be binding upon Acquirors, and their successors and assigns, and upon the Shareholder and Shareholder's heirs and personal representatives. The rights of Triangle, QuickCREDIT and the Surviving Corporation hereunder may be assigned, without the consent of Shareholder, by Triangle, QuickCREDIT and the Surviving Corporation to any successor to the business of Triangle, QuickCREDIT, or the surviving Corporation, whether by merger, sale of stock, sale of assets or other transaction.

(b) This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated except by written instrument executed by the parties hereto.

(c) This Agreement, and the rights and liabilities of the parties hereto, shall be construed in all respects in accordance with the laws of the State of Florida.

(d) The covenants contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more covenants, shall not affect the validity or enforceability of any other covenant contained herein. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the enforceability (or judicial modification to conform with such laws and public policies, which the parties hereby expressly authorize), of any provision hereof shall not render unenforceable or impair the remainder of this agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable portions. The parties hereto acknowledge and agree that for purposes of judicial interpretation or enforcement of this Agreement, this Agreement shall be deemed to have been executed and delivered ancillary to the sale of a business.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                     TRIANGLE IMAGING GROUP, INC.



                                     ___________________________________________
                                     By: Vito A. Bellezza
                                     Title: Chairman and Chief Executive Officer




                                     QUICKCREDIT CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President




                                     EJG ACQUISITION CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President



                                   SHAREHOLDER



                                     ___________________________________________
                                     By: Keith Giordano

                                    Exhibit F

                      IMPORTANT INFORMATION FOR SUBSCRIBER

THE SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED (COLLECTIVELY, THE "ACTS"), OR ANY OTHER APPLICABLE BLUE SKY LAW, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES (i) ARE REGISTERED UNDER SUCH ACTS, (ii) IN THE OPINION OF LEGAL COUNSEL AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR
(iii) THE REQUEST FOR TRANSFER IS ACCOMPANIED BY NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE SECURITIES
COMMISSION. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP-TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE CORPORATION'S TRANSFER AGENT (OR NOTED IN THE CORPORATION'S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED WILL BE ISSUED.

                          SHARE SUBSCRIPTION AGREEMENT

         TO  THE  BOARD  OF  DIRECTORS  OF  Triangle  Imaging  Group,   Inc.,  a
corporation organized and incorporated under the laws of the State of Florida (the "Corporation"):

         1. Subscription. The undersigned, KEITH GIORDANO ("Subscriber"), hereby subscribes for 200,000 shares of common stock of the Corporation, $.0001 par value (the "Shares"), for the aggregate consideration described in that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of May _____, 1998, by and among the Corporation, QuickCREDIT Corp., a Florida corporation and wholly-owned subsidiary of the Corporation ("QuickCREDIT"), EJG Acquisition Corp., a Florida corporation and wholly-owned subsidiary of QuickCREDIT, and EJG Services, Inc., a Missouri corporation ("EJG"), and Subscriber, an individual resident of the State of Florida and the sole shareholder of EJG.

         2. Restrictions. Subscriber understands that the Shares have not been registered under the Acts, or any other applicable "blue sky" law, and will be issued in reliance upon certain exemptions from registration thereunder. Subscriber understands that the statutory basis for such exemptions is dependent upon Subscriber's undertaking to acquire the Shares for purposes of investment for its own account, not as a nominee or agent, and without the intent of reselling or disposing of the Shares, or otherwise participating directly or indirectly in a distribution thereof. Subscriber further understands that by reason of the exemptions to be relied upon in connection with their issuance, the Shares issued to Subscriber will not be freely transferable and that any proposed sale or other transfer of the Shares may be prohibited and will in any event be subject to significant restrictions. Any certificates representing the Shares will bear a legend to such effect, and a stop-transfer order with respect to the Shares will be placed with the Corporation's transfer agent (or noted in the Corporation's records if the Corporation acts as its own transfer agent in respect of the Shares).

         3. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to, and agrees with, the Corporation as follows:

                  (a)  The  Shares  are  being   acquired  by   Subscriber   for
Subscriber's own account, not as a nominee or agent, and not with a view to, or for, resale, transfer or distribution;

     (b) Subscriber has no intention of participating directly or indirectly in a distribution of the Shares;

                  (c) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of this investment;

                  (d) Subscriber has received and reviewed copies of the Corporation's filings with the United States Securities and Exchange Commission listed on Exhibit A hereto.

                  (e)  Subscriber  has  had  access  during  the  course  of the transactions as contemplated in the Merger Agreement and prior to its acquisition of the Shares to such additional information relating to the Corporation as Subscriber has desired and has been given the opportunity to (i) ask questions of, and receive answers from, the Corporation and its representatives concerning the Corporation and the terms and conditions of the issuance of the Shares, and (ii) obtain any additional information that the Corporation possesses or can reasonably obtain that is necessary to verify the accuracy of information furnished by the Corporation in connection herewith;

                  (f) Subscriber is an accredited investor as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Subscriber is capable of bearing the economic risks of the investment in the Shares, including loss of the entire investment, and if Subscriber deems it necessary to do so, has reviewed the merits of the investment with his tax and legal counsel and with investment adviser(s), and Subscriber understands the merits and risks of this investment;

                  (g)  Subscriber   has  accurately   completed  the  accredited
Investor Questionnaire attached hereto as Exhibit B and has executed such Questionnaire, and any applicable exhibits thereto, where required; and

                  (h) Subscriber has evaluated the risks of this investment and has determined the Corporation is a suitable investment.

         4.   Representations   of  the  Corporation.   The  Corporation  hereby
represents and warrants to Subscriber as follows:

     (a) The Corporation is a corporation organized and in good standing under the laws of the State of Florida;

                  (b) All corporate action on the part of the Corporation necessary for authorization in respect of the Corporation's issuance of the Shares as contemplated hereunder has been (or shall be) taken prior to the date of the Corporation's execution of this Share Subscription Agreement;

                  (c) The Corporation's execution of this Share Subscription Agreement and issuance of the Shares as contemplated hereunder will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation or any material agreement to which the Corporation is bound; and

                  (d) Upon execution of this Share Subscription Agreement and receipt by the Corporation of the consideration for the Shares as described herein, the Shares shall be deemed to be validly issued and outstanding, fully paid and nonassessable.

         5. Consideration. Subscriber hereby agrees and understands that the consideration for the Shares shall not be delivered by Subscriber to the Corporation until the share subscription contained herein shall have been accepted; provided, however, that such consideration shall be delivered promptly thereafter in accordance with the terms and conditions of the Merger Agreement and prior to the issuance by the Corporation of the Shares. Subscriber understands and agrees that the undersigned shall not be entitled to certificates for, nor shall the undersigned be entitled to vote the Shares until the consideration set forth herein has been delivered to the Corporation as contemplated in the Merger Agreement.

         Executed as of the _____ day of May, 1998.

                                      Very truly yours,


                                      ____________________________________(L.S.)
                                      Keith Giordano


ACCEPTED AND AGREED TO:

TRIANGLE IMAGING GROUP, INC.


By:_________________________________________
   Name: Vito A. Bellezza
   Title: Chairman of the Board of Directors
          and Chief Executive Officer

Date: May _____, 1998

                                    EXHIBIT A


                              INDEX TO SEC FILINGS


     1. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     2. The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     3. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997;

     4. The Corporation's Registration Statement on Form S-8 filed on August 15, 1997;

     5. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

     6. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     7. The Corporation's Quarterly Report on Form 10-KSB for the year ended December 31, 1996;

     8. The Corporation's Amendment to its Current Report on Form 8-K/A filed March 4, 1997;

     9. The Corporation's Current Report on Form 8-K filed January 3, 1997;

     10. The Corporation's Registration Statement on Form S-8 filed December 24, 1996;

     11. The Corporation's Current Report on Form 8-K filed December 20, 1996;

     12. The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     13. The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     14. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     15. The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                                    EXHIBIT B

                          TRIANGLE IMAGING GROUP, INC.
                        ACCREDITED INVESTOR QUESTIONNAIRE

Purpose of This Questionnaire

         The undersigned has met with certain principals of Triangle Imaging Group, Inc. (the "Company"), and has been provided certain information with regard to a proposed investment in the Company. Certain of the Company's securities will be offered to the undersigned as an "accredited investor" without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, in reliance on the exemption contained in Section 3(b) and/or 4(2) and/or 4(6) of the 1933 Act in reliance on Regulation D of the Securities and Exchange Commission thereunder and on similar exemptions under applicable state laws. Under Section 4(2) and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an "investing entity" meets certain suitability requirements before selling securities to such individual or entity. This Questionnaire will enable the Company to make investor qualification determinations and discharge its responsibilities under federal and state securities laws and the Company will rely upon the information contained herein. SECURITIES WILL NOT BE SOLD OR ISSUED TO THE UNDERSIGNED UNTIL A QUESTIONNAIRE HAS BEEN FILLED OUT AS THOROUGHLY AS POSSIBLE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION WHICH DOES NOT QUALIFY AS AN ACCREDITED INVESTOR, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE TO DETERMINE ACCREDITED STATUS. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.

Instructions:

         The Company will not issue securities to the undersigned until one (1) copy of this Questionnaire has been completed, signed, dated and delivered to the Company.

         Your  answers  will be kept  strictly  confidential  at all times.  The
Company may, however, present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of the securities will not result in a violation of the registration provisions of the 1933 Act or a violation of the securities laws of any state.

         All questions must be answered. If the appropriate answer is "None" or "Not applicable," please so state. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answer to any item.



Name(s):________________________________________________________________________


Social Security Number or Taxpayer Identification Number:_______________________


Home Address:___________________________________________________________________

________________________________________________________________________________


Business Address:_______________________________________________________________

________________________________________________________________________________


Home Telephone:_________________________________________________________________


Business Telephone:_____________________________________________________________


Occupation/Business:____________________________________________________________


Place and date of formation (if an entity):

If the undersigned is an individual, please CHECK whichever of the following statements, (a)-(e) below, is applicable to you:

         ___ (a) The undersigned has had an individual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

         ___ (b) The undersigned has had joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income with his or her spouse in excess of $300,000 in the current calendar year;

     ___ (c) The undersigned has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000;

     ___ (d) The undersigned is a director or executive officer of the Company;

     ___ (e) None of the above.

         For purposes of this Accredited Investor Questionnaire, the following definitions apply:

         "Individual income" means "adjusted gross income" as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) the amount of any losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

         "Joint income" means "adjusted gross income" of you and your spouse as reported for federal income tax purposes, increased by the following amounts:
(i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq.
of the Code.

         "Net  worth"  means the excess of total  assets at fair  market  value,
including  home  and  personal  property,  over  total  liabilities,   including
mortgages and income taxes on unrealized appreciation of assets.

If the undersigned is a corporation, partnership, employee benefit plan, individual retirement account or trust, please CHECK whichever of the following statements (a)-(n) is applicable:

     ___ (a) The undersigned is a self-directed individual retirement account or 401(k) Plan (if this statement is checked, the participant must also check whichever of statements 9(a)-(e), above are applicable);

     ___ (b) The undersigned is a bank as defined in section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act, whether acting in an individual or fiduciary capacity;

     ___ (c) The  undersigned  is a broker  or  dealer  registered  pursuant  to section 15 of the Securities Exchange Act of 1934;

     ___ (d) The undersigned is an insurance company as defined in section 2(13) of the 1933 Act;

     ___ (e) The undersigned is an investment company registered under the Investment Company Act of 1940;

     ___ (f) The  undersigned  is a business  development  company as defined in section 2(a)(48) of the Investment Company Act of 1940;

     ___ (g) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

     ___ (h) The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000;

     ___ (i) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

     ___ (j) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     ___ (k) The undersigned is an organization described in section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

     ___ (l) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

     ___ (m) The undersigned is an entity, each of whose stockholders, partners or beneficiaries meets at least one of the conditions set forth under 9(a)-(d), above with respect to individuals or 10(b)-(l), above with respect to corporations, partnerships, trusts or other entities; or

     ___ (n) None of the above.

IF YOU CHECK THE STATEMENT NOTED AS 10(m) ABOVE AND DO NOT CHECK ANY OTHER STATEMENT, A COMPLETED QUESTIONNAIRE FOR EACH STOCKHOLDER OF THE SUBSCRIBING CORPORATION, EACH PARTNER OF THE SUBSCRIBING PARTNERSHIP OR EACH BENEFICIARY OF THE SUBSCRIBING EMPLOYEE BENEFIT PLAN MUST ACCOMPANY THIS QUESTIONNAIRE.

        To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects.


Dated: _______________________      ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Title (if an entity)

                     ALL PURCHASERS MUST COMPLETE THIS PAGE


IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on this _______ day of __________________, 1998.

__________________________ x $______________ per share = $______________________
Shares to be Purchased                                        Purchase Price

Manner in which Title is to be held (Please Check One):


1.   ___     Individual                     7.   ___     Trust/Estate/Pension or
                                                         Profit Sharing Plan
                                                         Date Opened:___________
2.   ___     Joint Tenants With
             Right of Survivorship
                                            8.   ___     As a Custodian for
3.   ___     Community Property
                                                 _______________________________
                                                 Under the Uniform Gift to
4.   ___     Tenants in Common                   Act of the State of ___________


5.   ___     Corporation/Partnership        9.   ___     Married with Separate
                                                         Property

6.   ___     IRA                            10.  ___     Keogh


                   INDIVIDUAL  PURCHASERS MUST COMPLETE PAGE 6; PURCHASERS WHICH
              ARE ENTITIES MUST COMPLETE PAGE 7.

              FOR EXECUTION BY A PURCHASER WHO IS A NATURAL PERSON


________________________________________________________________________________
                     Exact Name in Which Title is to be Held



________________________________________________________________________________
                                   (Signature)



________________________________________________________________________________
                               Name (Please Print)



________________________________________________________________________________
                      Residence Address: Number and Street



________________________________________________________________________________
               City                                  State           Zip Code



________________________________________________________________________________
                             Social Security Number


Accepted this _______ day of __________________, 1998, on behalf of the Company.




                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                 FOR EXECUTION BY A PURCHASER WHICH IS AN ENTITY

                     (Corporation, Partnership, Trust, Etc.)



________________________________________________________________________________
                          Name of Entity (Please Print)




                                      By:_______________________________________

                                      Title:____________________________________



                                      Attest:___________________________________

                                      Title:____________________________________


                                                          [SEAL]





                                      ________________________________________--

                                      __________________________________________

                                      __________________________________________
                                     Address



                                      __________________________________________
                                      Taxpayer Identification Number


ACCEPTED, this _____ day of ___________________, 1998, on behalf of the Company.



                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                    Exhibit G

           Form of Opinion of Counsel To The Company and The Shareholders

                                  May ___, 1998


Triangle Imaging Group, Inc.
4400 West Sample Road, Suite 228
Coconut Creek, Florida 33073

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the requirements of the Agreement and Plan of Merger and Reorganization, dated as of May ___, 1998 (the "Merger Agreement"), by and among EJG Services, Inc., a Florida corporation (the "Company"), Keith Giordano, an individual resident of the State of Florida (the "Shareholder"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and EJG Acquisition Corp., a Florida corporation (the "Subsidiary").

        We have acted as counsel to the Company and Shareholder in connection with the entry into and performance by the Company and Shareholder of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the corporate minute book of the Company, including the articles of incorporation, bylaws and stock transfer records of the Company, and we are further familiar with the corporate proceedings of the Company relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies certified, or otherwise identified to our satisfaction, of the following documents:

        1.       the Merger Agreement;

        2. the Share Subscription Agreement, dated May ___, 1998, executed by Shareholder in favor of Triangle;

        3.       the Release, dated May ___, 1998, executed by Shareholder;

     4. the Restrictive Covenants Agreement, dated May ___, 1998, executed by Shareholder;

     5. the Employment Agreement, dated May ___, 1998, executed by Shareholders;

        6. a certificate, dated May ___, 1998, issued by the Secretary of State of the State of Missouri with respect to the corporate existence of the Company (the "Certificate of Existence");

        7. a certificate, dated May ___, 1998, issued by the Secretary of State of the State of Florida with respect to the foreign qualification of the Company to do business in the State of Florida (the "Foreign Qualification Certificate"); and

        8. the Certificate of Merger of the Company into the Subsidiary dated May ___, 1998, to be filed with the Secretary of State of the State of Florida (the "Certificate of Merger").

     The documents referenced in items 1 through 5 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the laws of the State of Florida and the federal laws of the United States of America.

        In connection with the opinions set forth below, we have assumed the genuineness of all signatures, other than those on behalf of the Company and that of Shareholder, and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, without independent verification of the accuracy or completeness thereof, solely on the following: (i) the contents of the corporate minute book and stock transfer records of the Company; (ii) the statements and representations contained in the Certificate of Existence; and (iii) the respective statements, representations and warranties of the Company and Shareholder contained in the Merger Agreement. We have made no other factual investigation for the purpose of rendering this opinion letter.

        The use of the term "Actual Knowledge" shall have the meaning given to such term in the Accord, but shall not be taken that we have made, and in fact we have not made, any independent investigation concerning the accuracy or veracity of any representation, warranty or statement of fact other than as described in the preceding paragraphs. We have made no independent search of any public records in connection with our rendering of the opinions contained herein.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all necessary corporate power and lawful authority to own, operate and lease its properties and carry on its business as and where else such business is now being conducted, including, without limitation, the State of Florida. As used herein, the term "in good standing" shall mean that all filings have been made as required under applicable filing and annual registration provisions of the [Missouri Corporate Code] and the Florida Business Corporation Act and all filing fees due and payable thereunder have been paid.

        2. The issued and outstanding  shares of the Company are as set forth on
Schedule 2.2 to the Merger Agreement. All the shares of the Company identified on such Schedule are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 to the Merger Agreement, there is no outstanding capital stock of the Company, and, to our Actual Knowledge, except as set forth on Schedule 2.3 to the Merger Agreement, there are no outstanding options, warrants or other rights to acquire common stock or other securities of the Company.

        3. Shareholder is the sole record and beneficial owner of the shares set forth beside his name on Exhibit A to the Merger Agreement, and, to our Actual Knowledge, has good and valid title to such shares, free and clear of all liens, claims, encumbrances, equities or claims.

        4. The Company has duly and validly executed each Merger Document to which it is a party, and each such Merger Document is the valid, binding and enforceable obligation of the Company. Shareholder has duly and validly executed each Merger Document to which he is a party, and each such Merger Document is the valid, binding and enforceable obligation of Shareholder.

        5. The execution, delivery and performance of the Merger Documents to which the Company is a party by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance of the Merger Documents to which Shareholder is a party are within Shareholder's full power and legal capacity. Except as disclosed in the Merger Documents, the execution, delivery and performance of the Merger Documents by the Company or Shareholder, do not: (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of the Company; (ii) to our Actual Knowledge, conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Shareholder or the Company by the terms of, any evidence of indebtedness or Contract to which Shareholder or the Company is a party, in each case with or without notice or lapse of time or both, or permit the termination of any such Contract by another Person; (iii) to our Actual Knowledge, result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of the Company or the Company Common Stock under any Contract to which either the Company or Shareholder is bound; (iv) to our Actual Knowledge, accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or Shareholder to accelerate the maturity of any such indebtedness; (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either the Company or Shareholder; or (vi) violate or cause any revocation of or limitation on any Permit of the Company.

        6. Except as disclosed in Schedule 2.7 to the Merger Agreement, no authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Body or any other Person is required to be obtained or made by the Company or Shareholder for the due execution, delivery and performance by them of the Merger Documents.

        7. Under the laws of the State of Florida, the Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Florida.

        8. This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.



                                      By:_______________________________________

                                    Exhibit H


             FORM OF OPINION OF COUNSEL TO TRIANGLE AND QUICKCREDIT


                                  May 22, 1998


EJGServices, Inc.
103 Century 21 Drive, Suite 120
Jacksonville, Florida 32216

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the  requirements of Section
7.4 of the Agreement and Plan of Merger and Reorganization, dated as of May 22, 1998 (the "Merger Agreement"), by and among EJG Services, Inc., a Missouri corporation ("EJG"), Keith Giordano, an individual resident of the State of Florida (the "Shareholder"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and EJG Acquisition Corp., a Florida corporation ("EAC").

        We have acted as special counsel to Triangle, QuickCREDIT and EAC (collectively, the "Parties") in connection with the negotiation of the Merger Agreement and the consummation by the Parties of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies, certified, or otherwise identified, to our satisfaction, of the following documents:

        1.       the Merger Agreement;

        2. the Share Subscription Agreement, dated May 22, 1998, executed by Shareholder in favor of Triangle;

        3.       the Release, dated May 22, 1998, executed by Shareholder;

     4. the Restrictive Covenants Agreement, dated May 22, 1998, executed by Shareholder;

     5. the Employment Agreement, dated May 22, 1998, executed by Shareholder;

     6. the Escrow Agreement by and among the Parties and the Shareholder, dated as of May 22, 1998;

        7. certificates of recent date, issued by the Secretary of State of the State of Florida with respect to the corporate existence of each of the Parties (the "Certificates of Existence");

        8. the Certificate of Merger of EJG with and into EAC, dated May 22, 1998, to be filed with the Secretary of State of each of the State of Florida and the State of Missouri (the "Certificate of Merger"); and

        9. The Agreement Incident to Merger of EAC, dated as of May 22, 1998.

     The documents referenced in items 1 through 8 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia, as currently in effect, and the provisions of the Florida Business Corporation Act, as reported in standard compilations of corporation statutes (excluding any case law annotations contained therein). We are admitted to the Bar of the State of Georgia and do not purport to be experts in the laws of any other state.

        In connection with the opinions set forth below, we have, with your permission, assumed the genuineness of all signatures and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, with your permission and without independent verification of the accuracy or completeness thereof, solely on the following: (i) the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein; (ii) the statements and representations contained in the Certificates of Existence; (iii) the respective statements, representations and warranties of the Parties contained in the Merger Documents; and (iv) an officer's certificate of each of the Parties, each dated May 22, 1998, with respect to certain factual matters. We have made no other factual investigation, including any independent search of any public records, for the purpose of rendering this opinion letter.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. Each of the Parties has duly authorized the execution and delivery of the Merger Documents to which it is a party and the performance of all of its obligations thereunder.

        2. Each of the Parties has the requisite corporate power to execute and deliver the Merger Documents to which it is a party.

        3. The shares of Triangle Common Stock to be delivered under the Merger Agreement (the "Merger Shares") have been duly authorized and, when delivered against surrender of the issued and outstanding shares of EJG Common Stock, in accordance with the provisions of the Merger Agreement, upon the Effective Date, will be validly issued, fully paid and nonassessable.

        This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.


                                Very truly yours,

                                SMITH, GAMBRELL & RUSSELL, LLP



                                By:_____________________________________________
                                 W. Thomas King

                                    Exhibit I

                            FORM OF ESCROW AGREEMENT

        ESCROW AGREEMENT (the "Agreement") dated as of May _____, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"), QUICKCREDIT CORP., a Florida corporation ("QuickCREDIT"), EJG ACQUISITION CORP., ("EAC") (Triangle, QuickCREDIT and EAC each an "Acquiror" and collectively "Acquirors"), Keith Giordano, an individual resident of Florida ("Seller") and Glen Allen, Esquire, an individual resident of Florida and a member in good standing of the State Bar of Florida ("Escrow Agent").

                              W I T N E S S E T H:

        WHEREAS, Acquirors, Seller and EJG Services, Inc. ("EJG"), a Missouri corporation, have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of May ___, 1998, by and among Triangle, QuickCREDIT, EAC, EJG and Seller (the "Merger Agreement") pursuant to which, among other things, (i) EJG will be merged with and into EAC, with EAC as the surviving entity (the "Merger") and (ii) each issued and outstanding share of the common stock of EJG, $1.00 par value per share (the "EJG Common Stock"), will be converted into the right to receive the merger consideration set forth in
Section 1.8 of the Merger Agreement (the "Merger Consideration"), which Merger Consideration includes 200,000 shares (the "Merger Shares") of common stock of Triangle, $.0001 par value per share;

        WHEREAS, the Merger Agreement requires as a condition to consummation of the transactions described therein that Acquirors, Seller and Escrow Agent enter into this Agreement, and that Acquiror deposit 50,000 shares of the Merger Shares with Escrow Agent (the "Escrow Shares"), in order to provide a fund for indemnity payments which Seller may become obligated to make to Acquirors as and to the extent provided in Section 9 of the Merger Agreement ("Indemnity Claims");

        WHEREAS, the parties hereto desire that Escrow Agent be appointed as escrow agent to act in accordance with the terms and conditions hereof;

        WHEREAS, Escrow Agent is willing to serve as the escrow agent and hold the Escrow Shares in accordance with the terms and conditions hereof;

        NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Appointment of Escrow Agent.

        Seller hereby irrevocably appoints Escrow Agent as escrow agent, to receive, hold, administer and deliver the Escrow Funds (as defined below) at any time held by Escrow Agent pursuant to this Escrow Agreement in accordance with this Escrow Agreement, and Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions hereinafter set forth.

2. Deposit of Escrow Shares.

        Seller hereby agrees that the Escrow Shares shall be deposited by the Acquirors with Escrow Agent immediately upon the later to occur of (i) the Closing described in the Merger Agreement or (ii) receipt by Acquirors from the Acquirors' stock transfer agent, of a share certificate evidencing the Escrow Shares. Escrow Agent hereby agrees to hold the Escrow Shares upon receipt in accordance with this Escrow Agreement. Escrow Agent has no obligation to collect all or any portion of the Escrow Shares and shall incur no obligations under this Escrow Agreement until the Escrow Shares are received by Escrow Agent.

3. Investment.

(a) The Escrow Agent shall invest and reinvest all available cash dividends and other amounts distributed or paid from time to time by Triangle and delivered to Escrow Agent in respect of the Escrow Shares, as directed in writing by Seller and Acquirors jointly, in any of the following kinds of investments, or in any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America, or agencies of any of the foregoing, having maturities of not greater than ninety (90) days (or, if earlier, the Release Date, as hereinafter defined); (ii) commercial paper rated, at the time of the Escrow Agent's investment therein, at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation and having maturities of not greater than ninety (90) days (or, if earlier, the Release Date); (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than one hundred million dollars ($100,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than ninety
(90) days (or, if earlier, the Release Date); (iv) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (i) above; (v) any money market fund substantially all of which is invested in the foregoing investment categories; or (vi) such other investments as Acquirors and Seller shall jointly approve in writing. The Escrow Shares and any amounts paid thereon while on deposit with Escrow Agent shall be referred to hereinafter collectively as the "Escrow Funds".

(b) All taxes in respect of earnings on the Escrow Amount shall be the obligation of and shall be paid when due by Seller, who shall jointly and severally indemnify and hold Acquirors and the Escrow Agent harmless from and against all such taxes.

4. Custody and Release of Escrow Funds.

                 Escrow Agent shall hold and disburse the Escrow Funds in accordance with the following:

(a) In the event Acquirors believe Acquirors are entitled to receive all or a portion of the Escrow Funds on account of an Indemnity Claim, Acquirors shall deliver to Escrow Agent a written certificate stating that Acquirors are entitled to payment from the Escrow Funds on account of a valid Indemnity Claim (the "Claim Certificate"). The Claim Certificate shall state the amount of the payment from the Escrow Funds to which Acquirors believe Acquirors are entitled. Within 5 business days following Escrow Agent's receipt of any Claim Certificate, Escrow Agent shall send notice to Seller of Escrow Agent's receipt of such Claim Certificate ("Claim Notice"). The Claim Notice shall include a copy of the Claim Certificate.

(b) If Escrow Agent does not, within 15 business days following receipt of the Claim Notice by Seller, receive from Seller a written notice objecting to payment of all or any portion of the claim(s) specified in the Claim Certificate ("Objection Notice"), Escrow Agent shall deliver to Acquirors an amount from the Escrow Funds equal to the lesser of (i) the amount specified in the Claim Certificate or (ii) the full remaining balance of the Escrow Funds.

(c) If Seller elects to deliver an Objection Notice within the 15 day period specified in subparagraph 4(b) above, Seller shall specify in such Objection Notice whether Seller disputes all or a portion of the amount claimed in the Claim Certificate. If Seller does not dispute the entire amount claimed in the Claim Certificate, Seller shall specify the amount which Seller disputes, and upon receipt of the Objection Notice, Escrow Agent shall pay any undisputed portion claimed in the Claim Certificate to Acquirors in accordance with subparagraph 4(b). Within 5 business days following Escrow Agent's receipt of any Objection Notice, Escrow Agent shall notify Acquirors of Escrow Agent's receipt of such Objection Notice and shall provide to Acquirors a copy of the Objection Notice with such notification.

(d) Any portion of the Escrow Funds claimed by Acquirors pursuant to a Claim Notice delivered to Escrow Agent in accordance with subparagraph 4(a) and disputed by Seller pursuant to an Objection Notice delivered to Escrow Agent in accordance with subparagraph 4(b) ("Disputed Amounts") shall be retained by Escrow Agent until Escrow Agent shall have received either of the following:

     (i) a written directive executed jointly by Acquirors and Seller directing Escrow Agent to pay all or a portion of the Disputed Amounts to Acquirors or to Seller and specifying the amounts to be paid, in which case Escrow Agent shall promptly pay such amounts to Acquirors from the Escrow Funds in accordance with such directive; or

     (ii) a certified copy of a final, non-appealable order of a court of competent jurisdiction ordering Escrow Agent to deliver all or a portion of the Disputed Amounts, in which case Escrow Agent shall promptly comply with the terms of such court order.

(e) If, on the date which is the 365th day immediately following the Closing Date (the "Release Date"), the amount of Escrow Funds remaining in control of Escrow Agent exceeds the aggregate amount of Disputed Claims and Pending Claims, as hereafter defined, as of such date, Escrow Agent shall release to Seller all Escrow Funds remaining in excess of such aggregate sum.

     A "Pending Claim" for purposes of this Subsection (e) shall be any amount of the Escrow Funds which is the subject of a Notice of Claim delivered within 15 days prior to the Release Date with respect to which the Escrow Agent has not received an Objection Notice as of the Release Date.

(f) No Claim Certificate may be delivered by Acquirors to Escrow Agent after the date which is two business days prior to the Release Date (the "Bar Date"). Any Claim Certificate delivered to Escrow Agent after the Bar Date shall be void and shall be disregarded by Escrow Agent. Subject to the other terms and conditions of this Agreement, following the Release Date, Escrow Agent shall continue to hold any Disputed Amounts or Pending Amounts beyond the Release Date until disbursement in accordance with subparagraphs 4(b) or (d), as the case may be.

(g) Anything in this Escrow Agreement to the contrary notwithstanding:

     (i) Escrow Agent may deposit all or any portion of the Escrow Funds with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

     (ii) If at any time Escrow Agent receives an order of a court of competent jurisdiction, or (subject to subparagraph 5(b) below) written instructions signed by both Acquirors and Seller directing delivery of all or a portion of the Escrow Funds, Escrow Agent shall comply with such order or instructions.

(h) The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth in this Escrow Agreement. The Escrow Funds shall not be available to, and shall not be used by, Escrow Agent to set off any obligation of Acquirors or Seller to Escrow Agent.

(i) Upon any  delivery  or deposit of all of the Escrow  Funds  pursuant to this
Section 4, Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

5.               Concerning Escrow Agent.

                 Escrow Agent has been induced to accept its obligations under this Escrow Agreement by the following terms, conditions, representations and warranties:

(a) Escrow Agent shall not be liable, except for his own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent. Acquirors and Seller jointly and severally shall indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against any and all claims, liabilities, losses, damages, costs, reasonable attorneys' fees and other expenses whatsoever arising out of or in connection with Escrow Agent's service as Escrow Agent under this Escrow Agreement. Without limiting the foregoing, in no event shall Escrow Agent be liable except for his own gross negligence or willful misconduct for any matter or thing relating to his investment or reinvestment of the Escrow Funds, including, without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of any amounts paid by Triangle with respect to the Escrow Shares, including without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of such dividends or any loss of interest incident to any such delays.

(b) In the event of any disagreement among the parties to this Escrow Agreement, or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with all or any part of the Escrow Funds, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it (but nothing herein shall obligate Escrow Agent so to do) until (i) Escrow Agent shall have received an order of a court of competent jurisdiction directing delivery of all or any part of the Escrow Funds or (ii) all differences shall have been adjusted and all doubt resolved by written agreement executed by the parties to such disagreement and delivered to Escrow Agent.

(c) Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof and may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d) Each of the Acquirors represents and warrants to Escrow Agent that Acquirors have full power and authority to act as representative of any and all of the other Acquirors for all purposes with respect to this Escrow Agreement and the Escrow Funds. Escrow Agent shall be entitled to rely conclusively on the authority of any Acquiror to make Indemnity Claims on behalf of any of the Acquirors and Escrow Agent shall make payment with respect to any such claim directly to any Acquiror as agent and trustee of such other Acquiror(s). Escrow Agent shall have no obligation to communicate directly with any Acquiror or to honor or acknowledge any directives or communications given or purportedly given by any Acquiror, other than those provided by an Acquiror in accordance with the terms of this Escrow Agreement.

(e) Neither Acquirors nor Seller shall have any right or standing to make a claim, provide any notice or receive any payment by, through or under this Agreement except in accordance with the procedures described herein. Escrow Agent shall have no obligation to communicate directly with Acquirors or Seller or to honor or acknowledge any directives or communications given or purportedly given by Acquirors or Seller, except those provided by Acquirors or Seller in accordance with this Agreement.

(f) Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

(g) This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto.

6.      Successor Escrow Agent.

                 Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Funds to any successor escrow agent mutually designated by Acquirors and Seller in writing, or to any court of competent jurisdiction. Escrow Agent may be removed by Acquirors and Seller by signing and delivering to Escrow Agent a joint directive stating that Escrow Agent has been removed and designating a successor Escrow Agent, in which case Escrow Agent shall promptly deliver the Escrow Funds to the successor escrow agent. Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement following any resignation or removal immediately upon delivery of the Escrow Funds to such court or such successor escrow agent.

7.      Notices.

                 Any notices, certificates or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given only if and when (i) delivered by messenger and receipted for, or (ii) when delivered and receipted for by an overnight mail service, or (iii) when delivered and receipted for by U.S. certified mail, addressed in each case as follows:

   If to Acquirors, to:

               QuickCREDIT Corp.
               4400 West Sample Road, Suite 228
               Coconut Creek, Florida 33073
               Attention: Van Saliba

     with a copy to:

               Smith, Gambrell & Russell, LLP
               1230 Peachtree Street, N.E.
               Suite 3100, Promenade II
               Atlanta, Georgia  30309
               Attention: W. Thomas King, Esquire

     If to Seller to:

               Keith Giordano
               1302 Woodhill Place
               Jacksonville, Florida 32256

     with a copy to:

               Glen Allen, Esquire
               353 E. Forsyth Street
               Jacksonville, Florida 32202

     If to Escrow Agent to:

               Glen Allen, Esquire
               353 E. Forsyth Street
               Jacksonville, Florida 32202


Any  address  set forth  above may be changed by notice  given  pursuant to this
Section 7.

8.      Miscellaneous.

(a) Any provision of this Escrow Agreement which may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

(b) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Escrow Agreement without the written consent of the other parties. In no event shall Escrow Agent be required to act upon, or be bound by, any notice, instruction, confirmation or other communication given by a person other than Acquirors or Seller nor shall Escrow Agent be required to deliver the Escrow Funds to any person other than Acquirors or Seller or a successor escrow agent designated by Acquirors and Seller in accordance with Paragraph 6.

(c) This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida.

(d) This Escrow Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. This Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

(e) The fees of Escrow Agent shall be paid 50% by Acquirors and 50% by Seller, as and when billed by Escrow Agent in accordance with the schedule of fees described on Exhibit "A" hereto.

(f) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Escrow Agreement taken together shall constitute but one and the same instrument.

(g) A "business day" for purposes of this Agreement shall mean any day on which commercial banks in Ft. Lauderdale, Florida are open for regular business.

(h) The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Escrow Agreement.


   IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement on the date first above written.

ACQUIRORS                                                       SELLER

TRIANGLE IMAGING GROUP, INC.



_________________________________________       ________________________________
By:  Vito A. Bellezza                           By: Keith Giordano
Title: Chairman of the Board of Directors
        and Chief Financial Officer

                                                ESCROW AGENT

_________________________________________
By:  Harold S. Fischer
Title: President                                ________________________________
                                                By: Glen Allen, Esquire


QUICKCREDIT CORP.



_________________________________________
By:  Van Saliba
Title: President



EJG ACQUISITION CORP.



_________________________________________
By:  Van Saliba
Title: President

                                    EXHIBIT A

                          SCHEDULE OF ESCROW AGENT FEES


                  Annual Charge     $_____________



   Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys fees or messenger costs, are additional and are not included in the above schedule.

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  by and among:


              TRIANGLE IMAGING GROUP, INC., a Florida corporation,

                    QUICKCREDIT CORP., a Florida corporation,

                  FCB ACQUISITION CORP., a Florida corporation,

               FLORIDA CREDIT BUREAU, INC., a Florida corporation

                                       and

                 THE SHAREHOLDERS of FLORIDA CREDIT BUREAU, INC.


                            ________________________

                            Dated as of May 22, 1998
                            ________________________

                  Table of Contents                                         Page

Section 1.        DESCRIPTION OF TRANSACTION...................................1
         1.1      Merger of FCB with FAC.......................................1
         1.2      Effect of Merger.............................................1
         1.3      Closing; Effective Time......................................2
         1.4      Articles of Incorporation and Bylaws;
                  Directors and Officers.......................................2
         1.5      Conversion of Shares.........................................2
         1.6      Closing of Transfer Books of FCB.............................2
         1.7      Exchange of Certificates.....................................3
         1.8      Merger Consideration.........................................4
         1.9      Right to Obligate Triangle to Repurchase Merger Shares.......5
         1.10     Tax Consequences.............................................6
         1.11     Further Action...............................................6

Section 2.        REPRESENTATIONS AND WARRANTIES OF
                  FCB AND THE SHAREHOLDERS.....................................6
         2.1      Due Organization and Qualification...........................6
         2.2      Capitalization...............................................7
         2.3      Options or Other Rights......................................7
         2.4      Subsidiaries and Investments.................................7
         2.5      Charter and Bylaws...........................................7
         2.6      Books and Records............................................8
         2.7      Authority; Binding Nature of Agreement.......................8
         2.8      Financial Statements.........................................9
         2.9      Absence of Undisclosed Liabilities...........................9
         2.10     Absence of Changes..........................................10
         2.11     Legal Proceedings; Orders...................................11
         2.12     Tax Matters.................................................12
         2.13     Title to Assets.............................................13
         2.14     Compliance with Legal Requirements..........................13
         2.15     Contracts...................................................13
         2.16     Leases......................................................15
         2.17     Intentionally Left Blank....................................15
         2.18     Fixed Assets................................................16
         2.19     Trade Names and Other Intangibles...........................16
         2.20     Suppliers and Customers.....................................16
         2.21     Payment of Wages and Salary.................................16
         2.22     Employee Benefit Plans......................................17
         2.23     Insurance...................................................18
         2.24     Environmental Matters.......................................19
         2.25     Officers, Directors and Key Employees.......................20
         2.26     Restrictive Documents.......................................20
         2.27     Licenses....................................................20
         2.28     Transactions with Affiliated Parties........................20
         2.29     Bank Accounts and Powers of Attorney........................20
         2.30     Warranties..................................................20
         2.31     Assets Complete.............................................21
         2.32     No Changes Prior to Closing Date............................21
         2.33     Disclosure..................................................21
         2.34     Broker's or Finder's Fees...................................21
         2.35     Copies of Documents.........................................22

Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND FAC.........................................22
         3.1      Due Organization and Qualification..........................22
         3.2      Charter and By-Laws.........................................22
         3.3      Authority; Binding Nature of Agreement......................22
         3.4      Legal Proceedings; Orders...................................23
         3.5      SEC Filings; Financial Statements...........................23
         3.6      Valid Issuance..............................................24
         3.7      Broker's or Finder's Fees...................................24
         3.8      Disclosure..................................................24

Section 4.        CERTAIN COVENANTS OF FCB AND THE SHAREHOLDERS...............24
         4.1      Access and Investigation....................................24
         4.2      Operation of the Business of FCB............................25
         4.3      Notification; Updates to Schedules..........................26
         4.4      Pooling of Interests........................................27
         4.5      No Negotiation..............................................27

Section 5.        ADDITIONAL COVENANTS OF THE PARTIES.........................28
         5.1      Filings and Consents........................................28
         5.2      Public Announcements........................................28
         5.3      Best Efforts................................................28
         5.4      Employment Agreements.......................................28
         5.5      Restrictive Covenants Agreements............................28
         5.6      Release.....................................................28
         5.7      Share Subscription Agreement................................29
         5.8      Termination of Employee Plans...............................29
         5.9      Software Assignment and License Agreement...................29
         5.10     National Telephone Service Collection Indemnity.............29

Section 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIANGLE,
                  QUICKCREDIT AND FAC.........................................29
         6.1      Accuracy of Representations.................................29
         6.2      Performance of Covenants....................................29
         6.3      Consents....................................................29
         6.4      Agreements and Documents....................................30
         6.5      No Material Adverse Change..................................30
         6.6      Termination of Employee Plans...............................30
         6.7      Pooling Letter..............................................30
         6.8      Rule 506....................................................30
         6.9      No Restraints...............................................31
         6.10     No Legal Proceedings........................................31
         6.11     Completion of Due Diligence.................................31
         6.12     Certificates of Merger......................................31

Section 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  FCB AND THE SHAREHOLDERS....................................31
         7.1      Accuracy of Representations.................................31
         7.2      Performance of Covenants....................................31
         7.3      Consents....................................................31
         7.4      Release of Guaranty.........................................31
         7.5      Agreements and Documents....................................32
         7.6      Cash Consideration..........................................32
         7.9      No Restraints...............................................32
         7.10     Certificates of Merger......................................32

Section 8.        TERMINATION.................................................33
         8.1      Termination Events..........................................33
         8.2      Termination Procedures......................................33
         8.3      Effect of Termination.......................................34

Section 9.        INDEMNIFICATION, ETC........................................34
         9.1      Survival of Representations and Warranties..................34
         9.2      Shareholders' Indemnity Agreement...........................34
         9.3      Indemnity Agreement of QuickCREDIT and the
                  Surviving Corporation.......................................35
         9.4      Indemnification Procedure...................................36
         9.5      Pledge of Stock as Security.................................36
         9.6      Set-off.....................................................37

Section 10.       MISCELLANEOUS PROVISIONS....................................37
         10.1     Further Assurances..........................................37
         10.2     Fees and Expenses...........................................37
         10.3     Arbitration.................................................37
         10.4     Broker's and Finder's Fees..................................37
         10.5     Notices.....................................................38
         10.6     Time of the Essence.........................................39
         10.7     Headings....................................................39
         10.8     Counterparts................................................39
         10.9     Governing Law...............................................39
         10.10    Successors and Assigns......................................39
         10.11    Remedies Cumulative; Specific Performance...................39
         10.12    Waiver......................................................40
         10.13    Amendments..................................................40
         10.14    Severability................................................40
         10.15    Parties in Interest.........................................40
         10.16    Entire Agreement............................................40
         10.17    Construction................................................41


                                LIST OF EXHIBITS

Exhibit A         --       Shareholders of FCB
Exhibit B         --       Certain Definitions Used in this Agreement
Exhibit C         --       Directors and Officers of the Surviving Corporation
Exhibit D         --       Form of Assignment of Promissory Note
Exhibit E         --       Form of Assignment of Bank Accounts
Exhibit F         --       Form of Employment Agreement
Exhibit G         --       Form of Restrictive Covenants Agreement
Exhibit H         --       Form of Release
Exhibit I         --       Form of Share Subscription Agreement
Exhibit J         --       Form of Software Assignment and License Agreement
Exhibit K         --       Form of Opinion of Counsel to FCB
                           and the Shareholders
Exhibit L         --       Form of Opinion of Counsel to Triangle,
                           QuickCREDIT and FAC
Exhibit M         --       Form of Escrow Agreement


                                LIST OF SCHEDULES

Schedule 2.1         --       Due Organization and Qualification
Schedule 2.2         --       Capitalization
Schedule 2.3         --       Options or Other Rights
Schedule 2.5         --       Charter and Bylaws
Schedule 2.7         --       Authority; Binding Nature of Agreement
Schedule 2.8         --       Financial Statements
Schedule 2.9         --       Absence of Undisclosed Liabilities
Schedule 2.10        --       Absence of Changes
Schedule 2.11        --       Legal Proceedings; Orders
Schedule 2.12        --       Tax Matters
Schedule 2.13        --       Title to Assets
Schedule 2.14        --       Compliance with Legal Requirements
Schedule 2.15        --       Contracts
Schedule 2.16        --       Leases
Schedule 2.18        --       Fixed Assets
Schedule 2.19        --       Trade Names and Other Intangibles
Schedule 2.20        --       Suppliers and Customers
Schedule 2.22        --       Employee Benefit Plans
Schedule 2.23        --       Insurance
Schedule 2.24        --       Environmental Matters
Schedule 2.25        --       Officers, Directors and Key Employees
Schedule 2.27        --       Licenses
Schedule 2.28        --       Transactions with Affiliated Parties
Schedule 2.29        --       Bank Accounts and Powers of Attorney
Schedule 2.30        --       Warranties

Schedule 3.2         --       Charter and Bylaws
Schedule 3.4         --       Legal Proceedings; Orders

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of this 22nd day of May, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"); QUICKCREDIT CORP., a Florida corporation and a wholly-owned subsidiary of Triangle ("QuickCREDIT"); FCB
Acquisition Corp., a Florida corporation and wholly-owned subsidiary of QuickCREDIT ("FAC"); FLORIDA CREDIT BUREAU, INC., a Florida corporation ("FCB"), and the shareholders of FCB, individual residents of the State of Florida (the "Shareholders"). Each of the Shareholders and their respective ownership interests in FCB are set forth in Exhibit A. Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS:

         A. The parties intend to effect a merger of FCB with and into FAC (the "Merger") in accordance with this Agreement and the Florida Business Corporation Act (the "FBCA"). Upon consummation of the Merger, FCB will cease to exist, and FAC will continue to exist as the surviving corporation of the Merger.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         C. This Agreement has been adopted and approved by the respective boards of directors of Triangle, QuickCREDIT and FAC and the board of directors of FCB and the Shareholders.

         D. The capitalization of FCB consists of 500 shares of voting common stock, $1.00 par value per share, of which 100 shares are issued and outstanding (the "FCB Common Stock").

         E. It is intended that the Merger be treated as a "pooling of interests" under generally accepted accounting principles and SEC rules.


                                   AGREEMENT:

         The parties to this Agreement agree as follows:

Section 1.        DESCRIPTION OF TRANSACTION

1.1 Merger of FCB with FAC. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, FCB shall be merged with and into FAC, and the separate existence of FAC shall cease. FAC will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA.

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of QuickCREDIT, 4400 West Sample Road, Suite 228, Coconut Creek, Florida 33073, at 1:00 p.m. local time on May 22, 1998, or at such other time and date on or before May 31, 1998 as the parties shall designate (the "Scheduled Closing Time"; the date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger (the "Certificate of Merger") for the merger of FCB with FAC, conforming to the requirements of the FBCA, shall be filed with the Secretary of State of the State of Florida (the "Secretary of State"). The Merger shall take effect at the time such Certificate of Merger is filed with the Secretary of State (the "Effective Time").

1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless the parties agree otherwise prior to the Effective Time:

     (a) the Articles of Incorporation of FAC shall continue as the Articles of Incorporation of the Surviving Corporation;

     (b) the Bylaws of FAC shall continue as the Bylaws of the Surviving Corporation;

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C; and

(d) the Surviving Corporation shall change its name to Florida Credit Bureau, Inc. promptly after the Closing.

1.5       Conversion of Shares.

         Subject to Section 1.7 of this Agreement, on the Closing Date, by virtue of the Merger and without any further action on the part of Triangle, QuickCREDIT, FCB or any Shareholder, each share of FCB Common Stock outstanding immediately prior to the Closing Date shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8 of this Agreement.

1.6 Closing of Transfer Books of FCB. On the Closing Date, the holders of certificates representing shares of FCB Common Stock that were outstanding immediately prior to the Closing shall cease to have any rights as shareholders of FCB, and the stock transfer books of FCB shall be closed with respect to all shares of such FCB Common Stock outstanding immediately prior to the Closing. No further transfer of any such shares of capital stock of FCB shall be made on such stock transfer books after the Closing. If, after the Closing, a valid certificate previously representing any of such shares of FCB Common Stock (a "FCB Stock Certificate") is presented to QuickCREDIT, such FCB Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7 of this Agreement.

1.7       Exchange of Certificates.

(a) Each Shareholder, at the Closing or as soon thereafter as is practicable, shall surrender his or her respective FCB Stock Certificate(s) to QuickCREDIT, together with such transmittal documents as QuickCREDIT may reasonably require, and QuickCREDIT shall deliver or cause Triangle to deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration, to be paid at Closing pursuant to, and as provided in, Section 1.8 of this Agreement.

(b) No fractional shares of common stock of Triangle, $.0001 par value ("Triangle Common Stock") shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Triangle Common Stock (after aggregating all fractional shares of Triangle Common Stock issuable to such holder) shall receive shares of Triangle Common Stock rounded upward or downward to the nearest whole number of shares.

(c) Until surrendered as contemplated by this Section 1.7, each FCB Stock Certificate shall be deemed, from and after the Closing, to represent only the right to receive a pro rata share of the Merger Consideration. If any FCB Stock Certificate shall have been lost, stolen or destroyed, Triangle may, in its discretion and as a condition precedent to the issuance of any certificate representing Triangle Common Stock, require the owner of such lost, stolen or destroyed FCB Stock Certificate, to provide an appropriate affidavit and to deliver a bond (in such sum as Triangle may reasonably direct) as indemnity against any claim that may be made against Triangle with respect to such FCB Stock Certificate.

(d) The shares of Triangle Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, (THE "FEDERAL ACT") OR THE SECURITIES LAWS OF ANY STATE (THE "STATE LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IF, IN THE OPINION OF COUNSEL TO TRIANGLE, SUCH SALE OR TRANSFER WOULD BE (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE STATE LAWS OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH APPLICABLE STATE LAWS.

(e) QuickCREDIT shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of FCB Common Stock pursuant to this Agreement such amounts as QuickCREDIT is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) Neither QuickCREDIT nor Triangle shall be liable to any holder or former holder of FCB Common Stock for any shares of Triangle Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 Merger Consideration. The aggregate consideration to be delivered by QuickCREDIT to the Shareholders in full consideration for the Merger (the "Merger Consideration") shall be:

(i) a cash payment of One Hundred Fifty Thousand and no/100s Dollars ($150,000) to be delivered at Closing or, if later, upon the surrender of all of the outstanding shares of FCB Common Stock;

(ii) Fifty Thousand (50,000) shares of Triangle Common Stock (the "Merger Shares"), represented by share certificates each evidencing 5,000 shares of Triangle Common Stock, to be delivered by Triangle (or its transfer agent) as soon as is practicable following the date of the surrender of all of the outstanding shares of FCB Common Stock, 20,000 shares of which shall be delivered by Triangle (or its transfer agent) to Lawrence H. Katz, Attorney at Law, P.A., a Florida Professional Association, as escrow agent, to be held in escrow pursuant to Section 9.5 of this Agreement (the "Escrow Shares");

(iii) the assignment by FAC to the Shareholders of that certain promissory note (the "Promissory Note") dated April 4, 1998, by and between FCB and Financial Resource Systems, Inc., a Florida corporation, in the original principal amount of $32,000, such assignment to be in the form of Exhibit D attached hereto and to be made at Closing or, if later, upon the surrender of all of the outstanding shares of FCB Common Stock;

(iv) a cash payment to be made as soon as practicable following the date which is the 90th day immediately following the Closing Date (the "Payment Date"), in an amount which is equal to (1) the aggregate of the accounts receivable of FCB ("FCB Receivables") that are (x) in existence at 5:00 p.m. on the day before the Closing Date and (y) actually collected by FAC ("FAC Receipts") during the period beginning on the Closing Date and ending on the Payment Date less (2) all accounts payable and other overhead expenses of FCB existing at 5:00 p.m. on the day before the Closing Date ("FCB Expenses"); provided that all FCB Receivables remaining on the Payment Date shall be written off by FAC and assigned to Shareholders and all FCB Expenses which have not been charged, invoiced or otherwise presented to FAC prior to the Payment Date shall become the obligation of FAC on the Payment Date. The parties hereto agree that on or about June 30, 1998, the parties shall determine the dollar amount of the FCB Expenses and FCB Receipts which existed, as of 5:00 p.m. on the day before the Closing Date (for the purpose of estimating the amount by which the FCB Receipts expected to be collected by the Payment Date will exceed, or fall short of, the FCB Expenses expected to be billed or otherwise invoiced to FCB prior to the Payment Date). The Surviving Corporation further agrees that on the Payment Date it shall provide to the Shareholders an accounting of the dollar amount of the FCB Expenses paid and FCB Receipts collected, during the period beginning on the Closing Date and ending on the Payment Date, to be used to determine the amount of the cash payment, if any, to be delivered to the Shareholders pursuant to this Section 1.8(iv); and

(v) the assignment by FAC to the Shareholders of FCB's Operating Account, account number 016604003538, and FCB's Money Market Account, account number 01606018916 (which accounts are maintained at Huntington Bank, 253 North Orlando Avenue, Maitland, Florida 32751), such assignment to be in the form of Exhibit E attached hereto and to be made at Closing or, if later, upon the surrender of all of the outstanding shares of FCB Common Stock.

1.9 Right to Obligate Triangle to Repurchase Merger Shares. From the period beginning on the date which is the 366th day immediately following the Closing Date and ending on the day which is the 730th day immediately following the Closing Date (the "Put Option Period"), the Shareholders shall have the right to require Triangle to purchase all or any portion of the Merger Shares (the "Put Option") at a purchase price of $3.00 per share (the "Repurchase Price") if, at any time during the Put Option Period, the bid price of Triangle Common Stock is less than $3.00 per share for five (5) or more consecutive trading days (the "Triggering Event"); provided, however, that the Repurchase Price shall be reduced by the amount of any cash dividends paid to the Shareholders during the Put Option Period and shall be proportionately adjusted in the event of a change in the number of shares of Triangle Common Stock issued and outstanding during the Put Option Period as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to such Triangle Common Stock. The Shareholders may exercise the Put Option by giving written notice of such intention of exercise to Triangle indicating the number of shares to be repurchased by Triangle (the "Exercise Notice"), at any time following the occurrence of the Triggering Event up to and including the fifth business day following the last day of the Put Option Period. Within fifteen
(15) business days following receipt by Triangle of the Exercise Notice, subject to confirmation by Triangle of the occurrence of a Triggering Event, (i) the Shareholders exercising their Put Option shall deliver to Triangle certificates representing the number of shares of Triangle Common Stock to be repurchased by Triangle, as indicated in the Exercise Notice, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, with all necessary transfer tax and other revenue stamps acquired at the Shareholders' expense, affixed and canceled, and (ii) Triangle shall deliver to each exercising Shareholder a cash payment in the amount determined by multiplying the number of shares of Triangle Common Stock to be repurchased by Triangle from such Shareholder by the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 (the "Repurchase Payment"); provided, however, that Triangle shall not be required to deliver that portion of any Repurchase Payment attributable to the exercise of the Put Option with respect to any Escrow Shares, unless and until the release of such Escrow Shares from escrow in accordance with the terms of the Escrow Agreement referenced in Section 9.5 of this Agreement, at which time, upon the tender of share certificates duly endorsed in blank, or accompanied by a stock power duly endorsed in blank, with all necessary revenue stamps acquired at the exercising shareholders' expense, affixed and canceled, evidencing the Escrowed Shares to be repurchased, Triangle shall be required to deliver to each exercising Shareholder a cash payment determined by multiplying the Repurchase Price, as reduced or adjusted pursuant to this Section 1.9 at the time of such payment, by the lesser of (x) the number of shares of Triangle Common Stock requested by each such Shareholder to be repurchased pursuant to the applicable Exercise Notice or (y) the number of Escrow Shares to be released to such Shareholder from escrow, as determined in accordance to the terms of the Escrow Agreement referenced in Section 9.5 of this Agreement. The Put Option rights granted to each Shareholder pursuant to this Section 1.9 shall be exercisable by each respective Shareholder during his or her lifetime and shall not be transferrable or assignable except by will, or the laws of descent and distribution.

1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Triangle, QuickCREDIT or FAC to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest FAC with full right, title and possession of and to all rights and property of FCB, the officers and directors of Triangle, QuickCREDIT and FAC shall be fully authorized (in the name of FCB and otherwise) to take such action.


Section 2.        REPRESENTATIONS AND WARRANTIES OF FCB AND THE SHAREHOLDERS

         As an inducement to Triangle, QuickCREDIT and FAC to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Triangle, QuickCREDIT and FAC shall rely thereon, FCB and each of the Shareholders, jointly and severally, represents and warrants to Triangle, QuickCREDIT And FAC the following (both as of the Closing Date and as of the date hereof):

2.1 Due Organization and Qualification. FCB is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under applicable filing and annual registration provisions of the FBCA and has paid all filing fees due and payable thereunder. FCB has all necessary corporate power and lawful authority to conduct its business in the manner in which its business is currently being conducted and to own or lease and use its assets in the manner in which it now owns, leases or uses its assets. FCB is not qualified or otherwise authorized to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Schedule 2.1 annexed hereto, which jurisdictions are the only jurisdictions in which such qualification  or  authorization  is  required  by law.  Except  as set forth on
Schedule 2.1 annexed hereto, FCB does not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. FCB does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule
2.1 annexed hereto.

2.2 Capitalization. The title, par value, number of authorized shares and number of issued and outstanding shares of capital stock of FCB are described on
Schedule 2.2 annexed hereto. No other class of capital stock of FCB is issued and outstanding and there are no shares of capital stock held in FCB's treasury. All of the issued and outstanding shares of FCB Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Shares of capital stock of FCB owned of record and beneficially by each FCB shareholder and the residence address of each such shareholder is set forth on Schedule 2.2 annexed hereto. Except as set forth on Schedule 2.2 no person or entity has, or ever has had, any ownership interest in the property, capital stock, assets or business of FCB.

2.3 Options or Other Rights. Except as described on Schedule 2.3 annexed hereto, there is no (i) outstanding subscription, option, call, warrant, unsatisfied preemptive right, commitment, conversion right or other agreement or right of any kind pursuant to which any Person has the right or option (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or any other security of FCB; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or any other security of FCB; (iii) contract under which FCB is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of FCB. Except as set forth in
Schedule 2.3 annexed hereto, FCB has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

2.4 Subsidiaries and Investments. FCB has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

2.5 Charter and Bylaws. Schedule 2.5 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of FCB, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of FCB, including all amendments thereto (certified by the secretary or other executive officer of FCB).

2.6 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of FCB are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of FCB contain true and complete records of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors of FCB, any committee of the board of directors of FCB and the shareholders of FCB since the date of incorporation of FCB. All actions reflected in said books and records were duly and validly taken in compliance with all Legal Requirements applicable to such matters and the provisions of FCB's articles of incorporation or bylaws or of any resolution adopted by FCB's shareholders, FCB's board of directors or any committee of FCB's board of directors. None of FCB's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person, entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control (including all means of access) of FCB.

2.7               Authority; Binding Nature of Agreement.

(a) Each of the Shareholders has the full power and legal capacity to execute and deliver the Shareholder Documents and to perform their respective obligations under this Agreement. Each of the Shareholder Documents, when executed, will constitute a valid and binding agreement of the Shareholder which is a party thereto, enforceable against such Shareholder in accordance with its terms.

(b) The execution, delivery and performance by FCB of the FCB Documents has been duly authorized by all necessary action on the part of FCB and its board of directors and shareholders. Each of the FCB Documents, when executed, will constitute the legal, valid and binding obligation of FCB, enforceable against FCB in accordance with its terms.

(c) Except as described in Schedule 2.7 annexed hereto, no consent, authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any Consent of any other Person, is necessary in order to enable the Shareholders or FCB to enter into and perform their respective obligations under the Shareholder Documents or FCB Documents, and neither the execution and delivery of the Shareholder Documents or FCB Documents nor the consummation of the transactions contemplated thereby will:

(i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles of incorporation or bylaws of FCB;

(ii) conflict with, require any Consent under, result in the violation of, constitute a breach of or a default under, or accelerate the performance required on the part of the Shareholders or FCB by the terms of, any evidence of indebtedness or Contract to which the Shareholders or FCB is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of FCB or FCB Common Stock is subject, or permit the termination of any such Contract by another Person;

(iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of FCB or FCB Common Stock under any Contract to which either FCB or the Shareholders are bound;

(iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of FCB or the Shareholders to accelerate the maturity of any such indebtedness;

(v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either FCB or the Shareholders; or

(vi) violate or cause any revocation of or limitation on any Permit of FCB.

2.8               Financial Statements.

(a) FCB has delivered to QuickCREDIT copies of the following financial statements (collectively, the "FCB Financial Statements"):

     (i) the income statements of FCB for the fiscal years ended on December 31, 1996 and 1997 and for the quarter ended March 31, 1998; and

(ii) the unaudited balance sheet of FCB (the "Unaudited Balance Sheet") as of March 31, 1998 (the "Balance Sheet Date").

(b) Copies of the FCB Financial Statements are annexed hereto as Schedule 2.8. The FCB Financial Statements have been prepared from the books and records of FCB in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered. The FCB Financial Statements present fairly the financial condition of FCB as of the respective dates thereof and the results of operations of FCB for the periods covered thereby, and, except as indicated therein, reflect all claims against and all debts and liabilities of FCB, whether fixed or contingent, as of the dates thereof.

2.9 Absence of Undisclosed Liabilities. All liabilities, commitments or obligations of FCB with respect to FCB's business (whether secured or unsecured and whether accrued, absolute, contingent, direct or indirect or otherwise and whether due or to become due) are set forth or adequately reserved against in the FCB Financial Statements, except for commercial liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of FCB's business. The total of all liabilities in respect of accounts payable incurred in the ordinary course of business (i.e., invoices received, approved and authorized for payment) of FCB as set forth on Schedule 2.9. Except as and to the extent described in the FCB Financial Statements, FCB has no knowledge of any basis for the assertion against FCB's business or the business of any predecessor to FCB of any liability, and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may likely give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of business and consistent with past practice.

2.10 Absence of Changes. Except as set forth in Schedule 2.10 annexed hereto and since the Balance Sheet Date:

(a) there has not been any material adverse change in FCB's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on FCB;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of FCB's assets (whether or not covered by insurance);

(c) FCB has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d) FCB has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) there has been no amendment to FCB's articles of incorporation or bylaws, and FCB has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(f) FCB has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

(g) FCB has not made any capital expenditure which, when added to all other capital expenditures made by FCB, exceeds $5,000 in the aggregate;

(h) FCB has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Contract to which it is or was party or under which it has or has had any rights or obligations;

(i) FCB has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with FCB's past practices;

(j) FCB has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with FCB's past practices;

(k) FCB has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

(l) FCB has not (i) established, adopted or amended any Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

     (m) FCB has not changed any of its methods of accounting or accounting practices in any respect;

(n)               FCB has not made any Tax election;

     (o) FCB has not commenced or settled, whether or not commenced by it, any Legal Proceeding;

(p) FCB has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

(q) FCB has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

2.11              Legal Proceedings; Orders.

(a) Except as set forth in Schedule 2.11 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of FCB and the Shareholders, no Person has threatened to commence any Legal Proceeding, (i) that involves FCB or any of the assets owned or used by FCB; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of FCB and the Shareholders, except as set forth in Schedule 2.11 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which FCB, or any of the assets owned or used by FCB, are subject. Neither the Shareholders nor FCB is subject to any order, writ, injunction, judgment or decree that relates to FCB's business or to any of the assets owned or used by FCB. To the knowledge of FCB and the Shareholders, no officer or other employee of FCB is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to FCB's business.

2.12              Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of FCB with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (i) have been or will be filed when due and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All Taxes owed by FCB (whether or not shown on any Tax Return) have been paid. Except as set forth on Schedule 2.12 annexed hereto, FCB is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where FCB does not file Tax Returns that FCB is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of FCB that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) FCB has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

(c) None of the Shareholders or any Representative of FCB (or any employee of FCB responsible for Tax matters) has any reason to believe that any authority may assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of FCB either
(i) claimed or raised by any authority in writing or (ii) as to which any Shareholder (or any employee of FCB responsible for Tax matters) has knowledge.
Schedule 2.12 annexed hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to FCB for taxable periods ended on or after December 31, 1994 and indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of an audit. FCB has delivered to QuickCREDIT correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FCB since December 31, 1994.

(d) FCB has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) FCB has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (iv) been a party to any tax allocation or tax sharing agreement. FCB has no liability for the Taxes of any Person or Entity (other than FCB) under Reg. ss.1.1502-6 (or any similar Legal Requirement), as a transferee or successor, by contract, or otherwise.

(f) The unpaid Taxes of FCB (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FCB in filing its Tax Returns.

2.13 Title to Assets. FCB has good and valid title to all of its material properties and assets (both tangible and intangible), including without limitation, all properties and assets shown on the Unaudited Balance Sheet and all properties and assets purchased or acquired by FCB since the Balance Sheet Date; in each case subject to no Encumbrances, except for (i) Encumbrances reflected on the Unaudited Balance Sheet, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) Encumbrances described on Schedule 2.13 annexed hereto ("Permitted Liens"). Except for software licenses described in Schedule 2.15 annexed hereto, or leases of real and personal property described in Schedule 2.16, FCB owns outright and is in exclusive possession of all assets, properties or rights currently used in its business.

2.14 Compliance with Legal Requirements. Except as described on Schedule 2.14 annexed hereto, FCB is not in violation of any Legal Requirement applicable to the business of FCB. Without limiting the generality of the foregoing, except as described on Schedule 2.14 annexed hereto, (i) there is not pending, or to the knowledge of FCB or the Shareholders threatened, any notification of any Governmental Body that FCB is not in compliance with applicable Legal Requirements respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment, and neither FCB nor the Shareholders know of any basis therefor, and (ii) FCB has not received any such notification of past violations of such Legal Requirements as can reasonably be expected to result in future claims against FCB, and neither FCB nor the Shareholders know of any basis therefor.

2.15              Contracts.

(a) Schedule 2.15 annexed hereto contains a complete and accurate list of all of the following Contracts to which FCB is a party or by or to which it or its assets or properties are bound or subject or which are necessary for FCB to conduct its business as presently conducted:

(i) Contracts with any current or former officer, director, employee, consultant, agent or other representative or with any Person in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such Person, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

     (ii) Contracts with any labor union or association representing any employee;

(iii) Contracts for the sale of any of FCB's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

     (iv) Contracts under which FCB agrees to indemnify any party or to share the tax liability of any Person;

(v)               Contracts of guaranty or relating to matters of suretyship;

     (vi) Contracts that cannot be canceled without liability, premium or penalty upon thirty (30) days' notice or less;

(vii) Contracts containing obligations or liabilities of any kind to holders of FCB's securities as such (including, without limitation, an obligation to register any of such securities under any Legal Requirement);

(viii) Contracts containing covenants of FCB not to compete in any line of business or with any person in any geographical area or covenants of any other Person not to compete with FCB in any line of business or in any geographical area;

(ix) Contracts relating to the acquisition by FCB of any operating business or the capital stock of any other Person;

(x) Contracts relating to Intellectual Property owned, licensed or used by FCB in the course of its business;

     (xi) Contracts requiring the payment to any Person of a royalty, override or similar commission or fee;

(xii) Contracts relating to the borrowing of money by FCB or subjecting any assets or properties of FCB to any Encumbrance;

(xiii) any Contract which might reasonably be expected to have a potential adverse impact on the business or operations of FCB;

(xiv)             any Contract not made in the ordinary course of business; or

     (xv) any other material Contract whether or not made in the ordinary course of business.

(b) FCB has delivered or made available to QuickCREDIT true and complete copies of all of the Contracts described on Schedule 2.15. All of such Contracts are valid and binding upon FCB in accordance with their terms, and FCB has performed all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such Contracts. To the knowledge of FCB and the Shareholders, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.15 annexed hereto, no approval or consent of any Person is needed in order that the contracts and other agreements set forth on Schedule
2.15 annexed hereto or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

(c) The Contracts identified on Schedule 2.15 annexed hereto collectively constitute all of the Contracts necessary to enable FCB to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

(d) Schedule 2.15 annexed hereto identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by FCB.

2.16 Leases. Schedule 2.16 annexed hereto contains a complete and accurate list of any real property lease binding FCB or to which FCB is a party ("Leases"). Each such Lease is in full force and effect, and FCB has fully performed all of its obligations to be performed to date under said Leases. FCB is current with respect to the payment of all rents and other charges due thereunder, and their use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such Leases, is in conformity with all applicable Legal Requirements and is not violative of the conditions of FCB's respective policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and FCB has adequate rights of ingress and egress and utility services for the operation of their respective businesses in the ordinary course. No lessor or landlord under any Lease is in default in the performance of its obligations thereunder, and FCB has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate FCB's use or occupancy of the demised premises under such Lease. Except as specifically disclosed in Schedule 2.16, all of the Leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. FCB does not own, and has never owned, any real property.

2.17              Intentionally Left Blank.

2.18 Fixed Assets. Schedule 2.18 annexed hereto contains a complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures or any related capitalized items and other tangible property material to the operation of the business of FCB (the "Fixed Assets") all of which Fixed Assets are reflected in the Unaudited Balance Sheet (except any such tangible property acquired since the Balance Sheet Date by FCB). Since the Balance Sheet Date, FCB has not disposed of any Fixed Asset except in the ordinary course of FCB's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and FCB has not received notice that any of the Fixed Assets or FCB's use thereof is in violation of any existing law or any applicable Legal Requirement.

2.19 Trade Names and Other Intangibles. Schedule 2.19 annexed hereto contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") which are either (a) wholly or partly owned or licensed by FCB or (b) used in the conduct of the business of FCB. Except as described on Schedule 2.19 annexed hereto, no Person or Entity, other than FCB, has any rights under or in respect of, and to the knowledge of FCB and the Shareholders, no Person is infringing or otherwise acting adversely with respect to, FCB's respective rights under or in respect of the Intellectual Property, and FCB is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or, to the knowledge of FCB or the Shareholders, threatened with respect thereto. FCB is not infringing or otherwise acting adversely to the right of any Person or Entity under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of FCB or the Shareholders threatened, with respect thereto.

2.20 Suppliers and Customers. Schedule 2.20 annexed hereto contains a complete and accurate list with respect to FCB of (a) any supplier from whom FCB purchased or to which FCB paid $15,000 or more during the last fiscal year of FCB and the amount paid by FCB to each such supplier and (b) any customer or client of FCB which purchased during the last fiscal year of FCB $25,000 or more in services from FCB. No customer required to be listed on Schedule 2.20 has notified FCB of such customer's intention to terminate or materially reduce the use of FCB's services, and neither FCB nor the Shareholders have any reason to believe any such customer is likely to terminate the services of FCB on account of the transactions contemplated hereunder.

2.21 Payment of Wages and Salary. Other than amounts which have not yet become payable in accordance with FCB's customary practices, which will be paid in a timely manner, (i) FCB has paid to Paychex, Inc. (f/k/a National Business Solutions) all payments due to Paychex, Inc. pursuant to that certain Client Service Agreement (the "Paychex Agreement") dated August 1, 1994, by and between Paychex, Inc. and FCB, in respect of (i) the wages, salaries, commissions, bonuses, and other direct compensation of all of the employees of FCB for the pay period ended immediately prior to the Closing Date, (ii) charges for employee benefit programs maintained by Paychex, Inc. for the benefit of all FCB employees entitled to participate therein, (iii) all fees due and payable to Paychex, Inc. pursuant to Section 3 of the Paychex Agreement, and (iv) all other amounts due and payable to Paychex, Inc. pursuant to the Paychex Agreement. FCB is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. FCB has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of FCB for tax withholding or any other purpose. FCB does not have any employees who are not "Covered Employees" as such term is defined in the Paychex Agreement.

2.22  Employee Benefit Plans.

(a) Except as described on Schedule 2.22 annexed hereto, FCB is not a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.22 annexed hereto, FCB has complied with all of its obligations under each Plan and, to the knowledge of FCB and the Shareholders, all other parties have complied with all of their respective obligations under each Plan. FCB has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of FCB under each Plan have been recorded on the books of FCB. Except as described on Schedule 2.22 annexed hereto, no Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and, except as so set forth, FCB has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.22 annexed hereto, no Plan listed on Schedule 2.22 (other than any "multiemployer plan") is subject to Title IV of ERISA.

(b) Each Plan listed on Schedule 2.22 has received a determination letter from the Internal Revenue Service to the effect that it qualified under Section 401(a) of the Code, and that each trust established under such Plan is exempt from taxation under Section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of Section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with FCB, within the meaning of Section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

(c) FCB would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.22 if FCB were to withdraw from any such plan as of the date hereof. Except as described on Schedule 2.22, FCB has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither FCB nor, to the knowledge of FCB or the Shareholders, any other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code,
respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could subject any Plan, FCB or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by Section 502(i) of ERISA or Section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.22, to the knowledge of FCB or the Shareholders, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.22, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. Neither FCB, any ERISA Affiliates, nor any Shareholder have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

(d) With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to QuickCREDIT and are correct in all material respects.

2.23 Insurance. Schedule 2.23 annexed hereto contains a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $5,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of FCB. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by FCB to be appropriate and sufficient and are adequate to protect FCB and its assets and properties. FCB has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.23, there are no outstanding unpaid claims under any such policy or binder. FCB has not received notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.23 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. FCB has no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.23 will not be available in the future on the same terms as now in effect.

2.24      Environmental Matters.

(a) Except as described in Schedule 2.24, (i) FCB has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste;
(ii) no Hazardous Material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by FCB, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of FCB from any site presently or formerly owned, operated, leased, or used by FCB for treatment, storage, or disposal at any other place; and (iv) no Encumbrance has ever been imposed by any Governmental Body on any property, facility, machinery, or equipment owned, operated, leased, or used by FCB in connection with the presence of any Hazardous Material.

(b) (i) FCB has no liability under, nor has it ever violated, any Environmental Law; (ii) FCB, any property owned, operated, leased, or used by FCB, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) FCB has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither FCB nor the Shareholders have any knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

(c) FCB has provided to QuickCREDIT copies of all documents, records, and information available to FCB or the Shareholders concerning any environmental or health and safety matter relevant to FCB, whether generated by FCB or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

(d) For purposes of this Agreement, "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; "Environmental Law" shall mean any environmental or health and safety-related Legal Requirement existing at any time prior to the Closing Date.

2.25 Officers, Directors and Key Employees. Schedule 2.25 annexed hereto describes with respect to FCB the name and total annual compensation (and benefit costs) of each officer and director of FCB and of each other employee, consultant, agent or other representative of FCB whose current annual rate of compensation exceeds $15,000. FCB has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to FCB or to the Shareholders that such person intends to resign or otherwise terminate such person's relationship with FCB.

2.26 Restrictive Documents. Neither FCB nor any of the Shareholders is subject to, or a party to, any charter, bylaw, Permit, Contract, Legal Requirement or any other restriction of any kind, which adversely affects the business practices, operations or condition of FCB or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by FCB or the Shareholders with the terms, conditions and provisions hereof, or the continued operation of FCB's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of FCB to acquire any property or conduct business in any area.

2.27 Licenses. FCB possesses all concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit FCB to carry on its business as it is presently being conducted. All such Permits are described on Schedule 2.27 annexed hereto, are in the name of FCB and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule
2.27 annexed hereto, all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

2.28 Transactions with Affiliated Parties. Except as described on Schedule 2.28 annexed hereto, no Associate or Affiliate of FCB or any of the Shareholders (a) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of FCB, (b) has any outstanding loan to or receivable in either event to or from FCB or (c) is a party to or has any interest in any contract or agreement with FCB.

2.29 Bank Accounts and Powers of Attorney. Schedule 2.29 annexed hereto contains an accurate and complete list showing (a) the name and address of each bank in which FCB has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from FCB and a summary statement of the terms thereof.

2.30 Warranties. Schedule 2.30 annexed hereto contains (a) a true and complete description of all warranties granted or made with respect to services sold by FCB during the three years prior to the date hereof; and (b) a true and complete description of FCB's warranty experience for the same period. Neither FCB nor the Shareholders have any reason to believe that warranty claims for FCB will, in the foreseeable future, exceed historical levels to any material extent.

2.31 Assets  Complete.  Upon the  Effective  Time of the Merger,  the  Surviving
Corporation will own all of the assets and possess all of the rights necessary for it to conduct the business of FCB in a manner consistent with the manner in which FCB has conducted its business on and immediately prior to the Effective Date.

2.32 No Changes Prior to Closing Date. During the period from the Balance Sheet Date to and including the Closing Date, except as expressly contemplated hereby or consented to in writing by QuickCREDIT in accordance with Section 4.2 hereof, FCB will not have (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Encumbrance, (c) sold, transferred or otherwise disposed of any of its assets,
(d) made any capital expenditure or commitment therefor, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or canceled any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or similar payment of any kind, (g) increased its indebtedness for borrowed money, or made any loan to any Person, (h) except in the ordinary course of business, consistent with past practices of FCB, made or permitted any amendment or termination of any contract, agreement or license to which FCB is a party or by which it or any of its assets and properties are subject or bound, (i) entered into any agreement or arrangement granting any preferential rights to purchase any of FCB's assets or properties or requiring the consent of any party to the transfer and assignment of any of FCB's assets or properties, (j) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to FCB, (k) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (l) canceled or waived any claims or rights of substantial value, (m) made any change in any method of accounting or auditing practice, (n) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (o) agreed, whether or not in writing, to do any of the foregoing.

2.33 Disclosure. Neither this Agreement, nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof by or on behalf of FCB or the Shareholders, or by any of FCB's Representatives, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to FCB or the Shareholders which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of FCB or its properties or assets, which has not been set forth in this Agreement or in the Schedules, Exhibits, certificates or other documents furnished by or on behalf of FCB or the Shareholders, or by any of FCB's Representatives, in connection with the transactions contemplated by this Agreement.

2.34 Broker's or Finder's Fees. Except for George Gobel of Access Data Systems, Inc., who is entitled to payment of a finder's fee upon consummation of the Merger, which finder's fee Shareholders are obligated to pay pursuant to Section
10.4 of this Agreement, no agent, broker, person or firm acting on behalf of the Shareholders or FCB is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

2.35 Copies of Documents. FCB has caused to be made available for inspection and copying by QuickCREDIT and its Representatives, true, complete and correct copies of all documents referred to in this Section 2 or in any Schedule furnished by FCB or the Shareholders to Triangle or QuickCREDIT.



Section 3.        REPRESENTATIONS AND WARRANTIES OF TRIANGLE,
                  QUICKCREDIT AND FAC

         As an inducement to FCB and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that FCB and the Shareholders shall rely thereon, Triangle, QuickCREDIT and FAC, jointly and severally, represent and warrant to FCB and the Shareholders the following (both as of the Closing Date and as of the date hereof):

3.1 Due Organization and Qualification. Each of Triangle, QuickCREDIT and FAC is a corporation duly organized and validly existing under the laws of the State of Florida, has made all filings as required under the FBCA and has paid all filing fees due and payable thereunder. Each of Triangle, QuickCREDIT and FAC has all necessary corporate power and lawful authority to conduct its respective business in the manner in which such business is currently being conducted and to own or lease and use its respective assets in the manner in which it now owns, leases or uses its assets.

3.2 Charter and By-Laws. Schedule 3.2 annexed hereto contains true, correct and complete copies of (a) the articles of incorporation of each of Triangle, QuickCREDIT and FAC, including all amendments thereto (certified by the Secretary of State of the State of Florida), and (b) the bylaws of each of Triangle, QuickCREDIT and FAC, including all amendments thereto (certified by the respective secretary or other executive officer of Triangle, QuickCREDIT and
FAC).

3.3       Authority; Binding Nature of Agreement.

(a) The execution, delivery and performance by Triangle, QuickCREDIT and FAC of the Acquiror's Documents has been duly authorized by all necessary action on the part of Triangle, QuickCREDIT and FAC and their respective boards of directors. Each of the Acquiror's Documents constitutes the legal, valid and binding obligation of Triangle, QuickCREDIT and FAC respectively, enforceable against such entity in accordance with its respective terms.

(b) No consent, authorization or approval of, or declaration, filing or registration with, any Governmental Body, or any consent, authorization or approval of any other Person, is necessary in order to enable Triangle, QuickCREDIT or FAC to enter into and perform their respective obligations under the Acquiror's Documents, and neither the execution and delivery of the Acquiror's Documents nor the consummation of the transactions contemplated thereby will:

(i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of Triangle, QuickCREDIT or FAC;

(ii) conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Triangle, QuickCREDIT or FAC by the terms of, any evidence of indebtedness or Contract to which Triangle, QuickCREDIT or FAC is a party, in each case with or without notice or lapse of time or both, including any evidence of Encumbrance to which any property either of Triangle, QuickCREDIT or FAC is subject, or permit the termination of any such Contract by another Person;

(iii) result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of Triangle, QuickCREDIT or FAC under any Contract to which either Triangle, QuickCREDIT or FAC is bound;

(iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of Triangle, QuickCREDIT or FAC to accelerate the maturity of any such indebtedness;

(v) conflict with or result in the breach or violation of any Legal Requirement that is binding on Triangle, QuickCREDIT or FAC; or

     (vi) violate or cause any revocation of or limitation on any Permit of Triangle, QuickCREDIT or FAC.

3.4 Legal Proceedings; Orders. Except as set forth in Schedule 3.4 annexed hereto, there is no pending Legal Proceeding, and, to the knowledge of Triangle or QuickCREDIT, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Triangle, QuickCREDIT or FAC, except as set forth in Schedule 3.4 annexed hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

3.5                SEC Filings; Financial Statements.

(a) QuickCREDIT has delivered to FCB and the Shareholders accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Triangle with the SEC between January 1, 1997 and the date of this Agreement (the "Triangle SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) each of the Triangle SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933 or the Exchange Act of 1934 (as the case may be) and (ii) none of the Triangle SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the Triangle SEC Documents (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (ii) fairly present the consolidated financial position of Triangle as of the respective dates thereof and the consolidated results of operations of Triangle for the periods covered thereby.

3.6  Valid  Issuance.   The  Triangle  Common  Stock  to  be  issued  as  Merger
Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

3.7 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Triangle, QuickCREDIT or FAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

3.8  Disclosure.  No  representation  by  Triangle,  QuickCREDIT  or FAC in this
Section 3 contains any untrue statement of a material fact necessary to make the statements herein not misleading on the date hereof.


Section 4.        CERTAIN COVENANTS OF FCB AND THE SHAREHOLDERS

4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), FCB shall, and shall cause its Representatives to (a) provide QuickCREDIT and its Representatives with reasonable access to FCB's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to FCB; and (b) provide QuickCREDIT and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to FCB, and with such additional financial, operating and other data and information regarding FCB, as
QuickCREDIT may reasonably request. In the event that this Agreement shall be terminated in accordance with Section 8 of this Agreement, QuickCREDIT shall keep confidential, and not use in any manner, any information on documents obtained from FCB pursuant to this Section 4.1. QuickCREDIT's investigation of, or failure to investigate, the business and affairs of FCB at any time prior to the Effective Date shall not for any purpose (i) diminish, obviate or otherwise affect the representations and warranties of FCB and the Shareholders provided in Section 2 of this Agreement or Triangle's or QuickCREDIT's right to rely upon such representations and warranties or (ii) be deemed a waiver of or otherwise affect in any way the rights of Triangle or QuickCREDIT set forth in Section 9 of this Agreement.

4.2 Operation of the Business of FCB. During the Pre-Closing Period, unless Triangle and QuickCREDIT otherwise consent in writing:

(a) FCB shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b) FCB shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with FCB;

     (c) FCB shall keep in full force and effect all insurance policies identified in Schedule 2.23 annexed hereto;

(d) FCB shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(e) FCB shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(f) neither FCB nor any of the Shareholders shall amend or permit the adoption of any amendment to FCB articles of incorporation or bylaws, or effect or permit FCB to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) FCB shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(h) FCB shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of FCB during the Pre-Closing Period, do not exceed $5,000 in the aggregate;

(i) FCB shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any material Contract except as contemplated in Section 5.9 of this Agreement;

(j) FCB shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by FCB;

(k) FCB shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that FCB may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

(l) FCB shall not (i) establish, adopt or amend any Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $15,000;

     (m) FCB shall not change any of its methods of accounting or accounting practices in any respect;

     (n) FCB shall not make any Tax election;

     (o) FCB shall not commence or settle, whether or not commenced by FCB, any Legal Proceeding;

(p) FCB shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

(q) FCB shall not agree or commit to take any of the actions described in clauses "(d)" through "(p)" of this Section 4.2.

4.3       Notification; Updates to Schedules.

(a) During the Pre-Closing Period, FCB and the Shareholders shall promptly notify QuickCREDIT in writing of:

(i) the discovery by FCB or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by FCB or any of the Shareholders in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by FCB or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii) any breach of any covenant or obligation of FCB or any of the Shareholders; and

(iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 of this Agreement impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) of this Agreement requires any change in any Schedule to this Agreement, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then FCB or the Shareholders shall promptly deliver to QuickCREDIT an update to such Schedule specifying such change. No such update shall be deemed to supplement or amend any Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by FCB or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 of this Agreement has been satisfied.

4.4 Pooling of Interests. Prior to the Closing, neither FCB nor any Shareholder shall take any action which would have an adverse effect on the ability of Triangle to account for the Merger as a "pooling of interests".

4.5 No Negotiation. During the Pre-Closing Period, neither FCB nor any of the Shareholders shall, directly or indirectly:

(a) solicit or encourage the  initiation of any inquiry,  proposal or offer from
any  Person  (other  than  QuickCREDIT)   relating  to  a  possible  Acquisition
Transaction;

(b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than
QuickCREDIT) relating to or in connection with a possible Acquisition Transaction; or

(c) consider, entertain or accept any proposal or offer from any Person (other than QuickCREDIT) relating to a possible Acquisition Transaction.

FCB shall promptly notify QuickCREDIT in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by FCB or any of the Shareholders during the Pre-Closing Period.




Section 5.        ADDITIONAL COVENANTS OF THE PARTIES

5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. FCB shall promptly deliver to QuickCREDIT a copy of each such filing made, each such notice given and each such Consent obtained by FCB during the Pre-Closing Period. QuickCREDIT shall promptly deliver to FCB a copy of each such filing made, each such notice given and each such consent obtained by QuickCREDIT during the Pre-Closing Period.

5.2 Public Announcements. During the Pre-Closing Period, (a) neither FCB nor any of the Shareholders shall (and FCB shall not permit any of its Representatives to) make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without QuickCREDIT's prior written consent, and (b) QuickCREDIT will use reasonable efforts to consult with FCB prior to issuing any press release or making any public statement regarding the Merger.

5.3 Best Efforts. During the Pre-Closing Period, (a) FCB and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in
Section 6 of this Agreement to be satisfied on a timely basis, and (b) QuickCREDIT shall use its reasonable best efforts to cause the conditions set forth in Section 7 of this Agreement to be satisfied on a timely basis.

5.4 Employment Agreements. At the Closing, Howard M. Watch shall enter into an employment agreement with the Surviving Corporation having substantially the form as set forth in Exhibit F, attached hereto (the "Employment Agreements").

5.5 Restrictive Covenants Agreements. At the Closing, Howard M. Watch shall enter into a restrictive covenants agreement with the Surviving Corporation having substantially the form as set forth in Exhibit G, attached hereto (the "Restrictive Covenants Agreements").

5.6 Release. At the Closing, Howard M. Watch shall execute and deliver to Triangle a Release in the form of Exhibit H, attached hereto (the "Release").

5.7 Share Subscription Agreement. At the Closing, Howard M. Watch shall execute and deliver to Triangle a Share Subscription Agreement in the form of Exhibit I, attached hereto (the "Subscription Agreement").

5.8 Termination of Employee Plans. At the Closing, FCB shall terminate all Plans set forth on Schedule 2.22 under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of FCB has any rights thereunder and that any liabilities of FCB thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to FCB.

5.9 Software Assignment and License Agreement. At the Closing, FAC and the Shareholders shall enter into a Software Assignment and License Agreement in the form of Exhibit J, attached hereto (the "Software Assignment and License Agreement").

5.10 National Telecommunications, Inc. Collection Indemnity. Shareholders covenant and agree to indemnify, upon the terms and conditions of and to the fullest extent permitted by Section 9 of this Agreement, Triangle, QuickCREDIT and the Surviving Corporation against any Loss of Triangle, as defined in
Section 9 of this Agreement, by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of any and all disputes by and between FCB and National Telecommunications, Inc. regarding claims for past due accounts existing on, and as of, the Closing Date.


Section 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIANGLE,
                  QUICKCREDIT AND FAC

         The obligations of Triangle, QuickCREDIT and FAC to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations. Each of the representations and warranties made by FCB and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to QuickCREDIT in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to any Schedule to this Agreement).

6.2 Performance of Covenants. Each covenant or obligation that FCB or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Consents. All Consents required to be obtained by FCB or the Shareholders in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

6.4 Agreements and Documents. QuickCREDIT shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) the Employment Agreement between Howard M. Watch and the Surviving Corporation;

     (b) the Restrictive Covenants Agreement between Howard M. Watch and the Surviving Corporation;

     (c) a Release, executed by Howard M. Watch;

     (d) a Share Subscription Agreement, executed by Howard M. Watch;

     (e) the Escrow Agreement executed by Howard M. Watch and Lawrence Katz, Esquire;

     (f) a legal opinion of Lawrence H. Katz, Attorney at Law, P.A. dated as of the Closing Date, in the form of Exhibit J;

     (g) a certificate executed by FCB and the Shareholders stating that each of the representations and warranties set forth in Section 2 of this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement have been duly satisfied (the "FCB and Shareholders' Closing Certificate"); and

     (h) such other certified resolutions, documents or certificates as may be reasonably requested by QuickCREDIT prior to the Closing Date.

6.5 No Material Adverse Change. There shall have been no material adverse change
in  FCB's  business,  condition,  assets,  liabilities,   operations,  financial
performance or prospects since the date of this Agreement.

6.6 Termination of Employee Plans. FCB shall have provided QuickCREDIT with evidence, satisfactory to QuickCREDIT, as to the termination of the Plans referred to in Section 2.22 of this Agreement.

6.7 Pooling Letter. Triangle shall have received evidence satisfactory to Triangle or a letter from Mazars & Guerard, certified public accountants to Triangle, dated the Closing Date, confirming that Triangle may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

6.8 Rule 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.10 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by FCB of any material right pertaining to its ownership of stock of the Surviving Corporation.

6.11 Completion of Due Diligence. QuickCREDIT shall have completed its due diligence investigation of FCB and shall have been satisfied with the results thereof.

6.12 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.


Section 7.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                  FCB AND THE SHAREHOLDERS

         The obligations of FCB and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties made by Triangle, QuickCREDIT and FAC in this Agreement and in each of the other agreements and instruments delivered to FCB in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

7.2 Performance of Covenants. All of the covenants and obligations that Triangle, QuickCREDIT and FAC are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Consents. All Consents required to be obtained by Triangle, QuickCREDIT or FAC in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

7.4 Release of Guaranty. Howard M. Watch shall have received a release of his obligations under that certain guaranty agreement by and between Howard M. Watch and The Maitland Building, dated February 20, 1998, guaranteeing the obligations of FCB under that certain lease agreement dated February 20, 1998 relating to the letting of commercial office space located at 235 S. Maitland Avenue, Suite 202, Maitland, Florida 32751.

7.5 Agreements and Documents. FCB and the Shareholders shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) a legal opinion of Smith, Gambrell & Russell, LLP in the form of Exhibit L;

     (b) a certificate executed by Triangle, QuickCREDIT and FAC stating that each of the representations and warranties set forth in Section 3 of this Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2,
7.3 and 7.4 of this Agreement have been duly satisfied (the "Triangle Closing Certificate");

     (c) FAC and Shareholders shall have entered into the Software Assignment and License Agreement;

     (d) such other certified resolutions, documents, or certificates as may be reasonably requested by FCB prior to the Closing Date; and

     (e) a letter shall have been delivered to Securities Transfer Corp., the transfer agent for Triangle (the "Transfer Agent") requesting that stock certificates evidencing the shares of Triangle common stock to be delivered by Triangle pursuant to Section 1.8 of this Agreement be issued in the name of each of the Shareholders in the amount set forth in Section 1.8 of this Agreement, 20,000 shares of which shall be issued in a separate certificate to be delivered to the Escrow Agent.

7.6 Cash Consideration. The cash consideration to be paid to Shareholders at Closing shall have been delivered to Shareholders.

7.7 Assignment of Note. The assignment of the Promissory Note to Shareholders shall have been executed and delivered to Shareholders in accordance with
Section 1.8 of this Agreement.

7.8 Assignment of Bank Accounts. The assignment of the Bank Accounts to Shareholders shall have been executed and delivered to the Shareholders in accordance with Section 1.8 of this Agreement.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by FCB shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by FCB illegal.

7.10 Certificates of Merger. The parties shall have executed a Certificate of Merger to be filed with the Secretary of State as contemplated in Section 1.3 of this Agreement.



Section 8.        TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by QuickCREDIT if QuickCREDIT reasonably determines that the timely satisfaction of any condition set forth in Section 6 of this Agreement has become impossible (other than as a result of any failure on the part of Triangle, QuickCREDIT or FAC to comply with or perform any covenant or obligation of Triangle, QuickCREDIT or FAC set forth in this Agreement), and such condition has not been cured within ten (10) business days after receipt by FCB of notice from QuickCREDIT of QuickCREDIT's intent to terminate this Agreement;

(b) by FCB if FCB reasonably determines that the timely satisfaction of any condition set forth in Section 7 of this Agreement has become impossible (other than as a result of any failure on the part of FCB or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to QuickCREDIT), and such condition has not been cured within ten (10) business days after receipt by QuickCREDIT of notice from FCB of FCB's intent to terminate this Agreement;

(c) by Triangle, QuickCREDIT or FAC at or after the Scheduled Closing Time if any condition set forth in Section 6 of this Agreement has not been satisfied by the Scheduled Closing Time;

(d) by FCB at or after the Scheduled  Closing Time if any condition set forth in
Section 7 of this  Agreement  has not been  satisfied by the  Scheduled  Closing
Time;

(e) by Triangle, QuickCREDIT or FAC if the Closing has not taken place on or before May 31, 1998 (other than as a result of any failure on the part of Triangle, QuickCREDIT or FAC to comply with or perform any covenant or obligation of Triangle, QuickCREDIT or FAC set forth in this Agreement);

(f) by FCB if the Closing has not taken place on or before May 31, 1998 (other than as a result of the failure on the part of FCB or any of the Shareholders to comply with or perform any of their respective covenants or obligations set forth in this Agreement or in any other agreement or instrument delivered to Triangle, QuickCREDIT or FAC); or

(g) by the mutual consent of Triangle, QuickCREDIT, FAC and FCB.

8.2 Termination Procedures. If Triangle, QuickCREDIT or FAC wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e) of this Agreement, Triangle, QuickCREDIT or FAC shall deliver to FCB a written notice stating that Triangle, QuickCREDIT or FAC is terminating this Agreement and setting forth a brief description of the basis on which Triangle, QuickCREDIT or FAC is terminating this Agreement. If FCB wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f) of this Agreement, FCB shall deliver to Triangle or QuickCREDIT a written notice stating that FCB is terminating this Agreement and setting forth a brief description of the basis on which FCB is terminating this Agreement.

8.3 Effect of Termination.  If this Agreement is terminated  pursuant to Section
8.1 of this Agreement, all further obligations of the parties under this Agreement shall terminate; provided, however, that no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.



Section 9.        INDEMNIFICATION, ETC.

9.1 Survival of Representations and Warranties. All of the representations and warranties of FCB, the Shareholders, Triangle, QuickCREDIT and FAC contained in this Agreement shall survive the Closing for a period of 18 months from the Closing Date.

9.2 Shareholders' Indemnity Agreement. Subject to Section 9.6 of this Agreement, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Triangle, QuickCREDIT and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits and interruptions of business of the Surviving Corporation), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Triangle, QuickCREDIT, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (collectively, a "Loss of Triangle") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

(a) any period or periods of operation of FCB ending prior to the Closing and which involve any claims against Triangle, QuickCREDIT, FAC, FCB, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of FCB or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of FCB prior to the Closing unless such liability was disclosed on the FCB Financial Statements and adequate reserves were established therefor;

(b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of FCB or the Shareholders contained in any certificate or other document furnished or to be furnished to Triangle or QuickCREDIT by FCB or any of the Shareholders pursuant to this Agreement;

(c) any breach or nonfulfillment on the part of FCB or any of the Shareholders of any covenant contained in this Agreement;

(d) the failure of FCB or any of the Shareholders to obtain, prior to the Closing Date, any consents of Governmental Bodies and other Persons as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of FCB in the manner presently conducted after the Closing Date;

(e) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from FCB or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on FCB Financial Statements.

9.3 Indemnity Agreement of QuickCREDIT and the Surviving Corporation. QuickCREDIT and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by the Shareholders or their respective representatives or assigns, (a "Loss of the Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

(a) any period or periods of operation of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of QuickCREDIT or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

(b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Triangle, QuickCREDIT or FAC contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Triangle, QuickCREDIT or FAC contained in any certificate furnished or to be furnished to the Shareholders by Triangle, QuickCREDIT or FAC pursuant to this Agreement.

(c) the guaranty by and between Howard M. Watch and The Maitland Building, dated February 20, 1998, guaranteeing the obligations of FCB under that certain lease agreement dated February 20, 1998 relating to the letting of commercial office space located at 235 S. Maitland Avenue, Suite 202, Maitland, Florida 32751.

9.4       Indemnification Procedure.

(a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

(b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense, but subject to the Indemnitor's right to assume such defense from the Indemnitee at any time. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which Triangle, QuickCREDIT or the Surviving Corporation has indemnification rights against the Shareholders hereunder which will materially and adversely affect Triangle, QuickCREDIT or the Surviving Corporation other than as a result of money damages or other payments, Triangle, QuickCREDIT or the Surviving Corporation shall be entitled to participate in the defense of such claim at the Shareholders' expense.

9.5 Pledge of Stock as Security. As security for the payment of any and all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, the Shareholders agree to pledge 20,000 shares of Triangle Common Stock to be held in escrow by the law firm of Lawrence H. Katz, Attorney at Law, P.A., a Florida professional association, 341 North Maitland Avenue, Suite 120, Maitland, Florida 32751-4761, with Lawrence H. Katz, Esquire to act as the escrow agent therefor in accordance with the terms of that certain Escrow Agreement attached hereto as Exhibit M.

9.6 Set-off. Triangle, QuickCREDIT and the Surviving Corporation shall have the right to set-off and apply against the shares of Triangle Common Stock pledged by the Shareholders pursuant to Section 9.5 of this Agreement and any other amounts owing from Triangle, QuickCREDIT or the Surviving Corporation to the Shareholders under any other agreement between Triangle, QuickCREDIT or the Surviving Corporation and the Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section 9.2 of this Agreement, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to Triangle, QuickCREDIT and the Surviving Corporation under this Agreement or at law or in equity.



Section 10.        MISCELLANEOUS PROVISIONS

10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

10.2 Fees and Expenses. Subject to Section 9 of this Agreement, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by each party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid by Triangle, QuickCREDIT or FAC, if incurred by Triangle, QuickCREDIT or FAC, and by the Shareholders, if incurred by FCB or the Shareholders.

10.3 Arbitration. Except as provided in Section 10.11 of this Agreement, any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. Venue for Arbitration proceedings shall be Broward County, Florida. The Parties consent that the costs of arbitration, attorneys' fees of the Parties, together with all other expenses shall be paid as provided in the Arbitration award.

10.4 Broker's and Finder's Fees. Any agent, broker, finder, person or firm acting on behalf of the Shareholders or FCB, including without limitation George Gobel of Access Data Systems, Inc., which is or will be entitled to any commission or broker's or finder's fee from the Shareholders or FCB, or from any person controlling, controlled by or under common control with the Shareholders or FCB, in connection with any of the transactions contemplated herein shall be paid by the Shareholders.

10.5 Notices. All notices and other communications required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed to have been given only if and when (a) personally delivered, or (b) three (3) business days after mailing, postage prepaid, by certified mail, or
(c) when delivered (and receipted for) by an overnight delivery service, or (d) when first sent by e-mail, telecopier or other means of instantaneous communication provided such communication is promptly confirmed by personal delivery, mail or an overnight delivery service as provided above, addressed in each case as follows:

                  if to Triangle, QuickCREDIT, FAC or the Surviving Corporation:

                         QuickCREDIT Corp.
                         4400 West Sample Road
                         Suite 228
                         Coconut Creek, Florida  33073
                         Attention:  Van Saliba
                         Facsimile: (954) 975-7559

                  with a copy to:

                         Smith, Gambrell & Russell, LLP
                         Promenade II, Suite 3100
                         1230 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3592
                         Attention:  Peter B. Barlow, Esq.
                         Facsimile:  (404) 685-6972

                  if to FCB :

                           Florida Credit Bureau, Inc.
                         235 South Maitland Avenue, Suite 202
                         Maitland, Florida 32751
                           Attention: Howard M. Watch
                            Facsimile: (407) 539-0438

                  with a copy to:

                            Lawrence H. Katz, Esquire
                         Lawrence H. Katz, Attorney at Law, P.A.
                         341 North Maitland Avenue, Suite 120
                          Maitland, Florida 32751-4761
                            Facsimile: (407) 539-1466

                  if to the Shareholders:

                         Howard M. Watch
                         4922 Samoa Circle
                         Orlando, Florida 32808

Section 10.6 Time of the Essence. Time is of the essence of this Agreement.

10.7 Headings. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida.

10.10 Successors and Assigns. This Agreement shall be binding upon: FCB and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Triangle and its successors and assigns (if any); QuickCREDIT and its successors and assigns (if any); and FAC and its successors and assigns (if any). This Agreement shall inure to the benefit of: FCB, the Shareholders, Triangle, QuickCREDIT, FAC and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, Triangle, QuickCREDIT and FAC may freely assign any or all of their respective rights under this Agreement (including their indemnification rights under Section 9 of this Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that no assignment by Triangle, QuickCREDIT or FAC of any or all of their respective rights under this Agreement shall relieve Triangle, QuickCREDIT or FAC of any of their respective obligations under this Agreement (including any indemnification obligation under Section 9 of this Agreement).

10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.12      Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

10.15 Parties in Interest. Except for the provisions of Section 9 of this Agreement, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings, written or oral, among or between any of the parties relating to the subject matter hereof and thereof.

10.17      Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections, Exhibits and Schedules to this Agreement. All Schedules and Exhibits are integral parts of this Agreement and are incorporated into this Agreement by reference.


         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                       "TRIANGLE"

                       TRIANGLE IMAGING GROUP, INC.


                       _________________________________________________________
                       By: Vito A. Bellezza
                       Title:  Chairman of the Board and Chief Executive Officer




                       "QUICKCREDIT"

                       QUICKCREDIT CORP.


                       _________________________________________________________
                       By:   Van Saliba
                       Title: President



                       "FAC"

                       FCB ACQUISITION CORP.


                       _________________________________________________________
                       By:   Van Saliba
                       Title: President



                       "FCB"

                       FLORIDA CREDIT BUREAU, INC.


                       _________________________________________________________
                       By:  Howard M. Watch
                       Title:   President



                       THE "SHAREHOLDER"


                       _________________________________________________________
                       (SEAL)
                       Howard M. Watch

                                    EXHIBIT A

                   SHAREHOLDERS OF FLORIDA CREDIT BUREAU, INC.


Shareholder                                     Number and Class of Shares Owned

Howard M. Watch                                 100 shares of FCB Common Stock

                                    EXHIBIT B

                   CERTAIN DEFINITIONS USED IN THIS AGREEMENT



         For purposes of the Agreement (including this Exhibit B):



     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of FCB's business or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of FCB; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of FCB; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of FCB; or

     (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving FCB.

     Affiliate.   "Affiliate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Affiliate  Plan.  "Affiliate  Plan"  shall have the  meaning  specified  in
Section 2.22(b) of this Agreement.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit B is attached (including all Exhibits and Schedules), as it may be amended from time to time.

     Associate.   "Associate"  shall  have  the  meaning  specified  in  Section
2.15(a)(i) of this Agreement.

     Balance Sheet Date. "Balance Sheet Date" shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

     Certificate of Merger. "Certificate of Merger" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing. "Closing" shall have the meaning specified in Section 1.3 of this Agreement.

     Closing Date.  "Closing  Date" shall have the meaning  specified in Section
1.3 of this Agreement.

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     FCB Common Stock. "FCB Common Stock" shall have the meaning specified in the Recitals to this Agreement.

     FCB Documents. "FCB Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by FCB hereunder.

     FCB Financial Statements. "FCB Financial Statements" shall have the meaning specified in Section 2.8(a) of this Agreement.

     FCB and Shareholders' Closing Certificate. "FCB and Shareholders' Closing Certificate" shall have the meaning specified in Section 6.4(i) of this Agreement.

     FCB Stock Certificate. "FCB Stock Certificate" shall have the meaning specified in Section 1.6 of this Agreement.

     Consent.  "Consent"  shall  mean  any  approval,   consent,   ratification,
permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Effective  Time.  "Effective  Time"  shall have the  meaning  specified  in
Section 1.3 of this Agreement.

     Employment Agreements. "Employment Agreements" shall have the meaning specified in Section 5.4 of this Agreement.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Environmental Law.  "Environmental Law" shall have the meaning specified in
Section 2.24(d) of this Agreement.

     ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     ERISA  Affiliate.  "ERISA  Affiliate"  shall have the meaning  specified in
Section 2.22(b) of this Agreement.

     FBCA. "FBCA" shall mean the Florida Business Corporation Act.

     Fixed Assets.  "Fixed  Assets" shall have the meaning  specified in Section
2.18 of this Agreement.

     Governmental Body. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     Hazardous Material. "Hazardous Material" shall have the meaning specified in Section 2.24(d) of this Agreement.

     Hazardous  Waste.  "Hazardous  Waste"  shall have the meaning  specified in
Section 2.24(d) of this Agreement.

     Indemnitor. "Indemnitor" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Indemnitee. "Indemnitee" shall have the meaning specified in Section 9.4(a) of this Agreement.

     Intellectual Property. "Intellectual Property" shall have the meaning specified in Section 2.19 of this Agreement.

     Investment Letter.  "Investment Letter" shall have the meaning specified in
Section 5.7 of this Agreement.

     Leases. "Leases" shall have the meaning specified in Section 2.16 of this Agreement.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Loss of the Shareholders. "Loss of the Shareholders" shall have the meaning specified in Section 9.3 of this Agreement.

     Loss of Triangle.  "Loss of Triangle"  shall have the meaning  specified in
Section 9.2 of this Agreement.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on FCB if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in FCB's and Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on FCB's business, condition, assets, liabilities, operations, financial performance or prospects.

     Merger. "Merger" shall have the meaning specified in the Recitals to this Agreement.

     Merger  Consideration.   "Merger  Consideration"  shall  have  the  meaning
specified in Section 1.8 of this Agreement.

     Notice of Claim.  "Notice of Claim"  shall have the  meaning  specified  in
Section 9.4(a) of this Agreement.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Permit. "Permit" shall have the meaning specified in Section 2.27 of this Agreement.

     Permitted  Liens.  "Permitted  Liens"  shall have the meaning  specified in
Section 2.13 of this Agreement.

     Plan. "Plan" shall have the meaning specified in Section 2.22(a) of this Agreement.

     Pre-Closing Period. "Pre-Closing Period" shall have the meaning specified in Section 4.1 of this Agreement.

     Release. "Release" shall have the meaning specified in Section 5.6 of this Agreement.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accounts, advisors and representatives.

     Restrictive Covenants Agreement. "Restrictive Covenants Agreement" shall have the meaning specified in Section 5.5 of this Agreement.

     Scheduled Closing Time. "Scheduled Closing Time" shall have the meaning specified in Section 1.3 of this Agreement.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Secretary of State. "Secretary of State" shall have the meaning specified in Section 1.3 of this Agreement.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933.

     Share Subscription Agreement. "Share Subscription Agreement" shall have the meaning specified in Section 5.7 of this Agreement.

     Shareholder Documents. "Shareholder Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by the Shareholders hereunder.

     Escrow  Agreement.  "Escrow  Agreement" shall have the meaning specified in
Section 9.5 of this Agreement.

     Surviving Corporation. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triangle Common Stock. "Triangle Common Stock" shall have the meaning specified in Section 1.7(b) of this Agreement.

     Triangle Closing Certificate. "Triangle Closing Certificate" shall have the meaning specified in Section 7.4(b) of this Agreement.

     Triangle Documents. "Triangle Documents" shall mean this Agreement and the other documents and agreements required to be executed and delivered by Triangle or FAC hereunder.

     Triangle SEC Documents. "Triangle SEC Documents" shall have the meaning specified in Section 3.5(a) of this Agreement.

     Unaudited Balance Sheet. Unaudited Balance Sheet shall have the meaning specified in Section 2.8(a)(ii) of this Agreement.

                                    EXHIBIT C

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

1.       Directors:

                  Vito A. Bellezza



2.       Officers:

                  President: Van Saliba
                  Secretary: Harold S. Fischer

                                    EXHIBIT D

                          ASSIGNMENT OF PROMISSORY NOTE

         THIS ASSIGNMENT AGREEMENT is made and entered into this 22nd day of May, 1998, by and between FCB Acquisition Corp., a Florida corporation (hereinafter referred to as "Assignor") and Howard M. Watch, an individual resident of the State of Florida (hereinafter referred to as "Assignee");


                              W I T N E S S E T H:


         WHEREAS, Financial Resource Systems, Inc., a Florida corporation executed and delivered a promissory note payable to Assignor on or about April 6, 1998, in the original principal amount of $32,000.00 (the "Promissory Note"), a copy of which is attached hereto as Exhibit A and is incorporated herein by this reference, in consideration for the investment by Assignor in FRS; and

         WHEREAS, in consideration for the entry into and performance by Assignee of his obligations under that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Assignor, Assignee, Triangle Imaging Group, Inc., a Florida corporation, QuickCREDIT Corp., Inc., a Florida corporation, and Florida Credit Bureau, Inc., Assignor covenanted and agreed in the Merger Agreement to convey, transfer and assign all interest, right and title of Assignor in and to the Promissory Note to Assignee;

         NOW, THEREFORE, in consideration of the mutual terms, covenants, conditions and agreements in the Merger Agreement and hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties, it is hereby agreed by and among the parties as follows:

1. Assignor hereby transfers, assigns, conveys and sets over to Assignee all of Assignor's right, title and interest in and to the Promissory Note together with all proceeds derived therefrom and any and all security instruments securing the payment of the indebtedness evidenced thereby.

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement under seal as of the date first above written.


                                    ASSIGNOR

                                    FCB Acquisition Corp.
                                    A Florida corporation



                                    ____________________________________________
                                    Van Saliba, President




                                                 [CORPORATE SEAL]



                                    ASSIGNEE

                                    Howard M. Watch
                                    A Florida resident


                                    ____________________________________________
                                    Howard M. Watch

                                    EXHIBIT E

                           ASSIGNMENT OF BANK ACCOUNTS

         THIS ASSIGNMENT AGREEMENT is made and entered into this 22nd day of May, 1998, by and between FCB Acquisition Corp., a Florida corporation (hereinafter referred to as "Assignor") and Howard M. Watch, an individual resident of the State of Florida (hereinafter referred to as "Assignee");


                              W I T N E S S E T H:


         WHEREAS, in consideration for the entry into and performance by Assignee of his obligations under that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Assignor, Assignee, Triangle Imaging Group, Inc., a Florida corporation, QuickCREDIT Corp., Inc., a Florida corporation, and Florida Credit Bureau, Inc., Assignor covenanted and agreed in the Merger Agreement to convey, transfer and assign all interest, right and title of Assignor in and to FCB's Operating Account, account number 016604003538, and FCB'S Money Market Account, account number 01606018916(the "Bank Accounts"), to Assignee;

         NOW, THEREFORE, in consideration of the mutual terms, covenants, conditions and agreements in the Merger Agreement and hereinafter contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties, it is hereby agreed by and among the parties as follows:

1. Assignor hereby transfers, assigns, conveys and sets over to Assignee all of Assignor's right, title and interest in and to the Bank Accounts.

         2. Assignee hereby agrees to indemnify and hold harmless Assignor, and its successors and assigns, from and against any and all direct or indirect demands, claims, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, suits, proceedings, judgments, losses, damages, and costs and expenses of any kind, by reason of, resulting from or arising out of any overdraft, assertion of nonsufficient funds, or other claim that the cash balance in either or both of the Bank Accounts is at any time insufficient to cover, pay, or otherwise satisfy any claim for payment or any withdrawal, transfer, draft or other instrument drawn against or otherwise giving a claim of right to the cash balance in either of the Bank Accounts.

         3. Assignee hereby agrees to close the Bank Accounts within ten (10) business days of the date hereof.

         4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement under seal as of the date first above written.


                                    ASSIGNOR

                                    FCB Acquisition Corp.
                                    A Florida corporation



                                    ____________________________________________
                                    Van Saliba, President



                                                 [CORPORATE SEAL]



                                    ASSIGNEE

                                    Howard M. Watch
                                    A Florida resident


                                    ____________________________________________
                                    Howard M. Watch

                                    EXHIBIT F

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of May, 1998, by and between FCB ACQUISITION CORP., a Florida corporation (the "Company"), and HOWARD M. WATCH, an individual resident of the State of Florida ("Employee").


                              W I T N E S S E T H:

         WHEREAS, the Company and Employee are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of May 22, 1998 (the "Merger Agreement"), which contemplates the execution of this Agreement; and

         WHEREAS, the Company desires to retain Employee, and Employee desires to be retained by the Company, all in accordance with the terms and conditions of the Merger Agreement and as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.                Employment and Duties.

(a) Subject to the terms and conditions set forth in this Agreement, the Company shall employ Employee, and Employee shall serve the Company as office manager. Employee shall report to, and be subject to the supervisory authority of the chief executive officer (the "CEO") of the Company or such other person as the CEO may designate.

(b) At all times during the term hereof, Employee shall, for the benefit of the Company, use his skills, knowledge and specialized training to perform the duties and exercise the powers, functions and discretions incident to his position as office manager (including preserving the Company's current base of clients) or which from time to time, consistent with such position may be assigned to or vested in him by the CEO or board of directors of the Company (the "Board"), in an efficient and competent manner and on such terms and subject to such restrictions as the CEO or the Board may from time to time reasonably impose.

(c) At all times during the term hereof, Employee shall during normal working hours, devote such time and attention as are reasonably necessary to his duties hereunder (reasonable vacation time and absence for sickness or similar disability excepted).

2. Term. The term of this Agreement shall begin as of the date hereof (the "Effective Date") and shall end on the first anniversary date following the Effective Date unless terminated earlier as provided in this Agreement.
Following expiration of the initial term, this Agreement shall continue on a month-to-month basis, terminable by either party with or without cause upon thirty (30) days written notice to the other party.

3.                Compensation.

(a) Subject to the terms of this Agreement, as compensation for Employee's services, the Company shall pay Employee an annual salary of $60,000 per year. Employee's salary shall be payable to Employee on the regularly reoccurring pay period established by the Company, but not less than monthly.

(b) In addition to the salary described in subsection 3(a) above, Employee shall be entitled to reimbursement by the Company for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Company (ii) were pre-approved by an appropriate officer of the Company and (iii) were otherwise incurred in accordance with the policies and procedures established by the Company from time to time. Employee shall provide the Company with written documentation of any expenses submitted for reimbursement as required by Company policy, and reimbursement for each item of approved expense shall be made within a reasonable time.

4.                Employment Benefits.

(a) Employee shall be entitled to the company benefits and vacation days set forth on Exhibit "A" attached hereto and made a part hereof. The Company reserves the right, in its sole discretion, to alter, amend or discontinue any of such employee benefit programs at any time.

(b) Employee acknowledges that the Company may adopt employee handbooks, policies and procedures from time to time and Employee agrees to adhere to the terms of any handbook, policy or procedures which the Company may adopt. The Company reserves the right, in its sole discretion, to alter, amend or terminate any handbook, policy or procedure.

5.                Termination of Employment.

(a) If the Company terminates Employee's employment With Cause (as hereinafter defined), all obligations of Company to provide compensation and benefits under this Agreement shall cease as of the effective date of, and Employee shall have no claim against the Company for damages or otherwise by reason of, such termination.

(b) If during the term of this Agreement, the Company terminates Employee's employment Without Cause (as hereinafter defined), then Employee will be entitled to continue to receive Employee's salary on the regularly reoccurring pay period of the Company until the end of the first anniversary of the Effective Date ("Post-termination Compensation") as liquidated damages and in lieu of any other compensation or claims in connection with such termination or Employee's employment with the Company; provided, however, that the Company may, in its sole discretion, elect to pay Employee's post-termination Compensation in one payment. Provided, further, that Employee's Post-termination Compensation shall cease to accrue and Employee shall have no further entitlement to the same from and after the earlier of the Employee's death, or the date of a material breach by Employee of any of the post-employment covenants set forth in this Agreement or of any of the representations, warranties and covenants of Employee contained in the Merger Agreement which breach results in any harm, cost or expense, whether direct or indirect, to the Company. The Company may condition payment of Post-termination Compensation, whether such payments are made in accordance with the Company's regularly reoccurring pay schedule or are paid in a single payment, upon Employee's execution of an unconditional release in favor of the Company of all obligations of the Company under this Agreement.

(c) "With Cause" means the termination of employment resulting from:

(i) any act or omission which constitutes a material breach by Employee of his obligations under this Agreement or of the representations, warranties and covenants under the Merger Agreement which results in any harm, cost or expense, whether direct or indirect, to the Company;

(ii) the conviction of Employee in a court of competent jurisdiction of a felony or any crime involving moral turpitude, fraud or dishonesty;

(iii)  the  perpetration  by  Employee  of any  act of  material  misconduct  or dishonesty whether relating to the Company, the Company's employees or otherwise, including, without limitation, entering into any secret agreement, orally or in writing, with a competitor of the Company or with a client of the Company;

(iv) the use of illegal drugs by the Employee, or drunkenness or substance abuse by the Employee which interferes with the performance of his duties hereunder;

     (v) gross incompetence on the part of Employee in the performance of his duties hereunder;

(vi) Employee's failure, refusal or inability to follow any lawful directives of the Board, the CEO or any person designated by the CEO to serve as Employee's supervisor;

(vii) taking secret charges on transactions between the Company and third parties; or

(viii) any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Company.

(d) "Without Cause" means the termination of employment resulting from any reason other than those enumerated in subsection (c) above.


6.                Final Settlement and Effect of Termination.

(a) Upon termination of this Agreement and payment to Employee of all amounts due Employee hereunder, Employee or his representative shall execute and deliver to the Company, on a form prepared by the Company, a receipt for such sums and a release of all claims for payment due pursuant to this Agreement, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid.

(b) The provisions of this Agreement shall survive the termination of this Agreement and the termination of Employee's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

7.                Confidentiality.

(a) Employee agrees that, both during the term of his employment and after the termination of his employment for any reason, Employee shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Employee's duties, any Confidential Information, as defined hereinafter, that Employee may have or acquire (whether or not developed or compiled by Employee and whether or not Employee has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Employee by the Company or known by him as a result of his relationship with the Company and not within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

(i) financial information, such as Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to Company generally, or to particular products, services, geographic areas, or time periods;

(ii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of Company, marketing forecasts or results of marketing efforts or information about impending transactions;

(iii) intellectual property information, such as formulas, design details or parameters, software source code, proprietary programs, devises, techniques and processes, ongoing or planned activities in intellectual property development, ongoing or planned joint venture activities, and licensing terms or conditions;

(iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

(v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and Company, status of customer accounts or credit, or related information about actual or prospective customers; or

     (vi) information with respect to any customer affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

(b) The covenant contained in this Section 7 shall survive the termination of Employee's employment with the Company for any reason for a period of two (2) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Employee's obligations of confidentiality and non-disclosure as set forth in this Section 7 shall continue to survive after such two (2) year period for as long as such items remain trade secrets under applicable law. These rights of the Company are in addition to those rights the Company has under the common law, applicable statutes for the protection of trade secrets or any other agreement between the Company and Employee respecting the subject matter hereof.

8. Rights to Materials. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company.

9. Works Made for Hire. The Company and Employee acknowledge that in the course of Employee's employment by the Company, Employee may from time to time create for the Company copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire and shall be the property of the Company, and Employee shall cooperate with the Company in the protection of the Company's copyrights therein and, to the extent deemed desirable by the Company, the registration of such copyrights.

10. Discoveries. Employee agrees that any inventions, discoveries or improvements that Employee may develop or conceive during the course of Employee's employment shall be the sole property of the Company. Employee agrees to promptly disclose to the Company in writing all such inventions, discoveries and improvements, whether directly or indirectly related to the business of the Company or whether made solely by the Employee or in conjunction with others. At the Company's request and expense, both during and after Employee's employment, Employee will promptly execute a specific assignment of title to the Company (or any specified member thereof) of each invention, discovery or improvement described in the preceding paragraph, and perform all other acts reasonably necessary to enable the Company to secure a patent therefor in the United States and in foreign countries and to maintain, defend and assert such patents. This obligation shall survive the termination or expiration of this Agreement.

11. Severability. Except as noted below, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. The covenants set forth in this Agreement are to be reformed pursuant to Section 12 if held to be unreasonable or enforceable, in whole or in part, and, as written and as reformed, shall be deemed to be part of this Agreement.

12. Reformation. If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be overly broad and therefore unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that said court narrow the scope of the covenant or promise so as to be reasonable and enforceable and that said court enforce the covenant or promise as so reformed.

13. Injunctive Relief. Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 7, 8, 9 and 10, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Employee further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

14. Assignment. This Agreement is a contract for personal services and shall not be assigned by the Company or Employee in any manner or by operation of law except by mutual written consent of the parties hereto; provided, however, that this restriction against assignment shall not preclude assignment by the Company without the consent of Employee as a result of a merger into, consolidation with, or sale of substantially all of the assets of the Company to another entity. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon Employee and his heirs and personal representatives. The term "Company" as used in this Agreement shall be deemed to include the successors and assigns of the original or any subsequent entity constituting the Company as well as any and all divisions, subsidiaries, or affiliates thereof.

15. Waiver. The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

16. Applicable Law. This Agreement shall be governed by, interpreted and construed under the internal laws of the State of Florida without reference to its conflict of laws principles.

17. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

18. Notice. Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited, properly addressed, in the United States mail, first class postage prepaid, return receipt requested.

19. Gender. All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

20. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter of this Agreement and supersedes any prior agreements or understandings between the Company and Employee with respect to such subject matter. No amendment or waiver of this Agreement or any provision hereof shall be effective unless in writing signed by both of the parties. Notwithstanding the foregoing, Employee acknowledges that he is entering into this Agreement in connection with the acquisition of Florida Credit Bureau, Inc. ("FCB"), by the Company pursuant to the Merger Agreement, to which Employee is a party. In the event of any direct or irreconcilable conflict between this Agreement and the Merger Agreement, the Merger Agreement shall control.

21. Termination of Merger Agreement. In the event the Merger Agreement is terminated in accordance with its terms prior to consummation of the Merger, this Agreement shall be null and void.

        IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed, under seal, as of the date and year first above written.



                                    "COMPANY"

                                      FCB ACQUISITION CORP.
                                      a Florida corporation


                                      By:_______________________________________
                                      Name: Van Saliba
                                      Title: President



                                                [CORPORATE SEAL]





                                      "EMPLOYEE"



                                      ____________________________________(L.S.)
                                      HOWARD M. WATCH

                                   EXHIBIT "A"



                                COMPANY BENEFITS



        The normal benefits enjoyed by all Triangle employees, including life, medical, dental, disability insurance and participation in the Triangle 401(k) Plan.

                                    EXHIBIT G

                         RESTRICTIVE COVENANTS AGREEMENT

        THIS RESTRICTIVE COVENANTS AGREEMENT (this "Agreement") is dated as of May 22, 1998, by and among Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), FCB Acquisition Corp., a Florida corporation ("FAC") (Triangle, QuickCREDIT and FAC collectively referred to as "Acquirors") and Howard M. Watch, an individual resident of the State of Florida ("Shareholder").

                              W I T N E S S E T H:

        WHEREAS, Triangle, QuickCREDIT, FAC and Shareholder have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") providing for the merger of Florida Credit Bureau, Inc. ("FCB") with and into FAC, with FAC being the surviving corporation of such merger (the "Surviving Corporation"); and

        WHEREAS, Shareholder is a shareholder and executive officer of FCB, and such position has placed Shareholder in a position of confidence and trust with respect to FCB; and

        WHEREAS, the Merger Agreement requires that Shareholder enter into this Agreement as a condition precedent to the merger of FCB and FAC; and

        WHEREAS, in consideration of Acquiror's covenants in the Merger Agreement and to induce Buyer to acquire FCB, the Shareholder is willing to enter into this Agreement and to comply with the restrictive covenants contained herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties hereto, and for other good and valuable consideration, including, without limitation, the Merger Consideration, as defined in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following terms shall have the meanings set forth below for purposes of this Agreement:

(a)                      The term "Area" shall mean the state of Florida.

(b) The term "Confidential Information" shall mean and include any information, data and know-how relating to the business of Triangle, QuickCREDIT, FCB or the Surviving Corporation and not generally within the public domain (whether constituting a trade secret or not) including without limitation the following information:

(i) financial information, such as the earnings, assets, debts, prices, fee structures, projections, budgets, margins, tax information or other financial data of the business of Triangle, QuickCREDIT, FCB or the Surviving Corporation, whether relating to the business of Triangle, QuickCREDIT, FCB or the Surviving Corporation generally, or to particular, services, geographic areas or time periods;

(ii) product and service information, such as information concerning the goods and services used or purchased by Triangle, QuickCREDIT, FCB or the Surviving
Corporation, know-how, techniques, codes, development plans, manuals, the identities of suppliers and consultants, terms of supply and consulting contracts, or of particular transactions, or related information about potential suppliers and consultants, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier or consultant, though generally known or available, yields advantages to Triangle, QuickCREDIT, FCB or the Surviving Corporation the details of which are not generally known;

(iii) marketing information, such as details about ongoing or proposed marketing programs, strategies or agreements by or on behalf of Triangle, QuickCREDIT, FCB or the Surviving Corporation, marketing forecasts or strategies or results of marketing efforts or information about impending transactions;

(iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information;

(v) customer information, such as any compilations or lists of past, existing or prospective customers, proposals, bids or agreements between customers and
Triangle, QuickCREDIT, FCB or the Surviving Corporation, status of customer accounts or credit, or related information about actual or prospective customers; and

(vi) operations information, such as software, systems, techniques used and developed by Triangle, QuickCREDIT, FCB or the Surviving Corporation, operations manuals and personnel manuals.

        The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of Triangle, QuickCREDIT, FCB or the Surviving Corporation, as the case may be.

(c) The term "Competing Business" shall mean and include any proprietorship, partnership, joint venture, business trust, corporation, association or other entity or person (other than Triangle, QuickCREDIT or the Surviving Corporation and any successor of Triangle, QuickCREDIT or the Surviving Corporation) engaged at the time of such determination in the business of credit reporting.

(d) The term "Customer" or "Customers" shall mean any person, partnership, association, firm, corporation or other entities which at the time of determination has purchased, during the previous two year period, any services or products from Triangle, QuickCREDIT, FCB or the Surviving Corporation or
which has been actively sought as a prospective customer of Triangle, QuickCREDIT, FCB or the Surviving Corporation during such period.

2. Acknowledgments. The Shareholder acknowledges that this Agreement is being executed and delivered ancillary to the acquisition of FCB for separately bargained-for consideration. The Shareholder further acknowledges that FCB is a highly competitive business, strongly dependent upon personal contacts with Customers and potential Customers and the establishment of trust and confidence in relationships between the owners and executive officers of FCB and its Customers. The Shareholder agrees that Triangle, QuickCREDIT and the Surviving Corporation would suffer great loss and damage if the Shareholder, on Shareholder's own behalf or on behalf of any Competing Business, were to engage in a business competitive with Triangle, QuickCREDIT or the Surviving Corporation.

3. Covenants. Recognizing the need of Triangle, QuickCREDIT and the Surviving Corporation to protect their legitimate business interests, including the goodwill of FCB acquired in the merger, and to induce Triangle, QuickCREDIT and the Surviving Corporation to enter into and perform their respective obligations under the Merger Agreement, Shareholder covenants and agrees with Triangle, QuickCREDIT and the Surviving Corporation as follows:

(a) that Shareholder will not from the date of this Agreement until two (2) years following the date hereof, for whatever reason, either directly or indirectly:

(i) within the Area, solicit the sale or lease on Shareholder's own behalf or in the service of or on behalf of any Competing Business, any product or service similar to or in competition with the existing products or services of Triangle, QuickCREDIT or the Surviving Corporation or any successor to the business of Triangle, QuickCREDIT or the Surviving Corporation;

(ii) within the Area, either directly or indirectly, engage, participate, invest in (other than to hold 1% or less of any class of securities of a public company) or assist, as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, consultant or any other capacity, any Competing Business;

(iii) solicit or attempt to solicit, directly or by assisting others, any business from a Customer of Triangle, QuickCREDIT or the Surviving Corporation for purposes of providing products or services in competition with Triangle, QuickCREDIT or the Surviving Corporation.

(iv) employ or attempt to employ or assist anyone else in employing in any Competing Business any employee of the Triangle, QuickCREDIT or the Surviving Corporation (whether or not such employment is full or part time or pursuant to a written or oral contract).

(b) that Shareholder will not for a period of five (5) years from the date hereof, for whatever reason, disclose or use or otherwise exploit for Shareholder's own benefit, for the benefit of any other person, or for the benefit of any Competing Business, any Confidential Information; provided, however, that to the extent any Confidential Information constitutes a trade secret under applicable law, the restrictions contained in this Section 3(b) shall continue to apply for so long as such information remains a trade secret.

4. Remedies. Shareholder acknowledges that irreparable loss and injury would result to Triangle, QuickCREDIT and the Surviving Corporation upon any breach by Shareholder of any of the covenants contained in this Agreement and that damages arising out of such breach would be difficult to ascertain. Shareholder agrees that, in addition to all other remedies provided at law or in equity, Triangle, QuickCREDIT and the Surviving Corporation , or each of them, may petition and obtain from a court of law or equity, without bond, both temporary and permanent injunctive relief to prevent a breach by Shareholder of any such covenant.

5.             Miscellaneous.

(a) The terms and provisions of this Agreement shall inure to the benefit of and be binding upon Acquirors, the Surviving Corporation and their successors and assigns, and upon the Shareholder and Shareholder's heirs and personal representatives. The rights of Triangle, QuickCREDIT and the Surviving Corporation hereunder may be assigned, without the consent of Shareholder, by Triangle, QuickCREDIT and the Surviving Corporation to any successor to the business of Triangle, QuickCREDIT, or the surviving Corporation, whether by merger, sale of stock, sale of assets or other transaction.

(b) This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated except by written instrument executed by the parties hereto.

(c) This Agreement, and the rights and liabilities of the parties hereto, shall be construed in all respects in accordance with the laws of the State of Florida.

(d) The covenants contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more covenants, shall not affect the validity or enforceability of any other covenant contained herein. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the enforceability (or judicial modification to conform with such laws and public policies, which the parties hereby expressly authorize), of any provision hereof shall not render unenforceable or impair the remainder of this agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable portions. The parties hereto acknowledge and agree that for purposes of judicial interpretation or enforcement of this Agreement, this Agreement shall be deemed to have been executed and delivered ancillary to the sale of a business.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                     TRIANGLE IMAGING GROUP, INC.



                                     ___________________________________________
                                     By: Vito A. Bellezza
                                     Title: Chairman and Chief Executive Officer




                                     QUICKCREDIT CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President




                                     FCB ACQUISITION CORP.



                                     ___________________________________________
                                     By: Van Saliba
                                     Title: President



                                   SHAREHOLDER



                                     ___________________________________________
                                     By: Howard M. Watch

                                    EXHIBIT H

                                     RELEASE

     THIS RELEASE (the "Agreement") is executed and delivered as of May 22, 1998 by Howard M. Watch, an individual resident of the State of Florida (the "Shareholder") in favor of, and for the benefit of, Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), FCB Acquisition Corp., a Florida corporation ("FAC") and the Representatives of the foregoing corporations (as defined below).

     WHEREAS, the Shareholder has entered into an Agreement and Plan of Merger and Reorganization, dated as of May 22, 1998 (the "Merger Agreement"), by and among Triangle, QuickCREDIT, FAC, Florida Credit Bureau, Inc., a Florida corporation ("FCB"), and the Shareholder, whereby FCB shall merge with and into FAC at which time FCB shall cease to exist (the "Merger") and FAC shall continue as the surviving corporation in the Merger (the "Surviving Corporation"); and

     WHEREAS, pursuant to the requirements of Section 5.6 of the Merger Agreement, and as a condition to closing and effecting the Merger, the Shareholder is required to release and forever discharge Triangle, QuickCREDIT, FAC and the Surviving Corporation and each of their respective directors, officers, agents and employees, attorneys and stockholders (collectively, "Representatives"), and the Shareholder is willing to so release and discharge Triangle, QuickCREDIT, FAC and the Surviving Corporation and each of their respective past, present and future Representatives in consideration of the direct personal benefit to be derived by the Shareholder from the Merger;

     NOW, THEREFORE, for and in consideration of the premises and the promises, undertakings and covenants set forth herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Release by the Shareholder. The Shareholder, for himself and his respective heirs, personal representatives, successors and assigns, hereby releases and forever discharges Triangle, QuickCREDIT, FAC and the Surviving Corporation, their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, of and from any and all causes of action and claims for relief of any kind and nature whatsoever, known and unknown, anticipated and unanticipated, absolute or contingent, past, present and future, for or on account of any and all losses, injuries, or damages, including all consequential, incidental, and derivative damages of any kind and nature, arising on or before the Closing Date (as defined in the Merger Agreement), resulting or to result from or in any way growing out of the previous employment relationship between the Shareholder and FCB prior to the Closing Date, and all other matters of every type or nature which, directly or indirectly, relate to or concern any relationship between the Shareholder and FCB and their respective affiliates, successors and assigns, and each of their respective past, present or future Representatives, prior to the Closing Date, except (i) claims for regular compensation and benefits accrued and payable to the Shareholder with respect to periods beginning prior to the Closing Date, as applicable, in each case consistent with FCB's normal policies for such payments as disclosed to Triangle, QuickCREDIT and FAC, (ii) claims against Triangle, QuickCREDIT and FAC for breach of the Merger Agreement, and (iii) claims for indemnification for actions taken by the Shareholder in his capacity as an officer or director of FCB to the extent FCB is otherwise legally obligated to so indemnify the Shareholder (collectively, the "Unreleased Claims").

     2. Representations of the Shareholder. The Shareholder hereby represents and warrants to Triangle, QuickCREDIT, FAC and the Surviving Corporation that the Shareholder has not at any time assigned any claim that the Shareholder may have had, now has, or may hereafter have against Triangle, QuickCREDIT, FAC, FCB, the Surviving Corporation or their respective affiliates, successors or assigns, or each of their past, present or future Representatives, and for themselves and their respective heirs, personal representatives, successors and assigns, hereby covenant and agree with Triangle, QuickCREDIT, FAC and the Surviving Corporation, that they shall not hereafter take any action to assign or assist in the assignment of any such claim, other than an Unreleased Claim.

     3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

     4. Severability of Provisions. Wherever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered under seal as of the day and year first written above.




                                     _____________________________________(SEAL)
                                     Name: Howard M. Watch

                                    EXHIBIT I

                      IMPORTANT INFORMATION FOR SUBSCRIBER

THE SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED (COLLECTIVELY, THE "ACTS"), OR ANY OTHER APPLICABLE BLUE SKY LAW, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES (i) ARE REGISTERED UNDER SUCH ACTS, (ii) IN THE OPINION OF LEGAL COUNSEL AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR
(iii) THE REQUEST FOR TRANSFER IS ACCOMPANIED BY NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND THE APPLICABLE STATE SECURITIES
COMMISSION. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP-TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE CORPORATION'S TRANSFER AGENT (OR NOTED IN THE CORPORATION'S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED WILL BE ISSUED.

                          SHARE SUBSCRIPTION AGREEMENT

         TO  THE  BOARD  OF  DIRECTORS  OF  Triangle  Imaging  Group,   Inc.,  a
corporation organized and incorporated under the laws of the State of Florida (the "Corporation"):

         1. Subscription. The undersigned, HOWARD M. WATCH ("Subscriber"), hereby subscribes for 50,000 shares of common stock of the Corporation, $.0001 par value (the "Shares"), for the aggregate consideration described in that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of May 22, 1998, by and among the Corporation, QuickCREDIT Corp., a Florida corporation and wholly-owned subsidiary of the Corporation ("QuickCREDIT"), FCB Acquisition Corp., a Florida corporation and wholly-owned subsidiary of QuickCREDIT, Florida Credit Bureau, Inc., a Florida corporation ("FCB") and Subscriber, an individual resident of the State of Florida and the sole shareholder of FCB.

         2. Restrictions. Subscriber understands that the Shares have not been registered under the Acts, or any other applicable "blue sky" law, and will be issued in reliance upon certain exemptions from registration thereunder. Subscriber understands that the statutory basis for such exemptions is dependent upon Subscriber's undertaking to acquire the Shares for purposes of investment for its own account, not as a nominee or agent, and without the intent of reselling or disposing of the Shares, or otherwise participating directly or indirectly in a distribution thereof. Subscriber further understands that by reason of the exemptions to be relied upon in connection with their issuance, the Shares issued to Subscriber will not be freely transferable and that any proposed sale or other transfer of the Shares may be prohibited and will in any event be subject to significant restrictions. Any certificates representing the Shares will bear a legend to such effect, and a stop-transfer order with respect to the Shares will be placed with the Corporation's transfer agent (or noted in the Corporation's records if the Corporation acts as its own transfer agent in respect of the Shares).

         3. Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to, and agrees with, the Corporation as follows:

     (a) The Shares are being acquired by Subscriber for Subscriber's own account, not as a nominee or agent, and not with a view to, or for, resale, transfer or distribution;

     (b) Subscriber has no intention of participating directly or indirectly in a distribution of the Shares;

(c) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of this investment;

(d) Subscriber has received and reviewed copies of the Corporation's filings with the United States Securities and Exchange Commission listed on Exhibit A hereto.

(e) Subscriber has had access during the course of the transactions as contemplated in the Merger Agreement and prior to its acquisition of the Shares to such additional information relating to the Corporation as Subscriber has desired and has been given the opportunity to (i) ask questions of, and receive answers from, the Corporation and its representatives concerning the Corporation and the terms and conditions of the issuance of the Shares, and (ii) obtain any additional information that the Corporation possesses or can reasonably obtain that is necessary to verify the accuracy of information furnished by the Corporation in connection herewith;

(f) Subscriber is an accredited investor as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Subscriber is capable of bearing the economic risks of the investment in the Shares, including loss of the entire investment, and if Subscriber deems it necessary to do so, has reviewed the merits of the investment with his tax and legal counsel and with investment adviser(s), and Subscriber understands the merits and risks of this investment; and

(g) Subscriber has accurately completed the accredited Investor Questionnaire attached hereto as Exhibit B and has executed such Questionnaire, and any applicable exhibits thereto, where required.

(h) Subscriber has evaluated the risks of this investment and has determined the Corporation is a suitable investment.

         4.   Representations   of  the  Corporation.   The  Corporation  hereby
represents and warrants to Subscriber as follows:

     (a) The Corporation is a corporation organized and in good standing under the laws of the State of Florida;

(b) All corporate action on the part of the Corporation necessary for authorization in respect of the Corporation's issuance of the Shares as contemplated hereunder has been (or shall be) taken prior to the date of the Corporation's execution of this Share Subscription Agreement;

(c) The Corporation's execution of this Share Subscription Agreement and issuance of the Shares as contemplated hereunder will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation or any material agreement to which the Corporation is bound; and

(d) Upon execution of this Share Subscription Agreement and receipt by the Corporation of the consideration for the Shares as described herein, the Shares shall be deemed to be validly issued and outstanding, fully paid and nonassessable.

         5. Consideration. Subscriber hereby agrees and understands that the consideration for the Shares shall not be delivered by Subscriber to the Corporation until the share subscription contained herein shall have been accepted; provided, however, that such consideration shall be delivered promptly thereafter in accordance with the terms and conditions of the Merger Agreement and prior to the issuance by the Corporation of the Shares. Subscriber understands and agrees that the undersigned shall not be entitled to certificates for, nor shall the undersigned be entitled to vote the Shares until the consideration set forth herein has been delivered to the Corporation as contemplated in the Merger Agreement.

         Executed as of the 22nd day of May, 1998.

                                Very truly yours,


                                  ________________________________________(L.S.)
                                  Howard M. Watch


ACCEPTED AND AGREED TO:

TRIANGLE IMAGING GROUP, INC.


By:___________________________________________
   Name: Vito A. Bellezza
   Title: Chairman of the Board of Directors
          and Chief Executive Officer

Date: May 22, 1998

                                    EXHIBIT A


                              INDEX TO SEC FILINGS

     I. The Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

     II. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997;

     III. The Corporation's Registration Statement on Form S-8 filed on August 15, 1997;

     IV. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

     V. The Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     VI. The Corporation's Quarterly Report on Form 10-KSB for the year ended December 31, 1996;

     VII. The Corporation's Amendment to its Current Report on Form 8-K/A filed March 4, 1997;

     VIII. The Corporation's Current Report on Form 8-K filed January 3, 1997;

     IX. The Corporation's Registration Statement on Form S-8 filed December 24, 1996;

     X. The Corporation's Current Report on Form 8-K filed December 20, 1996;

     XI. The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     XII. The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     XIII. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     XIV. The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1995.

                                    EXHIBIT B

                          TRIANGLE IMAGING GROUP, INC.
                        ACCREDITED INVESTOR QUESTIONNAIRE

Purpose of This Questionnaire

         The undersigned has met with certain principals of Triangle Imaging Group, Inc. (the "Company"), and has been provided certain information with regard to a proposed investment in the Company. Certain of the Company's securities will be offered to the undersigned as an "accredited investor" without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state, in reliance on the exemption contained in Section 3(b) and/or 4(2) and/or 4(6) of the 1933 Act in reliance on Regulation D of the Securities and Exchange Commission thereunder and on similar exemptions under applicable state laws. Under Section 4(2) and/or certain state laws, the Company may be required to determine that an individual, or an individual together with a "purchaser representative" or each individual equity owner of an "investing entity" meets certain suitability requirements before selling securities to such individual or entity. This Questionnaire will enable the Company to make investor qualification determinations and discharge its responsibilities under federal and state securities laws and the Company will rely upon the information contained herein. SECURITIES WILL NOT BE SOLD OR ISSUED TO THE UNDERSIGNED UNTIL A QUESTIONNAIRE HAS BEEN FILLED OUT AS THOROUGHLY AS POSSIBLE. IN THE CASE OF AN INVESTOR THAT IS A PARTNERSHIP, TRUST OR CORPORATION WHICH DOES NOT QUALIFY AS AN ACCREDITED INVESTOR, EACH EQUITY OWNER MUST COMPLETE A QUESTIONNAIRE TO DETERMINE ACCREDITED STATUS. This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.

Instructions:

         The Company will not issue securities to the undersigned until one (1) copy of this Questionnaire has been completed, signed, dated and delivered to the Company.

         Your  answers  will be kept  strictly  confidential  at all times.  The
Company may, however, present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of the securities will not result in a violation of the registration provisions of the 1933 Act or a violation of the securities laws of any state.

         All questions must be answered. If the appropriate answer is "None" or "Not applicable," please so state. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answer to any item.


Name(s):________________________________________________________________________


Social Security Number or Taxpayer Identification Number:_______________________


Home Address:___________________________________________________________________

________________________________________________________________________________


Business Address:_______________________________________________________________

________________________________________________________________________________


Home Telephone:_________________________________________________________________

Business Telephone:_____________________________________________________________

Occupation/Business:____________________________________________________________

Place and date of formation (if an entity):_____________________________________


If the undersigned is an individual, please CHECK whichever of the following statements, (a)-(e) below, is applicable to you:

     ___ (a) The undersigned has had an individual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

     ___ (b) The undersigned has had joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income with his or her spouse in excess of $300,000 in the current calendar year;

     ___ (c) The undersigned has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000;

     ___ (d) The undersigned is a director or executive officer of the Company;

     ___ (e) None of the above.

         For purposes of this Accredited Investor Questionnaire, the following definitions apply:

         "Individual income" means "adjusted gross income" as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) the amount of any losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

         "Joint income" means "adjusted gross income" of you and your spouse as reported for federal income tax purposes, increased by the following amounts:
(i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq.
of the Code.

         "Net  worth"  means the excess of total  assets at fair  market  value,
including  home  and  personal  property,  over  total  liabilities,   including
mortgages and income taxes on unrealized appreciation of assets.

If the undersigned is a corporation, partnership, employee benefit plan, individual retirement account or trust, please CHECK whichever of the following statements (a)-(n) is applicable:

     ___ (a) The undersigned is a self-directed individual retirement account or 401(k) Plan (if this statement is checked, the participant must also check whichever of statements 9(a)-(e), above are applicable);

     ___ (b) The undersigned is a bank as defined in section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act, whether acting in an individual or fiduciary capacity;

     ___ (c) The  undersigned  is a broker  or  dealer  registered  pursuant  to section 15 of the Securities Exchange Act of 1934;

     ___ (d) The undersigned is an insurance company as defined in section 2(13) of the 1933 Act;

     ___ (e) The undersigned is an investment company registered under the Investment Company Act of 1940;

     ___ (f) The  undersigned  is a business  development  company as defined in section 2(a)(48) of the Investment Company Act of 1940;

     ___ (g) The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

     ___ (h) The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000;

     ___ (i) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

     ___ (j) The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     ___ (k) The undersigned is an organization described in section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $5,000,000;

     ___ (l) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

     ___ (m) The undersigned is an entity, each of whose stockholders, partners or beneficiaries meets at least one of the conditions set forth under 9(a)-(d), above with respect to individuals or 10(b)-(l), above with respect to corporations, partnerships, trusts or other entities; or

     ___ (n) None of the above.

IF YOU CHECK THE STATEMENT NOTED AS 10(m) ABOVE AND DO NOT CHECK ANY OTHER STATEMENT, A COMPLETED QUESTIONNAIRE FOR EACH STOCKHOLDER OF THE SUBSCRIBING CORPORATION, EACH PARTNER OF THE SUBSCRIBING PARTNERSHIP OR EACH BENEFICIARY OF THE SUBSCRIBING EMPLOYEE BENEFIT PLAN MUST ACCOMPANY THIS QUESTIONNAIRE.

        To the best of my knowledge and belief, the above information supplied by me is true and correct in all respects.


Dated: _______________________        __________________________________________
                                      Signature

                                      __________________________________________
                                      Title (if an entity)

                     ALL PURCHASERS MUST COMPLETE THIS PAGE


IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on this _______ day of __________________, 1998.

__________________________ x $______________ per share = $______________________
Shares to be Purchased                                      Purchase Price

Manner in which Title is to be held (Please Check One):


1.   ___     Individual                     7.   ___     Trust/Estate/Pension or
                                                         Profit Sharing Plan
                                                         Date Opened:___________
2.   ___     Joint Tenants With
             Right of Survivorship
                                            8.   ___     As a Custodian for
3.   ___     Community Property
                                                 _______________________________
                                                 Under the Uniform Gift to
4.   ___     Tenants in Common                   Act of the State of ___________


5.   ___     Corporation/Partnership        9.   ___     Married with Separate
                                                         Property

6.   ___     IRA                            10.  ___     Keogh


                   INDIVIDUAL  PURCHASERS MUST COMPLETE PAGE 6; PURCHASERS WHICH
              ARE ENTITIES MUST COMPLETE PAGE 7.

              FOR EXECUTION BY A PURCHASER WHO IS A NATURAL PERSON


________________________________________________________________________________
                     Exact Name in Which Title is to be Held



________________________________________________________________________________
                                   (Signature)



________________________________________________________________________________
                               Name (Please Print)



________________________________________________________________________________
                      Residence Address: Number and Street



________________________________________________________________________________
               City                                  State           Zip Code



________________________________________________________________________________
                             Social Security Number


Accepted this _______ day of __________________, 1998, on behalf of the Company.




                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                 FOR EXECUTION BY A PURCHASER WHICH IS AN ENTITY

                     (Corporation, Partnership, Trust, Etc.)



________________________________________________________________________________
                          Name of Entity (Please Print)




                                      By:_______________________________________

                                      Title:____________________________________



                                      Attest:___________________________________

                                      Title:____________________________________


                                                          [SEAL]





                                      __________________________________________

                                      __________________________________________

                                      __________________________________________
                                     Address



                                      __________________________________________
                                      Taxpayer Identification Number


ACCEPTED, this _____ day of ___________________, 1998, on behalf of the Company.



                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                    EXHIBIT J

                    SOFTWARE ASSIGNMENT AND LICENSE AGREEMENT

        THIS SOFTWARE LICENSE AGREEMENT ("Agreement"), dated as of May 22, 1998, is between Howard M. Watch, a Florida resident ("Watch") and FCB Acquisition Corp., a Florida corporation ("FAC").

     Section 1. DEFINITIONS. These capitalized words shall have the following meaning:

        a.       "Commencement Date" means the date first above written.

        b.  "Documentation"  means  the  various  written  materials,   training
modules, and audio and videotapes, if any, which are provided by Watch to help FAC use the Software.

     c. "Intellectual Property" means any copyrights, patents, trade secrets or similar property rights owned by any person or entity in the Software.

        d. "Merger" means the merger of Florida Credit Bureau, Inc. ("FCB") with and into FAC pursuant to that certain agreement and plan of merger and reorganization (the "Merger Agreement") by and among FCB, FAC, Watch, Triangle Imaging Group, Inc. and QuickCREDIT Corp. FAC will be the surviving entity in the Merger.

        e. "Software" means the computer programs which became the property FAC incident to the Merger, and any modified, updated and enhanced versions and additions thereto that are proprietary to, have been developed by, or are licensed to Watch or FCB and were used in the operation of the business of FCB prior to the Merger.

        Section 2. ASSIGNMENT. In consideration of $1.00 and the mutual promises, agreements and premises contained herein, FAC hereby sells, transfers, assigns, conveys, sets over and delivers to Watch, and Watch hereby purchases, accepts and acquirors from FAC, all right, title and interest of FAC in and to the Software. FAC agrees to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers, assignments or conveyances necessary to convey to Watch, his successors and assigns the entire right, title and interest in the Software.

        Section 3. LICENSE. In consideration of the assignment to Licensor set forth in Section 2 of this Agreement and the mutual promises, agreements and premises contained herein, subject to the terms, conditions and limitations set forth herein, Watch hereby grants to FAC a non-exclusive license to use the Software and Documentation in the operation of the business of FAC following the Merger.

        Section 4. OWNERSHIP. Title to and ownership of the Software and Documentation shall remain with Watch or those entities that have authorized Watch to sublicense and use them, free from any claim or right of FAC or the holder of any security interest, lien or encumbrance on any of FAC's property. FAC agrees to take such steps required by Watch as may be reasonably necessary to prevent any person from acquiring any rights in the Software or Documentation.

        Section 5. PROPRIETARY PROTECTION, RESTRICTIONS AND ASSIGNMENT. The Software and Documentation are proprietary to Watch and/or those entities that have authorized Watch to sublicense and use them. FAC agrees not to use, copy, modify or distribute the Software (electronically or otherwise), or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized in writing by Watch. FAC may not reverse assemble, reverse compile, or otherwise translate the Software. FAC's rights hereunder may be transferred, leased, assigned, or sublicensed, pursuant to any agreement to do the same or as a result of any merger, consolidation, sale of assets, or other business combination or restructuring, to a successor in interest of FAC's business, stock or assets, or to any parent corporation, grandparent corporation, subsidiary or affiliate of FAC who assumes FAC's obligations under this Agreement.

        Section 6. TERM. This Agreement will be effective from the date of execution by FAC and Watch (the "Effective Date") and shall continue in full force and effect for a period of 180 days from the Effective Date. Upon expiration or sooner termination of this Agreement, FAC agrees to return immediately the originals and all copies of the Software and Documentation unencumbered to Watch. At Watch's request, FAC will certify to Watch in writing that the original and all copies of the Software Documentation have been returned or destroyed.

     Section 7. TERMINATION. Watch shall be entitled to terminate this Agreement immediately if FAC violates or attempts to violate any of the restrictions in
Section 4 of this Agreement.

     Section 8. AMENDMENTS. This Agreement may not be amended, modified or rescinded except in writing, signed by both parties, and any attempt to do so shall be void and of no effect.

     Section 9. GOVERNING LAW. this Agreement is to be governed by and construed in accordance with the laws of the State of Florida.

     Section 10. SEVERABILITY. If any provision of this Agreement is determined to be void or unenforceable, the provision shall be deemed severed from the Agreement and the remainder of this Agreement shall continue in full force and effect.

        Section 11. WAIVER. If either party fails to exercise any right or option at any time under this Agreement, such failure will not be deemed a waiver of the exercise of such right or option at any other time or the waiver of a different right or option.

     Section 12. ENTIRE AGREEMENT. This Agreement supersedes all prior oral and written agreements and understandings and constitutes the entire Agreement between the parties with respect to the subject matter hereof.

     Section 13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns.





        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble to this Agreement,



                                      "LICENSOR"


                                      __________________________________________
                                      Howard M. Watch



                                      "LICENSEE"
                                      QUICKCREDIT CORP.


                                      __________________________________________
                                      By:  Van Saliba
                                      Title: President

                                    EXHIBIT K

             FORM OF OPINION OF COUNSEL TO FCB AND THE SHAREHOLDERS






                                 May _____, 1998


Florida Credit Bureau, Inc.
235 S. Maitland Avenue, Suite 202
Maitland, Florida 32751

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the  requirements of Section
7.4 of the Agreement and Plan of Merger and Reorganization, dated as of May _____, 1998 (the "Merger Agreement"), by and among Florida Credit Bureau, Inc., a Florida corporation ("FCB"), Howard M. Watch, an individual resident of the State of Florida (the "Shareholder"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and FCB Acquisition Corp., a Florida corporation ("FAC").

        We have acted as special counsel to Triangle, QuickCREDIT and FAC (collectively, the "Parties") in connection with the negotiation of the Merger Agreement and the consummation by the Parties of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies, certified, or otherwise identified, to our satisfaction, of the following documents:

     1. the Merger Agreement;

     2. the Share Subscription Agreement, dated May _____, 1998, executed by the Shareholder in favor of Triangle;

     3. the Release, dated May _____, 1998, executed by the Shareholder;

     4. the Restrictive Covenants Agreement, dated May _____, 1998, executed by the Shareholder;

     5. the Employment Agreement, dated May _____, 1998, executed by the Shareholder;

     6. the Escrow Agreement by and among the Parties, FCB and the Shareholder, dated as of May _____, 1998;


     7. the Assignment of Promissory Note, dated May ___, 1998, by and between FAC and the Shareholder;

     8. the Assignment of Bank Accounts, dated May ___, 1998, by and between FAC and the Shareholder;

     9. certificates of recent date, issued by the Secretary of State of the State of Florida with respect to the corporate existence of each of the Parties (the "Certificates of Existence"); and

     10. the Articles of Merger of FCB with and into FAC, dated May _____, 1998, to be filed with the Secretary of State of the State of Florida (the "Certificate of Merger").

     The documents referenced in items 1 through 10 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia, as currently in effect, and the provisions of the Florida Business Corporation Act, as reported in standard compilations of corporation statutes (excluding any case law annotations contained therein). We are admitted to the Bar of the State of Georgia and do not purport to be experts in the laws of any other state.

        In connection with the opinions set forth below, we have, with your permission, assumed the genuineness of all signatures and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, with your permission and without independent verification of the accuracy or completeness thereof, solely on the following: (i) the records of the corporate proceedings of the Parties relating to the Merger Agreement and the transactions contemplated therein; (ii) the statements and representations contained in the Certificates of Existence; (iii) the respective statements, representations and warranties of the Parties contained in the Merger Documents; and (iv) an officer's certificate of each of the Parties, each dated May _____, 1998, with respect to certain factual matters. We have made no other factual investigation, including any independent search of any public records, for the purpose of rendering this opinion letter.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. Each of the Parties has duly authorized the execution and delivery of the Merger Documents to which it is a party and the performance of all of its obligations thereunder.

        2. Each of the Parties has the requisite corporate power to execute and deliver the Merger Documents to which it is a party.

        3. The shares of Triangle Common Stock to be delivered under the Merger Agreement (the "Merger Shares") have been duly authorized and, when delivered against surrender of the issued and outstanding shares of FCB Common Stock, in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

        This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.

                                Very truly yours,

                                    SMITH, GAMBRELL & RUSSELL, LLP



                                    By:_________________________________________
                                       W. Thomas King

                                    EXHIBIT L

           FORM OF OPINION OF COUNSEL TO TRIANGLE, QUICKCREDIT AND FAC


                                  May ___, 1998


Triangle Imaging Group, Inc.
4400 West Sample Road, Suite 228
Coconut Creek, Florida 33073

Ladies and Gentlemen:

        This opinion is rendered to you pursuant to the requirements of the Agreement and Plan of Merger and Reorganization, dated as of May ___, 1998 (the "Merger Agreement"), by and among Florida Credit Bureau, Inc., a Florida corporation (the "Company"), Howard M. Watch, an individual resident of the State of Florida (the "Shareholder"), Triangle Imaging Group, Inc., a Florida corporation ("Triangle"), QuickCREDIT Corp., a Florida corporation ("QuickCREDIT"), and FCB Acquisition Corp., a Florida corporation (the "Subsidiary").

        We have acted as counsel to the Company and Shareholder in connection with the entry into and performance by the Company and Shareholder of the transactions contemplated in the Merger Agreement. In the capacity described above, we are familiar with the corporate minute book of the Company, including the articles of incorporation, bylaws and stock transfer records of the Company, and we are further familiar with the corporate proceedings of the Company relating to the Merger Agreement and the transactions contemplated therein. We have also examined originals or copies certified, or otherwise identified to our satisfaction, of the following documents:

     1. the Merger Agreement;

     2. the Share Subscription Agreement, dated May ___, 1998, executed by Shareholder in favor of Triangle;

     3. the Release, dated May ___, 1998, executed by Shareholder;

     4. the Restrictive Covenants Agreement, dated May ___, 1998, executed by Shareholder;

     5. a certificate, dated May ___, 1998, issued by the Secretary of State of the State of Florida with respect to the corporate existence of the Company (the "Certificate of Existence");

     6. the Employment Agreement, dated May ___, 1998, executed by Shareholder;

     7. the Escrow Agreement, dated May ___, 1998; and

     8. the Certificate of Merger of the Company into the Subsidiary dated May ___, 1998, to be filed with the Secretary of State of the State of Florida (the "Certificate of Merger").

     The documents referenced in items 1 through 8 above are hereinafter collectively referred to as the "Merger Documents".

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law
(1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined shall have the meanings assigned to such terms in the Accord and the Merger Agreement. If there should be any conflict between the definition contained in the Accord and the Merger Agreement, the definition contained in the Accord shall control.

        The opinions expressed herein are limited to the laws of the State of Florida and the federal laws of the United States of America.

        In connection with the opinions set forth below, we have assumed the genuineness of all signatures, other than those on behalf of the Company and that of Shareholder, and the authenticity, completeness and accuracy of all materials examined. As to questions of fact material to our opinions, we have relied, without independent verification of the accuracy or completeness thereof, solely on the following: (i) the contents of the corporate minute book and stock transfer records of the Company; (ii) the statements and representations contained in the Certificate of Existence; and (iii) the respective statements, representations and warranties of the Company and Shareholder contained in the Merger Agreement. We have made no other factual investigation for the purpose of rendering this opinion letter.

        The use of the term "Actual Knowledge" shall have the meaning given to such term in the Accord, but shall not be taken to mean that we have made, and in fact we have not made, any independent investigation concerning the accuracy or veracity of any representation, warranty or statement of fact other than as described in the preceding paragraphs. We have made no independent search of any public records in connection with our rendering of the opinions contained herein.

        Based upon and subject to the foregoing, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and lawful authority to own, operate and lease its properties and carry on its business as and where such business is now being conducted. As used herein, the term "in good standing" shall mean that all filings have been made as required under applicable filing and annual registration provisions of the Florida Business Corporation Act and all filing fees due and payable thereunder have been paid.

        2. The issued and outstanding  shares of the Company are as set forth on
Schedule 2.2 to the Merger Agreement. All the shares of the Company identified on such Schedule are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 to the Merger Agreement, there is no outstanding capital stock of the Company, and, to our Actual Knowledge, except as set forth on Schedule 2.3 to the Merger Agreement, there are no outstanding options, warrants or other rights to acquire common stock or other securities of the Company.

        3. Shareholder is the sole record and beneficial owner of the shares set forth beside his name on Exhibit A to the Merger Agreement, and, to our Actual Knowledge, has good and valid title to such shares, free and clear of all liens, claims, encumbrances, equities or claims.

        4. The Company has duly and validly executed each Merger Document to which it is a party, and each such Merger Document is the valid, binding and enforceable obligation of the Company. Shareholder has duly and validly executed each Merger Document to which he is a party, and each such Merger Document is the valid, binding and enforceable obligation of Shareholder.

        5. The execution, delivery and performance of the Merger Documents to which the Company is a party by the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance of the Merger Documents to which Shareholder is a party are within Shareholder's full power and legal capacity. Except as disclosed in the Merger Documents, the execution, delivery and performance of the Merger Documents by the Company or Shareholder, do not: (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the articles or certificate of incorporation or bylaws of the Company; (ii) to our Actual Knowledge, conflict with, require any Consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Shareholder or the Company by the terms of, any evidence of indebtedness or Contract to which Shareholder or the Company is a party, in each case with or without notice or lapse of time or both, or permit the termination of any such Contract by another Person; (iii) to our Actual Knowledge, result in the creation or imposition of any Encumbrance upon, or restriction on the use of, any property or assets of the Company or the Company Common Stock under any Contract to which either the Company or Shareholder is bound; (iv) to our Actual Knowledge, accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or Shareholder to accelerate the maturity of any such indebtedness; (v) conflict with or result in the breach or violation of any Legal Requirement that is binding on either the Company or Shareholder; or (vi) violate or cause any revocation of or limitation on any Permit of the Company.

        6. Except as disclosed in Schedule 2.7 to the Merger Agreement, no authorization, consent or approval or other action by, and no notice to or filing with, any Governmental Body or any other Person is required to be obtained or made by the Company or Shareholder for the due execution, delivery and performance by them of the Merger Documents.

        7. Under the laws of the State of Florida, the Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Florida.

        8. This letter is given solely for the benefit of the addressees hereof and may only be relied upon for matters arising out of the transactions described herein. Without our prior written consent, this letter may not be used or relied upon by any other person or entity for any purpose whatsoever.



                                    By:_________________________________________

                                    EXHIBIT M


                                ESCROW AGREEMENT

        ESCROW AGREEMENT dated as of May 22, 1998, by and among TRIANGLE IMAGING GROUP, INC., a Florida corporation ("Triangle"), QUICKCREDIT CORP., a Florida corporation ("QuickCREDIT"), FCB ACQUISITION CORP., ("FAC") (Triangle, QuickCREDIT and FAC each an "Acquiror" and collectively "Acquirors"), Howard M. Watch, an individual resident of Florida ("Seller") and Lawrence H. Katz, Attorney at Law, P.A., a Florida professional association ("Escrow Agent").

                              W I T N E S S E T H:

        WHEREAS, Acquirors, Seller and Florida Credit Bureau, Inc. ("FCB"), a Florida corporation, have entered into an Agreement (the "Merger Agreement") pursuant to which, among other things, (i) FCB will be merged with and into FAC, with FAC as the surviving entity (the "Merger") and (ii) each issued and outstanding share of the common stock of FCB, $1.00 par value per share (the "FCB Common Stock"), will be converted into the right to receive the merger consideration set forth in Section 1.8 of the Merger Agreement (the "Merger Consideration"), which Merger Consideration includes 50,000 shares (the "Merger Shares") of common stock of Triangle, $.0001 par value per share;

        WHEREAS, the Merger Agreement requires as a condition to consummation of the transactions described therein that Acquirors, Seller and Escrow Agent enter into this Agreement, and that Acquiror deposit 20,000 shares of the Merger Shares with Escrow Agent (the "Escrow Shares"), in order to provide a fund for indemnity payments which Seller may become obligated to make to Acquirors as and to the extent provided in Section 9 of the Merger Agreement ("Indemnity Claims");

        WHEREAS, the parties hereto desire that Escrow Agent be appointed as escrow agent to act in accordance with the terms and conditions hereof;

        WHEREAS, Escrow Agent is willing to serve as the escrow agent and hold the Escrow Shares in accordance with the terms and conditions hereof;

        NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.               Appointment of Escrow Agent.

                 Seller hereby irrevocably appoints Escrow Agent as escrow agent, to receive, hold, administer and deliver the Escrow Funds (as defined below) at any time held by Escrow Agent pursuant to this Escrow Agreement in accordance with this Escrow Agreement, and Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions hereinafter set forth.

2.               Deposit of Escrow Shares.

                 Seller hereby agrees that the Escrow Shares shall be deposited by the Acquirors with Escrow Agent immediately upon the later to occur of (i) the Closing described in the Merger Agreement or (ii) receipt by Acquirors from the Acquirors' stock transfer agent, of a share certificate evidencing the Escrow Shares. Escrow Agent hereby agrees to hold the Escrow Shares upon receipt in accordance with this Escrow Agreement. Escrow Agent has no obligation to collect all or any portion of the Escrow Shares and shall incur no obligations under this Escrow Agreement until the Escrow Shares are received by Escrow Agent.

3.      Investment.

(i) The Escrow Agent shall invest and reinvest all available cash dividends and other amounts distributed or paid from time to time by Triangle and delivered to Escrow Agent in respect of the Escrow Shares, as directed in writing by Seller and Acquirors jointly, in any of the following kinds of investments, or in any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America, or agencies of any of the foregoing, having maturities of not greater than ninety (90) days (or, if earlier, the Release Date, as hereinafter defined); (ii) commercial paper rated, at the time of the Escrow Agent's investment therein, at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation and having maturities of not greater than ninety (90) days (or, if earlier, the Release Date); (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than one hundred million dollars ($100,000,000) (any such institution being herein called a "Permitted Bank") having maturities of not greater than ninety
(90) days (or, if earlier, the Release Date); (iv) repurchase obligations of a Permitted Bank or securities dealer (acting as principal) meeting the capital and surplus requirements specified for a Permitted Bank with respect to any bond or other obligation referred to in clause (i) above; (v) any money market fund substantially all of which is invested in the foregoing investment categories; or (vi) such other investments as Acquirors and Seller shall jointly approve in writing. The Escrow Shares and any amounts paid thereon while on deposit with Escrow Agent shall be referred to hereinafter collectively as the "Escrow Funds."

(ii) All taxes in respect of earnings on the Escrow Amount shall be the obligation of and shall be paid when due by Seller, who shall jointly and severally indemnify and hold Acquirors and the Escrow Agent harmless from and against all such taxes.

4.      Custody and Release of Escrow Funds.

                 Escrow Agent shall hold and disburse the Escrow Funds in accordance with the following:

(i) In the event Acquirors believe Acquirors are entitled to receive all or a portion of the Escrow Funds on account of an Indemnity Claim, Acquirors shall deliver to Escrow Agent a written certificate stating that Acquirors are entitled to payment from the Escrow Funds on account of a valid Indemnity Claim (the "Claim Certificate"). The Claim Certificate shall state the amount of the payment from the Escrow Funds to which Acquirors believe Acquirors are entitled. Within 5 business days following Escrow Agent's receipt of any Claim Certificate, Escrow Agent shall send notice to Seller of Escrow Agent's receipt of such Claim Certificate ("Claim Notice"). The Claim Notice shall include a copy of the Claim Certificate.

(ii) If Escrow Agent does not, within 15 business days following receipt of the Claim Notice by Seller, receive from Seller a written notice objecting to payment of all or any portion of the claim(s) specified in the Claim Certificate ("Objection Notice"), Escrow Agent shall deliver to Acquirors an amount from the Escrow Funds equal to the lesser of (i) the amount specified in the Claim Certificate or (ii) the full remaining balance of the Escrow Funds.

(iii) If Seller elects to deliver an Objection Notice within the 15 day period specified in subparagraph 4(b) above, Seller shall specify in such Objection Notice whether Seller disputes all or a portion of the amount claimed in the Claim Certificate. If Seller does not dispute the entire amount claimed in the Claim Certificate, Seller shall specify the amount which Seller disputes, and upon receipt of the Objection Notice, Escrow Agent shall pay any undisputed portion claimed in the Claim Certificate to Acquirors in accordance with subparagraph 4(b). Within 5 business days following Escrow Agent's receipt of any Objection Notice, Escrow Agent shall notify Acquirors of Escrow Agent's receipt of such Objection Notice and shall provide to Acquirors a copy of the Objection Notice with such notification. (iv) Any portion of the Escrow Funds claimed by Acquirors pursuant to a Claim Notice delivered to Escrow Agent in accordance with subparagraph 4(a) and disputed by Seller pursuant to an Objection Notice delivered to Escrow Agent in accordance with subparagraph 4(b) ("Disputed Amounts") shall be retained by Escrow Agent until Escrow Agent shall have received either of the following:

(2) a written directive executed jointly by Acquirors and Seller directing Escrow Agent to pay all or a portion of the Disputed Amounts to Acquirors or to Seller and specifying the amounts to be paid, in which case Escrow Agent shall promptly pay such amounts to Acquirors from the Escrow Funds in accordance with such directive; or

(3) a certified copy of a final, non-appealable order of a court of competent jurisdiction ordering Escrow Agent to deliver all or a portion of the Disputed Amounts, in which case Escrow Agent shall promptly comply with the terms of such court order.

                 (v) If, on the date which is the 365th day immediately following the Closing Date (the "Release Date"), the amount of Escrow Funds remaining in control of Escrow Agent exceeds the aggregate amount of Disputed Claims and Pending Claims, as hereafter defined, as of such date, Escrow Agent shall release to Seller all Escrow Funds remaining in excess of such aggregate sum.

                          A "Pending  Claim" for purposes of this Subsection (e)
shall be any amount of the Escrow
Funds which is the subject of a Notice of Claim delivered within 15 days prior to the Release Date with respect to which the Escrow Agent has not received an Objection Notice as of the Release Date.

                 (vi) No Claim Certificate may be delivered by Acquirors to Escrow Agent after the date which is two business days prior to the Release Date (the "Bar Date"). Any Claim Certificate delivered to Escrow Agent after the Bar Date shall be void and shall be disregarded by Escrow Agent. Subject to the other terms and conditions of this Agreement, following the Release Date, Escrow Agent shall continue to hold any Disputed Amounts or Pending Amounts beyond the Release Date until disbursement in accordance with subparagraphs 4(b) or (d), as the case may be.

                 (vii) Anything in this Escrow Agreement to the contrary notwithstanding:

     (a) Escrow Agent may deposit all or any portion of the Escrow Funds with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

     (b) If at any time Escrow Agent receives an order of a court of competent jurisdiction, or (subject to subparagraph 5(b) below) written instructions signed by both Acquirors and Seller directing delivery of all or a portion of the Escrow Funds, Escrow Agent shall comply with such order or instructions.

     (viii) The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth in this Escrow Agreement. The Escrow Funds shall not be available to, and shall not be used by, Escrow Agent to set off any obligation of Acquirors or Seller to Escrow Agent.

     (ix) Upon any delivery or deposit of all of the Escrow Funds pursuant to this Section 4, Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Escrow Agreement.

5.      Concerning Escrow Agent.

        Escrow Agent has been induced to accept its obligations under this Escrow Agreement by the following terms, conditions, representations and warranties:

(i) Escrow Agent shall not be liable, except for his own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent. Acquirors and Seller jointly and severally shall indemnify and hold harmless Escrow Agent (and any successor escrow agent) from and against any and all claims, liabilities, losses, damages, costs, reasonable attorneys' fees and other expenses whatsoever arising out of or in connection with Escrow Agent's service as Escrow Agent under this Escrow Agreement. Without limiting the foregoing, in no event shall Escrow Agent be liable except for his own gross negligence or willful misconduct for any matter or thing relating to his investment or reinvestment of the Escrow Funds, including, without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of any amounts paid by Triangle with respect to the Escrow Shares, including without limitation, any failure to earn interest, any claim that a higher rate of return could have been obtained, any delays in the investment or reinvestment of such dividends or any loss of interest incident to any such delays.

(ii) In the event of any disagreement among the parties to this Escrow Agreement, or among them or any one of them and any other person, resulting in adverse claims or demands being made in connection with all or any part of the Escrow Funds, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it (but nothing herein shall obligate Escrow Agent so to do) until (i) Escrow Agent shall have received an order of a court of competent jurisdiction directing delivery of all or any part of the Escrow Funds or (ii) all differences shall have been adjusted and all doubt resolved by written agreement executed by the parties to such disagreement and delivered to Escrow Agent.

(iii) Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof and may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(iv) Each of the Acquirors represents and warrants to Escrow Agent that Acquirors have full power and authority to act as representative of any and all of the other Acquirors for all purposes with respect to this Escrow Agreement and the Escrow Funds. Escrow Agent shall be entitled to rely conclusively on the authority of any Acquiror to make Indemnity Claims on behalf of any of the Acquirors and Escrow Agent shall make payment with respect to any such claim directly to any Acquiror as agent and trustee of such other Acquiror(s). Escrow Agent shall have no obligation to communicate directly with any Acquiror or to honor or acknowledge any directives or communications given or purportedly given by any Acquiror, other than those provided by an Acquiror in accordance with the terms of this Escrow Agreement.

(v) Neither Acquirors nor Seller shall have any right or standing to make a claim, provide any notice or receive any payment by, through or under this Agreement except in accordance with the procedures described herein. Escrow Agent shall have no obligation to communicate directly with Acquirors or Seller or to honor or acknowledge any directives or communications given or purportedly given by Acquirors or Seller, except those provided by Acquirors or Seller in accordance with this Agreement.

(vi) Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

(vii) This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto.

6.      Successor Escrow Agent.

        Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Funds to any successor escrow agent mutually designated by Acquirors and Seller in writing, or to any court of competent jurisdiction. Escrow Agent may be removed by Acquirors and Seller by signing and delivering to Escrow Agent a joint directive stating that Escrow Agent has been removed and designating a successor Escrow Agent, in which case Escrow Agent shall promptly deliver the Escrow Funds to the successor escrow agent. Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement following any resignation or removal immediately upon delivery of the Escrow Funds to such court or such successor escrow agent.

7.      Notices.

        Any notices, certificates or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given only if and when (i) delivered by messenger and receipted for, or (ii) when delivered and receipted for by an overnight mail service, or (iii) when delivered and receipted for by U.S. certified mail, addressed in each case as follows:

   If to Acquirors, to:

               QuickCREDIT Corp.
               4400 West Sample Road, Suite 228
               Coconut Creek, Florida 33073
               Attention: Van Saliba

     with a copy to:

               Smith, Gambrell & Russell, LLP
               1230 Peachtree Street, N.E.
               Suite 3100
               Atlanta, Georgia  30309
               Attention: Peter B. Barlow, Esquire

     If to Seller to:

               Howard M. Watch
               4922 Samoa Circle
               Orlando, Florida 32808

     with a copy to:

               Lawrence H. Katz, Attorney at Law, P.A.
               341 North Maitland Avenue, Suite 120
               Maitland, Florida 32751-4761

     If to Escrow Agent to:

               Lawrence H. Katz, Attorney at Law, P.A.
               341 North Maitland Avenue, Suite 120
               Maitland, Florida 32751-4761


   Any address set forth above may be changed by notice  given  pursuant to this
Section 7.

Miscellaneous.

(i) Any provision of this Escrow Agreement which may be determined by any court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

(ii) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Escrow Agreement without the written consent of the other parties. In no event shall Escrow Agent be required to act upon, or be bound by, any notice, instruction, confirmation or other communication given by a person other than Acquirors or Seller nor shall Escrow Agent be required to deliver the Escrow Funds to any person other than Acquirors or Seller or a successor escrow agent designated by Acquirors and Seller in accordance with Paragraph 6.

(iii) This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida.

(iv) This Escrow Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. This Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

(v) The fees of Escrow Agent shall be paid 50% by Acquirors and 50% by Seller, as and when billed by Escrow Agent in accordance with the schedule of fees described on Exhibit "A" hereto.

(vi) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Escrow Agreement taken together shall constitute but one and the same instrument.

(vii) A "business day" for purposes of this Agreement shall mean any day on which commercial banks in Ft. Lauderdale, Florida are open for regular business.

(viii) The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Escrow Agreement.


   IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement on the date first above written.



ACQUIRORS                               SELLER

TRIANGLE IMAGING GROUP, INC.



____________________________________    ________________________________________
By:  Vito A. Bellezza                   By: Howard M. Watch
Title: Chairman of the Board
       of Directors and Chief
       Financial Officer                Federal Tax I.D.# ______________________



                                        ESCROW AGENT
____________________________________
By:  Harold S. Fischer
Title: President
                                        ________________________________________
                                        Lawrence H. Katz, Attorney at Law,
                                        P.A., a Florida Professional Corporation

QUICKCREDIT CORP.
                                        ________________________________________
                                        By: Lawrence H. Katz, Esquire, President

____________________________________
By:  Van Saliba
Title: President




FCB ACQUISITION CORP.



____________________________________
By:  Van Saliba
Title: President

                                    EXHIBIT A

                          SCHEDULE OF ESCROW AGENT FEES


                  Hourly Rate       $250.00



   Any out-of-pocket expenses, or extraordinary fees or expenses such as attorneys fees or messenger costs, are additional and are not included in the above schedule.

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of May 29, 1998, by and between Thomas Secreto, an individual residing at 6 North Drive, Westbury, NY 11590 ("Secreto") and Arthur Marino, an individual residing at 216 Little Plains Road, Huntington, NY 11743 ("Marino" and together with Secreto, the Sellers") and Triangle Imaging Group, Inc., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Sellers are the record owners of 40 shares of common stock, no par value, of Tri-Max Systems, Inc., a New York corporation ("Tri-Max" or the "Company") representing all of the issued and outstanding shares of the capital stock (the "Shares") of the Company; and

                  WHEREAS, the Sellers desire to sell the Shares to the Purchaser, and the Purchaser desires to purchase the Shares from the Sellers, all upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                         SALE OF SHARES; PURCHASE PRICE

                  1.1 Sale of Shares. On the Closing Date (as defined in Section
5.1 hereof), the Seller shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Sellers, all upon the terms and conditions, and for the purchase price, set forth herein.

                  1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares shall be the issuance to each Seller on the Closing Date of 130,000 shares of Common Stock, $.001 par value per share, of Purchaser for a total of 260,000 of such shares (the "Triangle Shares").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller, jointly and severally, represents and warrants to the Purchaser that:

     2.1 Due Organization and Qualification: Subsidiaries: Due Authorization.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New York, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

                  (b) The Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those set forth in Schedule 2.1. Except as set forth in Schedule 2.1, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of the Company.

                  (c) Such Seller has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby (the "Additional Agreements") and to consummate the transactions contemplated hereby and thereby. Such Seller has taken all action necessary for the execution and delivery of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, and each of this Agreement and the Additional Agreements each constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.


                  2.2 Capitalization: Title to the Shares. The authorized capital stock of Tri-Max consists of 200 shares of common stock, no par value, of which 40 shares are issued and outstanding. No shares of preferred stock are authorized. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and are free of preemptive rights. The Sellers are, and on the Closing Date will be, the owners of record of all of the Shares, and upon the sale of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will have good and marketable title to the Shares, free and clear of all liens, claims, encumbrances or other contractual restrictions of any kind ("Liens"). There are no existing warrants, options, subscriptions, calls, rights, commitments or any other agreements of any character obligating Tri-Max to issue, sell or transfer any shares of its capital stock.

                  2.3 Agreements With Former Shareholder. Except for that certain Agreement dated May 29, 1998 by and between Sellers and Steve Rigisich, neither Sellers nor Tri-Max is currently a party to any agreement with any former shareholder of Tri-Max.

                  2.4 Employment and Consulting Agreements. Except as set forth on Schedule 2.4 neither Sellers nor Tri-Max is a party to any consulting or employment agreements.

                  2.5 Financial Statements; Absence of Certain Changes. Tri-Max has previously furnished to the Purchaser true and complete copies of the following financial statements:

                  (i) Consolidated unaudited statements of financial condition of Tri-Max as of December 31, 1997.

                  All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of Tri-Max as of the dates thereof. Specifically, without limitation, such financial statements reflect all material accrued liabilities and adequate reserves for all material unaccrued liabilities and for all reasonably anticipated material losses of Tri-Max.

                  2.6 No Conflicts or Defaults.  Except as set forth in Schedule
2.6 the execution and delivery of this Agreement and the Additional Agreements by each Seller and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene the Certificate of Incorporation or By-Laws of the Company or (b) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing as are set forth in Schedule 2.6, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company or any of the Subsidiaries is a party or by which the Company or Sellers or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or Sellers or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create any Liens upon any of the assets of the Company or Sellers,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company or Sellers is a party or by which the Company or Sellers or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company or Sellers is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

                  2.7  Further  Financial  Matters.  (a)  Except as set forth in
Schedule 2.7, the Company has no liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

                   (b) Except as set forth in Schedule 2.7, the Company does not have any, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

                  (c) The forecasted operations statements and cash flow statements of the Company, true and complete copies of which have been delivered to the Purchaser, were prepared in good faith on the assumptions stated therein, which assumptions were believed to be reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Seller's best estimate of its future financial performance, it being recognized that such forecasts do not constitute a warranty as to the future performance of the Company and that actual results may vary from forecasted results.

                  2.8 Taxes. Except as indicated in Schedule 2.8, the Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll,  excise,  property,  sales, use,  value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in Schedule 2.8, no extension for the filing of any such return or report is currently in effect. Except as indicated in Schedule 2.8, no tax return or tax return liability of the Company has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Schedule 2.8, the Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of such Seller, threatened, against the Company for past due Taxes. Except as indicated in Schedule 2.8, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

                  2.9      Indebtedness: Contracts: No Defaults.

                  (a) Schedule 2.9 sets forth a true, complete and correct list of all instruments, agreements, contracts, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party (collectively, the "Operating Agreements"). The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of the Company or which have a material effect thereon. Copies of all such written Operating Agreements have previously been delivered or otherwise made available to the Purchaser and such copies are true, complete and correct as of the date hereof.

                  (b) Except as disclosed in Schedule 2.9, neither the Company, nor any other person or entity is in breach in any material respect of, or in default in any material respect under, any contract, agreement, arrangement, commitment or plan to which the Company is a party, including the Operating Agreements, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of such Seller, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, including the Operating Agreements, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

                  2.10 Personal Property. Except as set forth in Schedule 2.10, the Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business since December 31, 1997, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

                  2.11 Real Property. (a) Schedule 2.11 sets forth a true and complete list of all real property owned by the Company (the "Owned Real Property"). The Company is the owner of insurable title to such Owned Real Property and to all of the structures located thereon, free and clear of all Liens, mortgages and restrictions on the use thereof, except matters of record which do not interfere in any material way with use or occupancy of the Owned Real Property.

                  (b) Schedule 2.11 sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies, has the right to use or occupy, or leases the right to use or occupy, now or in the future, any real property where the annual rental obligation exceeds $10,000 (the land, buildings, and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). Except as set forth in Schedule 2.11 each Real Property Lease is valid, binding and in full force and effect with respect to the Company, and, to the knowledge of such Seller, all other parties thereto; no notice of default or termination under any Real Property Lease is outstanding; no termination event or condition or uncured default on the part of the Company, exists under any Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition with respect to the Company, or, to the knowledge of such Seller, any other party thereto. The Company holds any leasehold estate under, and any other interest in each Real Property Lease, free and clear of all Liens and mortgages except as set forth in Schedule 2.11.
                  2.12 Compliance with Law. (a) Except as set forth in Schedule 2.12, the Company is not conducting its business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

                  (b) The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of such Seller, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that such Seller has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

                  2.13 Permits and Licenses. Except as set forth in Schedule 2.13, the Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. Except as set forth in Schedule 2.13, as of the date hereof, the Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

                  2.14 Ordinary Course. Except as set forth in Schedule 2.14, since September 14, 1992, the Company has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

                  2.15 No Adverse Changes. Except as set forth in Schedule 2.15, since January 1, 1998, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the assets or liabilities of the Company as reflected in the Financial Statements, (b) any material loss sustained by the Company, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, or (c) to the best knowledge of such Seller, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

                  2.16 Litigation. (a) Except as set forth in Schedule 2.16 there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of such Seller, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Additional Agreements, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of such Seller, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

                  2.17 Insurance. The Company maintains insurance against all risks customarily insured against by companies in the computer and consulting and servicing industry. All such policies are in full force and effect, and the Company has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to the Company. Copies of such insurance policies have been provided to Purchaser and are listed in Schedule 2.17.

                  2.18 Authorizations. Any authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement or the Additional Agreements which is required in connection with the execution, delivery and performance by such Seller of this Agreement or the Additional Agreements has been obtained or shall be obtained as of the Closing Date. There is no pending or threatened claim, action, suit, investigation or proceeding against the Company or such Seller before any court, arbitrator or governmental authority which, if determined adversely to the Company or such Seller, would have a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or the Additional Agreements.

                  2.19 Certificate of Incorporation and By-Laws: Minute Books. The copies of the Certificate of Incorporation and By-Laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

                  2.20 Employee Benefit Plans. Except as set forth in Schedule 2.20, the Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, or any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

                  2.21 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither the Company is not bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

                  2.22  Transactions  with  Affiliates.  Except  as set forth in
Schedule 2.22, (a) the Company has no indebtedness due from its respective officers, directors or stockholders or any of their respective relatives or affiliates, or (b) none of the officers, directors or stockholders of the Company or their respective relatives or affiliates has any claim against the Company.

                  2.23 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Purchaser without the intervention of any person on behalf of the Company or Sellers in such a manner as to give rise to any valid claim by any person against Purchaser for a finder's fee, brokerage commission or similar payment.

                  2.24     Investment Representation.

                  (a) The Triangle Shares to be received by such Seller will be acquired for investment for an indefinite period for such Seller's own account and not with a view to the sale or distribution of any part thereof, and it has no present intention of selling or otherwise distributing the same.

                  (b) Such Seller agrees not to make a disposition of any of the Triangle Shares, unless the Triangle Shares shall have been registered under the Act and any applicable state securities or Blue Sky laws, or pursuant to exemptions therefrom.

                  (c) Such Seller is able to manage for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investments, and has received all the information it has requested from Purchaser that it considers necessary or appropriate for deciding whether to sell the Shares and receive the Triangle Shares.

                  (d) Such Seller understands that the Triangle Shares will not be registered under the Act and applicable state securities or Blue Sky laws on the grounds that the issuance of the Triangle Shares are exempt from registration under the Act and applicable state securities or Blue Sky laws.

                  2.25 Restricted Securities. Such Seller understands that the Triangle Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Triangle Shares or any available exemption from registration under the Act, the Triangle Shares must be held indefinitely. Such Seller is aware that the Triangle Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Purchaser.

                  2.26 Miscellaneous. The representations and warranties made by such Seller in this Agreement and the Additional Agreements and the statements made by or on behalf of such Seller in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby or thereby, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements, in light of the circumstances under, and at the time at, which they were made, not false or misleading.

                  2.27 Survival of Representations and Warranties. The representation and warranties of such Seller shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitation.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers that:

                  3.1 Due Authorization: Valid Obligation. Purchaser has or prior to the Closing Date will have taken all corporate or other action necessary to authorize it to execute and deliver this Agreement and the Additional Agreements, and to consummate the transactions contemplated hereby and thereby, and this Agreement and the Additional Agreements constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                  3.2 No Conflicts. The execution and delivery by Purchaser of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene its Certificate of Incorporation or By-Laws (or similar governing instruments), or (b) with or without the giving of notice or the passage of time, violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease or instrument to which Purchaser is a party or by which Purchaser or any of its assets is bound or any judgment, order, decree, law, rule or regulation to which Purchaser or any of its assets are subject.

                  3.3 Authorizations. Any authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement and the Additional Agreements which is required in connection with the execution, delivery and performance of this Agreement and the Additional Agreements by Purchaser has been obtained or shall be obtained as of the Closing Date. There is no pending or threatened claim, action, suit, investigation or proceeding against Purchaser before any court, arbitrator or governmental authority which, if determined adversely to Purchaser, would have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

                  3.4 Miscellaneous. The representations and warranties made by Purchaser in this Agreement and the statements made by or on behalf of Purchaser or in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statement, in light of the circumstances under which they were made, not false or misleading.

                  3.5 Survival of Representations and Warranties. The representation and warranties of Purchaser shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitation.


                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1 Indemnity of Purchaser. Sellers, jointly and severally, agree to defend, indemnify and hold harmless Purchaser from and against, and to reimburse Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Purchaser by reason of, arising out of, or in connection with:

                  (a) any material breach of any representation or warranty contained in this Agreement and made by the Sellers or in any document or certificate delivered by the Sellers pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby;

                  (b) any material failure by the Sellers to perform any agreement required by this Agreement to be performed thereby; or

                  (c) any claim, demand, action, suit, proceeding or investigation involving the Company arising out of the operation of the Company on or prior to the Closing Date or the allegation by any third party of the existence of any state of facts which, if existing, would constitute a material breach of any representation or warranty referred to in clause (a) of this Section 4.1.

                  4.2      Indemnification Procedure.

                  (a) Purchaser shall give prompt notice to the Sellers of any claim for indemnification arising under Section 4.1. The Sellers shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to Purchaser, at the Sellers' own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Sellers shall not be obligated to pay the fees and disbursements of separate counsel for Purchaser in such action. In the event, however, that Purchaser's legal counsel shall determine that defenses may be available to Purchaser that are different from or in addition to those available to the Sellers, in that there could reasonably be expected to be a conflict of interest if Purchaser and the Sellers have common counsel in any such proceeding, or if the Sellers have not assumed the defense of the action or proceedings, then Purchaser may employ separate counsel to represent or defend Purchaser, and the Sellers shall pay the reasonable fees and disbursements of counsel for Purchaser. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Sellers which consent shall not be unreasonably withheld.

                  4.3 Escrow of Triangle Shares. The parties acknowledge that Sellers shall deposit 50,000 (25,000 each Seller) of the Triangle Shares with Buyer (accompanied with stock powers duly endorsed in blank) which Buyer shall retain for six months from the date of this Agreement as additional security for the indemnification provisions provided in this Section 4. If no outstanding claims have been made by Buyer on such date, Buyer shall deliver such shares to Sellers. If, however, there are outstanding claims pursuant to this Section 4, Buyer shall retain such shares pending the resolution of such claims. If any of such claims are in favor of Buyer, Seller shall have the right to reimburse Buyer in immediately available funds or direct the sale of a sufficient number of escrowed shares and direct the proceeds of such sale to Buyer.



                                    ARTICLE V

                              CLOSING DATE; CLOSING

                  5.1 Closing. The closing hereunder (the "Closing") shall take place at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, at 9:00 A.M. (local time) on May 29,1998 (the "Closing Date") or at such other time and location as Purchaser and Sellers may agree upon.

                  5.2 Delivery by Sellers. At the Closing, Sellers shall deliver, or shall cause to be delivered, to Purchaser the following:

                  (i) Certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof shall have affixed thereto stock powers executed in blank and in proper form for transfer;

                  (ii) The resignations of all directors and officers of the Company, except for Thomas Secreto and Arthur Marino whom shall remain as the President and Vice President of the Company;

                  (iii) The Company's minute books, stock books, stock transfer ledger and corporate seal and all other items and documents of or relating to the Company as the Purchaser may reasonably request as are contained within the purposes of this Agreement;

     (iv) the Employment Agreements referred to in Section 6.2; and

     (v)  the  legal   opinion  of  Sellers'   counsel  in  form  and  substance
satisfactory to Purchaser and its legal counsel;

     5.3 Delivery by Purchaser. At the closing, Purchaser shall deliver, or cause to be delivered, to Sellers the following:

     (i) the Triangle Shares (subject to the provisions of Sections 4.3 and 6.7); and

     (ii) the Employment Agreements referred to in Section 6.2.



                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1 Working Capital. Purchaser agrees to provide working capital for Tri-Max in the amount of $200,000 to be funded at the discretion of Purchaser.

     6.2 Employment Agreement. On the Closing Date, the Sellers will enter into the Employment Agreements with the Company, forms of which are attached hereto as Exhibit 1 and 2.

     6.3 Confidentiality. From and after the Closing Date, the Sellers shall not disclose or furnish to any other person, except to the extent required by law or by order of any court or governmental agency, (a) any information which is not generally known in the industry relating to Purchaser or the Company, (b) any information which is not generally known in the industry relating to the operations or financial status of the Purchaser or the Company which is not specifically a matter of public record, (c) any trade secrets or other confidential information of the Purchaser or the Company, including without limitation, any marketing or business plans or research or development on new products and services or (d) the name, address or other information relating to any supplier or customer of the Purchaser or the Company.

                  6.4 Non-Competition. (a) Sellers acknowledge that (i) the business of the Company is in the computer and consulting and servicing industry (the "Restricted Activities"), (ii) the business is national in scope, (iii) Sellers' ownership of the Company has brought them in close contact with certain confidential affairs of the Company not readily available to the public and (iv) Purchaser would not purchase the Company but for the agreements and covenants contained in this Section 6.4.

                  (b) Sellers shall not in the United States of America, directly or indirectly, for a period consisting of three years following the Closing Date (the "Restricted Period"), (i) engage in the Restricted Activities or (ii) become interested in any person engaged in the Restricted Activities (other than Purchaser) as a partner, shareholder, principal, agent, trustee, consultant., lender or in any other relationship or capacity, provided, however, that this Section 6.4 shall not be construed to prohibit the ownership of not more than 2% of the capital stock of any corporation which is engaged in any of the Restricted Activities having a class of securities registered pursuant to the Securities Exchange Act of 1934.

                  (c) If Sellers breach, or threaten to commit a breach of, any of the provisions of this Section 6.4 (the "Restrictive Covenants"), Purchaser shall have the right and remedy (which shall not be affected by the provisions of any other Section of this Agreement and shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser under law or in equity) to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Sellers or restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide adequate remedy to Purchaser.

                  (d) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e)  Purchaser  and  Sellers   intend  to  and  hereby  confer
jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Purchaser and Sellers that such determination not bar or in any way affect Purchaser's right to the relief provided above in the courts of any other jurisdiction being, for this purpose, several into diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

                  6.5 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

                  6.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Purchaser. No approval from the Sellers is necessary.

                  6.7 Additional Shares. Each Seller shall receive an additional 5,000 shares of common stock of Triangle on the date hereof. However, if Tri-Max does not achieve pre-tax income of $200,000 for the period of June 1, 1998 through June 30, 1999, such shares will be canceled. Seller shall deposit such shares with Buyer (accompanied with stock power duly endorsed in blank) pending the determination of whether or not such earning threshold shall be achieved.



                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1 Expenses. Each of the parties hereto shall be responsible for their respective fees, costs and expenses incurred in connection with the Agreement.

                  7.2 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

     If to the Purchaser:

                          Triangle Imaging Group, Inc.
                              4400 West Sample Road
                           Suite 228
                             Coconut Creek, FL 33073

     in each case with a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York 10036
                           Attention:   Alan N. Forman, Esq.
                           Tel.:  (212) 704-0100
                           Fax:   (212) 704-0196

     If to the Seller:

     To the addresses of Sellers set forth on page 1 of this Agreement in each case with a copy to:

                           Allen Kramer, Esq.
                           30 Vessey Street
                           New York, NY  10007
                           Tel.:    (212) 233-0580
                           Fax:     (212) 732-8795


                  7.3 Entire Agreement. This Agreement, the Schedules and the Exhibits hereto, the Additional Agreements and the instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

                  7.4 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective -heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.
                  7.5 Governing Law; Submission to Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. The parties hereto agree to submit to the jurisdiction of the State and Federal courts in the State of Florida with respect to any claim or matter arising under this Agreement, and hereby consent that service of process with respect to all courts in and of the State of Florida may be made by registered mail to such person at the address of such person set forth herein.

                  7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.7 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

                  7.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.




                                   TRIANGLE IMAGING GROUP, INC.



                                   By:__________________________________________
                                      Name:
                                      Title:




                                   _____________________________________________
                                   Thomas Secreto



                                   _____________________________________________
                                   Arthur Marino

                Schedule 2.4 Employment and Consulting Agreements

                                       N/A

                       Schedule 2.6 Conflicts or Defaults

                                       N/A

                     Schedule 2.7 Further Financial Matters


Designagraphics is claiming that they are owed about $14,000 for work done on behalf of Tri-Max as a consultant. Tri-Max is claiming that because of poor work and errors made, Tri-Max gave credits to the customer and had to redo some of the work.

Designagraphics has offered through their attorney to settle the matter for $10,000.00. Tri-Max countered with an offer to pay $7,000.00 No litigation has been started.

                               Schedule 2.8 Taxes



Tri-Max has filed as a "sub chapter S" corporation. After the acquisition, it will no longer qualify as one and therefore, must end its tax year at time of sale and file a tax return for the period of January 1, 1998 through closing.

                Schedule 2.9 Indebtedness; Contracts; No Defaults

IBM Business Partner agreement
Lotus  Development   Corporation   business  Partner  agreement  Fleet  Business
Revolving line of credit - $25,000 outstanding

                         Schedule 2.10 Personal Property

None

                           Schedule 2.11 Real Property


     Lease dated 28 July, 1995 between LBA Properties, Inc. and GIM Electronics and Tri-Max Corp. for 4500 sq. ft. at 270 H Duffy Avenue, Hicksville, New York 10801 for a term of 5 years, 1 month.

                        Schedule 2.12 Compliance with Law

                                       N/A

                       Schedule 2.13 Permits and Licenses

                                       N/A

                          Schedule 2.14 Ordinary Course

                                       N/A

                        Schedule 2.15 No Adverse Changes

                                       N/A

                            Schedule 2.16 Litigation

See Schedule 2.7

                             Schedule 2.17 Insurance


     State Farm Fire & Casualty Co. - business policy, Special From 3 which includes business liability of $1,000,000.

                      Schedule 2.20 Employee Benefit Plans


Tri-Max Systems Corp. 401(k) Plan
401(k) Profit Sharing Plan
effective date:  1/1/93

                    Schedule 2.22 Transaction with Affiliates

                                       N/A

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of May 29, 1998, by and between Tri-Max Systems, Inc., a New York corporation (the "Company"), and Thomas Secreto, an individual residing at 6 North Drive, Westbury, NY 11590 (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

     1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as the President, subject to the terms and conditions set forth in this Agreement.

                  2. Duties. The Executive shall serve as the President. During the term of this Agreement, the Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company and to the Company's Board of Directors.

                  3.       Term of Employment; Vacation.

                  (a) The term of the Executive's employment shall be for a period of twenty four (24) months commencing on May 29, 1998 (the "Start Date"), subject to earlier termination by the parties pursuant to Section 6 hereof (the "Term").

     (b) The Executive shall be entitled to three (3) weeks vacation during each year of the Term.

     4. Compensation of Executive.

     4.1 Salary. The Company shall pay to Executive a base salary (the "Base Salary") of Ninety-Seven Thousand Dollars ($97,000) per annum, less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

     4.2 Bonuses.

     (a) During the first year of the Term, the Executive shall be entitled to receive cash performance bonuses based upon after-tax income achieved by the Company of $100,000 for each of the first four fiscal quarters. If such earning threshold will be achieved, within forty-five (45) days following the end of each fiscal quarter, the Company shall pay to the Executive a cash bonus equal to $5,000 for the fiscal quarter ending preceding such date, calculated in accordance with generally accepted accounting principles. Notwithstanding the forgoing, the parties agree that if officers of Triangle Imaging Group, Inc. ("Triangle") are paid consulting fees or salaries by the Company outside the ordinary course of business, such amounts shall be added back for the purposes of calculating the bonus due to the Executive under this Section 4.2(a). For each ten percent (10%) that the threshold shall be exceeded (ie.; $10,000 in a quarter), Executive shall receive an additional $500 bonus, up to a maximum of $2,500 per fiscal quarter.

         (b) Upon the execution of this Agreement, the Executive shall be entitled to receive options (the "Options") to purchase 100,000 shares of the common stock of Triangle ("Common Stock"), pursuant to Triangle's Executive Stock Option Plan, exercisable for a period of five (5) years following the date of grant, at an exercise price equal to the closing bid price of the Common Stock on May 29, 1998. The Options shall vest one half on May 29, 1999 and the remainder on May 29, 2000, so long as the Executive continues to be employed by the Company.

         (c) Additional bonuses may be paid to the Executive in cash, stock, options or other consideration in such amount(s) as determined in the sole discretion by the Company's Board of Directors.

     4.3 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company in the performance of the Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by the Company to the extent possible consistent with corporate practices with respect to the reimbursement of expenses incurred by the Company's employees. The Executive shall also be entitled to an automobile allowance equal to $750 per month.

     4.4 Benefits. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs (including medical and dental plans), pension plans, life insurance plans, bonus plans or similar benefits (such as the Company's 401-K Plan and Employee Stock Option Plan) that may be available to other executives of the Company (including coverage under any officers and directors liability insurance policy), subject to such eligibility rules as are applied to senior managers generally. The Company will only be responsible for the premiums on such policies or plans for the Executive only and not for any other family members of Executive.

     5. Disability of the Executive. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 60 consecutive days or 90 days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or during the period of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

     6. Termination.

     The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's willful misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or Chief Executive Officer consistent with the Executive's responsibilities under this Agreement relating to the business of the Company, (iii) the Executive's neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company,
(iv) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (v) the Executive's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude,
(vi) the Executive's material breach of any of the agreements contained herein or (vii) the Executive's death or resignation hereunder; provided however, that if the Executive resigned as a result of a material breach by the Company of this Agreement, such resignation shall not be considered "Cause" hereunder. A termination pursuant to Section 6(a)(i), (ii), (iii), (iv), (v) (other than as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect 30 days after the giving of the notice contemplated hereby unless the Executive shall, during such 30-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to
Section 6(a)(v) (as a result of a conviction of a crime involving moral turpitude) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date".

     7. Effect of Termination of Employment.

     Upon the termination of the Executive's employment for Cause or a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the unpaid portion of the Base Salary provided for in Section 4.1, earned through the Termination Date (the "Unpaid Salary Amount"), and (ii)
reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.3 (the "Expense Reimbursement Amount"). If the Termination Date is prior to the first anniversary date of this Agreement, executive shall not be entitled to any of the unvested Options. If the Termination Date occurs after the first anniversary date of this Agreement, Executive shall be entitled to receive a pro rata portion of such Options equal to the number of months of employment hereunder as a percentage of the 24 months of the Term of this Agreement.

     8. Disclosure of Confidential Information. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company, including but not limited to its customer list, not otherwise in the public domain, other than in the ordinary of business during his employment hereunder. The provisions of this Section 8 shall survive Executive's employment hereunder.

     9. Covenant Not To Compete.

     (a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 9(e) below):

     (i) except as provided in Subsection (d) below, be engaged in the computer and computer consulting and servicing industries, or provide technical assistance, advice or counseling regarding such industries in any state in the United States in which the Company or an affiliate thereof transacts business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

     (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any affiliate thereof.

     (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof in a manner which directly or indirectly competes with the Company.

     (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

     (d) This Section 9 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

     (e) The term "Restricted Period," as used in this Section 9, shall mean (i) the period of Executive's actual employment hereunder plus (ii) 24 months thereafter in the event that the Executive is terminated for Cause.

     (f) The provisions of this Section 9 shall survive the end of the Term as provided in Section 9(e) hereof.

     10. Miscellaneous.

     10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Section 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

     10.2 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

     10.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

     10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

     10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Florida.

     10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                  TRI-MAX SYSTEMS, INC.


                                  ______________________________________________
                                  By:

                                  ______________________________________________
                                  Name:

                                  ______________________________________________
                                  Title:



                                  ______________________________________________
                                 Thomas Secreto

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of May 29, 1998, by and between Tri-Max Systems, Inc., a New York corporation (the "Company"), and Arthur Marino, an individual residing at 216 Little Plains Road, Huntington, NY 11743 (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties mutually agree as follows:

     1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as the Vice President, subject to the terms and conditions set forth in this Agreement.

     2. Duties. The Executive shall serve as the Vice President. During the term of this Agreement, the Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company and to the Company's Board of Directors.

     3. Term of Employment; Vacation.

     (a) The term of the Executive's employment shall be for a period of twenty four (24) months commencing on May 29, 1998 (the "Start Date"), subject to earlier termination by the parties pursuant to Section 6 hereof (the "Term").

     (b) The Executive shall be entitled to three (3) weeks vacation during each year of the Term. 4. Compensation of Executive. 4.1 Salary. The Company shall pay to Executive a base salary (the "Base Salary") of Ninety-Seven Thousand Dollars ($97,000) per annum, less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

     4.2 Bonuses.

     (a) During the first year of the Term, the Executive shall be entitled to receive cash performance bonuses based upon after-tax income achieved by the Company of $100,000 for each of the first four fiscal quarters. If such earning threshold will be achieved, within forty-five (45) days following the end of each fiscal quarter, the Company shall pay to the Executive a cash bonus equal to $5,000 for the fiscal quarter ending preceding such date, calculated in accordance with generally accepted accounting principles. Notwithstanding the forgoing, the parties agree that if officers of Triangle Imaging Group, Inc. ("Triangle") are paid consulting fees or salaries by the Company outside the ordinary course of business, such amounts shall be added back for the purposes of calculating the bonus due to the Executive under this Section 4.2(a). For each ten percent (10%) that the threshold shall be exceeded (ie.; $10,000 in a quarter), Executive shall receive an additional $500 bonus, up to a maximum of $2,500 per fiscal quarter.

     (b) Upon the execution of this Agreement, the Executive shall be entitled to receive options (the "Options") to purchase 100,000 shares of the common stock of Triangle ("Common Stock"), pursuant to Triangle's Employee Stock Option Plan, exercisable for a period of ten (10) years following the date of grant, at an exercise price equal to the closing bid price of the Common Stock on May 29, 1998. The Options shall vest one half on May 29, 1999 and the remainder on May 29, 2000, so long as the Executive continues to be employed by the Company.

     (c) Additional bonuses may be paid to the Executive in cash, stock, options or other consideration in such amount(s) as determined in the sole discretion by the Company's Board of Directors.

     4.3 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company in the performance of the Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by the Company to the extent possible consistent with corporate practices with respect to the reimbursement of expenses incurred by the Company's employees. The Executive shall also be entitled to an automobile allowance equal to $750 per month.

     4.4 Benefits. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs (including medical and dental plans), pension plans, life insurance plans, bonus plans or similar benefits (such as the Company's 401-K Plan and Employee Stock Option Plan) that may be available to other executives of the Company (including coverage under any officers and directors liability insurance policy), subject to such eligibility rules as are applied to senior managers generally. The Company will only be responsible for the premiums on such policies or plans for the Executive only and not for any other family members of Executive.

     5. Disability of the Executive. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 60 consecutive days or 90 days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or during the period of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

     6. Termination.

     The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's willful misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or Chief Executive Officer consistent with the Executive's responsibilities under this Agreement relating to the business of the Company, (iii) the Executive's neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company,
(iv) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (v) the Executive's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude,
(vi) the Executive's material breach of any of the agreements contained herein or (vii) the Executive's death or resignation hereunder; provided however, that if the Executive resigned as a result of a material breach by the Company of this Agreement, such resignation shall not be considered "Cause" hereunder. A termination pursuant to Section 6(a)(i), (ii), (iii), (iv), (v) (other than as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect 30 days after the giving of the notice contemplated hereby unless the Executive shall, during such 30-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to
Section 6(a)(v) (as a result of a conviction of a crime involving moral turpitude) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date".

     7. Effect of Termination of Employment.

     Upon the termination of the Executive's employment for Cause or a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive
(i) the unpaid portion of the Base Salary provided for in Section 4.1, earned through the Termination Date (the "Unpaid Salary Amount"), and (ii)
reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.3 (the "Expense Reimbursement Amount"). If the Termination Date is prior to the first anniversary date of this Agreement, executive shall not be entitled to any of the unvested Options. If the Termination Date occurs after the first anniversary date of this Agreement, Executive shall be entitled to receive a pro rata portion of such Options equal to the number of months of employment hereunder as a percentage of the 24 months of the Term of this Agreement.

     8. Disclosure of Confidential Information. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company, including but not limited to its customer list, not otherwise in the public domain, other than in the ordinary of business during his employment hereunder. The provisions of this Section 8 shall survive Executive's employment hereunder.

                  9.       Covenant Not To Compete.

     (a) Executive recognizes that the Company operates nationwide and that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 9(e) below):

     (i) except as provided in Subsection (d) below, be engaged in the computer and computer consulting and servicing industries, or provide technical assistance, advice or counseling regarding such industries in any state in the United States in which the Company or an affiliate thereof transacts business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

     (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any affiliate thereof.

     (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof in a manner which directly or indirectly competes with the Company.

     (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

     (d) This Section 9 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

     (e) The term "Restricted Period," as used in this Section 9, shall mean (i) the period of Executive's actual employment hereunder plus (ii) 24 months thereafter in the event that the Executive is terminated for Cause.

     (f) The provisions of this Section 9 shall survive the end of the Term as provided in Section 9(e) hereof.

     10. Miscellaneous.

     10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Section 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

     10.2 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

     10.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

     10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

     10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Florida.

     10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                  TRI-MAX SYSTEMS, INC.


                                  ______________________________________________
                                  By:

                                  ______________________________________________
                                  Name:

                                  ______________________________________________
                                  Title:



                                  ______________________________________________
                                  Arthur Marino

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of May 29, 1998, by and between Marios Roussos, an individual residing at 24 Lucille Lane, Dix Hills, New York 11746 ("Seller") and Triangle Imaging Group, Inc., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller is the record owner of 100 shares of common stock, no par value, of Multitask Computer Services Inc., a New York corporation ("Multitask" or the "Company"), representing all of the issued and outstanding shares of the capital stock (the "Shares") of the Company; and

                  WHEREAS, the Seller desires to sell the Shares to the Purchaser, and the Purchaser desires to purchase the Shares from the Seller, all upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties agree as follows:



                                    ARTICLE I

                      SALE OF SHARES; PURCHASE PRICE

1.1 Sale of Shares. On the Closing Date (as defined in Section 5.1 hereof), the Seller shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the shares from the Seller, all upon the terms and conditions, and for the purchase price, set forth herein.

1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares shall be the issuance to Seller on the Closing Date of 130,000 shares of Common Stock, $.001 par value per share of Purchaser (the "Triangle Shares").

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Purchaser that:

     2.1 Due Organization and Qualification: Subsidiaries: Due Authorization.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New York, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

                  (b) The Company has no subsidiaries. The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those set forth in Schedule 2.1. Except as set forth in Schedule 2.1, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of the Company.

                  (c) The Seller has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby (the "Additional Agreements") and to consummate the transactions contemplated hereby and thereby. The Seller has taken all action necessary for the execution and delivery of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, and each of this Agreement and the Additional Agreements each constitute the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.


                  2.2 Capitalization: Title to the Shares. The authorized capital stock of Multitask consists of 200 shares of common stock, no par value, of which 100 shares are issued and outstanding. No shares of preferred stock are authorized. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and are free of preemptive rights. The Seller is, and on the Closing Date will be, the owner of record of all of the Shares, and upon the sale of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will have good and marketable title to the Shares, free and clear of all liens, claims, encumbrances or other contractual restrictions of any kind ("Liens"). There are no existing warrants, options, subscriptions, calls, rights, commitments or any other agreements of any character obligating Multitask to issue, sell or transfer any shares of its capital stock.

     2.3 Agreements With Former Shareholder. Neither Seller nor Multitask is currently a party to any agreement with any former shareholder of Multitask.

                  2.4 Employment and Consulting Agreements. Except as set forth on Schedule 2.4 neither Seller nor Multitask is a party to any consulting or employment agreements.

                  2.5  Financial   Statements;   Absence  of  Certain   Changes.
Multitask has previously furnished to the Purchaser true and complete copies of the following financial statements:

     (ii) Consolidated unaudited statements of financial condition of Multitask as of December 31,1997

                  All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of Multitask as of the dates thereof.

                  2.6 No Conflicts or Defaults.  Except as set forth in Schedule
2.6 the execution and delivery of this Agreement and the Additional Agreements by the Seller and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene the Certificate of Incorporation or By-Laws of the Company or (b) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing as are set forth in Schedule 2.6, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company or any of the Subsidiaries is a party or by which the Company or Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or Seller or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create any Liens upon any of the assets of the Company or Seller,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company or Seller is a party or by which the Company or Seller or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company or Seller is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

                  2.7  Further  Financial  Matters.  (a)  Except as set forth in
Schedule 2.7, the Company has no liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

                   (b) Except as set forth in Schedule 2.7, the Company does not have any, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

                  2.8 Taxes. Except as indicated in Schedule 2.8, the Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll,  excise,  property,  sales, use,  value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in Schedule 2.8, no extension for the filing of any such return or report is currently in effect. Except as indicated in Schedule 2.8, no tax return or tax return liability of the Company has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Schedule 2.8, the Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Seller, threatened, against the Company for past due Taxes. Except as indicated in Schedule 2.8, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

                  2.9      Indebtedness: Contracts: No Defaults.

                  (a) Schedule 2.9 sets forth a true, complete and correct list of all instruments, agreements, contracts, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party (collectively, the "Operating Agreements"). The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of the Company or which have a material effect thereon. Copies of all such written Operating Agreements have previously been delivered or otherwise made available to the Purchaser and such copies are true, complete and correct as of the date hereof.

                  (b) Except as disclosed in Schedule 2.9, neither the Company, nor any other person or entity is in breach in any material respect of, or in default in any material respect under, any contract, agreement, arrangement, commitment or plan to which the Company is a party, including the Operating Agreements, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Seller, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, including the Operating Agreements, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

                  2.10 Personal Property. Except as set forth in Schedule 2.10, the Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business since December 31, 1997, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

                  2.11 Real Property. (a) Schedule 2.11 sets forth a true and complete list of all real property owned by the Company (the "Owned Real Property"). The Company is the owner of insurable title to such Owned Real Property and to all of the structures located thereon, free and clear of all Liens, mortgages and restrictions on the use thereof, except matters of record which do not interfere in any material way with use or occupancy of the Owned Real Property.

                  (b) Schedule 2.11 sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company uses or occupies, has the right to use or occupy, or leases the right to use or occupy, now or in the future, any real property where the annual rental obligation exceeds $10,000 (the land, buildings, and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). Except as set forth in Schedule 2.11 each Real Property Lease is valid, binding and in full force and effect with respect to the Company, and, to the knowledge of the Seller, all other parties thereto; no notice of default or termination under any Real Property Lease is outstanding; no termination event or condition or uncured default on the part of the Company, exists under any Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition with respect to the Company, or, to the knowledge of the Seller, any other party thereto. The Company holds any leasehold estate under, and any other interest in each Real Property Lease, free and clear of all Liens and mortgages except as set forth in Schedule 2.11.

                  2.12 Compliance with Law. (a) Except as set forth in Schedule 2.12, the Company is not conducting its business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

                  (b) The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Seller, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Seller has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

                  2.13 Permits and Licenses. Except as set forth in Schedule 2.13, the Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. Except as set forth in Schedule 2.13, as of the date hereof, the Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

                  2.14 Ordinary Course. Except as set forth in Schedule 2.14, since June 4, 1993, the Company has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

                  2.15 No Adverse Changes. Except as set forth in Schedule 2.15, since December 31, 1997, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the assets or liabilities of the Company as reflected in the Financial Statements, (b) any material loss sustained by the Company, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's business, or (c) to the best knowledge of the Seller, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company.

                  2.16 Litigation. (a) Except as set forth in Schedule 2.16 there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or the Additional Agreements, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Seller, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

                  2.17 Insurance. The Company maintains insurance against all risks customarily insured against by companies in the computer and consulting and servicing industry. All such policies are in full force and effect, and the Company has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to the Company. Copies of such insurance policies have been provided to Purchaser and are listed in Schedule 2.17.

                  2.18 Authorizations. Any authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement or the Additional Agreements which is required in connection with the execution, delivery and performance by the Seller of this Agreement or the Additional Agreements has been obtained or shall be obtained as of the Closing Date. There is no pending or threatened claim, action, suit, investigation or proceeding against the Company or Seller before any court, arbitrator or governmental authority which, if determined adversely to the Company or Seller, would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Additional Agreements.

                  2.19 Certificate of Incorporation and By-Laws: Minute Books. The copies of the Certificate of Incorporation and By-Laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

                  2.20 Employee Benefit Plans. Except as set forth in Schedule 2.20, the Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, or any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

                  2.21 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither the Company is not bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

                  2.22  Transactions  with  Affiliates.  Except  as set forth in
Schedule 2.22, (a) the Company has no indebtedness due from its respective officers, directors or stockholders or any of their respective relatives or affiliates, or (b) none of the officers, directors or stockholders of the Company or their respective relatives or affiliates has any claim against the Company.

                  2.23 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Purchaser without the intervention of any person on behalf of the Company or Seller in such a manner as to give rise to any valid claim by any person against Purchaser for a finder's fee, brokerage commission or similar payment.

                  2.24     Investment Representation.

                  (a) The Triangle Shares to be received by Seller will be acquired for investment for an indefinite period for the Seller's own account and not with a view to the sale or distribution of any part thereof, and it has no present intention of selling or otherwise distributing the same.

                  (b) The Seller agrees not to make a disposition of any of the Triangle Shares, unless the Triangle Shares shall have been registered under the Act and any applicable state securities or Blue Sky laws, or pursuant to exemptions therefrom.

                  (c) The Seller is able to manage for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investments, and has received all the information it has requested from Purchaser that it considers necessary or appropriate for deciding whether to sell the Shares and receive the Triangle Shares.

                  (d) The Seller understands that the Triangle Shares will not be registered under the Act and applicable state securities or Blue Sky laws on the grounds that the issuance of the Triangle Shares are exempt from registration under the Act and applicable state securities or Blue Sky laws.

                  2.25 Restricted Securities. Seller understands that the Triangle Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Triangle Shares or any available exemption from registration under the Act, the Triangle Shares must be held indefinitely. Seller is aware that the Triangle Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Purchaser.

                  2.26 Miscellaneous. The representations and warranties made by the Seller in this Agreement and the Additional Agreements and the statements made by or on behalf of the Seller in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby or thereby, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements, in light of the circumstances under, and at the time at, which they were made, not false or misleading.

                  2.27 Survival of Representations and Warranties. The representation and warranties of Seller shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitation.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Seller that:

                  3.1 Due Authorization: Valid Obligation. Purchaser has or prior to the Closing Date will have taken all corporate or other action necessary to authorize it to execute and deliver this Agreement and the Additional Agreements, and to consummate the transactions contemplated hereby and thereby, and this Agreement and the Additional Agreements constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                  3.2 No Conflicts. The execution and delivery by Purchaser of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene its Certificate of Incorporation or By-Laws (or similar governing instruments), or (b) with or without the giving of notice or the passage of time, violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease or instrument to which Purchaser is a party or by which Purchaser or any of its assets is bound or any judgment, order, decree, law, rule or regulation to which Purchaser or any of its assets are subject.

                  3.3 Authorizations. Any authorization, approval, order, license, permit, franchise or consent of, declaration to, or filing or registration with, any court, governmental authority or any other person or entity which is not a party to this Agreement and the Additional Agreements which is required in connection with the execution, delivery and performance of this Agreement and the Additional Agreements by Purchaser has been obtained or shall be obtained as of the Closing Date. There is no pending or threatened claim, action, suit, investigation or proceeding against Purchaser before any court, arbitrator or governmental authority which, if determined adversely to Purchaser, would have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

                  3.4 Miscellaneous. The representations and warranties made by Purchaser in this Agreement and the statements made by or on behalf of Purchaser or in any certificate, document or exhibit furnished in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statement, in light of the circumstances under which they were made, not false or misleading.

                  3.5 Survival of Representations and Warranties. The representation and warranties of Purchaser shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitation.


                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1 Indemnity of Purchaser. Seller agrees to defend, indemnify and hold harmless Purchaser from and against, and to reimburse Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Purchaser by reason of, arising out of, or in connection with:

                  (a) any material breach of any representation or warranty contained in this Agreement and made by the Seller or in any document or certificate delivered by the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby;

                  (b) any material failure by the Seller to perform any agreement required by this Agreement to be performed thereby; or

                  (c) any claim, demand, action, suit, proceeding or investigation involving the Company arising out of the operation of the Company on or prior to the Closing Date or the allegation by any third party of the existence of any state of facts which, if existing, would constitute a material breach of any representation or warranty referred to in clause (a) of this Section 4.1.

                  4.2     Indemnification Procedure.

                  (a) Purchaser shall give prompt notice to the Seller of any claim for indemnification arising under Section 4.1. The Seller shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to Purchaser, at the Seller's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Seller shall not be obligated to pay the fees and disbursements of separate counsel for Purchaser in such action. In the event, however, that Purchaser's legal counsel shall determine that defenses may be available to Purchaser that are different from or in addition to those available to the Seller, in that there could reasonably be expected to be a conflict of interest if Purchaser and the Seller have common counsel in any such proceeding, or if the Seller has not assumed the defense of the action or proceedings, then Purchaser may employ separate counsel to represent or defend Purchaser, and the Seller shall pay the reasonable fees and disbursements of counsel for Purchaser. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Seller which consent shall not be unreasonably withheld.

                  4.3 Escrow of Triangle Shares. The parties acknowledge that Seller shall deposit 25,000 of the Triangle Shares with Buyer (accompanied with stock powers duly endorsed in blank) which Buyer shall retain for six months from the date of this Agreement as additional security for the indemnification provisions provided in this Section 4. If no outstanding claims against Seller for indemnification have been made by Buyer on such date, Buyer shall deliver such shares to Seller. If, however, there are outstanding claims pursuant to this Section 4, Buyer shall retain such shares pending the resolution of such claims. If any of such claims are in favor of Buyer, Seller shall have the right to reimburse Buyer in immediately available funds or direct the sale of a sufficient number of escrowed shares and direct the proceeds of such sale to Buyer.



                                    ARTICLE V

                              CLOSING DATE; CLOSING

                  5.1 Closing. The closing hereunder (the "Closing") shall take place at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, at 9:00 A.M. (local time) on May 29,1998 (the "Closing Date") or at such other time and location as Purchaser and Seller may agree upon.

                  5.2 Delivery by Seller. At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                  (i) Certificates representing the Shares, which certificates shall be duly endorsed in blank or, in lieu thereof shall have affixed thereto stock powers executed in blank and in proper form for transfer;

     (ii) The resignations of all directors and officers of the Company;

                  (iii) The Company's minute books, stock books, stock transfer ledger and corporate seal and all other items and documents of or relating to the Company as the Purchaser may reasonably request as are contained within the purposes of this Agreement;

     (iv) the Employment Agreement referred to in Section 6.2; and

     (v)  the  legal   opinion  of  Seller's   counsel  in  form  and  substance
satisfactory to Purchaser and its legal counsel;

                  5.3 Delivery by Purchaser. At the closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:

     (i) the Triangle Shares (subject to the provisions of Sections 4.3 and 6.7); and

     (ii) the Employment Agreement referred to in Section 6.2.



                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  6.1 Buyer shall assume the liabilities of the existing EAB line of credit referred to in Schedule 2.7 and use its best efforts to obtain the release of the personal guarantees of Marios Roussos and Athena Roussos.

                  6.2 Employment Agreement. On the Closing Date, Marios Roussos will enter into an Employment Agreement, a form of which is attached hereto as
Exhibit 1.

                  6.3 Confidentiality. From and after the Closing Date, the Seller shall not disclose or furnish to any other person, except to the extent required by law or by order of any court or governmental agency or to Seller's advisors, (a) any information which is not generally known in the industry relating to Purchaser or the Company, (b) any information which is not generally known in the industry relating to the operations or financial status of the Purchaser or the Company which is not specifically a matter of public record,
(c) any trade secrets or other confidential information of the Purchaser or the Company, including without limitation, any marketing or business plans or research or development on new products and services or (d) the name, address or other information relating to any supplier or customer of the Purchaser or the Company.

                  6.4 Non-Competition. (a) Seller acknowledges that (i) the business of the Company is in the computer and consulting and servicing industry (the "Restricted Activities"), (ii) the business is national in scope, (iii) Seller's ownership of the Company has brought him in close contact with certain confidential affairs of the Company not readily available to the public and (iv) Purchaser would not purchase the Company but for the agreements and covenants contained in this Section 6.4.

                  (b) Seller shall not in the United States of America, directly or indirectly, for a period consisting of three years following the Closing Date or such later date as provided in the Employment Agreement with Seller (the "Restricted Period"), (i) engage in the Restricted Activities that compete with Tri-Max or Triangle or (ii) become interested in any person engaged in the Restricted Activities that compete with Tri-Max or Triangle (other than Purchaser) as a partner, shareholder, principal, agent, trustee, consultant., lender or in any other relationship or capacity, provided, however, that this
Section 6.4 shall not be construed to prohibit the ownership of not more than 2% of the capital stock of any corporation which is engaged in any of the Restricted Activities having a class of securities registered pursuant to the Securities Exchange Act of 1934.

                  (c) If Seller breaches, or threatens to commit a breach of, any of the provisions of this Section 6.4 (the "Restrictive Covenants"), Purchaser shall have the right and remedy (which shall not be affected by the provisions of any other Section of this Agreement and shall be in addition to, and not in lieu of, any other rights and remedies available to Purchaser under law or in equity) to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against Seller or restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide adequate remedy to Purchaser.

                  (d) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e)   Purchaser   and  Seller  intend  to  and  hereby  confer
jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Purchaser and Seller that such determination not bar or in any way affect Purchaser's right to the relief provided above in the courts of any other jurisdiction being, for this purpose, severable into diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

                  6.5 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

                  6.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Purchaser. No approval from the Seller is necessary.

                  6.7 Additional Shares. Seller shall receive an additional 5,000 shares of common stock of Triangle on the date hereof. However, if Tri-Max does not achieve pre-tax income of $200,000 for the period of June 1, 1998 through June 30, 1999 such shares will be canceled. Seller shall deposit such shares with Buyer (accompanied with stock powers duly endorsed in blank) pending the determination of whether or not such earning threshold shall be achieved.



                                  ARTICLE VII

                                  MISCELLANEOUS

                  7.1 Expenses. Each of the parties hereto shall be responsible for their respective fees, costs and expenses incurred in connection with the Agreement.

                  7.2 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

     If to the Purchaser:

                          Triangle Imaging Group, Inc.
                              4400 West Sample Road
                           Suite 228
                             Coconut Creek, FL 33073

     in each case with a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York 10036
                           Attention:   Alan N. Forman, Esq.
                           Tel.:  (212) 704-0100
                           Fax:   (212) 704-0196

     If to the Seller:

                           24 Lucille Lane
                           Dix Hills, NY  11746

     in each case with a copy to:

                             Stuart R. Moshell, Esq.
                           Moshell & Moshell
                              100 Garden City Plaza
                           Suite 202
                              Garden City, NY 11530


                  7.3 Entire Agreement. This Agreement, the Schedules and the Exhibits hereto, the Additional Agreements and the instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

                  7.4 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective -heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

                  7.5 Governing Law; Submission to Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. The parties hereto agree to submit to the jurisdiction of the State and Federal courts in the State of Florida with respect to any claim or matter arising under this Agreement, and hereby consent that service of process with respect to all courts in and of the State of Florida may be made by registered mail to such person at the address of such person set forth herein.
                  7.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.7 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

                  7.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                  TRIANGLE IMAGING GROUP, INC.


                                  ______________________________________________
                                  By:

                                  ______________________________________________
                                  Name:

                                  ______________________________________________
                                  Title:



                                  ______________________________________________
                                  Marios Roussos

                                    Exhibit 1
                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of May 29, 1998, by and between Tri-Max Systems, Inc., a New York corporation (the "Company"), and Marios Roussos, an individual residing at 24 Lucille Lane, Dix Hills, New York 11746 (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Company desires to secure the services of the Executive upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive desires to render services to the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties mutually agree as follows:

                  1. Employment. The Company hereby employs Executive and the Executive hereby accepts such employment, as the Vice President of PC and Networking Systems, subject to the terms and conditions set forth in this Agreement.

                  2. Duties. The Executive shall serve as the Vice President of PC and Networking Systems. During the term of this Agreement, the Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of the Company and to the Company's Board of Directors.

                  3.       Term of Employment; Vacation.

                  (a) The term of the Executive's employment shall be for a period of twenty four (24) months commencing on May 29, 1998 (the "Start Date"), subject to earlier termination by the parties pursuant to Section 6 hereof (the "Term").

                  (b) The Executive shall be entitled to three (3) weeks vacation during each year of the Term. 4. Compensation of Executive. 4.1 Salary. The Company shall pay to Executive a base salary (the "Base Salary") of
Ninety-Seven Thousand Dollars ($97,000) per annum, less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company makes payment of its regular payroll in the regular course of business.

                  4.2      Bonuses.

                  (a) During the first year of the Term, the Executive shall be entitled to receive cash performance bonuses, payable on a bi-monthly basis, of an aggregate of $7,500 per quarter (for an aggregate of $30,000). Executive acknowledges that such bonuses are being advanced to him based upon expected after-tax income achieved by the Company of $100,000 per quarter (during the first four quarters of the Term, it being acknowledged that the first quarter shall consist of four months (June 1 to September 30) with the remainder of the three quarters to be 3 successive three month periods). If the after-tax income has not been achieved for a specific quarter, Executive will surrender (at the end of the fourth quarter), for cancellation, such number of his shares of common stock of Triangle Imaging Group, Inc. ("Triangle") that has a fair market value equal to $7,500 (for each quarter that such threshold is not achieved). The date ending on the last day of the fourth fiscal quarter shall be the date on which the fair market value of the stock so surrendered (for all previous quarters) shall be computed. In order to accomplish the potential forfeiture of such stock, Executive shall deliver to Triangle, on the date hereof, 15,000 shares of common stock of Triangle (in addition to the stock to be held by Triangle pursuant to Section 4.3 of the Stock Purchase Agreement, dated the date hereof, between Triangle and Executive). Any shares not so forfeited at the end of the four-quarter period shall be returned to Executive. Executive shall deliver additional shares to Triangle if there is an insufficient number of shares held by Triangle for cancellation. In the alternative, Executive shall reimburse the Company for all bonus payments received by Executive during each quarter where Company did not meet its earning threshold. The after-tax income shall be calculated in accordance with generally accepted accounting principles. Notwithstanding the forgoing, the parties agree that if officers of Triangle are paid consulting fees or salaries by the Company, such amounts shall be added back for the purposes of calculating after-tax income under this Section 4.2(a).

         (b) Upon the execution of this Agreement, the Executive shall be entitled to receive options (the "Options") to purchase 100,000 shares of the common stock of Triangle ("Common Stock"), pursuant to Triangle's Employee Stock Option Plan, exercisable for a period of ten (10) years following the date of grant, at an exercise price as determined by the compensation committee of the board of directors of Triangle. The Options shall vest one half on May 29, 1999 and the remainder on May 29, 2000, so long as the Executive continues to be employed by the Company.

         (c) Additional bonuses may be paid to the Executive in cash, stock, options or other consideration in such amount(s) as determined in the sole discretion by the Company's Board of Directors.

                  4.3 Expenses. During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary travel expenses and other disbursements incurred by the Executive on behalf of the Company in the performance of the Executive's duties hereunder, assuming Executive has received prior approval for such travel expenses and disbursements by the Company to the extent possible consistent with corporate practices with respect to the reimbursement of expenses incurred by the Company's employees. The Executive shall also be entitled to an automobile allowance equal to $750 per month.

                  4.4 Benefits. The Executive shall be permitted during the Term to participate in any hospitalization or disability insurance plans, health programs (including medical and dental plans), pension plans, life insurance plans, bonus plans or similar benefits (such as the Company's 401-K Plan and Employee Stock Option Plan) that may be available to other executives of the Company (including coverage under any officers and directors liability insurance policy), subject to such eligibility rules as are applied to senior managers generally. The Company will only be responsible for the premiums on such policies or plans for the Executive only and not for any other family members of Executive.

                  5. Disability of the Executive. If the Executive is incapacitated or disabled by accident, sickness or otherwise so as to render the Executive mentally or physically incapable of performing the services required to be performed under this Agreement for a period of 60 consecutive days or 90 days in any period of 360 consecutive days (a "Disability"), the Company may, at the time or during the period of such Disability, at its option, terminate the employment of the Executive under this Agreement immediately upon giving the Executive written notice to that effect.

                  6.       Termination.

                  The Company may terminate the employment of the Executive and all of the Company's obligations under this Agreement at any time for Cause (as hereinafter defined) by giving the Executive notice of such termination, with reasonable specificity of the details thereof. "Cause" shall mean (i) the Executive's willful misconduct which could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (ii) the Executive's disregard of lawful instructions of the Company's Board of Directors or Chief Executive Officer consistent with the Executive's responsibilities under this Agreement relating to the business of the Company, (iii) the Executive's neglect of duties or willful failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of the Company, (iv) the commission by the Executive of an act constituting common law fraud, or a felony, or criminal act against the Company or any affiliate thereof or any of the assets of any of them, (v) the Executive's abuse of alcohol or other drugs or controlled substances, or conviction of a crime involving moral turpitude, (vi) the Executive's material breach of any of the agreements contained herein or (vii) the Executive's death or resignation hereunder; provided however, that if the Executive resigned as a result of a material breach by the Company of this Agreement, such resignation shall not be considered "Cause" hereunder. A termination pursuant to Section 6(a)(i), (ii), (iii), (iv), (v) (other than as a result of a conviction of a crime involving moral turpitude) or (vi) shall take effect 30 days after the giving of the notice contemplated hereby unless the Executive shall, during such 30-day period, remedy to the reasonable satisfaction of the Board of Directors of the Company the misconduct, disregard, abuse or breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Board of Directors of the Company shall, in its reasonable discretion, have determined that such misconduct, disregard, abuse or breach is not remediable (which determination shall be stated in such notice). A termination pursuant to Section 6(a)(v) (as a result of a conviction of a crime involving moral turpitude) or (vii) shall take effect immediately upon the giving of the notice contemplated hereby. For convenience of reference, the date upon which any termination of the employment of the Executive pursuant to Sections 5 or 6 shall be effective shall be hereinafter referred to as the "Termination Date".

                  7.       Effect of Termination of Employment.

                  Upon the termination of the Executive's employment for Cause or a Disability, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights to compensation under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive (i) the unpaid portion of the Base Salary provided for in Section 4.1, earned through the Termination Date (the "Unpaid Salary Amount"), and (ii)
reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 4.3 (the "Expense Reimbursement Amount"). If the Termination Date is prior to the first anniversary date of this Agreement, executive shall not be entitled to any of the unvested Options. If the Termination Date occurs after the first anniversary date of this Agreement, Executive shall be entitled to receive a pro rata portion of such Options equal to the number of months of employment hereunder as a percentage of the 24 months of the Term of this Agreement.

                  8. Disclosure of Confidential Information. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by the Company, including but not limited to its customer list, not otherwise in the public domain, other than in the ordinary of business during his employment hereunder. The provisions of this Section 8 shall survive Executive's employment hereunder.

                  9.       Covenant Not To Compete.

                  (a) Executive recognizes that the Company operates nationwide and that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Company that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the term of the Agreement and the "Restricted Period" (as defined in Section 9(e) below):

     (i) except as provided in Subsection (d) below, be engaged in the computer and computer consulting and servicing industries that compete with Triangle or the Company, or provide technical assistance, advice or counseling regarding such industries in any state in the United States in which the Company or an affiliate thereof transacts business, either on his own behalf or as an officer, director, stockholder, partner, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party; or

     (ii) solicit the employment or engagement, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of Company or any affiliate thereof.

                  (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the term of the Agreement and during the Restricted Period solicit any customers of the Company or any affiliate thereof in a manner which directly or indirectly competes with the Company.

                  (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                  (d) This Section 9 shall not be construed to prevent Executive from owning, directly or indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any company whose voting capital stock is traded on a national securities exchange or on the over-the-counter market other than securities of the Company.

                  (e) The term "Restricted Period," as used in this Section 9, shall mean (i) the period of Executive's actual employment hereunder plus (ii) 24 months thereafter in the event that the Executive is terminated for Cause.

     (f) The provisions of this Section 9 shall survive the end of the Term as provided in Section 9(e) hereof.

                  10.      Miscellaneous.

                  10.1 Injunctive Relief. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Section 8 or 9 of this Agreement shall entitle Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                  10.2 Assignments. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

                  10.3 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                  10.4 Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

                  10.5 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  10.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Florida.

                  10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.9 Separability. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                  TRI-MAX SYSTEMS, INC.


                                  ______________________________________________
                                  By:

                                  ______________________________________________
                                  Name:

                                  ______________________________________________
                                  Title:



                                  ______________________________________________
                                  Marios Roussos